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ANNEX A TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PROSPECT MEDICAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Prospect Medical Holdings, Inc. ("Common Stock")
(2)	Aggregate number of securities to which transaction applies:
21,403,633 outstanding shares of Common Stock as of September 24, 2010, plus 4,083,598 shares of Common Stock that are issuable upon the exercise of outstanding options (including currently unvested options that will become vested at the effective time of the merger) and 403,457 shares of Common Stock that are issuable upon the exercise of outstanding warrants.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined by multiplying 0.0000713 by the sum of: (1) the merger consideration of $8.50 per share of Common Stock multiplied by 21,403,633, which is the number of shares of Common Stock outstanding as of September 24, 2010; and (2) $23,610,494, which is the maximum aggregate amount to be paid to holders of options and warrants in exchange for the cancellation of their options and warrants.
	(4)	Proposed maximum aggregate value of transaction: $205,541,374
	(5)	Total fee paid: $14,655.10
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

November 12, 2010

To the Stockholders of Prospect Medical Holdings, Inc.:

        You are cordially invited to attend a special meeting of the stockholders of Prospect Medical Holdings, Inc. ("Prospect Medical"), to be held beginning at 10:00 a.m., Pacific Time, on Wednesday, December 15, 2010, at 2999 Overland Avenue, Suite 205A, Los Angeles, California 90064. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of August 16, 2010, as it may be amended from time to time (the "merger agreement"), among Prospect Medical, Ivy Holdings Inc. ("Ivy Holdings"), and Ivy Merger Sub Corp. ("Merger Sub"), an indirect, wholly owned subsidiary of Ivy Holdings, pursuant to which Merger Sub will merge with and into Prospect Medical and Prospect Medical will become an indirect, wholly owned subsidiary of Ivy Holdings (the "merger"). Our board of directors has fixed the close of business on November 8, 2010 as the record date for purposes of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting or at any adjournment or postponement of the special meeting.

        Upon completion of the merger, each outstanding share of our common stock will be converted into the right to receive $8.50 in cash, without interest and less any applicable withholding taxes, except for shares held by stockholders who perfect appraisal rights in accordance with Delaware law and except for shares held by Ivy Holdings (including the shares to be contributed to Ivy Holdings, as described below), Merger Sub, any other subsidiary of Ivy Holdings, Prospect Medical or any subsidiary of Prospect Medical. The merger consideration of $8.50 per share represents a 38.9% premium over the closing price of our common stock of $6.12 on August 13, 2010 (the last trading day prior to the public announcement of the execution of the merger agreement) and a 29.4% premium over the volume-weighted average closing price of our common stock of $6.57 during the 30 trading days ending on that date. The merger is not subject to a financing condition. We cannot complete the merger unless all of the conditions to closing are satisfied or waived (to the extent waiver is permissible), including the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Prospect Medical's common stock.

        Ivy Holdings, which will indirectly own Prospect Medical following the merger, currently is owned by two investment funds affiliated with Leonard Green & Partners, L.P., which is a private equity firm. Three other Prospect Medical stockholders and I have agreed to contribute to Ivy Holdings, immediately prior to the completion of the merger, a total of 6,227,824 shares of Prospect Medical common stock in exchange for shares of Ivy Holdings common stock and to vote all of our Prospect Medical common stock in favor of the adoption of the merger agreement and in favor of any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. As of the record date for the special meeting, these three other stockholders and I beneficially owned, in the aggregate, 10,439,396 outstanding shares of Prospect Medical common stock, which represents approximately 48.6% of the Prospect Medical common stock entitled to vote at the special meeting.

        A special committee of our board of directors, consisting of all of our independent directors, reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. This special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Prospect Medical and our stockholders, and recommended that our board of directors approve the merger agreement and the transactions contemplated by the merger agreement, including the merger. Our board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Prospect Medical and our stockholders, approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and unanimously recommended that our stockholders adopt the merger agreement at the special meeting. Our board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement and, if necessary, "FOR" the adjournment of the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        The proxy statement attached to this letter provides you with information about the merger, the merger agreement and the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read carefully the entire proxy statement and its annexes.

        Under Delaware law, the merger cannot be completed unless holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting vote for the adoption of the merger agreement. If you do not vote, it will have the same effect as a vote against the adoption of the merger agreement.

        Whether or not you plan to attend the special meeting, please complete, sign, date and return promptly the enclosed proxy card, or you may instead vote your shares by telephone or the Internet if your shares are held for you in "street name" and that voting option is offered by your broker, bank or other nominee. If your shares are held in street name, your broker, bank or other nominee will be unable to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares by following the procedures that it will provide to you. Failure to instruct your broker, bank or other nominee to vote your shares will have the same effect as voting against adoption of the merger agreement. Providing your voting instructions will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

        Thank you in advance for your cooperation and continued support.

Sincerely,

Samuel S. Lee Chairman of the Board and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or passed upon the merits or fairness of the merger or upon the accuracy or adequacy of the information contained in the attached proxy statement. Any representation to the contrary is a criminal offense.

        The attached proxy statement is dated November 12, 2010 and is first being mailed to stockholders on or about November 12, 2010.

10780 Santa Monica Boulevard
Suite 400
Los Angeles, California 90025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 15, 2010

To the Stockholders of Prospect Medical Holdings, Inc.:

        A special meeting of the stockholders of Prospect Medical Holdings, Inc. ("Prospect Medical"), a Delaware corporation, will be held beginning at 10:00 a.m., Pacific Time, on Wednesday, December 15, 2010, at 2999 Overland Avenue, Suite 205A, Los Angeles, California 90064, for the following purposes:

  •
  Adoption of the Merger Agreement.  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 16, 2010, a copy of which is attached as Annex A to the accompanying proxy statement, as it may be amended from time to time, among Prospect Medical, Ivy Holdings Inc. and Ivy Merger Sub Corp.

  •
  Adjournment of the Special Meeting.  To consider and vote on a proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

  •
  Other Matters.  To consider and vote on such other business incident to the conduct of the special meeting as may properly come before the special meeting or at any adjournment of the special meeting.

        On August 14, 2010, our board of directors, based in part upon the unanimous recommendation of a special committee of the board of directors comprised solely of independent directors, (1) unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Prospect Medical and our stockholders, (2) unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and (3) unanimously recommended that our stockholders adopt the merger agreement at the special meeting.

        Only stockholders of record of our common stock as of the close of business on November 8, 2010, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Each stockholder is entitled to one vote for each share of Prospect Medical common stock held by the stockholder on the record date. All stockholders are cordially invited to attend the special meeting.

        Under Delaware law, the merger cannot be completed unless holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting vote for the adoption of the merger agreement. If you do not vote, it will have the same effect as a vote against the adoption of the merger agreement.

        Whether or not you plan to attend the special meeting, please complete, sign, date and return promptly the enclosed proxy card, or you may instead vote your shares by telephone or the Internet if your shares are held for you in "street name" and that voting option is offered by your broker, bank or other nominee. If your shares are held in street name, your broker, bank or other nominee will be unable to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares by following the procedures that it will provide to you. Failure to instruct your broker, bank or other nominee to vote your shares will have the same effect as voting against adoption of the merger agreement. Providing your voting instructions will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

        If you are a record or beneficial owner of shares of Prospect Medical common stock and desire to attend the special meeting, you must present valid photographic identification such as a driver's license or passport to gain admittance to the special meeting. If your shares are held in street name by your broker, bank or other nominee and you desire to attend the special meeting, please also bring to the special meeting a copy of your brokerage statement or other similar document evidencing your beneficial ownership of our common stock. If you are the representative of a corporate or institutional stockholder, you must also present proof that you are the duly authorized representative of such stockholder. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

        Prospect Medical stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they comply strictly with all procedural requirements of Delaware law, which are summarized in the attached proxy statement under "Appraisal Rights of Stockholders" beginning on page 104 of the proxy statement.

November 12, 2010	By Order of the Board of Directors

Samuel S. Lee Chairman of the Board and Chief Executive Officer

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SUMMARY TERM SHEET

        The following summary, together with the section of this proxy statement entitled "Questions and Answers About the Merger and the Special Meeting" beginning on page 14 of this proxy statement, highlights selected information contained in this proxy statement. It may not contain all of the information that is important to you in your consideration of the proposed merger. Therefore, we encourage you to review carefully this entire proxy statement, including its annexes, and the documents that we have incorporated by reference into this proxy statement. See "Where You Can Find More Information" beginning on page 120 of this proxy statement for additional information about where to find the documents that we have incorporated by reference into this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic in this proxy statement. Each annex to this proxy statement is incorporated by reference into this proxy statement.

 The Parties to the Merger and Related Transactions (page 21)

        Prospect Medical Holdings, Inc. ("Prospect Medical," "we," "us" or "our") is a Delaware corporation headquartered in Los Angeles, California. We own and operate five community-based hospitals in the greater Los Angeles area and manage the provision of healthcare services of HMO enrollees in Southern California through our network of specialist and primary care physicians.

        Ivy Holdings Inc. ("Ivy Holdings") is a Delaware corporation that was formed on July 21, 2010 for the sole purpose of acquiring Prospect Medical. Ivy Holdings has not engaged in any business except for activities incidental to its formation and in connection with the merger and other transactions contemplated by the Agreement and Plan of Merger, dated as of August 16, 2010, as it may be amended from time to time (the "merger agreement"), among Prospect Medical, Ivy Holdings and Ivy Merger Sub Corp. ("Merger Sub").

        Ivy Holdings was formed by, and currently is solely owned by, Green Equity Investors V, L.P., a Delaware limited partnership, and Green Equity Investors Side V, L.P., a Delaware limited partnership (jointly referred to in this proxy statement as the "LGP Funds"). The LGP Funds are affiliates of Leonard Green & Partners, L.P. ("Leonard Green"), a private equity firm with approximately $9 billion in equity commitments under management. The general partner of each LGP Fund is GEI Capital V, LLC, a Delaware limited liability company and an affiliate of Leonard Green.

        Merger Sub is a Delaware corporation that is an indirect subsidiary of Ivy Holdings. Merger Sub was formed on July 21, 2010 for the sole purpose of completing the merger. Merger Sub is a wholly owned subsidiary of Ivy Intermediate Holding Inc., a Delaware corporation that is a wholly owned subsidiary of Ivy Holdings. Merger Sub has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist.

        The "Rollover Investors" are a group of significant stockholders and management employees of Prospect Medical comprised of Samuel S. Lee (our Chairman of the Board of Directors and Chief Executive Officer), Mike Heather (our Chief Financial Officer), David R. Topper (the President of our Alta Hospital System, LLC subsidiary) and Dr. Jeereddi A. Prasad (one of our directors and the President of our ProMed Health Services Company subsidiary), who have agreed to contribute to Ivy Holdings, immediately prior to the completion of the merger, a total of 6,227,824 shares of Prospect Medical common stock (the "Rollover Shares") in exchange for shares of Ivy Holdings common stock. Mr. Topper's shares of our common stock are held by the David & Alexa Topper Family Trust, of which he is a trustee. Throughout this proxy statement, references to Mr. Topper in his capacity as a Rollover Investor include the David & Alexa Topper Family Trust as applicable.

        The "Additional Employee Investors" are eleven employees of Prospect Medical or its subsidiaries who are expected to contribute to Ivy Holdings, immediately prior to the completion of the merger, approximately 136,765 shares of Prospect Medical common stock in exchange for shares of Ivy Holdings common stock. None of the Additional Employee Investors is a director or an executive officer of Prospect Medical.

The Merger (page 86 and Annex A)

        Pursuant to the merger agreement, Merger Sub will merge with and into Prospect Medical (the "merger"), and Prospect Medical will become an indirect, wholly owned subsidiary of Ivy Holdings.

        Upon the completion of the merger, each outstanding share of our common stock will be converted into the right to receive $8.50 in cash, without interest and less any applicable withholding taxes, except for shares held by stockholders who perfect appraisal rights in accordance with Delaware law and except for shares held by Ivy Holdings (including shares of our common stock to be contributed to Ivy Holdings by the Rollover Investors and the Additional Employee Investors), Merger Sub, any other subsidiary of Ivy Holdings, Prospect Medical or any subsidiary of Prospect Medical.

Effects of the Merger (page 70)

        After the completion of the merger, our stockholders other than the Rollover Investors and the Additional Employee Investors will have no ownership interest in Prospect Medical and we will cease to be a publicly held company and will become an indirect, wholly owned subsidiary of Ivy Holdings. However, we will continue to conduct our business operations after the completion of the merger, and we will continue to file periodic reports with the Securities and Exchange Commission (the "SEC") to the extent required by the Indenture, dated as of July 29, 2009 (the "indenture"), pursuant to which we issued an aggregate principal amount of $160,000,000 of 12 3/4% senior secured notes due 2014 (the "senior secured notes").

The Special Meeting of Stockholders (page 83)

  Place, Date and Time of the Special Meeting

        The special meeting will take place beginning at 10:00 a.m., Pacific Time, on Wednesday, December 15, 2010, at 2999 Overland Avenue, Suite 205A, Los Angeles, California 90064.

  Purpose of the Special Meeting

        At the special meeting, we will ask our stockholders to vote upon proposals to adopt the merger agreement and to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement.

  Votes Required for Adoption of the Proposals

        Under Delaware law, the adoption of the merger agreement requires holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting to vote for the adoption of the merger agreement. Approval of any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of holders representing a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting. Adoption of the merger agreement by a majority of our unaffiliated stockholders is not required under either Delaware law or the terms of the merger agreement.

  Record Date and Quorum

        Only persons who were Prospect Medical stockholders as of the close of business on the record date of November 8, 2010 (the "record date") are entitled to vote at the special meeting. As of the close of business on that day, 21,447,761 shares of our common stock were outstanding. Stockholders who held a majority of the outstanding shares of our common stock on the record date must be present in person or represented by proxy in order to constitute a quorum to conduct business at the special meeting.

  Procedure for Voting

        If you are a stockholder of record and submit a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your proxy card, your shares of Prospect Medical common stock will be voted for the adoption of the merger agreement and for adjournment of the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        If your shares of Prospect Medical common stock are held in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee will be entitled to vote your shares only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your broker, bank or other nominee with this proxy statement or by submitting a proxy or voting instructions by telephone or the Internet if that option is offered by your broker, bank or other nominee.

  Revocability of Proxies

        You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must (1) prior to the vote at the special meeting, advise the Corporate Secretary of Prospect Medical of the revocation by a writing delivered to Prospect Medical Holdings, Inc., 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025, Attention: Corporate Secretary, (2) prior to the vote at the special meeting, submit by mail a new proxy card dated after the date of the proxy you wish to revoke, or (3) attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

        If you hold your shares in street name and you have instructed your broker, bank or other nominee to vote your shares, the options for revoking your proxy described in the preceding paragraph do not apply and instead you must follow the directions provided by your broker, bank or other nominee to revoke your proxy.

The Purpose of the Merger (page 40)

        For Prospect Medical, the purpose of the merger is to enable our stockholders to receive the cash merger consideration of $8.50 per share, which represents a 38.9% premium over the closing price of our common stock of $6.12 on August 13, 2010 (the last trading day prior to the public announcement of the execution of the merger agreement) and a 29.4% premium over the volume-weighted average closing price of our common stock of $6.57 during the 30 trading days ending on that date.

        Under the SEC rules governing "going private" transactions, Ivy Holdings, Merger Sub, the LGP Funds, GEI Capital V, LLC and Ivy Intermediate Holding Inc., which we refer to collectively in this proxy statement as the "LGP Related Parties," along with Prospect Medical and the Rollover Investors, are deemed to be engaged in a "going private" transaction and, therefore, are required to express their reasons for the merger to Prospect Medical's unaffiliated stockholders, as defined in Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The LGP Related Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the LGP Related Parties, the purpose of the merger is to enable Ivy Holdings to acquire control of Prospect Medical, in a transaction in which the unaffiliated stockholders will be cashed out for $8.50 per share, so Ivy Holdings and Merger Sub will bear the rewards and risks of the ownership of Prospect Medical after shares of Prospect Medical common stock cease to be publicly traded.

        For the Rollover Investors, the purpose of the merger is (1) to receive the cash merger consideration of $8.50 per share for their shares of Prospect Medical common stock other than the Rollover Shares,

(2) to receive cash in exchange for cancellation of the Prospect Medical stock options that they hold immediately prior to the completion of the merger in accordance with the terms of the merger agreement, and (3) to acquire shares of common stock of Ivy Holdings in exchange for the Rollover Shares that they will contribute to Ivy Holdings pursuant to the terms and conditions of the contribution and subscription agreement and thereby participate in the possible future earnings and appreciation in value of Prospect Medical following the merger. The Rollover Investors will also continue to receive compensation and other benefits in their capacity as officers, employees or directors of Prospect Medical following the merger.

Recommendation of Prospect Medical's Special Committee and Board of Directors (page 40)

        A special committee of our board of directors (the "special committee"), consisting of Glenn R. Robson, David Levinsohn and Kenneth Schwartz, was formed to review and evaluate the proposal that we received from Leonard Green, and was granted broad authority to review and evaluate the advisability of a potential business combination, to select one or more entities (not limited to Leonard Green) with which to negotiate a business combination and to recommend to our board of directors what action should be taken with respect to any potential business combination. The special committee consists of directors who (1) are independent (as defined under the NASDAQ Marketplace Rules), (2) are not employees of Prospect Medical or otherwise affiliated with Prospect Medical (other than as Prospect Medical directors), (3) do not have any personal or financial interests in the completion of the merger other than to receive the same consideration for any shares of Prospect Medical common stock and stock options held by them as is payable to our unaffiliated stockholders and our other option holders, and (4) comprise all of the independent directors on Prospect Medical's board of directors.

        Our special committee and board of directors each have unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Prospect Medical and our stockholders, and our board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        Our board of directors unanimously recommends that our stockholders vote "FOR" the adoption of the merger agreement and, if necessary, "FOR" the adjournment of the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

 Opinion of the Special Committee's Financial Advisor (page 61 and Annex B)

        In connection with the merger, the special committee received a written opinion, dated August 14, 2010, from the special committee's financial advisor, UBS Securities LLC ("UBS"), as to the fairness, from a financial point of view and as of the date of such opinion, of the $8.50 per share consideration to be received in the merger by holders of Prospect Medical common stock (excluding from the opinion holders of Prospect Medical common stock who execute a contribution and subscription agreement or a company stockholder voting agreement, any affiliates of such stockholders to the extent shares of Prospect Medical common stock held by such affiliates are, or are deemed to be, beneficially owned by such stockholders, and Leonard Green and its affiliates to the extent they are holders of Prospect Medical common stock, which stockholders are collectively referred to in the opinion and in this proxy statement as "excluded holders"). The full text of UBS' written opinion, dated August 14, 2010, is attached to this proxy statement as Annex B. You are encouraged to read UBS' opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. UBS' opinion was provided for the benefit of the special committee (in its capacity as such) in connection with, and for the purpose of, its evaluation of the $8.50 per share merger consideration from a financial point of view and does not address any other aspect of the merger. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Prospect Medical or Prospect Medical's underlying business decision to effect the merger. The opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger.

Position of the Rollover Investors Regarding the Fairness of the Merger (page 49)

        Each Rollover Investor believes that the merger is both procedurally and substantively fair to Prospect Medical's "unaffiliated stockholders," by which we mean all of Prospect Medical's stockholders excluding (1) the Rollover Investors, (2) our other directors and executive officers, (3) the Additional Employee Investors and (4), to the extent that they own shares of our common stock, the LGP Related Parties and affiliates of such entities. The Rollover Investors' belief is based upon their knowledge and analysis of Prospect Medical, as well as the other factors discussed beginning on page 49 of this proxy statement.

Position of the LGP Related Parties Regarding the Fairness of the Merger (page 56)

        Each of the LGP Related Parties believes that the merger is both procedurally and substantively fair to Prospect Medical's unaffiliated stockholders. Their belief is based upon the factors discussed beginning on page 57 of this proxy statement.

Recent Prices of Prospect Medical Common Stock (page 109)

        Our common stock is traded on the NASDAQ Global Market under the symbol "PZZ." The merger consideration of $8.50 per share represents a 38.9% premium over the closing price of our common stock of $6.12 on August 13, 2010 (the last trading day prior to the public announcement of the execution of the merger agreement) and a 29.4% premium over the volume-weighted average closing price of our common stock of $6.57 during the 30 trading days ending on that date.

Treatment of Options, Warrants and Restricted Stock (page 87)

        Pursuant to the merger agreement, at the effective time of the merger:

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  All outstanding options to purchase shares of our common stock will be canceled and the holder of each such option will be entitled to receive a cash payment equal to the excess of the $8.50 per share cash merger consideration over the exercise price of such option, multiplied by the number of shares subject to the option that are vested immediately prior to the effective time of the merger, less any applicable withholding taxes and after giving effect to the determination of our compensation committee to accelerate the vesting of all unvested options in connection with the merger, subject to some exceptions.

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  Each outstanding warrant to purchase shares of our common stock will be canceled and converted into the right to receive a cash payment equal to the excess of the $8.50 per share cash merger consideration over the exercise price of the warrant, multiplied by the number of shares subject to the warrant.

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  Restrictions on each share of restricted stock issued under any of our equity incentive plans will lapse and each such share of restricted stock will be converted into the right to receive the $8.50 per share merger consideration, less any applicable withholding taxes.

Interests of Prospect Medical's Directors and Executive Officers in the Merger (page 74)

        In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that the Rollover Investors and our other directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, as summarized below, and that those interests present actual or potential conflicts of interest. The board of directors and the special committee were aware of these actual or potential conflicts of interest and considered them, among other matters, in determining that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Prospect Medical and our stockholders.

  Share Ownership and Voting Agreement (page 83 and Annex C)

        As of the special meeting record date of November 8, 2010, the Rollover Investors beneficially owned, in the aggregate, 10,439,396 outstanding shares of Prospect Medical common stock, which represent approximately 48.6% of shares of Prospect Medical common stock entitled to vote at the special meeting. The Rollover Investors have entered into a company stockholder voting agreement with Ivy Holdings pursuant to which, among other things, they have agreed to vote all of their shares of Prospect Medical common stock in favor of the adoption of the merger agreement and in favor of any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. The company stockholder voting agreement automatically terminates upon the termination of the merger agreement or in the event our board of directors changes its recommendation to our stockholders to adopt the merger agreement, whether in response to a superior proposal from a third party or an "intervening event," which is a material event or circumstance relating to the business, assets or financial condition of Prospect Medical that was either not known to our board of directors on the date of the merger agreement (or if known, the consequences of which were not known to or reasonably foreseeable by our board of directors on the date of the merger agreement). A copy of the company stockholder voting agreement is attached as Annex C to this proxy statement.

        As of the record date, our directors and executive officers (other than Messrs. Lee and Heather and Dr. Prasad, who are Rollover Investors) and the Additional Employee Investors beneficially owned, in the aggregate, 560,482 outstanding shares of our common stock, which represent approximately 2.6% of the shares of Prospect Medical common stock entitled to vote at the special meeting. Although our directors and executive officers (other than Messrs. Lee and Heather and Dr. Prasad, who are Rollover Investors) and the Additional Employee Investors have not entered into a company stockholder voting agreement or other commitment to vote with respect to the adoption of the merger agreement, we anticipate that each such director and executive officer and each Additional Employee Investor will vote his or her shares of Prospect Medical common stock in favor of the adoption of the merger agreement and, if necessary, in favor of the proposal to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        As of the record date, the Rollover Investors, our directors and executive officers (other than Messrs. Lee and Heather and Dr. Prasad, who are Rollover Investors) and the Additional Employee Investors beneficially owned, in the aggregate, approximately 51.2% of the shares of Prospect Medical common stock entitled to vote at the special meeting. If, as anticipated, the Rollover Investors, our other directors and executive officers and the Additional Employee Investors vote all of their shares of our common stock in favor of the adoption of the merger agreement, the merger agreement will be adopted at the special meeting without regard to the vote of our other stockholders.

  Contribution and Subscription Agreement (page 76 and Annex D)

        Pursuant to a contribution and subscription agreement between the Rollover Investors and Ivy Holdings, the Rollover Investors have agreed to contribute the Rollover Shares to Ivy Holdings immediately prior to the completion of the merger in exchange for shares of Ivy Holdings common stock. It is currently expected that Messrs. Lee, Topper and Heather and Dr. Prasad will beneficially own approximately 20.2%, 14.9%, 1.6% and 1.2%, respectively, of the outstanding common stock of Ivy Holdings immediately following the completion of the merger (excluding any stock options that may be granted to the Rollover Investors pursuant to a management equity incentive plan that we expect Ivy Holdings will adopt following the completion of the merger).

        The contribution and subscription agreement will automatically terminate upon a termination of the merger agreement or in the event that our board of directors changes its recommendation to our stockholders to adopt the merger agreement, whether in response to a superior proposal or an intervening event. A copy of the contribution and subscription agreement is attached as Annex D to this proxy statement.

        The terms of the contribution and subscription agreement entitle Messrs. Lee and Topper, in their discretion, to offer other Prospect Medical employees the ability to acquire shares of Ivy Holdings common stock on the same terms and conditions as the Rollover Investors. The Additional Employee Investors are expected to contribute to Ivy Holdings, immediately prior to the completion of the merger, approximately 136,765 shares of Prospect Medical common stock in exchange for shares of Ivy Holdings common stock. It is expected that the Additional Employee Investors will beneficially own a total of approximately 0.8% of the outstanding common stock of Ivy Holdings immediately following the completion of the merger (excluding any stock options that may be granted to the Additional Employee Investors pursuant to a management equity incentive plan that we expect Ivy Holdings will adopt following the completion of the merger).

        The LGP Funds will own the remainder of the common stock of Ivy Holdings not owned by the Rollover Investors and the Additional Employee Investors. The LGP Funds will also purchase shares of Ivy Holdings 13.5% Senior Redeemable Exchangeable Cumulative Preferred Stock that we currently expect will have an initial aggregate liquidation value of approximately $70,635,000 for an aggregate purchase price of approximately $70,635,000. The Ivy Holdings preferred stock will be entitled to a cumulative annual dividend of 13.5% of the liquidation value, will be senior to the Ivy Holdings common stock with respect to dividend distributions, will be entitled upon a liquidation of Ivy Holdings to receive the liquidation value plus accumulated and unpaid dividends and will be redeemable by Ivy Holdings at a premium to the liquidation value (starting at 107% in 2011 and declining to 100% in 2015).

  Payments Relating to the Merger (page 74)

        In connection with the transactions contemplated by the merger agreement, and in addition to receiving cash merger consideration of $8.50 per share for their shares of Prospect Medical common stock that are canceled in the merger, the Rollover Investors and our other executive officers and our directors will receive the following additional payments and benefits:

  •
  On September 17, 2010, the compensation committee of our board of directors approved an annual discretionary cash bonus to Mr. Lee for the fiscal year ended September 30, 2010 in the amount of $1,235,000, payment of which is contingent upon the completion of the merger;

  •
  The vesting of options to purchase 66,667 shares and 3,334 shares, respectively, of our common stock held by Mr. Heather and Donna Vigil, one of our executive officers, will be accelerated to immediately prior to the effective time of the merger; these options will be canceled at the effective time of the merger and Mr. Heather and Ms. Vigil will be entitled to receive cash payments of $273,335 and $20,337, respectively (less any applicable employee withholding taxes), based on the excess of the $8.50 per share merger consideration over the exercise prices of their respective options;

  •
  Restrictions on 33,334 shares of restricted stock held by Mr. Heather will lapse at the effective time of the merger and such shares will be converted into the right to receive the merger consideration of $8.50 per share, or an aggregate of $283,339 (less any applicable withholding taxes);

  •
  Messrs. Lee, Heather and Topper and Ms. Vigil hold currently vested options to purchase shares of our common stock as follows: Mr. Lee—2,176,250 shares; Mr. Heather—442,833 shares; Mr. Topper—200,000 shares; and Ms. Vigil—16,666 shares; these options will be canceled at the effective time of the merger and these individuals will be entitled to receive cash payments of $12,806,035, $1,628,015, $1,192,728 and $73,663, respectively (less any applicable withholding taxes), based on the excess of the $8.50 per share merger consideration over the exercise prices of their respective options;

  •
  Two of our independent directors, Messrs. Levinsohn and Schwartz, each hold currently vested options to purchase 30,000 shares of our common stock; these options will be canceled at the effective time of the merger, and Messrs. Levinsohn and Schwartz each will receive a cash payment in the amount of $80,700, based on the excess of the $8.50 per share merger consideration over the exercise price of their options;

  •
  Each of our independent directors is expected to receive an award of 6,000 vested shares of our common stock under our 2008 Omnibus Equity Incentive Plan as partial consideration for serving as a member of our board of directors for the fiscal year 2010; these shares will be converted at the effective time of the merger into the right to receive the cash merger consideration of $8.50 per share, or $51,000 for each director;

  •
  Mr. Robson will receive cash compensation of $4,000 for serving as Chairman and a member of the special committee, plus $1,000 for each committee meeting attended; and

  •
  Messrs. Levinsohn and Schwartz each will receive cash compensation of $2,000 for serving as a member of the special committee, plus $1,000 for each committee meeting attended.

  Management-Related Arrangements Following the Merger (page 75)

        Following the merger:

  •
  Mr. Lee will continue to serve as the Chief Executive Officer of Prospect Medical, Mr. Heather will continue to serve as the Chief Financial Officer of Prospect Medical and their respective current employment agreements with Prospect Medical will remain in effect;

  •
  Mr. Topper will continue to serve as President of our Alta Hospital System, LLC subsidiary, and his current employment agreement will remain in effect;

  •
  Dr. Prasad will continue to serve as President of our ProMed Health Services Company subsidiary, and his current employment agreement will remain in effect;

  •
  Mr. Lee and Dr. Prasad will continue to serve as directors of Prospect Medical;

  •
  Mr. Lee and Dr. Prasad will serve as directors of Ivy Holdings;

  •
  Ms. Vigil, our third executive officer in addition to Messrs. Lee and Heather, will continue to serve as our Vice President of Finance;

  •
  Our current directors and executive officers will receive continued indemnification, advancement of expenses and limitation of liability rights as currently in effect, and directors' and officers' liability insurance coverage under the terms of the merger agreement, in each case, applicable to the period prior to the completion of the merger; and

  •
  Several entities that are wholly owned or majority owned by Dr. Prasad will continue to receive payments under the terms of existing agreements with some of our subsidiaries in consideration of primary care and specialty care services provided by such entities to our subsidiaries.

  Post-Merger Management Equity Incentive Plan (page 76)

        Following the merger, it is anticipated that Ivy Holdings will adopt a management equity incentive plan providing for grants of stock options to purchase up to an aggregate of 10.0% of the fully diluted common stock of Ivy Holdings and that approximately 80.0% of such stock options will be granted to the Rollover Investors and other members of Prospect Medical management. There are no agreements or commitments, however, with respect to the grant of such options, and Ivy Holdings has not yet determined who will be awarded stock options pursuant to the management equity incentive plan, the allocation of such options among the Rollover Investors and other members of management or the terms of such options.

Material United States Federal Income Tax Consequences of the Merger (page 77)

        The receipt of cash for shares of Prospect Medical common stock in the merger will be a taxable transaction for U.S. federal income tax consequences. In general, for U.S. federal income tax purposes, a holder of our common stock will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the merger and (2) the holder's adjusted tax basis in the shares. Stockholders should consult their tax advisors to determine the particular tax consequences to them of the merger, including the application and effect of any state, local or foreign income and other tax laws.

Appraisal Rights of Stockholders (page 104 and Annex E)

        Each stockholder who satisfies the requirements of Section 262 of the Delaware General Corporation Law is entitled to appraisal rights under Delaware law in connection with the merger. These requirements are summarized in this proxy statement and the full text of Section 262 is set forth in Annex E to this proxy statement. The judicially determined fair value of the stockholder's shares resulting from an appraisal proceeding could be greater than, equal to or less than the $8.50 per share that our stockholders are entitled to receive in the merger. Any stockholder who intends to exercise appraisal rights must, among other things, submit a written demand for an appraisal to us prior to the vote by our stockholders on the merger agreement and must not vote or submit a proxy in favor of the adoption of the merger agreement. Failure to follow exactly the statutory procedures set forth in Delaware law regarding the exercise of appraisal rights may result in a termination or waiver of your appraisal rights.

Required Regulatory Approvals (page 80)

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. Prospect Medical and Ivy Holdings filed notification reports with the Department of Justice and the Federal Trade Commission under the HSR Act on September 2, 2010. On September 14, 2010, the Federal Trade Commission granted early termination of the waiting period under the HSR Act.

        Prior to the completion of the merger, Prospect Medical is also required to obtain, to the extent required, (1) new pharmacy permits from the California State Board of Pharmacy, (2) licenses from the California Department of Public Health, Radiologic Health Branch, and (3) authorizations from the Federal Communication Commission's Universal Licensing System. We are in the process of obtaining all required permits, licenses and authorizations.

Litigation Relating to the Merger (page 80)

        We are aware of the following two lawsuits related to the merger:

        On August 25, 2010, a putative class action complaint captioned Bruce Lessey v. Prospect Medical Holdings, Inc., et al., C.A. No. 5760-VCN was filed in the Court of Chancery of the State of Delaware against Prospect Medical, each of the Rollover Investors, each of the special committee members, the LGP Funds, Ivy Holdings, Merger Sub and Leonard Green, challenging the proposed merger as unfair to Prospect Medical's unaffiliated stockholders. The complaint also alleges that each of the Rollover Investors and the special committee members breached their fiduciary duties in connection with the proposed merger, and that Prospect Medical, the LGP Funds, Ivy Holdings, Merger Sub and Leonard Green aided and abetted those alleged breaches. The complaint seeks, among other relief, an injunction against the proposed merger, rescission of the merger or rescissory damages to the putative class if the merger is completed and an award of costs, including attorneys' fees and experts' fees.

        On September 1, 2010, a putative class action complaint captioned Thomas McCormack v. Samuel Lee, et al., C.A. No. 5782-VCL was filed in the Court of Chancery of the State of Delaware against Prospect Medical, each of the Rollover Investors, each of the special committee members, Ivy Holdings, Merger Sub and Leonard Green, challenging the proposed merger as an unlawful scheme to acquire Prospect Medical for grossly inadequate consideration in breach of the defendants' fiduciary duties and wrongfully excluding our unaffiliated stockholders from participating in the ownership of Prospect Medical following the merger. The complaint also alleges that Leonard Green, Ivy Holdings and Merger Sub aided and abetted the alleged breaches of fiduciary duties. The complaint seeks, among other relief, an injunction against the proposed merger, an order compelling the directors to comply with their fiduciary duties, and damages and costs, including attorneys' fees and experts' fees.

        On September 28, 2010, the above-named actions were consolidated for all purposes in In re Prospect Medical Holdings, Inc. Shareholders Litigation, Consolidated C.A. No. 5760-VCN.

        On October 13, 2010, the plaintiffs in the consolidated action filed and served a Verified Consolidated Amended Class Action Complaint. The Verified Consolidated Amended Class Action Complaint names as defendants Prospect Medical, each of the Rollover Investors, each of the special committee members, Ivy Holdings, Merger Sub and Leonard Green, and challenges the proposed merger as an unlawful scheme to acquire Prospect Medical for grossly inadequate consideration in breach of the individual defendants' fiduciary duties. The Verified Consolidated Amended Class Action Complaint further alleges that the Rollover Investors will receive value in the merger that should have been allocated to the unaffiliated stockholders, that defendants have unfairly "locked up" the vote on the merger, disenfranchising minority stockholders, and that the preliminary proxy materials contain material misstatements and omissions. The Verified Consolidated Amended Class Action Complaint also alleges that Leonard Green, Ivy Holdings and Merger Sub aided and abetted the alleged breaches of fiduciary duties. The complaint seeks, among other relief, an injunction against the proposed merger, an order compelling the directors to comply with their fiduciary duties, and damages and costs, including attorneys' fees and experts' fees.

        On October 15, 2010, the plaintiffs filed motions for expedited proceedings and a preliminary injunction barring any action by the defendants to consummate the merger. The parties have agreed to an expedited schedule, and a hearing on the preliminary injunction motion is scheduled to take place on November 30, 2010.

Financing of the Merger and the LGP Funds' Guarantee (page 73)

        The obligation of Ivy Holdings to complete the merger is not conditioned on its receipt of any financing. Pursuant to an equity commitment letter and on the terms and conditions set forth therein, the LGP Funds have committed to purchase equity interests in Ivy Holdings in an aggregate amount equal to $161,000,000 to fund the merger consideration and pay certain fees and expenses associated with the merger. The LGP Funds have also provided a guarantee in favor of Prospect Medical, which, subject to the terms and conditions set forth therein, guarantees the prompt and complete payment and performance of the obligations of Ivy Holdings and Merger Sub under the merger agreement.

        The LGP Funds also have agreed in the merger agreement to provide a backstop commitment letter to provide the funds that are required to comply with the change of control provisions contained in the indenture governing our senior secured notes. Following the merger, each holder of senior secured notes will be entitled under the indenture to require Prospect Medical to repurchase all or a portion of the holder's senior secured notes at a cash purchase price equal to 101% of the principal amount of the senior secured notes plus accrued and unpaid interest.

 Solicitation by Prospect Medical of Alternative Acquisition Proposals (page 94)

        Under the terms of the merger agreement, we were permitted to initiate, solicit and encourage "takeover proposals" (as that term is defined in "The Merger Agreement—Solicitation by Us of Alternative Takeover Proposals" beginning on page 94 of this proxy statement) for competing transactions from third parties from August 16, 2010 through 12:01 p.m., New York City time, on September 25, 2010 (the "go-shop period termination date"). Prior to the go-shop period termination date, no third party submitted or indicated that it intended to submit a takeover proposal to us.

        Following the go-shop period termination date, we are now subject to a customary "no-shop" prohibition against initiating, soliciting or encouraging alternative takeover proposals from third parties and providing information to, and engaging in discussions or negotiations with, third parties regarding alternative takeover proposals. The "no-shop" prohibition is subject to a "fiduciary-out" provision which provides that, prior to the adoption of the merger agreement by our stockholders, our board of directors may change its recommendation to our stockholders or enter into an acquisition agreement with respect to a takeover proposal if, and only if, prior to taking such action, the board of directors has determined in good faith, (1) after consultation with its outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of its fiduciary duties under applicable law and (2) after consultation with its independent financial advisors and outside legal counsel, that any such takeover proposal is reasonably likely to be consummated in accordance with its terms, after taking into account all legal, regulatory, timing, breakup fee and expense reimbursement provisions of the proposal and the person making the proposal, and would be more favorable to our stockholders from a financial point of view than the merger (a "superior proposal"); provided, however, that (A) we have given Ivy Holdings at least two full business days' prior written notice of our intention to take such action, specifying the material terms and conditions of any superior proposal, including the identity of the party making the superior proposal, and we have provided Ivy Holdings with a copy of any proposed transaction agreements, (B) we have negotiated in good faith with Ivy Holdings during such notice period to enable Ivy Holdings to propose changes to the terms of the merger agreement and other agreements so that the proposal is no longer a superior proposal, and (C) in the event of any material change to the material terms of the superior proposal, we have delivered to Ivy Holdings an additional notice (which will trigger recommencement of the notice period). However, we will only be required to negotiate with Ivy Holdings pursuant to the preceding provisions in response to a superior proposal if the per share consideration to which our stockholders would be entitled under the superior proposal is equal to or less than 110% of the merger consideration of $8.50 per share (after giving effect to any adjustments to the merger consideration offered by Ivy Holdings).

Conditions to the Completion of the Merger (page 100)

        Before we can complete the merger, a number of conditions must be satisfied or waived (to the extent waiver is permitted by applicable law), including, among others:

  •
  our stockholders must have adopted the merger agreement;

  •
  no governmental authority shall have taken action that seeks to make the merger illegal or otherwise prohibits the consummation of the merger;

  •
  all material governmental approvals, authorizations and consents required to consummate the merger must have been obtained and remain in effect;

  •
  the respective representations and warranties made by Prospect Medical, Ivy Holdings and Merger Sub in the merger agreement must be true and correct, subject in specified cases to materiality or material adverse effect qualifications;

  •
  Prospect Medical, Ivy Holdings and Merger Sub must have performed their respective obligations under the merger agreement;

  •
  the transactions contemplated by the contribution and subscription agreement summarized above in this Summary Term Sheet under "Contribution and Subscription Agreement" must have been completed;

  •
  with respect to Prospect Medical, there must not have occurred any change, event, development or circumstance since the date of the merger agreement that, individually or in the aggregate, constitutes or could reasonably be expected to result in, a "company material adverse effect" (as defined in the merger agreement);

  •
  we must have received any and all necessary agreements or consents from option and warrant holders to the treatment of their options and warrants as summarized above in this Summary Term Sheet under "Treatment of Options, Warrants and Restricted Stock";

  •
  each of our and our subsidiaries' Medicare provider numbers and acute care hospital licenses must remain in effect; and

  •
  we must not have received notice of termination under 42 C.F.R. § 489.53(c) by the Centers for Medicare & Medicaid Services or the California Department of Public Health with respect to certain of our hospitals.

Termination of the Merger Agreement (page 101)

        Prospect Medical, Ivy Holdings and Merger Sub may agree at any time to terminate the merger agreement by mutual consent, whether before or after adoption of the merger agreement by our stockholders. The merger agreement may also be terminated at any time (whether before or after adoption of the merger agreement by our stockholders, except as specified below) under the following circumstances, subject to the terms and conditions specified in the merger agreement regarding any such termination:

  •
  by Prospect Medical, Ivy Holdings or Merger Sub if our stockholders do not adopt the merger agreement at the special meeting (including at any adjournment or postponement of the special meeting), provided that we may not terminate the merger agreement if the failure to obtain stockholder approval was primarily due to our material breach of any of our obligations under the merger agreement;

  •
  by Prospect Medical, Ivy Holdings or Merger Sub if any governmental entity's order, decree, judgment, injunction or other action that permanently restrains, enjoins or otherwise prohibits or makes illegal the completion of the merger has become final and non-appealable;

  •
  by Prospect Medical, Ivy Holdings or Merger Sub if the merger has not been completed on or before February 15, 2011, provided that a party may not terminate the merger agreement for this reason if the failure to complete the merger by that date was primarily due to the party's material breach of any of its obligations under the merger agreement;

  •
  by Ivy Holdings if we have breached or failed to perform any of our representations, warranties or covenants contained in the merger agreement, such that our breach or failure would result in the failure of a condition to Ivy Holdings' obligation to complete the merger (subject to specified notice and cure rights), so long as our breach or failure is not the result of a material breach by Ivy Holdings or Merger Sub of its representations, warranties or obligations under the merger agreement;

  •
  by Prospect Medical if Ivy Holdings or Merger Sub has breached or failed to perform any of its representations, warranties or covenants contained in the merger agreement, such that its breach or failure would result in the failure of a condition to our obligation to complete the merger and subject to specified notice and cure rights, so long as such breach or failure is not the result of a material breach by us of our representations, warranties or obligations under the merger agreement;

  •
  by Prospect Medical, prior to adoption of the merger agreement by our stockholders, in order to concurrently enter into an acquisition agreement with respect to a superior proposal if (1) we have complied in all respects with our obligations described under "The Merger Agreement—Solicitation by Us of Alternative Takeover Proposals" and "The Merger Agreement—No Solicitation of Transactions" beginning on page 94 of this proxy statement and (2) prior to or concurrently with our termination of the merger agreement, we pay the termination fee and expenses of Ivy Holdings summarized below in this Summary Term Sheet under "Termination Fee and Expenses"; and

  •
  by Ivy Holdings or Merger Sub if (1) our board of directors changes its recommendation to adopt the merger agreement, (2) our board of directors fails to recommend against any publicly announced takeover proposal and reaffirm its recommendation to adopt the merger agreement, (3) Prospect Medical enters into an acquisition agreement regarding a superior proposal, or (4) Prospect Medical or our board of directors publicly announces its intention to do any of the foregoing.

Termination Fee and Expenses (page 102)

        Upon the termination of the merger agreement under specified circumstances, we will be required to pay all of Ivy Holding's documented and reasonable expenses, up to a maximum of $2,250,000, and to pay Ivy Holdings a termination fee of $6,200,000.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Prospect Medical. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents that we have incorporated by reference into this proxy statement, all of which you should read carefully.

Q:    What is the proposed transaction?

A:
The proposed transaction is the acquisition pursuant to the merger agreement of Prospect Medical by Ivy Holdings. Once the merger agreement has been adopted by our stockholders and the other conditions to closing under the merger agreement have been satisfied or waived, Merger Sub (which is an indirect, wholly owned subsidiary of Ivy Holdings) will merge with and into Prospect Medical. Prospect Medical will be the surviving corporation in the merger and will become an indirect, wholly owned subsidiary of Ivy Holdings. Prospect Medical will cease to be a publicly held company upon the completion of the merger.

Q:    What will I receive in the merger?

A:
Upon completion of the merger, you will receive $8.50 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. You will not own shares in Prospect Medical following the completion of the merger. The merger consideration of $8.50 per share represents a 38.9% premium over the closing price of our common stock of $6.12 on August 13, 2010 (the last trading day prior to the public announcement of the execution of the merger agreement) and a 29.4% premium over the volume-weighted average closing price of our common stock of $6.57 during the 30 trading days ending on that date.

Q:    What will the Rollover Investors receive in the merger for their Prospect Medical common stock and stock options?

  Ivy Holdings was formed by, and currently is solely owned by, the LGP Funds, which are affiliates of Leonard Green, a private equity firm. The Rollover Investors, which is a group of significant stockholders and management employees of Prospect Medical comprised of Messrs. Lee, Topper and Heather and Dr. Prasad, have agreed to contribute to Ivy Holdings, immediately prior to the completion of the merger, a total of 6,227,824 shares of Prospect Medical common stock (which we refer to as the Rollover Shares) in exchange for shares of Ivy Holdings common stock. As a result, it is currently expected that Messrs. Lee, Topper and Heather and Dr. Prasad will own approximately 20.2%, 14.9%. 1.6% and 1.2%, respectively, of the outstanding common stock of Ivy Holdings immediately after the merger (not including any stock options that may be granted to the Rollover Investors pursuant to Ivy Holdings' proposed management equity incentive plan).

  The Rollover Investors will not receive the merger consideration for their Rollover Shares, but will receive the $8.50 per share merger consideration for their remaining 4,211,572 shares, or an aggregate of $35,798,362. Pursuant to the merger agreement, the Rollover Investors and our other executive officers and directors will also receive cash in exchange for the cancellation of options to purchase shares of our common stock that they hold at the effective time of the merger. The amount to be received by each option holder will equal the excess of the $8.50 per share merger consideration over the exercise price per share of the option, multiplied by the number of vested shares subject to the option, less any applicable withholding taxes. The Rollover Investors will receive an aggregate of $15,900,113 in exchange for the cancellation of their options to purchase Prospect Medical common stock.

Q:    Who are the Additional Employee Investors and what is the nature of their participation in the merger transactions?

A.
The Additional Employee Investors are eleven employees of Prospect Medical or its subsidiaries who were afforded by Messrs. Lee and Topper, two of the Rollover Investors, the ability to contribute to Ivy Holdings, immediately prior to the completion of the merger, a certain number of shares of Prospect Medical common stock in exchange for shares of Ivy Holdings common stock on the same terms and conditions as the Rollover Investors. None of the Additional Employee Investors is a director or an executive officer of Prospect Medical.

The Additional Employee Investors are expected to contribute to Ivy Holdings, immediately prior to the completion of the merger, approximately 136,765 shares of Prospect Medical common stock in exchange for shares of Ivy Holdings common stock. It is expected that the Additional Employee Investors will beneficially own a total of approximately 0.8% of the outstanding common stock of Ivy Holdings immediately following the completion of the merger (excluding any stock options that may be granted to the Additional Employee Investors pursuant to a management equity incentive plan that we expect Ivy Holdings will adopt following the completion of the merger). The opportunity to acquire shares of Ivy Holdings common stock was afforded to the Additional Employee Investors by Messrs. Lee and Topper, in their discretion, under the terms of the contribution and subscription agreement negotiated between the Rollover Investors and Ivy Holdings. There were no negotiations between the Additional Employee Investors and Mr. Lee or Mr. Topper, or Ivy Holdings, regarding the terms of the Additional Employee Investors' participation in the merger transactions.

Q:    What proposals will be voted on at the special meeting, and how does our board of directors recommend that I vote?

A:
Our board of directors, based in part on the unanimous recommendation of the special committee, unanimously recommends that our stockholders vote "FOR" the adoption of the merger agreement. You should read "Special Factors—Recommendations of the Special Committee and Our Board of Directors; Reasons for and Fairness of the Merger" beginning on page 40 of this proxy statement for a discussion of the factors that the special committee and our board of directors considered. Our board of directors also unanimously recommends that our stockholders vote "FOR" any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:    What are the material federal income tax consequences of the merger to me?

A:
The receipt of cash for shares of Prospect Medical common stock in the merger will be a taxable transaction for U.S. federal income tax consequences. In general, for U.S. federal income tax purposes, a holder of our common stock will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the merger and (2) the holder's adjusted tax basis in the shares. You should consult your tax advisor to determine the particular tax consequences to you of the merger, including the application and effect of any state, local or foreign income and other tax laws.

Q:    Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares?

A:
Yes. As a holder of our common stock, you are entitled to appraisal rights under Delaware law in connection with the merger if you satisfy certain requirements of Delaware law that are summarized in this proxy statement under "Appraisal Rights of Stockholders" beginning on page 104 and that are set forth in full in Annex E to this proxy statement. To exercise appraisal rights, you must, among other requirements, submit a written demand for an appraisal to us prior to the stockholder vote on the merger agreement and you must not vote or submit a proxy in favor of the adoption of the merger agreement. You should be aware that, even if you satisfy these requirements of Delaware law, the judicially determined fair value of your shares could be greater than, equal to or less than the $8.50 per share that our stockholders are entitled to receive in the merger.

Q:    When do you expect the merger to be completed?

A:
We are working to complete the merger as quickly as possible. In order to complete the merger, we must obtain the requisite stockholder vote to approve the adoption of the merger agreement at the special meeting, and the other closing conditions under the merger agreement must be satisfied or waived. There is no certainty that all of these closing conditions will be satisfied or waived.

  Subject to the terms of the merger agreement, the merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders, by us, Ivy Holdings or Merger Sub if the merger has not been consummated by February 15, 2011.

Q:    Why did I receive this proxy statement, and what matters will be voted upon at the special meeting?

A:
You have received this proxy statement because you were a stockholder of Prospect Medical as of the close of business on November 8, 2010, which is the record date for the special meeting of stockholders. At the special meeting, we will ask our stockholders to vote upon the proposal to adopt the merger agreement and a proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement. Under the federal securities laws, we must provide you with a proxy statement that contains certain information because we have asked for your proxy in connection with the special meeting. This proxy statement describes matters on which we urge you to vote and contains information for you to consider in deciding how to vote your shares in person or by proxy at the special meeting.

Q:    Who is entitled to vote at the special meeting, and what constitutes a quorum for the special meeting?

A:
Only persons who were Prospect Medical stockholders as of the close of business on November 8, 2010, the record date of the special meeting, are entitled to notice of and to vote at the special meeting. Each holder of our common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of common stock such holder owned as of the record date. As of the record date, 21,447,761 shares of Prospect Medical common stock were outstanding.

  Stockholders who held a majority of the outstanding shares of our common stock on the record date must be present in person or represented by proxy in order to constitute a quorum to conduct business at the special meeting.

Q:    When and where will the special meeting be held?

A:
The special meeting will take place beginning at 10:00 a.m., Pacific Time, on Wednesday, December 15, 2010, at 2999 Overland Avenue, Suite 205A, Los Angeles, California 90064.

Q:    May I attend the special meeting?

A:
If you are a record or beneficial owner of shares of Prospect Medical common stock and desire to attend the special meeting, you must present valid photographic identification such as a driver's license or passport to gain admittance to the special meeting. If your shares are held in "street name" by your broker, bank or other nominee and you desire to attend the special meeting, please also bring to the special meeting a copy of your brokerage statement or other similar document evidencing your beneficial ownership of our common stock. If you are the representative of a corporate or institutional stockholder, you must also present proof that you are the duly authorized representative of such stockholder. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q:    How will votes be counted?

A:
Votes will be counted by the inspector of election appointed for the special meeting, who will separately count "for" and "against" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a broker, bank or other nominee holding shares does not vote because it has no discretionary authority to vote shares it holds for a beneficial owner and does not receive voting instructions with respect to the proposal from the beneficial owner. The failure to vote, broker non-votes and abstentions will have the same effect as votes against the adoption of the merger agreement. However, with respect to the proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, the failure to vote and broker non-votes will have no effect on the proposal, while abstentions will have the same effect as votes against the proposal. You have one vote for each share of common stock that you owned as of the close of business on the record date of November 8, 2010.

Q:    What vote of our stockholders is required to adopt the proposals?

A:
Under Delaware law, the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Approval of any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement requires the affirmative vote of holders representing a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting.

Q.    How do the Rollover Investors and other Prospect Medical directors and executive officers intend to vote their shares?

A.
As of the record date, the Rollover Investors beneficially owned, in the aggregate, approximately 48.6% of the shares of Prospect Medical common stock entitled to vote at the special meeting. The Rollover Investors have entered into a company stockholder voting agreement with Ivy Holdings pursuant to which they have agreed to vote all of their shares of Prospect Medical common stock in favor of the adoption of the merger agreement and in favor of any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. The company stockholder voting agreement will automatically terminate upon a termination of the merger agreement or in the event that our board of directors changes its recommendation that our stockholders vote to adopt the merger agreement, whether in response to a superior proposal or an intervening event.

As of the record date, our directors and executive officers (other than Messrs. Lee and Heather and Dr. Prasad, who are Rollover Investors) and the Additional Employee Investors beneficially owned in the aggregate approximately 2.6% of the shares of Prospect Medical common stock entitled to vote at the special meeting. Although our directors and executive officers (other than Messrs. Lee and Heather and Dr. Prasad, who are Rollover Investors) and the Additional Employee Investors have not entered into a company stockholder voting agreement or other commitment to vote with respect to the adoption of the merger agreement, we anticipate that each such director and executive officer and each Additional Employee Investor will vote his or her shares of Prospect Medical common stock in favor of the adoption of the merger agreement. If, as anticipated, the Rollover Investors, our other directors and executive officers and each of the Additional Employee Investors vote all of their shares of common stock in favor of the adoption of the merger agreement, the merger agreement will be adopted at the special meeting without regard to the vote of any of our other stockholders.

Q:    What do I need to do now?

A:
We urge you to read this proxy statement carefully in its entirety, including its annexes, and to consider how the merger affects you. If you are a stockholder of record, then you can ensure that your shares are voted at the special meeting by completing, signing and dating the enclosed proxy card and returning it in the envelope provided. If you hold your shares in "street name," you can ensure that your shares are voted at the special meeting by instructing your broker, bank or other nominee on how to vote, as discussed below.

Q:    How may I vote?

A:
If you hold your shares as a stockholder of record, you may submit a proxy only by returning the enclosed proxy card or you may vote by voting in person at the special meeting. If your shares are held for you in "street name" by your broker, bank or other nominee, please review the voting instructions provided to you by your broker, bank or other nominee to determine whether you are also permitted to submit a proxy or voting instructions telephonically or by the Internet.

Q:    What will happen if the merger is not completed?

A:
If our stockholders do not adopt the merger agreement, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock unless Prospect Medical is sold to a third party who makes a superior proposal. Instead, unless Prospect Medical is sold to a third party who makes a superior proposal, we will remain an independent public company, our common stock will continue to be listed and traded on the NASDAQ Global Market, and our stockholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our common stock. If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your Prospect Medical shares, and Prospect Medical may be required to pay to Ivy Holdings a termination fee and reimburse Ivy Holdings' expenses.

Q:    Who will bear the cost of this proxy solicitation?

A:
The expenses of preparing, printing and mailing this proxy statement and the proxies solicited by this proxy statement will be borne by Prospect Medical. Additional solicitation may be made by telephone, facsimile, e-mail, via the Internet or other contact by certain of our directors, officers, employees or agents, none of whom will receive additional compensation for any such solicitation.

Q:    Will a proxy solicitor be used?

A:
No.

Q:    If my shares are held in "street name" by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:
Yes, but only if you provide instructions to your broker, bank or other nominee on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct that person to vote your shares. Without those instructions, your shares will not be voted.

Q:    Can I change my vote?

A:
Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Corporate Secretary of Prospect Medical in writing or by submitting by mail a new proxy dated after the date of the proxy being revoked, in each case prior to the vote at the special meeting. In addition, you may revoke your proxy by attending the special meeting and voting in person. Simply attending the special meeting without voting will not revoke your proxy.

  Please note that if you hold your shares in "street name" and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the directions received from your broker, bank or other nominee to change your vote.

Q:    What does it mean if I received more than one proxy card or vote instruction card?

A:
If your shares are registered in different names or are held in more than one account, you will receive more than one proxy card, or if you hold your shares in street name in multiple accounts, you may receive more than one voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive to ensure that all of your shares are voted.

Q:    Should I send in my stock certificates now?

A:
No. Shortly after the merger is completed, stockholders of record will receive letters of transmittal with instructions explaining how to send in stock certificates to the paying agent in order to receive the merger consideration. Each stockholder of record should use the letter of transmittal to surrender stock certificates (or to direct the exchange of book-entry evidence of share ownership) for the merger consideration to which the stockholder of record is entitled as a result of the merger. Do not send any stock certificates with your proxy.

Q:    How will I receive my cash in the merger if I cannot locate my stock certificate?

A:
The materials the paying agent will send to stockholders of record after completion of the merger will include procedures that must be followed by them if they cannot locate their stock certificates. This will include an affidavit that will need to be signed attesting to the loss of each such certificate. Each such stockholder of record may also be required to provide a cash bond to Prospect Medical in order to cover any potential loss associated with the lost stock certificate.

Q:    What happens if I sell my shares before the special meeting?

A:
The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but you will have transferred the right to receive the $8.50 per share in cash to be received by our stockholders in the merger. In order to receive the $8.50 per share, you must hold your shares through completion of the merger.

Q:    Will Prospect Medical's current management remain in place after the merger?

A:
Yes. Following the merger, it is expected that (1) Mr. Lee, Mr. Heather and Ms. Vigil will continue to serve as the Chief Executive Officer, the Chief Financial Officer and the Vice President of Finance, respectively, of Prospect Medical, and (2) Mr. Topper and Dr. Prasad will each continue to serve as President of a Prospect Medical subsidiary following the merger, in each case, under the terms of their respective current employment agreements.

  Our current board of directors will be replaced by a new board of directors consisting of five members. Two of our directors, Mr. Lee and Dr. Prasad, will continue to serve as directors of Prospect Medical following the merger, and the LGP Funds will designate the remaining three directors who will serve on the board of directors following the merger.

Q:    Who can help answer my other questions?

A:
If you have more questions about the special meeting, you should contact our Corporate Secretary at (310) 943-4500. If your broker, bank or other nominee holds your shares, you may also call that person for additional information.

SPECIAL FACTORS

The Parties to the Merger and Related Transactions

  Prospect Medical Holdings, Inc.

        Prospect Medical is a Delaware corporation with its principal executive offices located at 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025. Our telephone number is (310) 943-4500. We own and operate five community-based hospitals in the greater Los Angeles area and manage the provision of healthcare services of HMO enrollees in Southern California though our network of specialist and primary care physicians. A detailed description of our business is contained in our Annual Report on Form 10-K for the year ended September 30, 2009, which is incorporated by reference into this proxy statement. See "Where You Can Find More Information" beginning on page 120 of this proxy statement. Our directors and executive officers are identified under "Additional Information About Prospect Medical—Directors, Executive Officers and Certain Stockholders" beginning on page 107 of this proxy statement.

  The LGP Related Parties

        Ivy Holdings is a Delaware corporation that was formed on July 21, 2010 for the sole purpose of acquiring Prospect Medical. Ivy Holdings has not engaged in any business except for activities incidental to its formation and in connection with the merger and other transactions contemplated by the merger agreement.

        Ivy Holdings was formed by, and currently is solely owned by, the LGP Funds (Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P.). The LGP Funds are affiliates of Leonard Green, which is a private equity firm with over $9 billion in equity commitments under management. The general partner of each LGP Fund is GEI Capital V, LLC, a Delaware limited liability company and an affiliate of Leonard Green. Leonard Green was founded in 1989 and has invested in 52 companies with an aggregate value in excess of $44 billion. Leonard Green's investments are focused primarily in North American companies in a range of industries, including retail, consumer products, distribution, media, business services and healthcare.

        Merger Sub is a Delaware corporation that is an indirect subsidiary of Ivy Holdings. Merger Sub was formed on July 21, 2010 for the sole purpose of completing the merger. Merger Sub is a wholly owned subsidiary of Ivy Intermediate Holding Inc., a Delaware corporation that is a wholly owned subsidiary of Ivy Holdings. Merger Sub has not engaged in any business except for activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist.

        The principal executive offices of Ivy Holdings, Merger Sub, the LGP Funds, GEI Capital V, LLC and Ivy Intermediate Holding Inc. (which we refer to collectively as the "LGP Related Parties") are located at 11111 Santa Monica Boulevard, Los Angeles, California 90025, and their telephone number is (310) 954-0444. The directors and executive officers of the LGP Related Parties are identified under "Additional Information About the LGP Related Parties" beginning on page 117 of this proxy statement.

  The Rollover Investors

        The Rollover Investors are a group of significant stockholders and management employees of Prospect Medical comprised of Samuel S. Lee (our Chairman of the Board of Directors and Chief Executive Officer), Mike Heather (our Chief Financial Officer), David R. Topper (the President of our Alta Hospital System, LLC subsidiary) and Dr. Jeereddi A. Prasad (one of our directors and the President of our ProMed Health Services Company subsidiary), who have agreed to contribute the Rollover Shares to Ivy Holdings immediately prior to the completion of the merger in exchange for shares of Ivy Holdings common stock. Mr. Topper's shares of our common stock are held by the David & Alexa Topper Family

Trust, of which he is a trustee. For more information about the Rollover Investors, see "Additional Information About Prospect Medical—Directors, Executive Officers and Certain Stockholders" beginning on page 107 of this proxy statement.

  The Additional Employee Investors

        Under the terms of the contribution and subscription agreement, Messrs. Lee and Topper are entitled, in their discretion, to offer other Prospect Medical employees the ability to acquire up to 529,530 shares of Ivy Holdings common stock on the same terms and conditions as the Rollover Investors. Messrs. Lee and Topper identified a group of 16 employees of Prospect Medical and its subsidiaries who would be afforded the ability to acquire shares of Ivy Holdings common stock, based primarily on their current equity ownership in Prospect Medical and past employment performance. Of the 16 employees contacted, the eleven Additional Employee Investors indicated an interest in acquiring shares of Ivy Holdings common stock. No other employees are expected to participate. None of the Additional Employee Investors is a director or an executive officer of Prospect Medical.

        The Additional Employee Investors are expected to contribute to Ivy Holdings, immediately prior to the completion of the merger, approximately 136,765 shares of Prospect Medical common stock in exchange for shares of Ivy Holdings common stock. It is expected that the Additional Employee Investors will beneficially own a total of approximately 0.8% of the outstanding common stock of Ivy Holdings immediately following the completion of the merger (excluding any stock options that may be granted to the Additional Employee Investors pursuant to a management equity incentive plan that we expect Ivy Holdings will adopt following the completion of the merger). The opportunity afforded to the Additional Employee Investors to contribute shares of Prospect Medical common stock in exchange for shares of Ivy Holdings common stock was negotiated between the Rollover Investors and Ivy Holdings, and there were no negotiations between the Additional Employee Investors and Mr. Lee or Mr. Topper, or Ivy Holdings, regarding the terms of the Additional Employee Investors' participation in the merger transactions.

Background of the Merger

        In August 2007, we acquired Alta Hospitals System, LLC ("Alta"), a hospital management company that, through its subsidiaries, owns and operates four community hospitals. In order to finance the Alta acquisition and refinance approximately $48,000,000 in debt that we incurred in connection with the acquisition of ProMed Health Services Company earlier in 2007, we entered into a $155,000,000 senior secured credit facility, comprised of $145,000,000 in term loans and a $10,000,000 revolving credit facility (collectively, the "credit facility"). The terms and conditions of the credit facility included various financial and administrative covenants and cross-default provisions. While we met all payment obligations due under the credit facility on a timely basis, we did not comply with certain financial covenants. In addition, we did not comply with certain administrative covenants, including timely filing of our Annual Report on Form 10-K for the year ended September 30, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2007 and March 31, 2008. Due to our failure to timely file these periodic reports, the NYSE Amex suspended trading in our shares of common stock from January 16, 2008 to June 18, 2008. In May 2008, we entered into agreements with the lenders under the credit facility to waive past covenant defaults and to amend certain financial covenants prospectively. In March 2009, we received notices from the lenders asserting that we were in default with respect to certain provisions of the amended credit facility. As a result, we entered into additional amendments on June 30, 2009 that, among other things, required that we refinance the indebtedness outstanding under the credit facility by no later than October 31, 2009.

        During the early part of 2009, we began to explore the refinancing of the credit facility and other strategic alternatives, including the possible sale of Prospect Medical. This led to our engagement of an investment banking firm on March 24, 2009 to assist in this process. From March through May 2009, we entered into confidentiality agreements with 22 parties, including one with Leonard Green on March 17,

2009, following which we provided these parties with access to information regarding Prospect Medical to conduct diligence.

        We subsequently received a nonbinding proposal from Leonard Green, on behalf of Green Equity Investors V, L.P. ("GEI V"), dated May 8, 2009, for the acquisition of all our outstanding common stock at a cash price of $3.00 per share. On that date, the closing price of our common stock was $1.61. The proposal contemplated providing Mr. Lee and Mr. Topper, our two largest stockholders, the ability to roll over a significant portion of their equity in Prospect Medical and to remain significant stockholders of Prospect Medical following completion of the proposed transaction. We also received a nonbinding proposal dated May 12, 2009 from another private equity firm to acquire all outstanding equity interests of Prospect Medical at a price significantly less than $3.00 per share. A third private equity firm sent us an indication of interest dated May 8, 2009, regarding a proposed investment in Prospect Medical of up to $200,000,000 through the purchase of structured equity securities, indicating that the investment might trigger a change of control and require consideration of a more comprehensive transaction, such as a take private or more transformative transaction. No pricing or other terms of the securities were provided. Leonard Green continued to conduct diligence on Prospect Medical, through access to an online data room and diligence calls with members of our management team. This culminated in another nonbinding proposal, dated July 16, 2009, in which GEI V proposed investing in Prospect Medical through the purchase of $150,000,000 of Prospect Medical debt securities with warrants and of 3,250,000 shares of Prospect Medical common stock from its principal stockholders at a price of $5.50 per share.

        Our board of directors and management considered the alternatives of a sale or refinancing and ultimately determined to refinance the credit facility through an offering to qualified investors of $160,000,000 aggregate principal amount of 12 3/4% senior secured notes due 2014 at an original issue discount price of 92.335%, which together with a three-year $15,000,000 revolving credit facility, was completed in July 2009. Leonard Green purchased some of the notes that were issued in this offering, which it later sold.

        Beginning in October 2009, our management met with various investment banking firms and other capital sources (including Leonard Green) to identify potential acquisition targets and to explore the possibility of obtaining acquisition financing. On March 17, 2010, the term of the confidentiality agreement with Leonard Green was extended for another twelve months. On March 25, 2010, in response to a due diligence request list, we provided additional information through an online data room to Leonard Green and its accounting and legal advisors. Thereafter, we continually updated our online data room in response to supplemental diligence and information requests from Leonard Green and its legal advisors and also arranged various due diligence calls between Leonard Green's accounting and legal advisors and members of our management team with respect to litigation, regulatory, employee benefit, tax, general corporate and other matters.

        On April 13, 2010, Leonard Green, on behalf of GEI V, submitted to our board of directors a nonbinding proposal to acquire all of our outstanding common stock for $7.50 in cash per share. Leonard Green indicated it would offer Messrs. Lee, Topper, and Heather and Dr. Prasad the ability to roll over a significant portion of their equity in Prospect Medical and remain as significant stockholders in Prospect Medical following the proposed transaction, and indicated that acceptance of such a rollover would be a condition to any definitive documentation negotiated between Leonard Green and Prospect Medical. In addition, the proposal stated that the proposed transaction would not contain a financing condition, and that GEI V would provide a financing commitment for the full amount of financing required to complete the transaction. The letter was accompanied by a term sheet that contemplated:

  •
  a post-signing market check (commonly called a "go-shop") for a period of 30 days during which Prospect Medical could actively solicit and negotiate proposals that would be superior to the final negotiated transaction with Leonard Green;

  •
  a "fiduciary out" that would permit Prospect Medical to consider and respond to certain competing takeover proposals after the expiration of the go-shop period and to change its recommendation to its stockholders with respect to the proposed transaction with Leonard Green and terminate the merger agreement under certain circumstances; and

  •
  a customary two-tiered or bifurcated termination fee that would be payable by Prospect Medical upon termination of the merger agreement under certain circumstances, the amount of which would be based on the value of the transaction and would depend generally upon whether Prospect Medical terminated the merger agreement to enter into a superior proposal during or after the go-shop period, with a lower termination fee if Prospect Medical entered into a superior proposal during the go-shop period and a higher termination fee if it entered into a superior proposal after the go-shop period.

The April 13, 2010 proposal was subject to, among other things, Leonard Green's completion of confirmatory business, legal and accounting due diligence, negotiation of definitive documentation and other conditions that are customary for similar transactions.

        On April 15, 2010, our board of directors met to consider Leonard Green's proposal. Also present at the meeting were Mr. Heather, Ellen Shin, our General Counsel, Stewart Kahn, our Senior Vice President, Finance and Development, Adam Goldston, our Senior Vice President, Corporate Development, and a representative of TroyGould PC ("TroyGould"), outside counsel to Prospect Medical. After discussion, our board of directors determined that Leonard Green should be informed that the proposed price per share needed to be increased and its due diligence review needed to be completed before its proposal could be seriously considered. This was communicated to Leonard Green in a letter from Prospect Medical dated April 15, 2010.

        Between April 15, 2010 and April 17, 2010, Leonard Green and its advisors continued to conduct diligence on Prospect Medical and on April 17, 2010, Leonard Green sent a letter to our board of directors increasing its proposed purchase price from $7.50 per share to $8.00 per share, in cash, confirming that it had completed all of its confirmatory business, legal and accounting due diligence to that point and that it was prepared to meet with an independent committee of our board of directors to negotiate a transaction at $8.00 per share.

        On April 19, 2010, our board of directors met to consider the revised proposal by Leonard Green. Also present at the meeting were Mr. Heather, Ms. Shin, Mr. Goldston and a representative of TroyGould. The revised proposal was summarized by Mr. Goldston, following which the representative of TroyGould advised our board of directors that a potential conflict of interest existed between members of the management team who were being asked to roll over a significant portion of their shares of Prospect Medical common stock in the transaction and maintain an interest in Prospect Medical after completion of the transaction, while our other stockholders would be cashed out in such a transaction. The directors agreed that the revised proposal was attractive as it would offer stockholders of Prospect Medical a significant premium over recent and historical trading prices of our common stock. Therefore, after extensive discussion, the board of directors formed a special committee consisting of Glenn R. Robson, David Levinsohn and Kenneth Schwartz, all of whom are independent (as defined under the NASDAQ Marketplace Rules), are not employees of Prospect Medical or otherwise affiliated with Prospect Medical (other than as directors) or with Leonard Green and do not have any personal or financial interest in the completion of the merger other than to receive the same consideration for any shares of Prospect Medical common stock held by them as is payable to our unaffiliated stockholders and other than to receive the same consideration for their stock options as is payable to other option holders. The special committee was empowered and charged with, among other things, reviewing and evaluating Leonard Green's proposal to acquire Prospect Medical; exploring other strategic alternatives for enhancing stockholder value; reviewing and evaluating the advisability of a business combination; reviewing, evaluating and establishing procedures for the negotiation and solicitation of any business combination proposals; selecting one or more entities with which to negotiate a business combination; negotiating or rejecting the terms of any business combination, including price, structure, terms and conditions of any definitive agreement; recommending to our board of directors what action should be taken in respect of any potential business combination and its approval of any definitive agreement; and determining whether any such definitive agreement is fair to, advisable and in the best interests of, Prospect Medical and our stockholders. Mr. Robson was appointed chair of the special committee by the board of directors.

        Following adjournment of the board of directors meeting, the newly constituted special committee met with Ms. Shin and the representative of TroyGould, who summarized the special committee's fiduciary duties in connection with its consideration of Leonard Green's proposal or another competing proposal. The special committee also discussed the engagement of an independent financial advisor and independent legal advisor, and interviewed by telephone a representative of Locke Lord Bissell & Liddell LLP ("Locke Lord") for consideration as independent legal advisor to the special committee.

        All meetings of the special committee described below were attended, in person or by conference telephone, by all three members of the committee, except that Mr. Levinsohn was unable to attend or participate in the committee meetings held from April 25, 2010 through May 11, 2010, and Mr. Schwartz was unable to attend or participate in the committee meetings held from August 17, 2010 through September 4, 2010. After its formation, the special committee instructed management that, except as otherwise permitted by the special committee, no substantive discussions between management and Leonard Green should occur, and that all due diligence by Leonard Green should be conducted through the special committee and its advisors. During the month of April in response to supplemental legal, regulatory, business and accounting diligence requests, Prospect Medical continued to update its online data room and also made appropriate personnel and outside advisors telephonically available to discuss supplemental diligence and information requests forwarded by Leonard Green and its advisors.

        On April 25, 2010, the special committee met to discuss various matters concerning its organization and to establish a course of action going forward with respect to the engagement of independent legal and financial advisors. Mr. Robson confirmed that the special committee had determined to engage Locke Lord as its independent legal advisor, and a representative of Locke Lord participated in the meeting. The special committee determined it would be appropriate to engage separate, independent Delaware counsel to advise the special committee. The special committee also discussed the process by which it would interview and engage an investment banking firm to serve as the special committee's independent financial advisor.

        On April 28, 2010, the special committee met for the purpose of interviewing UBS Securities LLC ("UBS") to serve as its independent financial advisor. A representative of Locke Lord participated in the meeting. As a follow-up to the April 28, 2010 meeting, the special committee met again on April 29, 2010, which was also attended by a representative of Locke Lord, for the purpose of interviewing another investment banking firm to serve as an independent financial advisor to the special committee. At the conclusion of this meeting, the special committee determined that it would be appropriate to meet with Mr. Lee to discuss his views with respect to the potential sale of Prospect Medical, whether to Leonard Green or another party.

        On April 30, 2010, the special committee met at Prospect Medical's offices. Mr. Lee and representatives of Locke Lord and TroyGould participated in the meeting. Mr. Lee described the efforts that resulted in the senior note offering in July 2009, and management's ongoing communications with various capital sources, including Leonard Green, to familiarize them with Prospect Medical's business. He then shared his views with respect to a possible sale of Prospect Medical, including a sale to funds sponsored by Leonard Green or to another buyer, whether strategic or financial, and his willingness to roll over a significant portion of his equity in Prospect Medical in order to facilitate such a sale at an appropriate price. Mr. Lee advised the special committee that he believed his views were shared by Mr. Topper. At the conclusion of this discussion, the other members of senior management of Prospect

Medical, Mr. Heather, Ms. Shin, Mr. Goldston and Mr. Kahn, joined the meeting. The representative of Locke Lord outlined the process for a going private transaction, including the standard of review applied by Delaware courts to the fairness of the transaction to unaffiliated stockholders, explained that the proposed transaction would require additional disclosure to our stockholders and reviewed the fiduciary duties of a special committee under these circumstances.

        The special committee next met on May 4, 2010, with the participation of representatives of Locke Lord and of Potter Anderson & Corroon LLP ("Potter Anderson"), the latter firm having been recommended by Locke Lord as special Delaware counsel to the special committee. The representative of Potter Anderson gave a presentation to the special committee regarding going-private transactions in which management equity holders roll over a substantial portion of their equity in the company in exchange for equity in the surviving corporation, including the standard of review applied by the Delaware courts, the composition and role of special committees and the role of independent legal and financial advisors to special committees in such transactions. The special committee discussed the selection of a financial advisor and the possible alternative sales processes that the special committee might employ, including negotiating a transaction with Leonard Green followed by actively soliciting potential bidders in a post-signing go-shop process, conducting a pre-signing market check and conducting a controlled auction. It was determined by the special committee that it would approach on a confidential basis additional investment banking firms with expertise in the healthcare industry and merger and acquisition experience, including firms which previously had represented special committees in similar situations, before making a final decision regarding the selection of an independent financial advisor.

        The special committee met on May 10, 2010, and again on May 11, 2010, to interview two more investment banking firms to serve as its independent financial advisor. In a meeting of the special committee held on May 13, 2010, in which representatives of Locke Lord and of Potter Anderson also participated, Mr. Robson indicated that the special committee had determined to engage Potter Anderson as its special Delaware counsel. He then summarized the interviews that had been conducted with the four investment banking firms, including with UBS. The special committee favored engaging UBS as its independent financial advisor primarily due to its substantial knowledge of the healthcare industry and its prior experience in providing financial advisory services to boards of directors and special committees in similar situations. Given the importance of having its financial advisor commence its work promptly, Mr. Robson was authorized by the special committee to proceed with the engagement of UBS.

        In an e-mail to Prospect Medical on May 15, 2010, Leonard Green confirmed that it had essentially completed its diligence, and listed the primary issues it was still considering with respect to valuation, which it requested be forwarded to the special committee and its financial advisor. These issues included the concentration of Prospect Medical's business in California, and particularly in Los Angeles and Orange Counties, and the effect of California's budget/fiscal crisis and potential cuts in the healthcare system; the application of a lower multiple to the IPA segment of the business; potential cuts in the Medicare Advantage Plans and Medicare DSH payments; the burden of the senior secured notes; restrictions on use of a portion of Prospect Medical's existing cash; the Brotman outlier liability (described below); a recent $3,400,000 adverse arbitration ruling; and an unresolved survey by the California Department of Public Health on behalf of the Centers for Medicare and Medicaid Services at one of Prospect Medical's hospitals.

        On May 27, 2010, the special committee met at Prospect Medical's offices. Participating in the meeting at the request of the special committee were Mr. Heather, Mr. Goldston and a representative of Locke Lord. The purpose of the meeting was to review with management the financial plan and methodology and assumptions used in preparing the projections included in the financial plan. The projections included in the financial plan are summarized in "Special Factors—Management's Projected Financial Information" beginning on page 67 of this proxy statement. Mr. Heather described the development of the financial plan and explained in considerable detail certain of the assumptions made with respect to Prospect Medical's hospital and IPA operations and consolidated operations.

        The board members signed a unanimous written consent as of May 28, 2010, approving the compensation of the special committee as described in "Special Factors—Interests of Prospect Medical's Directors and Executive Officers in the Merger."

        On May 28, 2010, the special committee met to discuss the proposed transaction. Representatives of the special committee's legal and financial advisors also participated in the meeting. UBS discussed with the special committee historical trading prices and volumes for Prospect Medical's common stock, management's financial projections and balance sheet for Prospect Medical and certain preliminary financial analyses and statistics based on management's financial projections for Prospect Medical. Utilizing hypothetical per share purchase prices ranging from $8.00 to $10.00 per share, UBS compared (i) low to high implied revenue multiples of 0.7x to 0.9x, implied earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples of 4.8x to 7.8x and implied earnings per share ("EPS") multiples of 8.0x to 15.0x of Prospect Medical for various periods with low to high implied revenue multiples of 0.4x to 0.9x, implied EBITDA multiples of 4.0x to 7.6x and implied EPS multiples of 8.0x to 11.3x of selected hospital and/or primary care physician management companies for corresponding periods and (ii) low to high implied revenue multiples of 0.8x to 0.9x and implied EBITDA multiples of 6.8x to 7.8x of Prospect Medical for the latest 12 months with low to high implied revenue multiples of 0.8x to 2.1x and implied EBITDA multiples of 6.4x to 12.1x of selected precedent transactions involving hospital companies for the corresponding period. Also, UBS noted that a preliminary discounted cash flow analysis indicated a range of implied present values (before deducting the present value of projected stock-based compensation expense) of approximately $7.25 to $9.95 per outstanding share of Prospect Medical common stock and a review of illustrative leveraged buyout statistics indicated five-year internal rates of return for a financial buyer of approximately 8% to 22%. Management's projections are summarized in "Special Factors—Management's Projected Financial Information" beginning on page 67 of this proxy statement. After discussion, it was the consensus of the special committee that Leonard Green's proposal at $8.00 was inadequate. This led to a discussion of strategic considerations, including alternative approaches to a sales process and the utility of either a pre-signing market check or post-signing go-shop process. The special committee determined that it would be helpful to discuss with management a list that was being developed by the special committee with the assistance of UBS of strategic parties and financial sponsors that might be interested in an acquisition of Prospect Medical in order to determine management's knowledge of the parties listed. The purpose of developing a list at that time was to be prepared to begin soliciting parties immediately upon commencement of a post-signing go-shop process, should that approach be adopted by the special committee. The decisions whether to sell Prospect Medical and, in that event, whether to engage in a pre-signing market check or a post-signing go-shop process, were deferred during this period dependent upon whether the negotiations with Leonard Green were progressing satisfactorily.

        As a follow up to the May 28th meeting, the special committee met on May 31, 2010 for the purpose of further considering the price proposed by Leonard Green. Representatives of the special committee's legal advisors also participated in the meeting. After discussion, the special committee decided that it would meet again with management, with the special committee's advisors present, to explore several assumptions made by management in preparing the financial plan and expected results of operations for the third and fourth quarters of the fiscal year ending September 30, 2010. The special committee's legal advisors also were asked to prepare a list of potential deal terms for discussion by the committee.

        On June 1, 2010, Messrs. Lee, Heather, Goldston and Kahn met with the special committee at its request. Representatives of the special committee's legal and financial advisors also participated. Following its emergence from bankruptcy in April 2009, Brotman Medical Center, Inc. ("Brotman") recorded a liability to the Centers for Medicare and Medicaid Services arising out of so-called outlier payments received for services provided by Brotman to Medicare-eligible inpatients for portions of calendar 2005, all of calendar 2006 and portions of 2007 (the "Brotman outlier liability"). Management addressed in considerable detail the special committee's questions about management's assumptions with respect to the timing and amount of payment of the Brotman outlier liability, as well as the expected results of operations for the upcoming third and fourth quarters. The special committee then met with its advisors, without management present, to discuss further the Brotman outlier liability and the ongoing cost of capital due to our outstanding senior secured notes, including capital expenditures for an emergency room and radiology facilities. After discussion, the special committee determined that the payment of Prospect Medical's portion of the Brotman outlier liability, estimated at $9,900,000, should be reflected in fiscal year 2013, and asked UBS to adjust its preliminary discounted cash flow analysis and illustrative leveraged buyout statistics reviewed with the special committee at its May 28, 2010 meeting accordingly.

        The special committee met on June 2, 2010 with representatives of the special committee's legal and financial advisors also participating. In advance of this meeting, UBS had provided the special committee with a revised preliminary discounted cash flow analysis and illustrative leveraged buyout statistics reflecting the view of the special committee as to the timing of the Brotman outlier liability, which indicated a revised range of implied present values (before deducting the present value of projected stock-based compensation expense) of approximately $7.35 to $10.05 per outstanding share of Prospect Medical common stock and five-year internal rates of return for a financial buyer of approximately 8% to 22%. The special committee discussed strategic considerations in a transaction of this nature, including the need to provide appropriate incentives to strategic and financial buyers interested in engaging in due diligence, whether the special committee should engage in a pre-signing market check and certain terms and conditions associated with negotiating a go-shop provision. This led to a discussion of the potential deal terms that had been outlined by the special committee's legal advisors. Among the matters discussed were the following subjects concerning deal certainty:

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  the ability to specifically enforce a contract;

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  payment by a buyer of a reverse termination fee for terminating a merger agreement under certain circumstances (typically seen in agreements with private equity sponsors where such private equity sponsors require third-party debt financing); and

  •
  carving out certain broad exceptions to the buyer's right to terminate a merger agreement in the event of a "material adverse effect."

Also discussed were the terms of "go-shop" provisions, including the following:

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  the length of time following execution of a merger agreement to solicit competing takeover proposals;

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  the ability to reimburse expenses of third parties that submit competing takeover proposals in order to encourage potential bidders;

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  "matching right" provisions that obligate a company to provide notice to and negotiate with a buyer in case of a competing takeover proposal; and

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  bifurcated termination fees that permit a company to actively solicit and negotiate takeover proposals, with a lower termination fee being payable to a buyer if the company terminates the merger agreement to enter into an agreement constituting a superior proposal during the go-shop period.

Finally, the special committee discussed stockholder voting agreements and provisions requiring a majority vote of unaffiliated stockholders to adopt a merger agreement (a "majority of the minority vote") and the applicable legal standards under Delaware law.

        Following this discussion, UBS was instructed to express to Leonard Green the special committee's view that while the $8.00 per share price was inadequate, Leonard Green would be permitted to continue to update its due diligence with a goal of improving the valuation in its proposal. UBS conveyed the special committee's position on price and due diligence to Leonard Green in a conversation on June 3, 2010, and discussed certain contractual terms sought by the special committee, including:

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  a 60-day go-shop period;

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  an open go-shop without preconditions;

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  some form of expense reimbursement for competing bidders;

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  limited rights to top a competing proposal during the go-shop period;

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  a matching right only after the go-shop period;

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  a bifurcated termination fee at 1% of the equity value of the transaction during the go-shop period and 2.25% of the equity value of the transaction after the go-shop period; and

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  a majority of the minority vote provision.

During the conversation, Leonard Green did not comment on the contract terms, except for stating an unequivocal objection to a majority of the minority vote.

        On June 7, 2010, in response to the special committee's concerns, Leonard Green submitted a revised proposal that increased the proposed price to $8.25 per share. The revised proposal contained an expanded term sheet detailing certain provisions that Leonard Green proposed to incorporate in a merger agreement, including:

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  increasing the go-shop period during which Prospect Medical could actively solicit and encourage competing takeover proposals from 30 days to 40 days and providing an additional 15 days to continue negotiations with third parties who submitted an offer reasonably likely to lead to a superior proposal during the go-shop period;

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  an obligation for Prospect Medical to provide a five-business day notice period to, and negotiate with, Leonard Green in case of a superior proposal;

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  a bifurcated termination fee requiring Prospect Medical to pay 2.5% of the equity value of the transaction if it terminated the merger agreement to enter into a superior proposal during the go-shop period and 3.76% of the equity value of the transaction if it terminated the merger agreement to enter into a superior proposal after the go-shop period;

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  specific performance as a remedy in the event of a breach;

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  reimbursement of Leonard Green's transaction expenses up to $4,000,000 in the event the merger agreement was terminated under certain circumstances; and

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  an unconditional guarantee by GEI V of the obligations of Leonard Green's acquisition entity under the merger agreement and its agreement to "back-stop" Prospect Medical's obligation to offer to purchase its senior secured notes following the closing of the transaction.

Leonard Green reiterated that completion of the transaction would not be subject to a financing condition and that it would not enter into a merger agreement that contained a majority of the minority vote requirement.

        The special committee met on June 8, 2010 to consider the revised proposal from Leonard Green. Representatives of the special committee's legal and financial advisors also participated in the meeting. The special committee discussed Leonard Green's proposed price and determined it was still inadequate, and that the revised proposal failed to address the special committee's desire to include a majority of the minority vote and some level of expense reimbursement to encourage third-party bidders to submit competing takeover proposals. UBS relayed to the special committee that it had spoken with Leonard Green earlier in the day as requested to share the special committee's concerns over price and the lack of a majority of the minority vote. At the conclusion of the meeting, the special committee instructed UBS to express to Leonard Green the special committee's view that Leonard Green's proposed price of $8.25 per share was inadequate, and that an increase in price would be required before the special committee would engage in further negotiations regarding specific contract terms.

        On June 10, 2010, in accordance with the special committee's directive, UBS discussed with Leonard Green the special committee's views regarding Leonard Green's latest proposal and the proposed price.

        On June 16, 2010, Leonard Green sent a revised written proposal, in which its price was increased to $8.50 per share (an increase of 13% over its initial proposed price of $7.50 per share) and which was accompanied by the same term sheet that it had previously distributed on June 7, 2010. Leonard Green indicated that the increase to $8.50 per share was contingent on the commencement of negotiations of a definitive merger agreement reflecting the terms previously communicated on June 7th, as well as other customary terms and conditions. Leonard Green added that, assuming satisfactory completion of the negotiations and delivery of disclosure schedules, it would be prepared to engage in discussions with the special committee on an increase to the proposed merger consideration if all the circumstances merit such a discussion.

        At a meeting held on June 17, 2010, the special committee considered Leonard Green's revised proposal. Representatives of the special committee's legal and financial advisors also participated in the meeting. In an earlier conversation with UBS, Leonard Green expressed a strong preference to have a negotiated agreement in place prior to addressing any further price discussions. The special committee discussed the increase in Leonard Green's proposed price and whether the language in its June 16th letter would be sufficient for the special committee to take the next step and have a merger agreement drafted. After discussion, the special committee determined to take that next step. The special committee then expressed its views on the importance of having a sufficiently long go-shop period during which Prospect Medical could actively solicit and negotiate with third-party bidders, a majority of the minority vote, a limit on the expense reimbursement to be offered to Leonard Green in case the merger agreement was terminated under certain circumstances, and the size of the termination fee. Also discussed were various ways of incentivizing prospective bidders to participate in a process, including by reimbursing expenses of prospective bidders and placing a dollar or percentage limit on, and limiting the period of, Leonard Green's matching right. The special committee directed Locke Lord to revise the term sheet to reflect the special committee's position on these issues and present it to Leonard Green.

        A revised term sheet prepared by Locke Lord was sent to Leonard Green on June 19, 2010. The term sheet left the price to be determined and contained the following terms:

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  increased from 15 days to 20 days the subsequent period beyond the 40-day go-shop period during which Prospect Medical could continue to negotiate with certain parties that had submitted competing takeover proposals during the go-shop period;

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  included the ability to reimburse expenses incurred by prospective bidders during the go-shop period;

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  reduced the notice period during which Prospect Medical had to negotiate with Leonard Green if a superior proposal was made from five business days to two business days;

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  provided Leonard Green with a matching right in response to a superior proposal only if the per share price in a superior proposal was equal to or less than 110% of the per share consideration offered in the merger agreement;

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  provided for a majority of the minority vote;

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  reduced the bifurcated termination fee to 1.25% and 2.5% from 2.5% and 3.76% of the equity value of the transaction, respectively; and

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  reduced the cap on the obligation of Prospect Medical to reimburse Leonard Green's expenses in connection with the transaction from $4,000,000 to $1,500,000.

        On June 21, 2010, Leonard Green and its legal advisor, Latham & Watkins LLP ("Latham & Watkins") submitted a revised term sheet in response to the changes requested by the special committee. The revised term sheet:

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  accepted the increase from 15 to 20 days after the expiration of the 40-day go-shop period during which Prospect Medical could continue to discuss and negotiate competing third-party takeover proposals that were submitted during the go-shop period;

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  accepted Prospect Medical's ability to reimburse expenses from third-party bidders during the go-shop period up to $500,000;

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  accepted a reduction of the period during which Prospect Medical had an obligation to negotiate with Leonard Green from five business days to two business days;

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  proposed a bifurcated termination fee payable by Prospect Medical equal to 2% if Prospect Medical terminated the merger agreement to enter into a superior proposal during the go-shop period, and 3% if Prospect Medical terminated the merger agreement to enter into a superior proposal after the expiration of the go-shop period;

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  proposed a cap on Leonard Green's expense reimbursement of $2,500,000;

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  deleted restrictions on Leonard Green's matching rights in response to a superior proposal; and

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  deleted the majority of the minority vote.

        In accordance with the special committee's previous instructions, UBS then contacted Leonard Green and relayed the special committee's view that, while the revised term sheet was constructive, there still were a few major open points, namely the proposed price, a majority of the minority vote and the restriction on Leonard Green's matching right. UBS expressed the special committee's views on its proposed $1,000,000 expense reimbursement for third parties submitting competing takeover proposals during the go-shop period, bifurcated termination fees of 3% and 1% and a $2,000,000 cap on Leonard Green's expense reimbursement in the event of termination of the merger agreement. Leonard Green indicated it was willing to negotiate these latter points in connection with the negotiation of a definitive merger agreement. Leonard Green also mentioned that it expected management to roll over a sizeable amount of their equity in Prospect Medical. In light of these discussions, Leonard Green asked if its legal advisor should be instructed to draft a merger agreement, to which UBS conveyed the special committee's view that such a step would be constructive.

        On June 21, 2010, the special committee met to review the status of negotiations with Leonard Green. Representatives of the special committee's legal and financial advisors also participated in this meeting. The special committee was updated as to UBS' recent discussions and negotiations with Leonard Green. The representative of Locke Lord then summarized the changes in the term sheet between Leonard Green's initial proposal submitted on June 7, 2010 and the proposal submitted on June 21, 2010. During this period, Leonard Green:

  •
  acceded to an increase of the go-shop period from 30-days to 40-days and an increase from 15 days to 20 days of a subsequent period during which Prospect Medical could continue to discuss and negotiate with third parties that had submitted a takeover proposal during the go-shop period;

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  decreased the period of Leonard Green's matching rights in case of a superior proposal from five business days to two business days;

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  reduced the termination fee from 2.5% in the event termination occurred during the go-shop period and 3.76% in the event termination occurred after the expiration of the go-shop period to 2% and 3%, respectively;

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  permitted Prospect Medical to offer expense reimbursement to third parties that submitted superior proposals during the go-shop period up to $500,000; and

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  decreased the cap on Prospect Medical's obligation to reimburse the expenses of Leonard Green from $4,000,000 to $2,500,000;

        On June 25, 2010, Latham & Watkins distributed the first draft of the merger agreement. Leonard Green also asked that it be permitted to begin discussions with management about the terms of management's rollover investment and to schedule a call to review Prospect Medical's May financial results. Leonard Green was asked to defer any discussions with management until agreement was reached on major terms of the transaction, but a call regarding the May results was scheduled. The draft of the merger agreement prepared by Latham & Watkins was consistent with the term sheet that had been delivered by Leonard Green on June 21, 2010.

        During this period, Locke Lord coordinated comments on the draft merger agreement from the special committee and its advisors, as well as from Prospect Medical and its legal advisor, and prepared a revised draft of the merger agreement. On July 3, 2010, the chair of the special committee and representatives of the special committee's legal and financial advisors discussed the merger agreement, and later that day Locke Lord described the changes they were proposing to make to the merger agreement, which were consistent with the term sheet that Locke Lord had distributed to Leonard Green and its representatives on June 19, 2010.

        On July 3, 2010, Locke Lord's revised draft of the merger agreement was sent to Leonard Green. The revised draft included a majority of the minority vote, increased the amount of expense reimbursement for third party bidders from $500,000 to $1,000,000, decreased the termination fee payable by Prospect Medical in case of a termination during the go-shop period from 2% to 1.5%, decreased the cap on expense reimbursement for Leonard Green to $2,000,000 and restricted the ability of Leonard Green to match a superior proposal unless the price is equal to or less than 110% of $8.50. In addition, the special committee rejected a proposed closing condition that not more than 10% of our outstanding common shares would seek appraisal rights for their shares. A note was added to a reference to a voting agreement to the effect that the obligation to vote shares in favor of adoption of the merger agreement should terminate in the event of any change in the recommendation of the board of directors of Prospect Medical, whether due to the receipt of a superior proposal or an intervening event. This provision was ultimately accepted by Leonard Green and incorporated into the company stockholder voting agreement negotiated with management.

        On July 7, 2010, representatives of Locke Lord and Latham & Watkins discussed the changes that Locke Lord had made in the revised merger agreement. On the basis of this discussion, Latham & Watkins sent to Locke Lord a revised merger agreement on July 9, 2010, which was then distributed to the special committee and its other advisors. The revised merger agreement:

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  deleted the restriction on Prospect Medical's obligation to provide notice to and negotiate with Leonard Green if a superior proposal offered 110% or more of the per share merger consideration to Prospect Medical's stockholders;

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  increased the termination fee payable by Prospect Medical if it terminated the merger agreement during the go-shop period from 1.5% to 2.0%;

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  increased the cap on Leonard Green's expense reimbursement from $2,000,000 to $2,500,000;

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  proposed $500,000 of expense reimbursement to third parties that submit competing takeover proposals during the go-shop period;

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  accepted the deletion of the appraisal rights condition described above; and

  •
  deleted the majority of the minority vote.

        On July 12, 2010, the special committee met to discuss the status of negotiations and the revised merger agreement. Representatives of the special committee's legal and financial advisors also participated in this meeting. The representatives of Locke Lord reviewed with the special committee the structure of the merger, the treatment of the common stock, options and warrants of Prospect Medical in the merger, the representations and warranties, the restrictions on the conduct of the business, the covenants and conditions, the termination provisions and the general provisions, including the definition of a "company material adverse effect." It was noted that the obligations of Ivy Holdings, which was identified as the party to the merger agreement that was to be formed by Leonard Green, were to be guaranteed by GEI V and Green Equity Investors Side V, L.P., two funds sponsored by Leonard Green that would be participating in the transaction.

        The issues raised in the term sheets that remained unresolved were discussed, including the majority of the minority vote, expense reimbursement for competing bidders, Ivy Holdings' matching right in connection with a superior proposal, the termination fee payable during the go-shop period, and the cap on Prospect Medical's obligation to reimburse Ivy Holding's expenses in the event of a termination of the merger agreement by Prospect Medical. The committee discussed these matters with representatives of Locke Lord and Potter Anderson. It was the view of the special committee that if the transaction involved a price that was considered fair and there were other protections adequate to safeguard the interests of Prospect Medical's unaffiliated stockholders, it would not be necessary to seek the approval of a majority of the unaffiliated stockholders. The special committee instructed its legal advisors to address these issues in negotiations with Leonard Green and its legal advisors in a manner consistent with the discussion. The possibility of adding a provision to the existing confidentiality agreement with Leonard Green that would preclude, among other things, any purchases of stock of Prospect Medical (commonly called a "standstill" provision) was discussed, which the special committee believed would not have an adverse effect on potential alternative bidders that would be bound by a similar provision. It was determined that the company stockholder voting agreement pursuant to which the Rollover Investors would be required to vote in favor of adoption of the merger agreement or their obligations to consummate the transactions contemplated by the contribution and subscription agreement should not apply after a change in the board of directors' recommendation in response to a superior proposal. This provision was eventually accepted by Leonard Green and incorporated into the company stockholder voting agreement and the contribution and subscription agreement negotiated with management. The special committee also was advised on the status of the preparation of disclosure schedules to the merger agreement.

        On July 13, 2010, Locke Lord sent to Latham & Watkins a revised draft of the merger agreement that included additional changes proposed by Prospect Medical and the special committee's legal advisors, and an initial draft of the disclosure schedules to the merger agreement.

        On July 15, 2010, Locke Lord, Potter Anderson, UBS and Latham & Watkins held a conference call in an attempt to negotiate and resolve some of the issues. This was followed by a call on July 16, 2010 between UBS and Leonard Green to discuss the remaining open issues and price. At the direction of the special committee, UBS informed Leonard Green that a compromise on the cap on the reimbursement of Leonard Green's expenses at $2,250,000 had been discussed by the special committee, and that the special committee indicated this would be acceptable if agreement could be reached on three related issues. UBS indicated that the special committee had proposed a termination fee of 1.75% payable during the go-shop period, expense reimbursement of up to $1,000,000 for third party bidders, and to leave the notice period for Leonard Green's matching right at 48 hours. Leonard Green indicated that this compromise would be acceptable. After this compromise was reached, the open issues included the price, the inclusion of a majority of the minority vote and the restriction on Leonard Green's matching right if a superior proposal offered 110% or more of the proposed per share consideration. UBS relayed the special committee's views that the first two issues could be resolved if the price was acceptable. Leonard Green responded that the 110% provision might be acceptable, but not the majority of the minority vote, and that, in light of issues arising from due diligence, the disclosure schedules and Prospect Medical's more recent financial performance, $8.50 was its best and final price.

        Also on July 15, 2010, Latham & Watkins provided Locke Lord with drafts of the LGP Funds' guarantee and equity commitment letter. On July 17, 2010, Latham & Watkins provided Locke Lord with comments to the disclosure schedules.

        On July 20, 2010, in accordance with the directive of the special committee, UBS contacted Leonard Green and, among other things, reiterated the special committee's view that Leonard Green should again increase its proposed price. The representative of Leonard Green again informed UBS that it could not justify a price above $8.50 per share.

        Also on July 20, 2010, the special committee met to discuss the proposed transaction. Representatives of the special committee's legal and financial advisors also participated in the meeting. The special committee was updated on the status of negotiations and remaining open issues and was informed that Leonard Green indicated that $8.50 per share was its best and final price. Leonard Green reiterated that a majority of the minority voting provision was unacceptable and that it was unwilling to devote the time and resources, and incur the substantial expenses, necessary to execute a merger agreement and attempt to consummate the merger if a relatively small percentage of Prospect Medical's stockholders would have the ability to veto the merger after the merger was approved by both the special committee and the board of directors and submitted to Prospect Medical's stockholders for a vote. Leonard Green pointed out that the special committee would have a post-signing go-shop period of 40 days during which the special committee would be entitled to solicit additional interest in Prospect Medical, that discussions or negotiations with the excluded parties could be continued for an additional 20-day period, and, after the conclusion of that period, the fiduciary-out provision would continue to permit Prospect Medical to consider and respond to unsolicited superior proposals. Additionally, Leonard Green pointed out that the company stockholder voting agreement and the contribution and subscription agreement would terminate upon the termination of the merger agreement or upon a change of recommendation by the board of directors, whether such termination or change of recommendation was due to a superior proposal or an intervening event. A discussion ensued as to whether, under these circumstances, the special committee should authorize management to discuss with Leonard Green the terms of the rollover of equity and related stockholder arrangements. It was the consensus of the special committee members that given the considerable efforts that had been undertaken to increase Leonard Green's proposed purchase price, it would be appropriate to proceed on the basis of $8.50 per share, and that management should be authorized to negotiate with Leonard Green the terms of the required rollover investment and stockholder arrangements.

        Also on July 20, 2010, Locke Lord sent to Latham & Watkins a proposed revision to the confidentiality agreement with Leonard Green that added a standstill provision and revised drafts of the LGP Funds' guarantee and equity commitment letter. The revised drafts of the LGP Funds' guarantee and equity commitment letter modified the termination provisions and provided that the obligations of the two funds would be joint and several. Leonard Green advised the special committee that the documentation relating to the LGP Funds requires the LGP Funds to make their investments pro rata based on committed capital. Leonard Green further advised the special committee of the financial resources available to the LGP Funds and, in particular, the uncommitted capital available to be called from the limited partners of each of the LGP Funds. The special committee subsequently determined that it would be acceptable if the obligations of the LGP Funds were several and not joint. While this would preclude enforcing the obligation for the entire amount against one of the funds if the other should default, the special committee believed that this would be a remote possibility based on the information conveyed by Leonard Green about the financial resources of the LGP Funds.

        On July 20, 2010, the Rollover Investors retained Bingham McCutchen LLP ("Bingham McCutchen") to act as their legal advisor in connection with the proposed transaction.

        On July 21, 2010, Latham & Watkins sent Locke Lord revised drafts of the merger agreement, and the LGP Funds' guarantee and equity commitment letter, and on July 24, 2010 they exchanged their comments on these documents. The revised draft reflected an agreement by Leonard Green to increase Prospect Medical's ability to reimburse third parties up to $1,000,000, and that Ivy Holdings would only have a match right if the per share merger consideration offered by a superior proposal was less than 110% of the per share merger consideration offered by Ivy Holdings.

        On or about July 21, 2010, after confirmation that Leonard Green was permitted to discuss the terms of the proposed management rollover with management, Latham & Watkins distributed to management a term sheet for the stockholders agreement for Ivy Holdings, in which it indicated that it would expect Messrs. Lee, Topper and Heather and Dr. Prasad to contribute to Ivy Holdings shares of Prospect Medical common stock having a value of $57,000,000, as well as drafts of a company stockholder voting agreement and a contribution and subscription agreement.

        Beginning on July 22, 2010, Latham & Watkins and Bingham McCutchen negotiated and exchanged drafts of the documentation relating to the Rollover Investors, including the contribution and subscription agreement and company stockholder voting agreement, and a term sheet and draft of a stockholders agreement addressing matters as between the prospective stockholders of Ivy Holdings following the proposed merger, including provisions relating to the drag-rights, tag-rights and rights of minority board members; and the bylaws and charter of Ivy Holdings and the surviving corporation.

        At about this same time, the special committee, members of our management, and Leonard Green, together with their respective legal counsel, turned their attention to several outstanding business and legal issues, as well as the conduct of further due diligence relating to some of such issues. One of these issues related to a letter that Prospect Medical received from the Centers for Medicare and Medicaid Services ("CMS"). Between February 9, 2010 and March 11, 2010, on behalf of CMS, the California Department of Public Health ("CDPH"), had conducted a survey at two of Prospect Medical's hospitals to ensure their compliance with certain conditions of participation in the Medicare program. Prospect Medical was informed by CMS in a letter dated July 21, 2010 that the hospitals were not in compliance with the conditions for participation in certain respects. The letter indicated that the hospitals could address this noncompliance by submitting documentation evidencing correction of the deficiencies and compliance with all other conditions of participation. Prospect Medical informed Leonard Green of its receipt of the letter from CMS, whereupon Leonard Green and its legal advisor began evaluating the significance of these matters as they might affect the operations of the two Prospect Medical hospitals.

        The special committee met on July 26, 2010, and again on July 30, 2010, to discuss the list developed by the special committee with the assistance of UBS of parties to be contacted upon the commencement of a go-shop period and the process to be conducted during that period should the proposed merger transaction be approved. Representatives of the special committee's legal and financial advisors also participated in both of these meetings, and Messrs. Goldston and Kahn participated in the first meeting for the purpose of providing the special committee with management's insight with respect to these parties. The parties to be contacted were divided into two groups, the first being strategic parties or sponsors with strategic interests and the second being financial sponsors, and included those parties that were believed might have an interest in and capability of acquiring Prospect Medical. The special committee also discussed the proposed process for the go-shop period, which would commence by sending to potentially interested parties a short summary with only publicly-available information describing Prospect Medical and the opportunity and, after the execution of confidentiality agreements, a confidential information memorandum and access to a data room.

        On August 3, 2010, Prospect Medical submitted to CMS evidence of the hospitals' compliance with all conditions of participation in the Medicare program. After review of the written submission by Prospect Medical and further discussions, Leonard Green on or about August 10, 2010 indicated a willingness to proceed on the basis of the negotiations to date, including the merger consideration of $8.50 per share, but required additional closing conditions in the merger agreement relating to the continuance of Prospect Medical's Medicare provider numbers and acute care hospital licenses. We expect that the CDPH will conduct another survey of the two Prospect Medical hospitals within the next few months to confirm their compliance with certain conditions of the Medicare program, as well as to confirm that the deficiencies identified in the prior survey were corrected. If the merger is still pending at the time, this follow-up survey, depending on the survey results, could affect the satisfaction of the closing conditions in the merger agreement related to our Medicare provider status and hospital licenses and delay the closing of the merger. We do not expect such a delay, however.

        Through August 13, 2010, Locke Lord negotiated with Latham & Watkins revisions to the merger agreement and related transaction documents, including the LGP Funds' guarantee and equity commitment letter, and TroyGould provided comments to the merger agreement and related documents on behalf of Prospect Medical and finalized the disclosure schedules required by the merger agreement. During this period, Bingham McCutchen, on behalf of the Rollover Investors, separately negotiated with Latham & Watkins definitive agreements setting forth the terms of the rollover investment by the Rollover Investors, including investment terms and commitments, voting obligations and the terms of the stockholders agreement that would govern specified matters among the stockholders of Ivy Holdings following the merger. The terms of employment of the Rollover Investors were not negotiated or modified in connection with these negotiations, and the Rollover Investors will continue to be employed under the existing terms of their current employment following the merger. See "Special Factors—Interests of Prospect Medical's Directors and Executive Officers in the Merger" beginning on page 74 of this proxy statement. Leonard Green continued to conduct due diligence during this period which included a call with management on August 10, 2010 to discuss Prospect Medical's June results. Representatives of UBS also participated in the call.

        On August 12, 2010, the special committee met, and representatives of the special committee's legal and financial advisors also participated in the meeting. At the request of the chair of the special committee, the representative of Locke Lord provided an update regarding the proposed resolution of the remaining issues in the merger agreement. He noted that all major issues had been resolved, and he was confident that the minor issues could be resolved. Finally, he summarized the proposed sequence of events for finalizing the merger agreement and related documents and presenting them to the special committee for its consideration. The rest of the meeting was devoted to a discussion and ultimately approval by the special committee of a list of the parties to be contacted upon commencement of the go-shop period should the merger proceed.

        The special committee met on Saturday, August 14, 2010, at the offices of TroyGould. Prior to the meeting, the special committee was provided with, among other things, copies of the merger agreement and related transaction documents, the agreements relating to the rollover investments and voting commitments of the Rollover Investors, and a summary of the terms of those agreements. Representatives of the special committee's legal and financial advisors also participated in the meeting. A representative of Locke Lord was asked during the meeting to discuss the material terms and conditions of the merger agreement and related agreements, and to review the final negotiations that had occurred between Locke Lord, Potter Anderson and Latham & Watkins with respect to the merger agreement. The special committee and its advisors discussed the terms and conditions of the proposed merger agreement generally and then focused on certain provisions. With respect to the go-shop provision, the special committee and its advisors discussed in detail Prospect Medical's ability to actively solicit takeover proposals during the go-shop period and the bifurcated termination fee whereby Prospect Medical would be obligated to pay Ivy Holdings a termination fee equal to (1) $3,600,000 in the event Prospect Medical terminated the merger agreement in order to enter into a definitive agreement with a third party by September 25, 2010, or with an excluded party during the 20-day period thereafter, and (2) $6,200,000 in the event that Prospect Medical terminated the merger agreement under any other circumstances, plus, in each case, reimbursing Ivy Holdings for its documented expenses of up to $2,250,000. Also discussed was the contribution to be made by the Rollover Investors to Ivy Holdings in exchange for shares of common stock of Ivy Holdings, which would own Prospect Medical after the completion of the merger, and the terms of the contribution and subscription agreement, the company stockholder voting agreement and the stockholders agreement negotiated by the Rollover Investors and their legal advisor with Leonard Green and its legal advisor.

        At the August 14 meeting, UBS reviewed with the special committee UBS' financial analysis of the $8.50 per share merger consideration and delivered to the special committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated August 14, 2010, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $8.50 per share consideration to be received in the merger by holders of Prospect Medical's common stock (other than excluded holders) was fair, from a financial point of view, to such holders. The representatives of UBS were excused from the meeting, and a representative of Potter Anderson again reviewed with the special committee the directors' fiduciary duties in evaluating the transaction. Following further discussion by the special committee, the special committee unanimously adopted resolutions declaring the merger agreement and the transactions contemplated by the merger agreement, including the merger, advisable, fair to and in the best interests of Prospect Medical and our stockholders; recommending the submission of the merger agreement and the transactions contemplated by the merger agreement, including the merger, to our board of directors; and recommending that our board of directors approve the merger agreement and the transactions contemplated by the merger agreement, including the merger. The UBS representatives rejoined the meeting, and the special committee and its advisors then discussed the solicitation and other efforts to approach prospective bidders that would be undertaken on Prospect Medical's behalf during the proposed go-shop period.

        The meeting of the special committee was adjourned, and a meeting of the full board of directors was immediately convened at the offices of TroyGould, with all members in attendance. Mr. Heather, Ms. Shin, Mr. Goldston, and representatives of TroyGould and of the special committee's legal and financial advisors also participated in the meeting. At the request of Mr. Lee, a representative of TroyGould explained that the purpose of the meeting was to consider and act upon the proposed merger transaction with entities affiliated with funds sponsored by Leonard Green, following which he described the structure of the proposed transaction, the formation of the special committee and negotiations through the special committee of the terms and conditions of the merger agreement. At the request of the board of directors, the representative of Locke Lord summarized the recommendations of the special committee. At the special committee's request, UBS then summarized for the board of directors the presentation that UBS had provided to the special committee and the proposed process to be undertaken with respect to the solicitation of prospective bidders during the go-shop period. The representative of Potter Anderson then reviewed the directors' fiduciary duties with respect to a transaction of this type under applicable law. The representative of Locke Lord reviewed with the board of directors the material terms of the proposed merger agreement and related transaction documents, making reference to a summary that had been included in the materials for the board meeting.

        Following this discussion, the board of directors unanimously adopted resolutions declaring the merger agreement and the transactions contemplated by the merger agreement, including the merger, advisable, fair to and in the best interests of Prospect Medical and our stockholders; approving the merger agreement; authorizing us to enter into the merger agreement, perform our obligations thereunder and, subject to adoption of the merger agreement by our stockholders, consummate the merger; and recommending that our stockholders adopt the merger agreement. Mr. Lee and Dr. Prasad, both of whom are Rollover Investors, voted after all of our independent directors, who represent a majority of our board of directors, had already voted to approve the merger agreement and the transactions contemplated thereby, including the merger, and to recommend that our stockholders adopt the merger agreement.

        The merger agreement and related documents were finalized on Sunday, August 15, 2010, and were executed and delivered by Prospect Medical, Ivy Holdings and Merger Sub, and the Rollover Investors as of Monday, August 16, 2010. On Monday morning, August 16, 2010, prior to the opening of trading on the

NASDAQ Global Market, we issued a press release announcing the execution of the merger agreement and the commencement of the go-shop process during which proposals from third parties would be actively solicited.

        Later that same day, pursuant to the go-shop provision of the merger agreement, at the direction and under the supervision of the special committee, representatives of UBS began contacting prospective strategic and financial bidders that were believed to be potentially interested in, and capable of, consummating an acquisition of Prospect Medical at a purchase price greater than $8.50 per share. During the go-shop period, 67 parties were contacted and one unsolicited indication of interest concerning Prospect Medical was received. Of the 67 parties contacted, 15 were strategic parties, 11 were strategic parties owned by financial sponsors and 41 were financial sponsors, three of which also owned strategic parties that were contacted separately. The financial sponsors contacted included two parties, other than Leonard Green, that had submitted to Prospect Medical a nonbinding proposal or indication of interest in 2009. Five parties entered into confidentiality agreements with Prospect Medical and were provided with a confidential information memorandum and access to confidential information in Prospect Medical's online data room.

        The special committee met from time to time during the go-shop period to discuss the status of the solicitation activities. Representatives of the special committee's legal and financial advisors participated in these meetings. The special committee also received regular updates regarding parties that had been contacted and the due diligence activities of those parties that had entered into confidentiality agreements. Each of the five parties that had entered into confidentiality agreements indicated, prior to the end of the go-shop period, that it would not be making a proposal to acquire Prospect Medical. The go-shop period ended at 12:01 p.m. (New York City time) on September 25, 2010. Since the end of the go-shop period, no party has approached the special committee, UBS or Prospect Medical expressing an interest in pursuing a transaction to acquire Prospect Medical at a price in excess of $8.50 per share.

        On September 7, 2010, the standing compensation committee of the board of directors of Prospect Medical, which is comprised of Mr. Levinsohn, the Chairman of the committee, and Messrs. Robson and Schwartz, the two other non-employee directors of Prospect Medical, met to discuss the proposed treatment in the merger agreement of outstanding stock options under Prospect Medical's stock incentive plans. The compensation committee also considered the award of an annual discretionary bonus to Mr. Lee as contemplated by Mr. Lee's employment agreement, a one-time discretionary cash bonus to a key employee of Prospect Medical and an annual award of common stock to Prospect Medical's non-employee directors for the non-employee directors' services as such. At the meeting, the compensation committee determined, among other things, that the merger would constitute a "change of control" of Prospect Medical for purposes of Prospect Medical's 2008 Omnibus Equity Incentive Plan and, as such, that the compensation committee was authorized under the provisions of the 2008 Plan, in its discretion, to accelerate the vesting of unvested stock options outstanding under the 2008 Plan and to cancel the outstanding stock options at the effective time of the merger in exchange for payment of the option consideration provided for in the merger agreement as described elsewhere in this proxy statement. The compensation committee also determined, pursuant to the terms of the Prospect Medical 1998 Stock Incentive Plan, to cancel the outstanding stock options under the 1998 Plan at the effective time of the merger in exchange for payment of the option merger consideration provided for in the merger agreement. At the September 7, 2010 meeting, the compensation committee also determined to recommend to the full board of directors of Prospect Medical that the non-employee directors be awarded 6,000 shares of Prospect Medical common stock each under the 2008 Omnibus Equity Incentive Plan as compensation for their services as directors. The compensation committee tabled any further action with respect to the treatment of outstanding stock options or any annual discretionary bonus for Mr. Lee.

        The compensation committee met again on September 17, 2010 and determined that all unvested stock options outstanding under the Prospect Medical 2008 Omnibus Equity Incentive Plan would become vested immediately prior to the effective time of the merger, subject to certain exceptions in the case of option holders who have been employed for less than two years. The compensation committee also determined that all outstanding vested stock options under the Prospect Medical stock incentive plans would be canceled at the effective time of the merger in exchange for the payment of the option consideration provided for in the merger agreement, and that these actions would satisfy the relevant covenants of Prospect Medical and closing conditions contained in the merger agreement.

        At its September 17, 2010 meeting, the compensation committee approved a discretionary cash bonus of $1,235,000 to Mr. Lee for the fiscal year ended September 30, 2010, payment of which is contingent upon the completion of the merger. The bonus is for Mr. Lee's services throughout the year as Chief Executive Officer, including his services in connection with the merger. The payment of the cash bonus was tied to the completion of the merger, because the value to be received in the merger by our unaffiliated stockholders was one factor in the compensation committee's bonus determination. The compensation committee also wished to preserve flexibility to consider paying the bonus in the form of restricted or unrestricted stock or stock options in lieu of cash in the event the merger was not completed. The amount of the discretionary cash bonus awarded to Mr. Lee is consistent with the value of the annual discretionary bonus awarded to Mr. Lee for the fiscal year ended September 30, 2009.

        On October 22, 2010 and again on October 29, 2010, the special committee met to consider recent developments pertaining to Assembly Bill 1383, which had been described in Prospect Medical's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 that had been filed with the SEC. Due to the uncertainties associated with whether CMS would approve this program and when or how the program would be implemented, no fees or payments under AB 1383 had been recognized in Prospect Medical's financial statements or in management's projections. The members of the special committee were aware of this legislation and the general parameters of the possible benefit to Prospect Medical when they recommended that our board of directors approve the merger agreement. However, the special committee concluded that, in light of the many uncertainties regarding AB 1383, as well as issues concerning Brotman and the nonrecurring nature of any benefits that might be received, its view in considering the fairness of the merger did not change by virtue of AB 1383. The special committee was informed on or about October 12, 2010, shortly after the program had been approved by CMS, that up to $19,000,000, on a pre-tax basis, might be received by the Alta hospitals as "net" beneficiaries under the program, and that Brotman, which was expected to be a "net" payor of up to $4,000,000, had notified DHCS on October 6, 2010, that it was opting out of the program. In early October, the Alta hospitals and Brotman received invoices for the total fee assessments under AB 1383, and on October 25, 2010, the Alta hospitals received the first supplemental payments of $9,000,000.

        At the October 22, 2010 meeting of the special committee, also attended by representatives of the special committee's legal and financial advisors, Prospect Medical's General Counsel and a representative of TroyGould described the program that was being implemented under AB 1383 as recently approved by CMS, the expected "net" benefits to the Alta hospitals and the background of the decision by Brotman to opt out of the program. The special committee then met in executive session with its legal and financial advisors to consider these developments, as well as Brotman's financial condition and the potential impact on Brotman of the assessment under AB 1383 in the event it is not successful in opting out of the program. At the meeting on October 29, 2010, which was attended by the special committee's legal and financial advisors, the special committee further considered and discussed this matter. Earlier that day, Prospect Medical had filed with the SEC a Current Report on Form 8-K describing the AB 1383 program and these developments. At the conclusion of the discussion, the special committee instructed UBS to initiate a conversation with Leonard Green to ascertain whether Leonard Green would consider increasing the merger consideration of $8.50 per share in light of the potential benefits that it appeared the Alta hospitals would receive from this program. In a conversation that evening, Leonard Green emphatically rejected any increase in the merger consideration. The special committee met again on November 1, 2010, with the special committee's legal and financial advisors in attendance. After considering the response from Leonard Green and further discussing the matter, the special committee reaffirmed its determination that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Prospect Medical and its stockholders. In reaffirming its determination, the special committee considered the following factors:

  •
  the AB 1383 program is nonrecurring and will terminate at the end of 2010;

  •
  taxes payable by Prospect Medical on amounts received under the AB 1383 program must be taken into account when quantifying any net amounts received by the Alta hospitals;

  •
  if Brotman is unsuccessful in opting out of the AB 1383 program, its total fee assessments under AB 1383 of approximately $19,000,000, which Brotman does not have the financial resources to pay, may be as much as $4,000,000 in excess of any supplemental payments that Brotman might receive and, were Brotman to be compelled to pay them, would significantly offset the benefit to Prospect Medical of the net amounts received by the Alta hospitals; and

  •
  the financial condition of Brotman, which is a majority owned subsidiary of Prospect Medical, has deteriorated and Brotman is operating under an unexpected shortage of working capital that has necessitated a capital infusion from Prospect Medical to be used for vendor obligations, capital improvements and capital equipment.

The special committee also considered that due to the nonrecurring nature of the AB 1383 program, any net benefits realized would not have a material impact on the long-term cash flows or earnings capacity of Prospect Medical, which the special committee believed to be the most likely and appropriate basis on which a potential purchaser would determine a purchase price. In that connection, the special committee discussed the fact that several parties that had indicated an interest in Prospect Medical during the go-shop process after Prospect Medical had described the AB 1383 program in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, expressed an inability to justify offering a price in excess of $8.50 per share and dropped out of the process, which in the view of the special committee supported the fairness of the $8.50 price. In addition, the merger agreement permits the special committee under certain circumstances to consider and respond to superior proposals from these and other parties that, in view of the disclosures by Prospect Medical of developments in the AB 1383 program, become aware of these developments. Since Prospect Medical filed with the SEC its Current Report on Form 8-K describing the AB 1383 program and these developments, no party has approached the special committee, UBS or Prospect Medical expressing an interest in pursuing a transaction to acquire Prospect Medical at a price in excess of $8.50 per share. The special committee is not aware of any developments, including these developments under the AB 1383 program, that would cause it to determine that an updated opinion from its financial advisor would be advisable, and does not intend to request an updated opinion.

        As required by the merger agreement, Prospect Medical and its representatives will continue to work toward consummating the transactions contemplated by the merger agreement, which includes obtaining various third-party consents and approvals.

Recommendations of the Special Committee and Our Board of Directors; Reasons for and Fairness of the Merger

  Recommendation of the Special Committee

        The members of the special committee of our board of directors are Glenn R. Robson, David Levinsohn and Kenneth Schwartz. The special committee consists solely of directors who (1) are independent (as defined under the NASDAQ Marketplace Rules), (2) are not employees of Prospect Medical or otherwise affiliated with Prospect Medical (other than as Prospect Medical directors), (3) do not have any personal or financial interests in the completion of the merger, other than to receive the same consideration for any shares of Prospect Medical common stock held by them as is payable to our unaffiliated stockholders and other than to receive the same consideration for their stock options as is payable to other option holders, and (4) comprise all of the independent directors on Prospect Medical's board of directors. The special committee was formed to review and evaluate Leonard Green's proposal to acquire Prospect Medical, and was granted broad authority to solicit and negotiate business combination proposals with entities selected by it, to review and evaluate the advisability of a business combination, to select one or more entities with which to negotiate a business combination, to negotiate or reject the terms of any business combination, and to recommend to our board of directors what action should be taken in respect of any potential business combination, all as described more fully in "Special Factors—Background of the Merger" beginning on page 22 of this proxy statement. The special committee retained Locke Lord and Potter Anderson as its legal advisors and UBS as its financial advisor. From the time of the formation of the special committee on April 19, 2010 until the signing of the merger agreement on August 16, 2010, the special committee met more than twenty times to consider, review, discuss and evaluate the proposed merger agreement and the transactions contemplated by the merger, including the merger, alternatives to the proposed merger and related matters.

        The special committee, with the assistance of its legal and financial advisors, evaluated and negotiated the merger proposal, including the terms and conditions of the merger agreement and related transaction documents, with Leonard Green and its legal advisors. At a meeting on August 14, 2010, after careful consideration of the factors described below, the special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Prospect Medical and our stockholders, recommended the submission of the merger agreement and the transactions contemplated by the merger agreement, including the merger, to our board of directors and recommended that our board of directors (1) approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, (2) submit the merger agreement to our stockholders for adoption, and (3) resolve to recommend that our stockholders adopt the merger agreement. The special committee was not formed to act solely on behalf of our unaffiliated stockholders, and an unaffiliated representative was not retained to act solely on behalf of such stockholders for purposes of negotiating a transaction or preparing a report concerning the fairness of the transaction. Nevertheless, the special committee believes, for the reasons set forth below, that the merger is both substantively and procedurally fair to our unaffiliated stockholders and is in the best interests of our stockholders generally. It further believes that sufficient procedural safeguards were and will be present to ensure the fairness of the merger to our unaffiliated stockholders.

        In evaluating the fairness and advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, the special committee considered the following substantive factors and potential benefits of the merger (which are not listed in any relative order of importance), each of which the special committee believes supports its determination as to fairness:

  •
  its belief that the merger is more favorable to our stockholders than the alternative of remaining a public stand-alone, independent company, largely because of our relatively small size and the fact that we are constrained from raising significant amounts of debt or equity capital to finance further growth through acquisitions primarily due to restrictions imposed by the covenants under the indenture governing our senior secured notes, as well as our small market capitalization and limited trading volume in our stock;

  •
  the costs and regulatory burden of being a public company, including the costs and efforts associated with NASDAQ regulations and fees, insurance costs, the cost of maintaining a board of directors with independent directors, and the cost and time associated with the requirements imposed by the Sarbanes Oxley Act of 2002, which costs, based on historical experience, are estimated by management of Prospect Medical to total approximately $3,000,000 annually, although management estimates that we will continue to incur costs of approximately $1,500,000 annually in connection with the preparation and filing of periodic reports with the SEC until such time as we are no longer required to prepare such reports under the terms of the indenture covering our senior secured notes;

  •
  limitations while a public company on our ability to pursue long-term strategic objectives through acquisitions and other actions, instead of having to focus on short-term financial results to satisfy market professionals and stockholders in general;

  •
  the $8.50 per share merger consideration represented a premium of approximately 38.9% based on the closing price of our common stock of $6.12 per share on August 13, 2010, the last full trading day prior to the announcement of the merger agreement and a premium of approximately 29.4% based on the volume-weighted average closing price of $6.57 per share for the 30-day trading period ended August 13, 2010;

  •
  the all cash merger consideration allows our stockholders to realize a fixed value, in cash, for their shares of our common stock, while avoiding the uncertainty of value for their shares of our common stock and the risk of continuing to hold our stock or receiving other publicly traded securities in the merger;

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  the ability of our stockholders to sell their shares without the brokerage and other costs typically associated with sales in the market, and without the possibility of being affected by the limited trading volume in our stock;

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  the financial analyses and opinion, dated August 14, 2010, of UBS to the special committee as to the fairness, from a financial point of view and as of the date of the opinion, of the $8.50 per share consideration to be received in the merger by holders of our common stock (other than excluded holders), as more fully described under "Special Factors—Opinion of the Special Committee's Financial Advisor" beginning on page 61 of this proxy statement;

  •
  our ability during a 40-day period beginning on the date of the merger agreement (the "go-shop period") to initiate, solicit and encourage alternative takeover proposals from third parties, and to provide information to and engage in discussions and negotiations with third parties with respect to such takeover proposals (and under certain circumstances, continue discussions and negotiations with certain parties for an additional 20-day period), which was facilitated by:

  •
  our ability to reimburse under certain circumstances up to $1,000,000 of the out-of-pocket expenses of a party that submits a takeover proposal that our board of directors determines constitutes or would reasonably be expected to constitute a superior proposal; and

  •
  the fact that we are not contractually obligated to negotiate with Ivy Holdings with respect to the merger agreement or the per share merger consideration if we receive a superior proposal from a third party that offers a per share consideration equal to or more than 110% of $8.50 per share (after giving effect to any adjustments to the merger consideration offered by Ivy Holdings), thus encouraging Ivy Holdings to make its best offer;

  •
  our ability, under certain circumstances, at any time after expiration of the go-shop period to consider and respond to an unsolicited written bona fide takeover proposal if our board of directors determines in good faith, (1) after consultation with its independent financial advisor and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal, and (2) after consulting with its outside legal counsel, that failure to engage with or respond to such a proposal would reasonably be expected to result in a breach of its fiduciary duties;

  •
  our ability, under certain circumstances, to terminate the merger agreement and enter into an alternative acquisition agreement with respect to a superior proposal, provided that we pay to Ivy Holdings a termination fee of $3,600,000, if it becomes payable in connection with an acquisition agreement entered into either (1) during the go-shop period or (2) during the following 20-day period with respect to an "excluded party" (as such term is defined in the merger agreement), or a termination fee of $6,200,000 in all other circumstances, and up to $2,250,000 of Ivy Holdings' reasonable and documented expenses, each of which the special committee concluded was reasonable in the context of termination fees and expenses payable in comparable transactions and in light of the overall terms of the merger agreement, including the aggregate merger consideration, and should not preclude another party from making a competing proposal;

  •
  the ability of our board of directors not to recommend that our stockholders adopt the merger agreement and its ability to take certain actions adverse to its recommendation to our stockholders in support of the merger, subject to our payment of the termination fees and expenses referenced in the preceding paragraph if Ivy Holdings elects to terminate the merger agreement;

  •
  Leonard Green's experience, reputation and financial capability, and the likelihood that the merger would be consummated, which is supported by:

  •
  the lack of a financing condition to the merger;

  •
  subject to terms and conditions set forth in the guarantee, the guarantee by the LGP Funds of the full and timely performance of the obligations of Ivy Holdings and Merger Sub under the merger agreement;

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  subject to the terms and conditions set forth in the equity commitment letter, the agreement by the LGP Funds to purchase equity interests in Ivy Holdings in an aggregate amount of $161,000,000 to fund the merger consideration and pay certain fees and expenses associated with the merger; and

  •
  our ability to specifically enforce the terms of the merger agreement;

  •
  the agreement by the LGP Funds to provide a "backstop commitment letter" to provide the funds that are required to comply with the change of control provisions contained in the indenture relating to our outstanding senior secured notes; and

  •
  the efforts made by the special committee and its independent legal and financial advisors to negotiate and execute a merger agreement favorable to Prospect Medical and our unaffiliated stockholders.

        In the course of reaching its determination regarding the fairness of the merger to our unaffiliated stockholders and its decision to recommend that our board of directors approve the merger agreement and the transactions contemplated thereby, including the merger, the special committee considered Prospect Medical as a going concern. Given that Prospect Medical is being sold as a going concern, the special committee did not consider liquidation value as a factor and believed that the value of our assets that might be realized in a liquidation would be substantially less than our going concern value. Further, the special committee did not consider net book value, which is indicative of historical costs, as a material indicator of the value of Prospect Medical, because it understates our value as a going concern. Other than as described under "Special Factors—Background of the Merger" beginning on page 22 of this proxy statement, Prospect Medical is not aware of any firm offers by any other person during the past two years with respect to our merger or consolidation with another entity, the sale or transfer of all or substantially all of our assets or a purchase of our securities that would enable such person to exercise control over Prospect Medical.

        The special committee also considered a number of factors relating to the procedural safeguards involved in the negotiation of the merger agreement, including those discussed below (which are not listed in any relative order of importance), each of which it believed supported its decision and provided assurance of the fairness of the merger to our unaffiliated stockholders:

  •
  negotiations were conducted under the oversight of the special committee, which is comprised solely of independent members of our board of directors who are not employees of Prospect Medical or otherwise affiliated with Prospect Medical (other than as Prospect Medical directors) and who have no personal or financial interests in the completion of the merger other than to receive the same consideration for any shares of Prospect Medical common stock and stock options held by them as is payable to our unaffiliated stockholders and our other option holders;

  •
  the special committee met regularly, without the participation of the Rollover Investors, and retained separate and independent legal and financial advisors to assist the special committee in evaluating and negotiating the legal and financial terms of the merger agreement;

  •
  the special committee was granted full authority by the board of directors to review and evaluate the advisability of a business combination, select one or more entities with which to negotiate a business combination and negotiate or reject the terms of any business combination, including price, structure, terms and conditions of any definitive agreement, and no limitations were placed on the authority of the special committee, subject to our board of directors being legally required to approve the merger agreement;

  •
  our ability during the 40-day go-shop period to initiate, solicit and encourage alternative takeover proposals from third parties and provide information to and engage in discussions and negotiations with third parties with respect to such proposals (and under certain circumstances, continue discussions and negotiations with certain parties during the following 20-day period);

  •
  our ability, under certain circumstances, at any time after expiration of the go-shop period to consider and respond to an unsolicited written bona fide takeover proposal if our board of directors determines in good faith, (1) after consultation with its independent financial advisor and outside legal counsel, that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal and (2) after consulting with its outside legal counsel, that failure to consider or respond to such a proposal would reasonably be expected to result in a breach of its fiduciary duties;

  •
  the merger consideration and other terms and conditions of the merger agreement, including the negotiated increase in the merger consideration from $7.50 to $8.50 per share and negotiation of other provisions relating to certainty of closing and ensuring a go-shop period during which we could actively solicit and encourage alternative takeover proposals with third parties, were the product of extensive negotiations between the special committee and its independent legal and financial advisors, on the one hand, and Leonard Green and its legal advisors, on the other hand;

  •
  the view of the special committee, after consulting with its advisors, that a termination fee of $3,600,000 (equal to approximately 1.75% of the equity value of the transaction) or $6,200,000 (equal to approximately 3.0% of the equity value of the transaction) to be paid by Prospect Medical upon termination of the merger agreement under certain circumstances is within the range provided in similar transactions and should not impede other potential bidders from making alternative takeover proposals; and

  •
  the availability of appraisal rights to holders of our common stock who comply with all of the required procedures under Section 262 of the Delaware General Corporation Law, which allows such holders to demand payment of the fair value of their shares as determined by the Delaware Court of Chancery in lieu of receiving the merger consideration, as described under "Appraisal Rights of Stockholders" beginning on page 104 of this proxy statement.

        The special committee also considered a variety of risks and other potentially negative factors concerning the merger, including the following (which are not listed in any relative order of importance):

  •
  our unaffiliated stockholders, unlike the Rollover Investors and Ivy Holdings and its affiliates, will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value, including any appreciation in value that could be realized as a result of improvements to our operations or acquisitions of other businesses or increases in the value of our common stock beyond the agreed-upon merger consideration;

  •
  other than in 2009 as described under "Special Factors—Background of the Merger" beginning on page 22 of this proxy statement, no affirmative attempt was made to contact or engage in discussions with other potential bidders prior to entering into the merger agreement, although the special committee is satisfied that the merger agreement permits Prospect Medical to conduct an active post-signing market check designed to ensure that the $8.50 per share merger consideration is the highest value reasonably available to our unaffiliated stockholders;

  •
  the adoption of the merger agreement does not require approval by a majority of our unaffiliated stockholders, and the Rollover Investors, who collectively own nearly a majority of our outstanding common stock, have committed (with certain exceptions) to vote their shares in favor of adoption of the merger agreement pursuant to the company stockholder voting agreement, which may discourage other potential bidders from making a competing offer to acquire Prospect Medical;

  •
  the significant costs and diversion of management and employee time and attention, potential employee attrition and the potential effect of entering into the merger agreement on our business operations and relationships, whether or not the merger is consummated;

  •
  the restrictions on the conduct of our business prior to completion of the merger, which require us to conduct our business only in the ordinary course and refrain from entering into certain types of agreements or taking certain actions, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise or any other action we would otherwise take with respect to our operations pending completion of the merger;

  •
  the receipt of the merger consideration by U.S. persons will generally be subject to U.S. federal income tax;

  •
  the limitations after expiration of the go-shop period on soliciting, initiating or taking action to facilitate inquiries, proposals or offers that may lead to a takeover proposal, subject to our ability to consider and respond to unsolicited takeover proposals after the expiration of the go-shop period in certain circumstances described above;

  •
  the requirement that, if the merger agreement is terminated under specified circumstances, we must pay a termination fee of $3,600,000 or $6,200,000, depending on the circumstances, as well as reasonable and documented expenses of Ivy Holdings, of up to $2,250,000, which could, but in the view of the special committee should not, discourage other potential bidders from making a competing offer to acquire Prospect Medical;

  •
  even if the merger is not completed, we will be required to pay our legal and accounting fees and other miscellaneous fees and expenses;

  •
  the lack of assurance that all conditions to the parties' obligations to complete the merger, including regulatory approvals or clearances, will be satisfied or that the merger will be completed, although the special committee and Prospect Medical expect it to be completed; and

  •
  certain directors and executive officers of Prospect Medical have interests in the merger that are different from, or in addition to, those of our stockholders, as described under "Special Factors—Interests of Prospect Medical's Directors and Executive Officers in the Merger" beginning on page 74 of this proxy statement.

        As indicated above, the Rollover Investors, who collectively own nearly a majority of our outstanding common stock, have committed to vote their shares of Prospect Medical common stock in favor of adoption of the merger agreement pursuant to the company stockholder voting agreement. In addition, if the other Prospect Medical directors and executive officers and the Additional Employee Investors vote as expected, the merger agreement will be adopted without regard to the vote of our other stockholders. In making its determination as to the procedural fairness of the merger to our unaffiliated stockholders, the special committee took into account that (1) the voting commitments of the Rollover Investors automatically terminate upon the occurrence of a company adverse recommendation change in response to a superior proposal or upon the occurrence of a change of recommendation in response to an intervening event, and (2) prior to the receipt of stockholder approval, the board of directors can terminate the merger agreement in order for Prospect Medical to enter into an acquisition agreement with respect to a superior proposal, subject to the payment of a termination fee and reimbursement of Ivy Holding's expenses to the extent provided in the merger agreement. In this context, the special committee recognized that it has considerable flexibility under the merger agreement to explore alternative transactions with other parties that could constitute superior proposals, including the ability during the 40-day go-shop period to have initiated, solicited and encouraged alternative takeover proposals from third parties and to have provided information to and engaged in discussions and negotiations with these parties (and under certain circumstances, continue such discussions and negotiations during the following 20-day period) and the ability under certain circumstances after the expiration of the go-shop period to consider and respond to unsolicited takeover proposals. The special committee believes that the length of the go-shop period and other third party bidder favorable features of the go-shop provision in the merger agreement, such as the ability under certain circumstances to reimburse the out-of-pocket expenses of parties submitting takeover proposals and the limitations on the obligation to negotiate with Ivy Holdings depending upon the price offered in a superior proposal, provided strong encouragement for interested parties to participate in the go-shop process.

        The foregoing discussion summarizes the material factors considered by the special committee in its review of the merger, but is not meant to be an exhaustive description of the information and factors considered by the special committee. With respect to the material factors summarized above, the special committee expressly adopted the analyses of its financial advisor as its own. You should note that the factors considered by the special committee reflect information available to the special committee as of August 14, 2010, including, without limitation, the opinion, dated August 14, 2010, of the special committee's financial advisor. Although subsequent developments may affect such opinion, the special committee's financial advisor is not obligated to update its opinion, and the special committee is not aware of any development, including the developments under the AB 1383 program as discussed above, that would cause it to determine that an updated opinion would be advisable, and does not intend to request an updated opinion. After considering the material factors described above, the special committee concluded that the positive factors relating to the merger and the merger agreement outweighed the potential negative factors and unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Prospect Medical and our stockholders. In view of the wide variety of factors considered by the special committee, and the complexity of these matters, the special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the special committee may have assigned different weights to various factors. The special committee recommended that the board of directors approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, based upon the totality of the information presented to and considered by it.

        In considering the special committee's recommendation with respect to the merger agreement, you should note that the Rollover Investors have, and other directors and members of our management may have, interests in the merger that differ from or are in addition to those of our unaffiliated stockholders. See "Special Factors—Interests of Prospect Medical's Directors and Executive Officers in the Merger" beginning on page 74 of this proxy statement. The special committee was aware that the Rollover Investors would be entering into arrangements with Ivy Holdings simultaneously with the execution of the merger agreement (and had reviewed agreements and summaries setting forth these arrangements) providing that such persons would, immediately prior to the completion of the merger, contribute to Ivy Holdings, in the aggregate, 6,227,824 shares of Prospect Medical common stock in exchange for shares of Ivy Holdings common stock, and that they would likely remain employed with Prospect Medical following the completion of the merger and could receive other benefits following completion of the transaction. The special committee believes that any benefits accruing to the Rollover Investors after the merger are attributable to certain additional rights and obligations that the Rollover Investors negotiated with Leonard Green, were determined on an arm's-length basis, and were negotiated after the principal terms and conditions of the merger had been settled and did not affect the amount of the merger consideration or any other significant terms or conditions of the merger agreement or related transaction documents.

  Recommendation of Our Board of Directors

        Our board of directors, at a meeting on August 14, 2010, evaluated the proposed merger after having received the recommendation of the special committee described above, and determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Prospect Medical and our stockholders; approved the merger agreement; and resolved to recommend that our stockholders adopt the merger agreement. The vote of our directors was unanimous, with a majority of our directors being the three directors who are independent (as defined under the NASDAQ Marketplace Rules), are not employees of Prospect Medical or otherwise affiliated with Prospect Medical (other than as our directors), and do not have any personal or financial interests in the completion of the merger, other than to receive the same consideration for any shares of Prospect Medical common stock held by them as is payable to our unaffiliated stockholders and other than to receive the same consideration for their stock options as is payable to other option holders. However, in considering the recommendation of our board of directors for you to adopt the merger agreement, you should note that the Rollover Investors have, and other directors and members of our management may have, interests in the merger that differ from or are in addition to those of our unaffiliated stockholders. See "Special Factors—Interests of Prospect Medical's Directors and Executive Officers in the Merger" beginning on page 74 of this proxy statement.

        In evaluating the merger agreement, our board of directors consulted with the special committee, Prospect Medical's outside legal counsel, the special committee's legal and financial advisors and Prospect Medical's management and, in reaching its conclusion to approve the merger agreement and recommend its adoption by our stockholders, our board of directors considered, among other things, the following factors (which are not listed in any relative order of importance), each of which supported its decision:

  •
  the special committee's analysis and unanimous determination that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Prospect Medical and our stockholders and its recommendation that the board of directors approve the merger agreement, which the board of directors adopted as its analysis in reaching its decision;

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  the $8.50 per share merger consideration represented a premium of approximately 38.9% based on the closing price of our common stock of $6.12 per share on August 13, 2010, the last full trading day prior to the announcement of the merger agreement, and a premium of approximately 29.4% based on the volume-weighted average closing price of $6.57 per share for the 30-day trading period ended August 13, 2010; and

  •
  the fact that the special committee received a presentation and opinion from UBS, dated August 14, 2010, as to the fairness, from a financial point of view and as of the date of the opinion, of the $8.50 per share consideration to be received in the merger by holders of Prospect Medical's common stock (other than excluded holders).

        The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the merger. In view of the wide variety of factors considered by our board of directors, and the complexity of these matters, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our board of directors may have assigned different weights to various factors. The board of directors unanimously approved and recommends adoption by our stockholders of the merger agreement based upon the totality of the information presented to and considered by it.

        Our board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement and, if necessary, "FOR" the adjournment of the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement

 Purposes and Reasons of the Rollover Investors Regarding the Merger

        The purposes of the Rollover Investors for engaging in the merger are (1) to receive the cash consideration payable pursuant to the merger agreement for the shares of Prospect Medical common stock other than the Rollover Shares, (2) to receive cash for the Prospect Medical stock options they hold immediately prior to the merger with an exercise price lower than $8.50 in accordance with the terms of the merger agreement, and (3) to participate in the rewards and bear the risks of holding the shares of common stock of Ivy Holdings (which will be the sole owner of Prospect Medical following the merger) issued to each Rollover Investor in exchange for their Rollover Shares contributed to Ivy Holdings. The Rollover Investors will also receive the other benefits in the merger described in this section under "Special Factors—Interests of Prospect Medical's Directors and Executive Officers in the Merger" beginning on page 74 of this proxy statement and will continue to receive compensation and other benefits in their capacities as employees, officers or directors of Prospect Medical following the merger.

        The Rollover Investors have agreed to contribute the Rollover Shares to Ivy Holdings in exchange for shares of Ivy Holdings common stock pursuant to the contribution and subscription agreement, and have agreed to vote in favor of adoption of the merger agreement pursuant to the company stockholder voting agreement, because they believe Prospect Medical will be able to compete more effectively in the healthcare industry after the merger by reducing the significant costs and distractions of being a public company whose equity securities are listed and traded on a national stock exchange. Although Prospect Medical will continue to file periodic reports with the SEC after the merger to the extent required by the indenture governing Prospect Medical's senior secured notes, the Rollover Investors believe Prospect Medical will eventually further benefit as a consequence of eliminating those residual periodic reporting obligations and related expenses once its senior secured notes are paid off at maturity or sooner redeemed. The Rollover Investors believe the costs and distractions of being a public reporting company have become disproportionately burdensome on smaller public companies, and that reducing or eliminating the compliance and reporting obligations associated with having equity securities listed and traded on a national securities exchange will save Prospect Medical money and will enable management of Prospect Medical to better focus on long-term strategic objectives as opposed to the short-term financial results often preferred by and generally considered most important to Prospect Medical's public stockholders.

        The Rollover Investors determined to support and participate in the proposed merger at this time in part because the costs and time required to meet the public reporting and other compliance obligations of being a public reporting company have increased significantly in recent years as a result of the Sarbanes-Oxley Act of 2002 and other regulatory initiatives, including the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and in their view many of the traditional benefits of being a public company (including access to the public financing markets and the ability to incentivize employees through options to acquire common stock for which there is a public market, among others) do not offset the operational burdens, expenses and distractions of remaining a publicly traded company. The costs of being a publicly traded company also have at times limited the amount of funds Prospect Medical has been able to allocate to capital expenditures and potential acquisition opportunities. Therefore, by decreasing Prospect Medical's general and administrative expenses, the Rollover Investors believe Prospect Medical may be better able to fund necessary capital expenditures or attractive strategic alternatives, including acquisitions. Additionally, the Rollover Investors believe Leonard Green and the LGP Funds will have an interest in ensuring that Prospect Medical has access to adequate capital to support its working capital and growth needs, and have significant relationships with lenders and other relevant financing sources (as well as access to Leonard Green's and its affiliates' own internal funds), such that the Rollover Investors believe that after the merger Prospect Medical will be in a better position to address its capital needs than solely relying upon the capital market sources normally relied on by public companies to fund their operations and capital needs.

Purposes and Reasons of the LGP Related Parties Regarding the Merger

        Under the SEC rules governing "going private" transactions, Ivy Holdings, Merger Sub, the LGP Funds, GEI Capital V, LLC and Ivy Intermediate Holding Inc., which we refer to collectively in this proxy statement as the "LGP Related Parties," are deemed to be engaged in a "going private" transaction and, therefore, are required to express their reasons for the merger to Prospect Medical's unaffiliated stockholders, as defined in Rule 13e-3 of the Exchange Act. The LGP Related Parties are making the statements included under this caption solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

        The purpose for the LGP Related Parties to engage in the merger is to enable Ivy Holdings to acquire control of Prospect Medical, in a transaction in which the unaffiliated stockholders will be cashed out in exchange for $8.50 per share of Prospect Medical common stock, so the LGP Related Parties will bear the rewards and risks of the ownership of Prospect Medical after shares of Prospect Medical common stock cease to be publicly traded, including any increases in value of Prospect Medical as a result of improvements to our operations or acquisitions of other businesses. The LGP Related Parties did not consider any alternatives for achieving these purposes.

Position of the Rollover Investors Regarding the Fairness of the Merger

        Under the rules governing "going private" transactions, the Rollover Investors are required to express their beliefs as to the substantive and procedural fairness of the merger to Prospect Medical's unaffiliated stockholders. The Rollover Investors are making the statements included under this caption solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Rollover Investors' views as to the substantive and procedural fairness of the proposed merger are not intended and should not be construed as a recommendation to any stockholder as to how to vote on the proposal to adopt the merger agreement or any proposal to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

        The Rollover Investors believe the interests of the Prospect Medical unaffiliated stockholders were represented by the special committee, which negotiated the terms and conditions of the merger agreement with the assistance of its independent legal and financial advisors. The Rollover Investors were not members of, and did not participate in the deliberations of, the special committee or in the special committee's unanimous recommendation to the full board of directors that the board approve the merger agreement and the merger. Mr. Lee and Dr. Prasad, two of the Rollover Investors who also are members of the board of directors, participated as board members in the board's final discussions and vote regarding the merger agreement and the transactions contemplated by the merger agreement, including the merger. Mr. Lee and Dr. Prasad, however, voted only after all the other directors (all of whom were members of the special committee and collectively constitute a majority of the full board of directors) had unanimously voted to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, and to recommend the adoption of the merger agreement to Prospect Medical's stockholders. Mr. Topper and Mr. Heather (who are the other Rollover Investors) are not members of Prospect Medical's board of directors and therefore did not participate in any board discussions or votes regarding the merger agreement or the merger. The Rollover Investors also found persuasive the conclusions and unanimous recommendations of the special committee and those members of the board of directors who are not Rollover Investors, as to the substantive and procedural fairness of the merger to Prospect Medical's unaffiliated stockholders, as described under "Special Factors—Recommendations of the Special Committee and Our Board of Directors; Reasons for and Fairness of the Merger" beginning on page 40 of this proxy statement.

        The Rollover Investors believe the merger is substantively and procedurally fair to the Prospect Medical unaffiliated stockholders on the basis of the factors described below. However, the Rollover Investors have not performed or engaged a financial advisor to perform any independent valuation or other analysis for the Rollover Investors to assist them in assessing the substantive and procedural fairness of the merger to the Prospect Medical unaffiliated stockholders. Although, as described in "Background of the Merger," Mr. Lee and Dr. Prasad, in their capacities as board members, heard a summary of the special committee's financial advisor's presentation at the board meeting held on August 14, 2010 to consider and vote on the merger agreement, none of the Rollover Investors, in their capacities as such, received any advice from the special committee's independent legal or financial advisors as to the fairness of the merger.

        In making their determination that the merger is substantively fair to the Prospect Medical unaffiliated stockholders, the Rollover Investors considered the following material positive factors, among others:

  •
  the current and near-term historical market prices of Prospect Medical's common stock and the fact that the $8.50 per share to be paid in cash for each share of common stock in the merger represents a premium of 38.9% to the closing sale price of Prospect Medical's common stock on August 13, 2010, the last trading day prior to the announcement of the execution of the merger agreement, and a premium of 29.4% to the volume-weighted average closing sales price of Prospect Medical's common stock during the 30 trading days ending on August 13, 2010;

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  the fact that Prospect Medical's common stock traded as low as $2.80 per share within the 52- week period prior to the announcement of the execution of the merger agreement, and as described under "Special Factors—Background of the Merger" beginning on page 22 of this proxy statement, when Prospect Medical evaluated the availability of equity financing to refinance its senior secured credit facility in 2009, the valuations attributed to its common stock by potential equity financing sources, including Leonard Green, were significantly lower than the price Ivy Holdings has agreed to pay in the merger;

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  the structure of the merger as an all-cash transaction will allow the Prospect Medical unaffiliated stockholders to realize a fixed cash value for their investment and provide them with certainty of value for their shares, as opposed to the uncertainty and investment risk of continuing to hold Prospect Medical common stock or receiving publicly traded stock or other securities in connection with the merger;

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  Prospect Medical's common stock historically has been thinly traded, and therefore other than in connection with a sale or business combination transaction involving Prospect Medical, our unaffiliated stockholders would be unlikely to be able to liquidate their investments for cash in the public markets without significantly depressing the stock price and the corresponding amount paid for their stock;

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  Prospect Medical's business is highly regulated, and significant new legislation has been enacted (including the Patient Protection Act and Affordable Care Act, as amended by the Healthcare and Education Reconciliation Act of 2010), the effects of which are uncertain, but which may materially increase our operating costs and materially decrease our profitability as a result of, among other things, the cost of complying with increased government regulation and oversight, and potential payment or reimbursement limitations or delays or increased administrative burdens associated with new or more extensive Medicare, Medi-Cal or other government-sponsored or private third-party payor payment or reimbursement policies or guidelines; by receiving cash at a fixed price in the merger, our unaffiliated stockholders will not be subject to these regulatory uncertainties and potential negative consequences to our business and profitability following the merger;

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  Prospect Medical relies on Medicare, Medi-Cal and other government-sponsored or private third-party payor payments and reimbursements for a significant portion of its earnings; given the currently challenging financial and fiscal environment, it is unclear whether federal, state or other third-party payor payment or reimbursement amounts or guidelines will change as a result of state, federal or municipal tax revenue shortfalls, state and federal deficits, or for other economic reasons beyond Prospect Medical's control; by receiving cash at a fixed price in the merger, our unaffiliated stockholders will not be subject to these economic uncertainties and potential negative consequences to our business and profitability following the merger;

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  in addition, as a result of the currently challenging economic environment, high levels of unemployment, and a trend towards employers increasingly passing more healthcare benefit costs to employees in the form of self-pay or deductibles, Prospect Medical has experienced and may continue to face increasing challenges in collecting for its services and has experienced and may increasingly experience large provisions for bad debts, due to among other things a growth in self-pay volume and the economic challenges facing its patients; by receiving cash at a fixed price in the merger, our unaffiliated stockholders will not be subject to these collection and bad debt uncertainties and potential negative consequences to our business and profitability following the merger;

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  under Delaware law, stockholders will be entitled to assert appraisal rights and be paid the fair value of their shares by complying with the requirements described in greater detail under "Appraisal Rights of Stockholders" beginning on page 104 of this proxy statement and in Annex E to this proxy statement; and

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  the special committee and, based in part upon the unanimous recommendation of the special committee, Prospect Medical's board of directors (including two of the Rollover Investors who also are directors) unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of our stockholders, and the special committee recommended that our board of directors in turn recommend that our stockholders adopt the merger agreement.

        The Rollover Investors believe the merger is procedurally fair to the Prospect Medical unaffiliated stockholders based upon the following material factors, among others:

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  the special committee consisted entirely of directors who (1) comprise all of our independent directors (as defined under the NASDAQ Marketplace Rules), (2) are not employees of Prospect Medical or otherwise affiliated with Prospect Medical (other than as Prospect Medical directors), and (3) do not have any personal or financial interests in the completion of the merger, other than to receive the same consideration for any shares of Prospect Medical common stock held by them as is payable to our unaffiliated stockholders and to receive the same consideration for their stock options as is payable to our other option holders;

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  the members of the special committee will not personally benefit from the consummation of the merger in a manner different from the Prospect Medical unaffiliated stockholders;

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  the special committee retained and was advised by its independent legal and financial advisors that are experienced in advising committees such as the special committee in similar transactions;

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  the special committee received from its financial advisor an opinion, dated August 14, 2010, as to the fairness, from a financial point of view, of the $8.50 per share consideration to be received in the merger by holders of Prospect Medical common stock (other than excluded holders);

  •
  the merger agreement provides for a 40-day post-signing "go-shop" period during which Prospect Medical is entitled to solicit additional interest in transactions involving Prospect Medical, and for an additional 20-day period during which Prospect Medical may continue discussions and negotiations with the excluded parties; and

  •
  the merger agreement and the transactions contemplated thereby, including the merger, were unanimously recommended to the full board of directors by the members of the special committee, and were separately unanimously approved (based in part on the special committee's unanimous recommendation) by the full board of directors (including Mr. Lee and Dr. Prasad, who are both Rollover Investors and members of Prospect Medical's board of directors) after hearing the unanimous recommendation of the special committee that the full board of directors approve the merger agreement.

        The Rollover Investors were aware of, and also considered, the following adverse factors associated with the merger, among others:

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  our unaffiliated stockholders would not participate in any future earnings or growth of Prospect Medical after the merger and would not benefit from any appreciation in the value of Prospect Medical if the merger is completed, including any appreciation in value that could be realized as a result of improvements to our operations or acquisitions of other businesses;

  •
  the Rollover Investors, who collectively own nearly a majority of our outstanding common stock, have committed to vote their shares in favor of adoption of the merger agreement pursuant to the company stockholder voting agreement, and although such voting commitments automatically terminate upon the occurrence of a company adverse recommendation change in response to a superior proposal or upon the occurrence of a change of recommendation in response to an intervening event, such voting commitments alone are nearly sufficient to approve the adoption of the merger agreement without the vote of our other stockholders; therefore, such voting commitments may discourage other interested parties who otherwise might be interested in submitting an alternative transaction proposal;

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  approximately one-third of Prospect Medical's net income historically has been derived from its ownership and operation of medical groups, and to the Rollover Investors' knowledge there are no publicly traded medical groups from which comparative valuation data could be derived in determining the fairness of the consideration proposed to be paid to our unaffiliated stockholders in the merger;

  •
  if the merger is not completed, Prospect Medical will nonetheless incur significant fees and expenses associated with the transaction and also, under certain circumstances, would be obligated to pay Ivy Holdings a termination fee of up to $6,200,000 (or $3,600,000, if the termination occurs because Prospect Medical entered into an acquisition agreement with respect to a superior proposal prior to the go-shop termination date, or entered into an acquisition agreement with respect to a superior proposal with an excluded party within 20 days after the go-shop termination date) and to reimburse Ivy Holdings for up to $2,250,000 of its transaction expenses, as described in greater detail under "The Merger Agreement—Termination Fees and Expenses" beginning on page 102 of this proxy statement;

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  the cash consideration paid in the merger generally will be a taxable transaction to our stockholders for U.S. federal income tax purposes;

  •
  there are significant risks and costs to Prospect Medical whether or not the merger is completed, including the diversion of management and employee attention to the operations of the business in the ordinary course, potential employee attrition and potential adverse effects on patient, doctor and other relationships with third parties with whom Prospect Medical and its subsidiaries do business; and

  •
  if the merger is not completed, Prospect Medical may suffer harm as an ongoing public corporation (or may find it more difficult to complete an alternative transaction with another party) as a result of potentially negative perceptions resulting from announcing a proposed transaction that is not completed.

        The Rollover Investors also considered that the special committee (which represents a majority of the board of directors and none of whose members are employees of Prospect Medical) retained its own legal and financial advisors to negotiate the terms of the merger agreement. In this regard, the Rollover Investors note that the use of a special committee of independent directors, with their own legal and financial advisors, is a recognized mechanism designed to accomplish (although it will not necessarily ensure) procedural fairness.

        The Rollover Investors also believe the merger is procedurally fair to our unaffiliated stockholders, despite the fact that Ivy Holdings and the LGP Funds would not agree to condition the merger on a majority of the minority vote. The merger agreement provides for a 40-day "go-shop" period during which Prospect Medical was entitled to affirmatively solicit and respond to alternative acquisition proposals (with an additional 20 days to enter into an acquisition agreement with an excluded party with respect to a superior proposal), and after the expiration of the go-shop period the special committee and our board of directors may consider and respond to unsolicited superior proposals (subject to certain specific limitations and procedures as described in greater detail under "The Merger Agreement—Solicitation by Us of Alternative Takeover Proposals" beginning on page 94 of this proxy statement and "The Merger Agreement—No Solicitation of Transactions" beginning on page 95). The Rollover Investors believe these provisions afford a reasonable mechanism to assure that the merger is the most favorable transaction involving a change in control of Prospect Medical reasonably available to our unaffiliated stockholders. In light of these provisions, the Rollover Investors also believe the fact that the merger agreement does not require that it be adopted by at least a majority of our unaffiliated stockholders does not detract from the procedural fairness of the merger.

        In addition, the Rollover Investors believe the fact that the contribution and voting commitments of the Rollover Investors under the contribution and subscription agreement and the company stockholder voting agreement automatically terminate upon the occurrence of a company adverse recommendation change in response to a superior proposal or upon the occurrence of a change of recommendation in response to an intervening event will provide potential alternative bidders reasonable assurances that the Rollover Investors will not be required to vote for, support or participate in the merger if the board of directors no longer recommends that the stockholders adopt the merger agreement or terminates the merger agreement to accept a superior proposal in compliance with the terms of the merger agreement. Given the overall mix of factors intended to accomplish procedural fairness, as described above, the Rollover Investors believe the merger is procedurally fair to our unaffiliated stockholders.

        The Rollover Investors will continue to have an indirect ownership interest in Prospect Medical after the merger as a result of receiving Ivy Holdings common stock in exchange for the Rollover Shares to be contributed by them to Ivy Holdings immediately prior to the completion of the merger. However, the Rollover Investors also believe that Ivy Holdings and the LGP Funds would not have agreed to pay the $8.50 per share cash purchase price payable in the merger, and in fact would have been unwilling to enter into any business combination transaction involving Prospect Medical, if the Rollover Investors did not agree to roll over a significant portion of their Prospect Medical equity and otherwise continue to participate in, and bear a pro rata portion of the investment risk from, the management and operation of Prospect Medical's business after the merger. The Rollover Investors also considered that, by exchanging the Rollover Shares for Ivy Holdings common stock, the amount of equity financing required to complete the merger was correspondingly reduced, which may have permitted Ivy Holdings and the LGP Funds to offer to pay a higher price per share to our unaffiliated stockholders than would otherwise have been the case.

        As of the record date, Messrs. Lee, Topper and Heather and Dr. Prasad beneficially owned approximately 23.2%, 22.2%, 1.4% and 1.8%, respectively, of the shares of Prospect Medical common stock entitled to vote at the special meeting. Mr. Topper's shares are held by the David & Alexa Topper Family Trust, of which he is a trustee. Pursuant to the terms and conditions of the contribution and subscription agreement, the Rollover Investors, have agreed to contribute to Ivy Holdings, immediately prior to the completion of the merger, a total of 6,227,824 shares of Prospect Medical common stock in exchange for shares of Ivy Holdings common stock. In addition, the Rollover Investors will not receive the cash merger consideration of $8.50 per share for their Rollover Shares, but will receive the cash merger consideration for their remaining 4,211,572 shares, or an aggregate of $35,798,362. The Rollover Investors also will receive an aggregate of $15,900,113 in exchange for the cancellation of their options to purchase Prospect Medical common stock.

        After giving effect to the contributions required by the contribution and subscription agreement and the completion of the merger, it is currently expected that the Rollover Investors as a group will beneficially own approximately 37.9% of the Ivy Holdings outstanding common stock after the merger, and Mr. Lee, Mr. Topper (through the David & Alexa Topper Family Trust), Mr. Heather and Dr. Prasad will each beneficially own approximately 20.2%, 14.9%, 1.6% and 1.2% of the outstanding Ivy Holdings common stock, respectively (in each case, not including shares subject to options that may be granted to the Rollover Investors pursuant to a management equity incentive plan that we expect Ivy Holdings will adopt following the completion of the merger).

        The Rollover Investors were aware that Dr. Prasad, by virtue of his ownership interests in certain entities that provide medical-related services to some of Prospect Medical's subsidiaries, may be deemed to have an interest in the merger that is in addition to or different from the interests of our unaffiliated stockholders in the merger. If the merger is completed, it is possible that Ivy Holdings, Prospect Medical and Dr. Prasad could agree to change the terms of the existing agreements between Dr. Prasad's entities and our subsidiaries, including changes to the amounts payable to Dr. Prasad's entities that provide services to our subsidiaries. It is possible, therefore, that Dr. Prasad could benefit from any amendments to these agreements that are made subsequent to the completion of the merger. However, there are no current understandings or agreements regarding any such amendments.

        The Rollover Investors did not consider the net book value of Prospect Medical's common stock in determining the substantive fairness of the merger to the unaffiliated stockholders. They believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the price of Prospect Medical's common stock or the fair market value of its assets. They do note, however, that the merger consideration of $8.50 per share of Prospect Medical's common stock is substantially higher than the net book value of Prospect Medical's common stock disclosed in Prospect Medical's most recent public filings with the SEC.

        The Rollover Investors also did not consider Prospect Medical's liquidation value in determining the substantive fairness of the merger to the unaffiliated stockholders. They believe liquidation value does not present a meaningful valuation for Prospect Medical and its business; rather, they believe that Prospect Medical's value is derived from the cash flows generated from its continuing operations, the synergies and economies of scale associated with running multiple affiliated hospitals and the provision of other healthcare services, the value of its licenses, permits and other regulatory approvals, and the goodwill created and associated with operating its business in the ordinary course. In addition, the Rollover Investors believe that Prospect Medical derives material value from the synergies associated with operating multiple hospitals and medical groups within the Southern California region, and there can be no assurance that in a liquidation any single buyer would purchase all or substantially all of Prospect Medical's assets and attribute any material value to those synergies, or that potential buyers would not seek to purchase only the most attractive and profitable portions of Prospect Medical's business and assets while the remaining portions might not be able to be sold or could only be sold at a heavily discounted price or at a loss. Furthermore, because Prospect Medical's assets include intangible assets, licenses and permits, patient, doctor and other relationships with third parties with whom Prospect Medical or its subsidiaries do business, intellectual property and other relationships and assets that are not readily transferable or may be subject to restrictions on transfer in a liquidation scenario, the Rollover Investors do not believe Prospect Medical is susceptible to a meaningful liquidation valuation.

        The Rollover Investors also did not establish a going concern value for Prospect Medical's common stock as a public company to determine the fairness of the merger consideration to the Prospect Medical unaffiliated stockholders. The Rollover Investors believe there is no universally recognized and reliable single method for determining an entity's going concern value and therefore did not base their determination of the substantive fairness of the merger to the unaffiliated stockholders on a valuation methodology that in their view is not clearly defined and is subject to various interpretations. Therefore, the Rollover Investors, in their capacities as such, did not utilize any valuation methodologies to independently establish a going concern value for Prospect Medical and did not retain their own financial advisor or valuation expert to perform such calculations. However, the Rollover Investors were aware that the special committee was considering the substantive fairness of the merger consideration as part of negotiating the terms and conditions of the merger, and that the special committee had retained an independent financial advisor. The Rollover Investors relied upon the special committee process to yield a fair and full value for the Prospect Medical common stock. Although the Rollover Investors, in their capacities as such, did not expressly adopt the analysis or conclusions of the special committee, as noted below, Mr. Lee and Dr. Prasad, in their capacity as directors of Prospect Medical, were aware of the unanimous recommendation of the special committee and the procedures followed by the special committee in reaching its recommendations.

        Beginning in 2010, Mr. Lee considered the possibility of selling a block of his Prospect Medical common stock in a private transaction in order to diversify his finances. Mr. Topper also considered whether he desired to participate in such a transaction, depending upon what terms Mr. Lee determined might be available. A block sale of shares in a private transaction was considered because of the low historical trading volume of Prospect Medical's stock and the belief that significant numbers of shares could not be sold without driving down the public trading price, while a single buyer might be willing to pay a premium to the then-current trading price of the stock for a large block of shares. Although Mr. Lee discussed this alternative with a third party brokerage and investment banking firm (which in turn sought to identify buyers for such a block sale transaction), the level of interest and the potential sales price that appeared likely in such a transaction were not considered attractive and neither Mr. Lee nor Mr. Topper sold or entered into any agreement to sell any shares. The prices being considered by Mr. Lee were materially lower than the $8.50 per share cash merger price to be paid to Prospect Medical's stockholders in the proposed merger.

        Except as described under "Special Factors—Background of the Merger" beginning on page 22 of this proxy statement, the Rollover Investors are not aware of, and thus did not consider in their fairness determination, any offers made by any unaffiliated third parties with respect to a merger or consolidation of Prospect Medical with or into another company, a sale of all or a substantial part of Prospect Medical's assets, or the purchase of Prospect Medical voting securities that would enable the holder to exercise control over Prospect Medical.

        The Rollover Investors also did not rely in making their fairness determination on data from any recent purchases of Prospect Medical common stock during the past two years by Prospect Medical or by any of the Rollover Investors. The only such purchases of Prospect Medical common stock known to the Rollover Investors were by Messrs. Lee and Topper pursuant to the conversion on August 13, 2008 of shares of Prospect Medical preferred stock that they received in 2007 in connection with Prospect Medical's acquisition of Alta Healthcare System, Inc. and by one or more of the Rollover Investors pursuant to the exercise of employee stock options granted to them by Prospect Medical at exercise prices based on the fair market value of the common stock at the time of grant. The Rollover Investors do not believe the purchase price paid for shares upon the conversion or exercise of these preferred shares or stock options is relevant to their determination that the merger consideration is substantively fair to the unaffiliated stockholders.

        The Rollover Investors did not receive any independent reports, opinions or appraisals from any outside party related to the merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive fairness of the merger to the unaffiliated stockholders. Since the Rollover Investors relied on their own analysis and conclusions in forming their belief as to the substantive and procedural fairness of the proposed merger to the unaffiliated stockholders, they did not in their capacity as Rollover Investors expressly adopt the analysis or conclusions of the special committee or the board of directors with respect to such fairness.

        The foregoing discussion of the information and factors considered and given weight by the Rollover Investors in connection with their evaluation of the substantive and procedural fairness to Prospect Medical's stockholders of the merger agreement and the transactions contemplated by the merger agreement, including the merger, is not intended to be exhaustive, but is believed by the Rollover Investors to include all material factors considered by them. The Rollover Investors did not find it practicable to and did not quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the substantive and procedural fairness of the merger agreement and the merger to Prospect Medical's unaffiliated stockholders. The Rollover Investors believe these factors provide a reasonable basis for their belief that the merger is both substantively and procedurally fair to Prospect Medical's unaffiliated stockholders. This belief is not intended to be and should not be construed as a recommendation by the Rollover Investors to any Prospect Medical stockholder as to how such stockholders should vote with respect to the adoption of the merger agreement or any proposal to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        The Rollover Investors are committed to vote for the adoption of the merger agreement under the company stockholder voting agreement. However, their voting commitments under such agreement and their contribution obligations under the contribution and subscription agreement automatically terminate upon the termination of the merger agreement or upon the occurrence of a company adverse recommendation change in response to a superior proposal or upon the occurrence of a change of recommendation in response to an intervening event. In addition, the Rollover Investors understood that the merger agreement includes a "go-shop" period by virtue of which Prospect Medical was entitled to actively solicit or respond to alternative transaction proposals and other provisions (including a "fiduciary out" right) by virtue of which Prospect Medical may consider and respond to unsolicited superior proposals, subject to specific time limitations and procedures. For additional information regarding the foregoing terms of the merger agreement, see "The Merger Agreement—Solicitation by Us of Alternative Takeover Proposals" beginning on page 94 of this proxy statement and "The Merger Agreement—No Solicitation of Transactions" beginning on page 95.

        If the Rollover Investors' obligations under the contribution and subscription agreement and the company stockholder voting agreement are terminated as described above, the Rollover Investors have not determined whether they would vote in favor of, support or participate in any alternative transaction, because at this time it is not certain if or when any alternative transaction proposal may be presented to Prospect Medical or the specific structure and terms of any such alternative transaction. Accordingly, whether the Rollover Investors, or any of them, would vote for, support or participate in any such alternative transaction would be determined in their respective sole discretion and in their respective capacities as stockholders of Prospect Medical, based upon the terms and conditions of any such alternative transaction, and whether the contribution and subscription agreement and the company stockholder voting agreement were then in effect.

Position of the LGP Related Parties Regarding the Fairness of the Merger

        Under Rule 13e-3 of the Exchange Act, the LGP Related Parties are required to express their beliefs as to the substantive and procedural fairness of the merger to Prospect Medical's unaffiliated stockholders. The LGP Related Parties are making the statements under this caption solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the LGP Related Parties as to the fairness of the proposed merger should not be construed as a recommendation to any of Prospect Medical's stockholders as to how they should vote on the proposal to adopt the merger agreement.

        The LGP Related Parties believe that the interests of the unaffiliated stockholders of Prospect Medical were represented by the special committee, which negotiated the terms and conditions of the merger agreement, with the assistance of the special committee's independent legal and financial advisors. The LGP Related Parties attempted to negotiate a transaction that would be most favorable to them, and not to Prospect Medical's stockholders and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were fair to such stockholders. None of the LGP Related Parties participated in the deliberations of the special committee regarding, or received advice from the special committee's independent legal or financial advisors as to, the substantive or procedural fairness of the merger to the unaffiliated stockholders of Prospect Medical. None of the LGP Related Parties believes that it has or had any fiduciary duty to Prospect Medical or the unaffiliated stockholders of Prospect Medical, including with respect to the merger or its proposed terms. Accordingly, none of the LGP Related Parties undertook an independent evaluation of the fairness of the proposed merger or engaged a financial advisor for such purposes.

        Based on the LGP Related Parties' knowledge and analysis of available information regarding Prospect Medical, as well as discussions with members of Prospect Medical's senior management regarding Prospect Medical and its business and the factors considered by, and findings of, the special committee and Prospect Medical's board of directors discussed in "Special Factors—Recommendation of the Special Committee and Our Board of Directors; Reasons for and Fairness of the Merger" beginning on page 40 of this proxy statement, the LGP Related Parties believe that the proposed merger is substantively and procedurally fair to Prospect Medical's unaffiliated stockholders based on the following factors:

  •
  the merger consideration of $8.50 per share in cash represented, at the time of the special committee's determination, a 38.9% premium over the closing price of Prospect Medical's common stock on August 13, 2010, the last trading day prior to the public announcement of the execution of the merger agreement, and a 29.4% premium over the volume-weighted average closing price of our common stock of $6.57 during the 30 trading days ending on that date;

  •
  Prospect Medical's common stock traded as low as $2.80 per share within the 52- week period prior to the announcement of the execution of the merger agreement, and as described under "Special Factors—Background of the Merger" beginning on page 22 of this proxy statement, when Prospect Medical evaluated the availability of equity financing to refinance its senior secured credit facility in 2009, the valuations attributed to its common stock by potential equity financing sources, including Leonard Green, were significantly lower than the price Ivy Holdings has agreed to pay in the merger;

  •
  the merger consideration of $8.50 is payable entirely in cash, thus eliminating any uncertainty in valuing the merger consideration;

  •
  Prospect Medical's business is highly regulated, and significant new legislation has been enacted (including the Patient Protection Act and Affordable Care Act, as amended by the Healthcare and Education Reconciliation Act of 2010), the effects of which are uncertain, but which may materially increase its operating costs and materially decrease its profitability as a result of, among other things, the cost of complying with increased government regulation and oversight, and potential payment or reimbursement limitations or delays or increased administrative burdens associated with new or more extensive Medicare, Medi-Cal or other government-sponsored or private third-party payor payment or reimbursement policies or guidelines; by receiving cash at a fixed price in the merger, Prospect Medical's unaffiliated stockholders will not be subject to these regulatory uncertainties and potential negative consequences to Prospect Medical's business and profitability following the merger;

  •
  the merger is not conditioned on any financing being obtained by Ivy Holdings or Merger Sub, thus increasing the likelihood that the merger will be consummated and the merger consideration will be paid to Prospect Medical's stockholders;

  •
  the LGP Funds have entered into an equity commitment letter pursuant to which the LGP Funds have committed to purchase equity interests in Ivy Holdings, on the terms and conditions set forth in the equity commitment letter, in an aggregate amount equal to $161,000,000 to fund the merger consideration and pay certain fees and expenses contemplated by the merger agreement;

  •
  the LGP Funds have provided a guarantee in favor of Prospect Medical, which, subject to the terms and conditions set forth in the guarantee, guarantees the payment of all obligations, including payment obligations, that may be owed by Ivy Holdings to Prospect Medical pursuant to the merger agreement;

  •
  Prospect Medical has the ability to specifically enforce the terms of the merger agreement;

  •
  the merger agreement provided for a 40-day post-signing "go-shop" period during which Prospect Medical was entitled to solicit additional interest in transactions involving Prospect Medical, that Prospect Medical could continue discussions or negotiations with the excluded parties for an additional 20 day period, and, after that period, the "fiduciary out" provision would permit Prospect Medical to consider and respond to unsolicited superior proposals (subject to specific limitations and procedures as described in greater detail under "The Merger Agreement—Solicitation by Us of Alternative Takeover Proposals" beginning on page 94 of this proxy statement and "The Merger Agreement—No Solicitation of Transactions" beginning on page 95 of this proxy statement);

  •
  subject to the terms and conditions set forth in the merger agreement, Prospect Medical is not contractually obligated to negotiate with Ivy Holdings in response to a superior proposal if the per share consideration to which Prospect Medical's stockholders would be entitled under the superior proposal is equal to or more than 110% of the merger consideration of $8.50 per share (after giving effect to any adjustments to the merger consideration offered by Ivy Holdings);

  •
  the merger agreement, subject to the terms and conditions set forth therein, permits Prospect Medical to enter into expense reimbursement agreements with persons who submit a takeover proposal that the board of directors determines constitutes or would reasonably be expected to lead to a superior proposal, pursuant to which Prospect Medical will reimburse the expenses of such persons, in certain circumstances, up to an aggregate amount of $1,000,000 for all such persons;

  •
  the merger agreement allows Prospect Medical's board of directors or the special committee to withdraw or change its recommendation that the company's stockholders adopt the merger agreement, and to terminate the merger agreement, in certain circumstances;

  •
  Prospect Medical's board of directors established a special committee to negotiate with Leonard Green, which special committee consists of independent directors, who are not Rollover Investors, are not employees of, or otherwise affiliated with, Prospect Medical or its affiliates, do not have any personal or financial interests in the completion of the merger, other than to receive the same consideration for any shares of Prospect Medical common stock held by them as is payable to our unaffiliated stockholders and other than to receive the same consideration for their stock options as is payable to other option holders, and represent all the independent directors on Prospect Medical's board of directors;

  •
  the LGP Related Parties' belief that the special committee was deliberative in its process of analyzing, evaluating and negotiating the terms of the proposed merger, took an active and direct role in the negotiations with respect to the merger, and carefully considered the transaction at numerous special committee meetings;

  •
  none of the LGP Related Parties had any influence over the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee;

  •
  Prospect Medical's special committee retained independent legal and financial advisors who are experienced in advising committees such as the special committee on similar transactions;

  •
  the company stockholder voting agreement and the contribution and subscription agreement terminate upon the termination of the merger agreement or upon a change of recommendation by the board of directors that the Prospect Medical stockholders adopt the merger agreement, whether such termination or change of recommendation is due to a superior proposal or an intervening event, and the LGP Related Parties believe that such termination provisions will provide potential alternative bidders reasonable assurances that the Rollover Investors will not be required to vote for, support or participate in the merger if our board of directors no longer recommends that the stockholders adopt the merger agreement or terminates the merger agreement in order to accept a superior proposal, or due to an intervening event, in compliance with the terms of the merger agreement;

  •
  the $8.50 per share merger consideration and other terms and conditions of the merger agreement resulted from extensive negotiations between the special committee and its independent advisors, on the one hand, and with the LGP Related Parties and their advisors, on the other hand;

  •
  the special committee unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, Prospect Medical and its stockholders;

  •
  Prospect Medical's board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, Prospect Medical and its stockholders;

  •
  the special committee requested an opinion from its financial advisor, dated August 14, 2010, as to the fairness, from a financial point of view, of the $8.50 per share consideration to be received in the merger by holders of Prospect Medical common stock (other than excluded holders);

  •
  Prospect Medical's stockholders who do not vote in favor of the merger agreement and who comply with certain procedural requirements will be entitled, upon completion of the merger, to exercise statutory appraisal rights under Delaware law, which allow stockholders to have the fair value of their shares determined by the Delaware Chancery Court and paid to them in cash;

  •
  the merger will provide liquidity, without the brokerage and other costs typically associated with market sales, for Prospect Medical's unaffiliated stockholders whose ability to sell their shares of Prospect Medical's common stock is adversely affected by the limited trading volume and low public float of the shares; and

  •
  the special committee had no obligation to recommend the adoption of the merger agreement and the transactions contemplated thereby, including the merger, or any other transaction.

        In forming their belief regarding the fairness of the proposed merger, the LGP Related Parties also took into consideration the fact that Prospect Medical's board of directors and the special committee did not:

  •
  retain an unaffiliated representative to act solely on behalf of Prospect Medical's unaffiliated stockholders for purposes of negotiating the terms of the merger agreement; or

  •
  structure the transaction to require approval of a majority of unaffiliated stockholders.

        The LGP Related Parties believe that taking into account the factors listed above, as well as the fact that the merger agreement among Ivy Holdings, Merger Sub and Prospect Medical resulted from extensive negotiations between the special committee and its independent advisors, on the one hand, and Ivy Holdings, Merger Sub, the LGP Funds and their advisors, on the other hand, resulted in a procedurally fair process. Furthermore, the LGP Related Parties believe that the absence of an unaffiliated representative and a majority of the minority approval requirement did not diminish the fairness of the process undertaken by Prospect Medical's board of directors and the special committee for reasons cited above, and in particular:

  •
  the merger agreement provided for a 40-day post-signing "go-shop" period during which Prospect Medical was entitled to solicit additional interest in transactions involving Prospect Medical, that Prospect Medical could continue discussions or negotiations with the excluded parties for an additional 20-day period, and, after that period, the fiduciary-out provision would permit Prospect Medical to consider and respond to unsolicited superior proposals (subject to specific limitations and procedures as described in greater detail under "The Merger Agreement—Solicitation by Us of Alternative Takeover Proposals" beginning on page 94 of this proxy statement and "The Merger Agreement—No Solicitation of Transactions" beginning on page 95 of this proxy statement);

  •
  subject to the terms and conditions set forth in the merger agreement, Prospect Medical is not contractually obligated to negotiate with Ivy Holdings in response to a superior proposal if the per share consideration to which Prospect Medical's stockholders would be entitled under the superior proposal is equal to or more than 110% of the merger consideration of $8.50 per share (after giving effect to any adjustments to the merger consideration offered by Ivy Holdings);

  •
  the merger agreement, subject to the terms and conditions set forth therein, permits Prospect Medical to enter into expense reimbursement agreements with persons who submit a takeover proposal that the board of directors determines constitutes or would reasonably be expected to lead to a superior proposal, pursuant to which Prospect Medical will reimburse the expenses of such persons, in certain circumstances, up to an aggregate amount of $1,000,000 for all such persons;

  •
  the merger agreement allows Prospect Medical's board of directors or the special committee to withdraw or change its recommendation that the company's stockholders adopt the merger agreement, and to terminate the merger agreement, in certain circumstances;

  •
  Prospect Medical's board of directors established a special committee to negotiate with Leonard Green, which special committee consists of independent directors, who are not Rollover Investors, are not employees of, or otherwise affiliated with, Prospect Medical or its affiliates, do not have any personal or financial interests in the completion of the merger, other than to receive the same consideration for any shares of Prospect Medical common stock held by them as is payable to Prospect Medical's unaffiliated stockholders and other than to receive the same consideration for their stock options as is payable to other option holders, and represent all the independent directors on Prospect Medical's board of directors;

  •
  the LGP Related Parties' belief that the special committee was deliberative in its process of analyzing, evaluating and negotiating the terms of the proposed merger, took an active and direct role in the negotiations with respect to the merger, and carefully considered the transaction at numerous special committee meetings;

  •
  the company stockholder voting agreement and the contribution and subscription agreement terminate upon the termination of the merger agreement or upon a change of recommendation by the board of directors that the Prospect Medical stockholders adopt the merger agreement, whether such change of recommendation is due to a superior proposal or an intervening event, and the LGP Related Parties believe that such termination provisions will provide potential alternative bidders reasonable assurances that the Rollover Investors will not be required to vote for, support or participate in the merger if our board of directors no longer recommends that the stockholders adopt the merger agreement or terminates the merger agreement in order to accept a superior proposal, or due to an intervening event, in compliance with the terms of the merger agreement; and

  •
  Prospect Medical stockholders who do not vote in favor of the merger agreement and who comply with certain procedural requirements will be entitled, upon completion of the merger, to exercise statutory appraisal rights under Delaware law, which allow stockholders to have the fair value of their shares determined by the Delaware Chancery Court and paid to them in cash.

        The LGP Related Parties did not consider Prospect Medical's liquidation value because they considered Prospect Medical to be a viable, going concern and because Prospect Medical will continue to operate its business following the merger, and therefore did not consider liquidation value to be a relevant valuation method. The LGP Related Parties did not consider net book value, which is an accounting concept, as a factor because they believe that net book value is not a material indicator of the value of Prospect Medical as a going concern but rather is indicative of historical costs and does not reflect, or have any meaningful impact on, the price of Prospect Medical common stock or the fair market value of its assets. The LGP Related Parties do note, however, that the merger consideration of $8.50 per share of Prospect Medical common stock is higher than the net book value of Prospect Medical common stock disclosed in Prospect Medical's most recent public filings with the SEC. The LGP Related Parties did not establish, and did not consider, a pre-merger going concern value for the equity of Prospect Medical as a public company for the purposes of determining the merger consideration or the fairness of the merger consideration to the unaffiliated stockholders because, following the merger, Prospect Medical will have a significantly different capital structure. The LGP Related Parties believe there is no universally recognized and reliable single valuation methodology for determination of the substantive fairness of the merger to the unaffiliated stockholders. Therefore, the LGP Related Parties, in their capacities as such, did not utilize any valuation methodologies to independently establish a going concern value for Prospect Medical and did not retain their own financial advisor or valuation expert to perform such calculations.

        The foregoing discussion of the information and factors considered and given weight by the LGP Related Parties in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by the LGP Related Parties. The LGP Related Parties did not find it practicable to, and did not, quantify or otherwise assign relative weights to the individual factors considered in reaching their conclusions as to the fairness of the proposed merger. Rather, the LGP Related Parties made the fairness determinations after consideration of all of the foregoing factors as a whole. None of the material factors considered by the LGP Related Parties failed to support their belief in the fairness of the merger.

Opinion of the Special Committee's Financial Advisor

        On August 14, 2010, at a meeting of the special committee held to evaluate the proposed merger, UBS delivered to the special committee an oral opinion, which opinion was confirmed by delivery of a written opinion dated August 14, 2010, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $8.50 per share consideration to be received in the merger by holders of Prospect Medical common stock (other than excluded holders) was fair, from a financial point of view, to such holders.

        The full text of UBS' opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached as Annex B and is incorporated by reference into this proxy statement. Holders of Prospect Medical common stock are encouraged to read UBS' opinion carefully in its entirety. UBS' opinion was provided for the benefit of the special committee (in its capacity as such) in connection with, and for the purpose of, its evaluation of the $8.50 per share merger consideration from a financial point of view and does not address any other aspect of the merger. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Prospect Medical or Prospect Medical's underlying business decision to effect the merger. The opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to the merger. The following summary of UBS' opinion is qualified in its entirety by reference to the full text of UBS' opinion.

        In arriving at its opinion, UBS, among other things:

  •
  reviewed certain publicly available business and financial information relating to Prospect Medical;

  •
  reviewed certain internal financial information and other data relating to Prospect Medical's businesses and financial prospects that were not publicly available, including financial forecasts and estimates prepared by Prospect Medical's management that the special committee directed UBS to utilize for purposes of its analysis;

  •
  conducted discussions with members of Prospect Medical's senior management concerning Prospect Medical's businesses and financial prospects;

  •
  reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

  •
  compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

  •
  reviewed current and historical market prices of Prospect Medical common stock;

  •
  reviewed an execution version of the merger agreement made available to UBS on August 13, 2010; and

  •
  conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

        In connection with its review, with the special committee's consent, UBS assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by UBS for the purpose of its opinion. In addition, with the special committee's consent, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Prospect Medical, and was not furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, UBS assumed, at the special committee's direction, that such forecasts and estimates had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Prospect Medical's management as to the future financial performance of Prospect Medical. UBS' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

        At the special committee's direction, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the $8.50 per share merger consideration to the extent expressly specified in UBS' opinion, of the merger agreement or the form of the merger. In addition, UBS expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the $8.50 per share merger consideration. In rendering its opinion, UBS assumed, with the special committee's consent, that (1) the final executed merger agreement would not differ in any material respect from the execution version that UBS reviewed, (2) the parties to the merger agreement would comply with all material terms of the merger agreement, and (3) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition of the merger agreement. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on Prospect Medical or the merger. UBS was not authorized to solicit and did not solicit indications of interest in a transaction with Prospect Medical from any party; however, the merger agreement permitted Prospect Medical and its representatives to solicit and enter into negotiations with respect to other proposals for a specified period following execution of the merger agreement. Except as described above, the special committee imposed no other instructions or limitations on UBS with respect to the investigations made or the procedures followed by UBS in rendering its opinion. The issuance of UBS' opinion was approved by an authorized committee of UBS.

        In connection with rendering its opinion to the special committee, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison was identical to Prospect Medical or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

        UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS' analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

        The estimates of the future performance of Prospect Medical provided by Prospect Medical's management in or underlying UBS' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond Prospect Medical's control. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or acquired.

        The $8.50 per share merger consideration was determined through negotiations between the special committee and Leonard Green and was approved by our board of directors. The decision by Prospect Medical to enter into the merger was solely that of the special committee and Prospect Medical's board of directors. UBS' opinion and financial analyses were only one of many factors considered by the special committee in its evaluation of the merger and should not be viewed as determinative of the views of the special committee or Prospect Medical's board of directors or management with respect to the merger or the $8.50 per share merger consideration.

        The following is a brief summary of the material financial analyses performed by UBS and reviewed with the special committee on August 14, 2010 in connection with UBS' opinion relating to the proposed merger. The financial analyses summarized below include information presented in tabular format. In order for UBS' financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS' financial analyses.

  Prospect Medical Financial Analysis

        Selected Companies Analysis.    UBS compared, among other things, selected financial and stock market data of Prospect Medical with corresponding data of the following three publicly traded companies with enterprise values of less than $1.5 billion, including one hospital company and two primary care physician management companies ("NA" references in the table below denote data that were not publicaly available):

	Hospital Companies:	Primary Care Physician Management Companies:
	RehabCare Group, Inc.	Continucare Corporation	Metropolitan Health Networks, Inc.
Closing Stock Price on August 13, 2010	$17.91	$3.48	$3.45
Diluted Equity Market Value	$447 million	$218 million	$147 million
Enterprise Value	$888 million	$169 million	$104 million
Enterprise Value as Multiple of Revenue:
2010E	0.7x	0.5x	0.3x
2011E	0.6x	0.5x	0.3x
2012E	0.6x	0.5x	NA
Enterprise Value as Multiple of EBITDA:
Latest 12 Months	5.9x	4.5x	3.3x
2010E	5.4x	4.3x	3.5x
2011E	4.9x	NA	3.8x
2012E	5.1x	NA	NA
Closing Stock Price as Multiple of EPS:
2010E	7.2x	9.8x	6.6x
2011E	6.5x	9.5x	7.2x
2012E	6.1x	9.8x	NA

        UBS reviewed, among other things, the enterprise values of the selected companies, calculated as such selected companies' diluted equity market value based on closing stock prices on August 13, 2010, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less available cash and cash equivalents, as multiples of, to the extent publicly available, calendar years 2010, 2011 and 2012 estimated revenue, latest 12 months earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and calendar years 2010, 2011 and 2012 estimated EBITDA. UBS also reviewed the closing stock prices of the selected companies on August 13, 2010 as a multiple of, to the extent publicly available, calendar years 2010, 2011 and 2012 estimated earnings per share, referred to as EPS. UBS then compared these multiples derived for the selected companies with corresponding multiples implied for Prospect Medical based both on the closing price of Prospect Medical common stock on August 13, 2010 and the $8.50 per share merger consideration. In calculating Prospect Medical's enterprise value, the face value of Prospect Medical's senior secured notes (rather than book value) was used given that such debt was trading at a premium to face value as of August 13, 2010 and such debt holders have a right to require that Prospect Medical repurchase the debt at 101% of face value in the event of a change of control. Financial data for the selected companies were based on publicly available research analysts' consensus estimates, public filings and other publicly available information. This analysis indicated the following implied high, mean, median and low multiples for the selected companies, as compared to corresponding multiples implied for Prospect Medical:

	Implied Multiples for Selected Companies				Implied Multiples for Prospect Medical Based on Closing Stock Price on August 13, 2010	Implied Multiples for Prospect Medical Based on $8.50 Per Share Merger Consideration
	High	Mean	Median	Low
Enterprise Value as Multiple of Revenue:
2010E	0.7x	0.5x	0.5x	0.3x	0.6x	0.8x
2011E	0.6x	0.5x	0.5x	0.3x	0.6x	0.7x
2012E	0.6x	0.6x	0.6x	0.5x	0.6x	0.7x
Enterprise Value as Multiple of EBITDA:
Latest 12 Months	5.9x	4.6x	4.5x	3.3x	5.3x	6.4x
2010E	5.4x	4.4x	4.3x	3.5x	5.0x	6.0x
2011E	4.9x	4.4x	4.4x	3.8x	4.4x	5.4x
2012E	5.1x	5.1x	5.1x	5.1x	4.2x	5.1x
Closing Stock Price as Multiple of EPS:
2010E	9.8x	7.8x	7.2x	6.6x	10.2x	14.2x
2011E	9.5x	7.7x	7.2x	6.5x	7.5x	10.5x
2012E	9.8x	8.0x	8.0x	6.1x	6.5x	9.0x

        Selected Transactions Analysis.    UBS reviewed, among other things, transaction values in the following five selected transactions involving hospitals with enterprise values of less than $1.5 billion (the "NA" reference in the table below denotes data that were not publicly available):

Acquiror/Target	Select Medical Corporation/ Regency Hospital Company, LLC	RehabCare Group, Inc./Triumph HealthCare Holdings, Inc.	Capella Healthcare, Inc./Community Health Systems, Inc. (Nine Hospitals)	LifePoint Hospitals, Inc./HCA Inc. (Five Rural Hospitals)	Texas Pacific Group/IASIS Healthcare Corporation
Announcement Date	06/21/10	11/03/09	11/27/07	07/14/05	05/05/04
Transaction Value	$210 million	$570 million	$315 million	$285 million	$1.4 billion
Transaction Value as Multiple of:
Latest 12 Months Revenue	0.6x	1.3x	0.8x	0.8x	1.1x
Latest 12 Months EBITDA	7.6x	6.4x	6.8x	NA	8.6x

        UBS reviewed transaction values in the selected transactions, calculated as the purchase price paid for the target company's equity, plus debt at book value, preferred stock at liquidation value and minority interests at book value, less available cash and cash equivalents, as multiples of, to the extent publicly available, latest 12 months revenue and EBITDA. UBS then compared these multiples derived for the selected transactions with corresponding multiples implied for Prospect Medical based on the $8.50 per share merger consideration. In calculating Prospect Medical's enterprise value, the face value of Prospect Medical's senior secured notes (rather than book value) was used given that such debt was trading at a premium to face value as of August 13, 2010 and such debt holders have a right to require that Prospect Medical repurchase the debt at 101% of face value in the event of a change of control. Multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. This analysis indicated the following implied high, mean, median and low multiples for the selected transactions, as compared to corresponding multiples implied for Prospect Medical:

Implied Multiples for Selected Transactions
Implied Multiples for Prospect Medical Based on $8.50 Per Share Merger Consideration
Transaction Value as Multiple of:	High	Mean	Median	Low
Latest 12 Months Revenue	1.3x	0.9x	0.8x	0.6x	0.8x
Latest 12 Months EBITDA	8.6x	7.3x	7.2x	6.4x	6.4x

        Discounted Cash Flow Analysis.    UBS performed a discounted cash flow analysis of Prospect Medical, utilizing financial forecasts and estimates relating to Prospect Medical prepared by Prospect Medical's management. UBS calculated a range of implied present values (as of September 30, 2010) of the stand-alone unlevered, after-tax free cash flows that Prospect Medical was forecasted to generate for fiscal years ending September 30, 2011 through 2015 and of terminal values for Prospect Medical based on Prospect Medical's estimated EBITDA for the fiscal year ending September 30, 2015. Prospect Medical's after-tax free cash flows were calculated as adjusted EBITDA, less stock-based compensation expense, depreciation expense and taxes, plus depreciation expense and less capital expenditures, changes in working capital and the Brotman outlier liability, adjusted to exclude in each instance such cash flows, to the extent related to Brotman, in proportion to the minority interest in Brotman not held by Prospect Medical, which calculation of free cash flows is summarized in the section "Management's Projected Financial Information—Calculation of Unlevered Free Cash Flows" beginning on page 69 of the proxy statement. Implied terminal values were derived by applying to Prospect Medical's estimated EBITDA for the fiscal year ending September 30, 2015 a range of EBITDA terminal value multiples of 5.0x to 6.0x, which range was selected taking into consideration, among other things, historical EBITDA trading multiples of Prospect Medical and the selected companies referred to above under the caption "Selected Companies Analysis." Present values of cash flows and terminal values were calculated using discount rates ranging from 12.0% to 14.0%, which range was selected taking into consideration, among other things, an estimated weighted average cost of capital utilizing financial and market data for Prospect Medical and such selected companies. In calculating Prospect Medical's implied per share value, Prospect Medical's diluted shares outstanding was determined utilizing the treasury stock method. The discounted cash flow analysis resulted in a range of implied present values of approximately $7.10 to $9.75 per outstanding share of Prospect Medical common stock, as compared to the $8.50 per share merger consideration.

  Miscellaneous

        Under the terms of UBS' engagement, Prospect Medical has agreed to pay UBS for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $2.6 million, a portion of which was payable in connection with UBS' opinion and a significant portion of which is contingent upon consummation of the merger. In addition, Prospect Medical has agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

        As of the date of UBS' opinion, UBS and certain of its affiliates were expected to participate in the financing of a pending acquisition, unrelated to the merger, to be undertaken by certain affiliates of Leonard Green, including the LGP Funds (affiliates of Leonard Green that are involved in the merger) and, in such event, UBS and such affiliates would receive compensation in connection with such participation. In addition, as of the date of UBS' opinion, one or more affiliates of UBS were participants in various credit facilities for portfolio companies of Leonard Green, for which such affiliates of UBS received fees and interest payments. For services to affiliates and/or portfolio companies of Leonard Green provided by UBS and/or its affiliates during the two-year period prior to, or expected to be provided by UBS and/or its affiliates as of, the date of UBS' opinion, such affiliates and/or portfolio companies of Leonard Green have paid to UBS and its affiliates, as of October 29, 2010, aggregate fees of approximately $3.45 million. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of Prospect Medical and certain companies in which affiliates of Leonard Green have investments and, accordingly, may at any time hold a long or short position in such securities.

        The special committee selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Management's Projected Financial Information

        Prospect Medical's senior management does not as a matter of course publicly disclose projections of future revenues, earnings or other results. However, we have set forth below the financial projections prepared in May 2010 by senior management because they were made available to Leonard Green. The financial projections also were provided to our board of directors, the special committee and the special committee's financial advisor and were made available to prospective buyers that executed confidentiality agreements during the go-shop period provided for in the merger agreement. Included are projections of revenue; earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring or normalized expenses and stock compensation expense, which we refer to as Adjusted EBITDA; and adjusted earnings before interest and taxes, which we refer to as Adjusted EBIT. Adjusted EBITDA and Adjusted EBIT are not measures of performance under U.S. generally accepted accounting principles ("GAAP") and should not be considered as alternatives to net income as a measure of operating performance or cash flows or as a measure of liquidity. They also might not be comparable to measurements used by other companies. These projections were based on the continued operation of Prospect Medical as a stand-alone public entity and the performance of our existing hospitals and medical groups without any acquisitions or dispositions and do not give effect to the merger.

        The projections for fiscal year 2010 (which include actual results for such fiscal year through March 31, 2010) and for fiscal years 2011 through 2015 are set forth below (dollars in millions):

	Fiscal Year Ending September 30
	2010E	2011E	2012E	2013E	2014E	2015E
Net Hospital Services Revenue	$279.1	$292.8	$304.1	$315.8	$327.9	$338.7
Medical Group Revenue	$191.5	$199.8	$209.5	$216.3	$223.2	$230.5

Total Revenues	$470.6	$492.6	$513.6	$532.0	$551.2	$569.2
Medical Group Cost of Sales	$(146.5)	$(149.1)	$(154.7)	$(159.4)	$(164.3)	$(169.4)
Total Operating Expenses	$(265.4)	$(277.2)	$(288.7)	$(298.3)	$(307.9)	$(316.8)
Income from Unconsolidated JV	$2.3	$2.6	$2.6	$2.6	$2.7	$2.7
Adjusted EBITDA	$61.0	$68.9	$72.8	$77.0	$81.6	$85.7
Depreciation and Amortization	$(8.5)	$(8.6)	$(8.8)	$(9.4)	$(9.9)	$(10.2)
Adjusted EBIT	$52.5	$60.3	$64.0	$67.6	$71.7	$75.5
Total Interest Income/(Expense)	$(28.8)	$(28.4)	$(26.6)	$(25.8)	$(23.8)	$(21.3)

Adjusted Net Income Before Taxes	$23.7	$31.9	$37.4	$41.8	$47.9	$54.2
Provision for Income Taxes	$(10.3)	$(13.1)	$(15.3)	$(17.1)	$(19.6)	$(22.2)
Adjusted Net Income After Taxes	$13.4	$18.8	$22.1	$24.7	$28.3	$32.0
Minority Interest in Subsidiary	$(0.5)	$0.0	$0.0	$0.1	$0.1	$0.1
Adjusted Net Income After Minority Interest	$13.9	$18.8	$22.1	$24.6	$28.2	$31.9

        In preparing these projections, our management made a number of assumptions, including with respect to inpatient admissions, outpatient visits, reimbursement rates and HMO enrollment within our Medical Group segment. No assurances can be given that these assumptions will necessarily reflect actual future conditions. Although presented with numerical specificity, these projections reflect numerous assumptions and estimates as to future events and other factors such as general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of our management. See the "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 82 of this proxy statement. Since the projections cover multiple years, such information by its nature can become less predictive with each successive year. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially greater or less than those reflected in the projections. You should review our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for a description of risk factors with respect to our business. See "Where You Can Find More Information" beginning on page 120 of this proxy statement.

        The projections were not prepared with a view to compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projections do not purport to present operations in accordance with GAAP, and our independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the projections and accordingly assumes no responsibility for them. The projections have been prepared by, and are solely the responsibility of, our management. The inclusion of the projections in this proxy statement should not be regarded as an indication that such projections will be predictive of actual future results, and the projections should not be relied upon as such. No representation is made by us, the Rollover Investors, Ivy Holdings or our or their respective affiliates or representatives to any stockholder of Prospect Medical regarding the ultimate performance of Prospect Medical compared to the information contained in the projections. We do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

        Since these projections were prepared, we have made publicly available our actual results of operations for the three months and six months ended March 31, 2010, and for the three months and nine months ended June 30, 2010. You should review the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, respectively, in which we have discussed the trends and other factors that have affected our past financial performance and that are likely to affect our future operating results. See "Where You Can Find More Information" beginning on page 120 of this proxy statement.

        Supplemental Disclosures Regarding Non-GAAP Financial Information.    The above projections set forth our projected Adjusted EBIT and Adjusted EBITDA (dollars in millions) for the fiscal years 2010, 2011, 2012, 2013, 2014 and 2015 that were made available to Leonard Green. Prospect Medical defines Adjusted EBIT as operating income from continuing operations adjusted to exclude stock-based compensation and other non-recurring charges. Prospect Medical defines Adjusted EBITDA as Adjusted EBIT further adjusted to exclude depreciation and amortization.

        Since Adjusted EBIT and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation from, nor as a substitute for, operating income as an indicator of operating performance. Adjusted EBIT and Adjusted EBITDA, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily measures of our ability to fund our cash needs. As Adjusted EBIT and Adjusted EBITDA exclude certain financial information compared to operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, we provide in the table below a reconciliation of operating income to Adjusted EBIT and Adjusted EBITDA (dollars in millions).

	Fiscal Year Ending September 30
	2010E	2011E	2012E	2013E	2014E	2015E
Other Financial Data:
Operating Income From Continuing Operations	$49.5	$58.3	$62.0	$65.6	$69.7	$73.5
Plus:
Stock-based Compensation and Other Non-recurring Charges(1)	3.0	2.0	2.0	2.0	2.0	2.0

Adjusted EBIT	52.5	60.3	64.0	67.6	71.7	75.5
Plus:
Depreciation and Amortization	8.5	8.6	8.8	9.4	9.9	10.2

Adjusted EBITDA	$61.0	$68.9	$72.8	$77.00	$81.6	$85.7

(1)
Other non-recurring charges consist of amounts considered by management to be non-recurring in 2010, including certain lender costs and non-recurring transaction or acquisition-related costs.

        Because of the forward-looking nature of the projected financial information, actual quantification of the amounts needed to reconcile the non-GAAP measures to the associated GAAP measures involved substantial hypothetical and unverifiable assumptions. The reconciliation above was not provided to, reviewed by or relied on by Leonard Green, the special committee, its advisors or our board of directors and is only being provided to stockholders in this proxy statement to comply with relevant SEC disclosure requirements.

        Calculation of Unlevered Free Cash Flows.    In connection with UBS' discounted cash flow analysis reviewed with the special committee on August 14, 2010, as summarized in "Special Factors—Opinion of the Special Committee's Financial Advisor" beginning on page 61 of this proxy statement, UBS calculated unlevered free cash flows for purposes of such analysis based on management's projections. First, UBS deducted from management's "Adjusted EBITDA" figures stock-based compensation expense and that portion of EBITDA related to Brotman in proportion to the 28% minority interest in Brotman not held by Prospect Medical to yield the "EBITDA" figures set forth below. UBS then deducted depreciation expense and taxes, added back depreciation expense and deducted capital expenditures, changes in working capital and the Brotman outlier liability (adjusted to exclude in each instance such cash flows, to the extent related to Brotman, in proportion to the 28% minority interest in Brotman not held by Prospect Medical) as set forth in the table below (dollars in millions):

	Fiscal Year Ending September 30
	2011E	2012E	2013E	2014E	2015E
EBITDA	$64.3	$67.9	$71.5	$75.5	$79.0
Less: Depreciation Expense	$(3.9)	$(4.0)	$(4.3)	$(4.5)	$(4.6)
EBITA	$60.4	$63.9	$67.2	$71.0	$74.4
Less: Taxes	$(24.7)	$(26.2)	$(27.5)	$(29.1)	$(30.5)
After Tax EBITA	$35.6	$37.7	$39.6	$41.9	$43.9
Plus: Depreciation Expense	$3.9	$4.0	$4.3	$4.5	$4.6
Less: Capital Expenditures	$(6.3)	$(7.5)	$(15.0)	$(8.0)	$(4.6)
Less: Changes in Working Capital	$(2.4)	$(1.0)	$(1.1)	$(1.1)	$(1.0)
Less: Brotman Outlier Liability	—	—	$(9.9)	—	—
Unlevered Free Cash Flows	$30.8	$33.2	$17.9	$37.2	$42.9

Certain Effects of the Merger

        At the effective time of the merger, our current board of directors will be replaced by a new board of directors consisting of five members. Two of our directors, Mr. Lee and Dr. Prasad, will continue to serve as directors of Prospect Medical following the merger, and the LGP Funds will designate the remaining three directors who will serve on the board of directors following the merger. At the effective time of the merger, the executive officers of Prospect Medical immediately prior to the effective time of the merger will remain the executive officers of Prospect Medical, in each case subject to the terms of any employment agreements that they have with Prospect Medical.

        Upon completion of the merger, all of the equity interests in Prospect Medical will be owned indirectly by Ivy Holdings, which immediately following the effective time of the merger will be owned by the LGP Funds, the Rollover Investors and the Additional Employee Investors. However, as described under "Special Factors—Interests of Prospect Medical's Directors and Executive Officers in the Merger—Post-Merger Management Equity Incentive Plan" beginning on page 76 of this proxy statement, other members of our management who are not executive officers are expected to acquire equity interests in Ivy Holdings through option grants.

        Except for the Rollover Investors and the Additional Employee Investors, no current stockholder of Prospect Medical will be a stockholder of, or have any ownership interest in, Prospect Medical immediately following the completion of the merger. As a result, our stockholders (other than the Rollover Investors and the Additional Employee Investors) will no longer benefit from the value of Prospect Medical's business or operations or any potential increase in Prospect Medical's value and will not bear the risks of Prospect Medical's business and operations or of any potential decrease in Prospect Medical's value. Following the merger, Ivy Holdings, the Rollover Investors and the Additional Employee Investors will benefit from Prospect Medical's business and operations and any increase in the value of Prospect Medical and also will bear the risks of Prospect Medical's business and operations and of any potential decrease in the value of Prospect Medical.

        At the effective time of the merger, (1) each Prospect Medical stockholder (other than stockholders who perfect appraisal rights in accordance with Delaware law and other than Ivy Holdings, Merger Sub, any other subsidiary of Ivy Holdings, Prospect Medical or any subsidiary of Prospect Medical) will be entitled to receive $8.50 in cash, without interest and less any applicable withholding taxes, for each share of Prospect Medical common stock held by the stockholder, (2) all outstanding options to purchase shares of our common stock will be canceled and the holder of each such option will be entitled to receive a cash payment equal to the excess of the $8.50 per share cash merger consideration over the exercise price of such option, multiplied by the number of shares subject to the option that are vested immediately prior to the effective time of the merger, less any applicable withholding taxes and after giving effect to the determination of our compensation committee to accelerate the vesting of all unvested options in connection with the merger, subject to some exceptions, (3) each outstanding warrant to purchase shares of our common stock will be canceled and converted into the right to receive a cash payment equal to the excess of the $8.50 per share cash merger consideration over the exercise price of the warrant, multiplied by the number of shares subject to the warrant, and (4) restrictions on each outstanding share of restricted stock will lapse and each such share will be converted into the right to receive the merger consideration of $8.50 per share in cash, less any applicable withholding taxes.

        Following the merger, shares of Prospect Medical common stock will no longer be traded on the NASDAQ Global Market or any other public market.

        Prospect Medical common stock constitutes "margin securities" under the regulations of the Board of Governors of the Federal Reserve System, which has the effect, among other things, of allowing brokers to extend credit on collateral of Prospect Medical common stock. As a result of the merger, Prospect Medical common stock will no longer constitute "margin securities" or constitute eligible collateral for credit extended by brokers.

        Prospect Medical common stock is currently registered as a class of equity security under the Exchange Act. Registration of Prospect Medical common stock under the Exchange Act may be terminated upon application of Prospect Medical to the SEC if Prospect Medical common stock is no longer listed on the NASDAQ Global Market or another national securities exchange and there are fewer than 300 record holders of the outstanding shares, which will occur upon completion of the merger. Termination of registration of Prospect Medical common stock under the Exchange Act will substantially reduce the information required to be furnished by Prospect Medical to its stockholders and the SEC and will make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with any stockholder meeting pursuant to Section 14(a) of the Exchange Act, no longer applicable to Prospect Medical. Notwithstanding the termination of registration of Prospect Medical common stock under the Exchange Act, under the indenture governing our senior secured notes, Prospect Medical has agreed to file periodic reports with the SEC under the Exchange Act for so long as any of the senior secured notes are outstanding.

        The LGP Related Parties and the Rollover Investors expect that, following the merger, Prospect Medical's operations will be conducted substantially as they are currently being conducted. The LGP Related Parties and the Rollover Investors have informed us that, except as otherwise described in this proxy statement, they have no current plans, proposals or negotiations which relate to or would result in (1) an extraordinary transaction, such as a merger, reorganization or liquidation, involving Prospect Medical or any of our subsidiaries, (2) any purchase, sale or other transfer of a material amount of the assets of Prospect Medical or any of our subsidiaries, (3) any change in our current board of directors or management, or (4) any other material change in Prospect Medical's business. Following the merger, however, the LGP Related Parties and the Rollover Investors may initiate from time to time reviews of us and our assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable, and will be free to make any changes that they deem advisable or appropriate.

        Following the merger, Ivy Holdings will own indirectly 100% of our common stock and will therefore own all of the interest in Prospect Medical's net book value and net earnings. It is currently expected that, immediately following the merger, Messrs. Lee, Topper and Heather and Dr. Prasad (referred to in this proxy statement as the Rollover Investors) will each own approximately 20.2%, 14.9%, 1.6% and 1.2%, respectively, of the outstanding common stock of Ivy Holdings (not including any stock options that may be granted to the Rollover Investors pursuant to a management equity incentive plan that we expect Ivy Holdings will adopt following the completion of the merger). As of the record date, Messrs. Lee, Topper and Heather and Dr. Prasad beneficially owned approximately 23.2%, 22.2%, 1.4% and 1.8%, respectively, of Prospect Medical common stock entitled to vote at the special meeting.

        Each holder of Ivy Holdings common stock will be entitled to one vote per share. Accordingly, each holder of Ivy Holdings common stock will have a voting interest that corresponds with the holder's respective common stock ownership in Ivy Holdings. Each holder of common stock of Ivy Holdings also will have an indirect interest in Prospect Medical's net book value and net earnings in proportion to the holder's ownership of common stock in Ivy Holdings. The LGP Funds will also purchase shares of Ivy Holdings 13.5% Senior Redeemable Exchangeable Cumulative Preferred Stock that we currently expect will have an initial aggregate liquidation value of approximately $70,635,000 for an aggregate purchase price of approximately $70,635,000. The Ivy Holdings preferred stock will be entitled to a cumulative annual dividend of 13.5% of the liquidation value, will be senior to the Ivy Holdings common stock with respect to dividend distributions, will be entitled upon a liquidation of Ivy Holdings to receive the liquidation value plus accumulated and unpaid dividends and will be redeemable by Ivy Holdings at a premium to the liquidation value (starting at 107% in 2011 and declining to 100% in 2015).

        The table below sets forth the interest in common stock of Prospect Medical and the interest in Prospect Medical's net book value and net earnings for the Rollover Investors before and after giving effect to the merger, based on the historical net book value of Prospect Medical as of June 30, 2010 and the historical net earnings of Prospect Medical for the nine months ended June 30, 2010:

	Ownership of Prospect Medical Prior to the Merger(1)			Expected Indirect Ownership of Prospect Medical Immediately After the Merger
	Percentage Ownership	Net Earnings for the Nine Months Ended June 30, 2010	Net Book Value as of June 30, 2010	Percentage Ownership(2)	Net Earnings for the Nine Months Ended June 30, 2010	Net Book Value as of June 30, 2010
Samuel S. Lee	30.3%	$2,511,178	$26,091,790	20.2%	$1,673,746	$17,390,652
David R. Topper	22.9%	$1,903,475	$19,777,600	14.9%	$1,239,438	$12,878,078
Mike Heather	3.4%	$281,034	$2,920,012	1.6%	$132,262	$1,374,236
Jeereddi A. Prasad, M.D.	1.8%	$152,925	$1,588,926	1.2%	$99,880	$1,037,779

Total	54.6%	$4,531,757	$47,086,129	37.9%	$3,145,326	$32,680,746

(1)
Based upon beneficial ownership as of November 8, 2010, net income for the nine months ended June 30, 2010 and net book value as of June 30, 2010.

(2)
Reflects the expected direct ownership of shares of Ivy Holdings common stock and indirect ownership of Prospect Medical, which will be an indirect, wholly owned subsidiary of Ivy Holdings. The ownership shown does not give effect to (A) any stock options that may be granted pursuant to a management equity incentive plan that we expect Ivy Holdings will adopt following the completion of the merger or (B) the $70,635,000 in Ivy Holdings preferred stock that we currently expect will be purchased by the LGP Funds.

        Other interests in the merger held by the Rollover Investors are summarized under "Special Factors—Interests of Prospect Medical's Directors and Executive Officers in the Merger" beginning on page 74 of this proxy statement.

 Plans for Prospect Medical Following the Merger

        We expect that the management and board of directors of Prospect Medical will continue to assess Prospect Medical's assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what changes, if any, would be desirable following the merger to enhance the business and operations of Prospect Medical and may cause Prospect Medical to engage in additional transactions if the management and board of directors of Prospect Medical decide that such transactions are in the best interests of Prospect Medical upon such review. Prospect Medical, the LGP Related Parties and the Rollover Investors expressly reserve the right to make any changes they deem appropriate in light of such evaluation and review or in light of future developments.

Conduct of Prospect Medical's Business if the Merger is Not Completed

        If our stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock unless Prospect Medical is sold to a third party who makes a superior proposal. Instead, unless Prospect Medical is sold to a third party who makes a superior proposal, we will remain an independent public company, our common stock will continue to be listed and traded on the NASDAQ Global Market, and our stockholders will continue to be subject to similar risks and opportunities as they currently are with respect to their ownership of our common stock. If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your Prospect Medical shares, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. From time to time, our board of directors will evaluate and review the business operations, properties, dividend policy and capitalization of Prospect Medical, and, among other things, make such changes as are deemed appropriate and continue to seek to maximize stockholder value.

        If our stockholders do not adopt the merger agreement or if the merger is not completed for any other reason, there is no assurance that any other transaction acceptable to Prospect Medical will be offered or that the business, prospects or results of operations of Prospect Medical will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances Prospect Medical is permitted to terminate the merger agreement and recommend an alternative transaction. See "The Merger Agreement—Termination" beginning on page 101 of this proxy statement.

        Under certain circumstances, if the merger is not completed, Prospect Medical may be obligated to pay Ivy Holdings a termination fee and to reimburse Ivy Holdings for reasonable, documented out-of-pocket expenses fees incurred by it in connection with the merger. See "The Merger Agreement—Termination Fees and Expenses" beginning on page 102 of this proxy statement.

Financing of the Merger and the LGP Funds' Guarantee

        The total amount of funds necessary to complete the merger and the related transactions is anticipated to be approximately $150,976,370, consisting of (1) approximately $127,984,876 to be paid to our stockholders, assuming that no stockholder exercises appraisal rights, (2) approximately $21,705,123 to be paid to our option holders, and (3) approximately $1,210,371 to be paid to our warrant holders, plus merger-related fees and expenses. The obligation of Ivy Holdings to complete the merger is not conditioned on its receipt of any financing.

        Pursuant to an equity commitment letter and subject to the terms and conditions set forth therein, the LGP Funds have committed to purchase equity interests in Ivy Holdings in an amount equal to $161,000,000 to fund the merger consideration and pay certain fees and expenses associated with the merger. Green Equity Investors V, L.P. has committed to purchase $118,818,000 (73.8%) of such equity interests, and Green Equity Investors Side V, L.P. has committed to purchase $42,182,000 (26.2%) of such equity interests. The obligation of the LGP Funds to provide funds under the equity commitment letter is subject to the satisfaction or waiver of the conditions to the obligation of Ivy Holdings and Merger Sub to complete the merger under the merger agreement.

        The LGP Funds have also provided a guarantee in favor of Prospect Medical that, subject to specified terms and conditions, guarantees the prompt and complete payment and performance of the obligations of Ivy Holdings and Merger Sub under the merger agreement. The obligations of the LGP Funds under the guarantee are several and not joint, and the guarantee provides that the LGP Funds' obligations will be apportioned 73.8% to Green Equity Investors V, L.P. and 26.2% to Green Equity Investors Side V, L.P.

        The LGP Funds have agreed to provide a "backstop commitment letter" to provide the funds that are required to comply with the change of control provisions contained in the indenture governing our senior secured notes. Under the indenture, each holder of senior secured notes will, following the merger, be entitled to require Prospect Medical to repurchase all or a portion of the holder's senior secured notes at a cash purchase price equal to 101% of the principal amount of the senior secured notes plus accrued and unpaid interest.

Interests of Prospect Medical's Directors and Executive Officers in the Merger

  General

        When considering the recommendation of the special committee and our board of directors with respect to the merger agreement, Prospect Medical stockholders should be aware that the Rollover Investors and some of our directors and executive officers have interests in the merger and some arrangements that are different from, or in addition to, those of our stockholders generally. These interests and arrangements create actual or potential conflicts of interest. The board of directors and the special committee were aware of these actual or potential conflicts of interest and considered them, among other matters, in determining that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Prospect Medical and our stockholders.

  Payments Relating to the Merger

        In connection with the transactions contemplated by the merger agreement, and in addition to receiving cash merger consideration of $8.50 per share for their shares of Prospect Medical common stock that are exchanged for merger consideration, the Rollover Investors and our executive officers and directors will receive the following additional payments and benefits in connection with the merger:

  •
  On September 17, 2010, the compensation committee of our board of directors approved an annual discretionary cash bonus of $1,235,000 to Mr. Lee for the fiscal year ended September 30, 2010, payment of which is contingent upon the completion of the merger;

  •
  On September 17, 2010, the compensation committee of our board of directors determined to accelerate the vesting of unvested options outstanding under our 2008 Omnibus Equity Investment Plan; as a result, options to purchase 66,667 shares and 3,334 shares, respectively, of our common stock held Mr. Heather and Donna Vigil, one of our executive officers, will be vested immediately prior to the effective time of the merger; the options will be canceled at the effective time of the merger and Mr. Heather and Ms. Vigil will be entitled to receive cash payments of $273,335 and $20,337, respectively (less any applicable withholding taxes), based on the excess of the $8.50 per share merger consideration over the exercise prices of their respective options;

  •
  Pursuant to the terms of a restricted stock agreement with Mr. Heather, restrictions on 33,334 shares of restricted stock held by Mr. Heather will lapse at the effective time of the merger; such shares will be converted at the effective time of the merger into the right to receive the merger consideration of $8.50 per share, or an aggregate of $283,339 (less any applicable withholding taxes);

  •
  Messrs. Lee, Heather and Topper and Ms. Vigil hold currently vested options to purchase shares of our common stock as follows: Mr. Lee—2,176,250 shares; Mr. Heather—442,833 shares; Mr. Topper—200,000 shares; and Ms. Vigil—16,666 shares; these options will be canceled at the effective time of the merger and these individuals will be entitled to receive cash payments of $12,806,035, $1,628,015, $1,192,728 and $73,663, respectively (less any applicable withholding taxes), based on the excess of the $8.50 per share merger consideration over the exercise prices of their respective options;

  •
  Two of our independent directors, Messrs. Levinsohn and Schwartz, each hold currently vested options to purchase 30,000 shares of our common stock; these options will be canceled at the effective time of the merger and Messrs. Levinsohn and Schwartz each will receive a cash payment in the amount of $80,700, based on the excess of the $8.50 per share merger consideration over the exercise price of their options;

  •
  Each of our independent directors is expected to receive an award of 6,000 vested shares of our common stock under our 2008 Omnibus Equity Incentive Plan as partial consideration for serving as a member of our board of directors for the fiscal year 2010; these shares will be converted at the effective time of the merger into the right to receive the cash merger consideration of $8.50 per share, or $51,000 for each director;

  •
  Mr. Robson will receive cash compensation of $4,000 for serving as Chairman and a member of the special committee, plus $1,000 for each committee meeting attended; and

  •
  Messrs. Levinsohn and Schwartz each will receive cash compensation of $2,000 for serving as a member of the special committee, plus $1,000 for each committee meeting attended.

  Management-Related Arrangements Following the Merger

        Following the merger:

  •
  Mr. Lee will continue to serve as the Chief Executive Officer of Prospect Medical, Mr. Heather will continue to serve as the Chief Financial Officer of Prospect Medical and their respective current employment agreements with Prospect Medical will remain in effect;

  •
  Mr. Topper will continue to serve as President of our Alta Hospital System, LLC subsidiary, and his current employment agreement will remain in effect;

  •
  Dr. Prasad will continue to serve as President of our ProMed Health Services Company subsidiary, and his current employment agreement will remain in effect;

  •
  Mr. Lee and Dr. Prasad will continue to serve as directors of Prospect Medical;

  •
  Mr. Lee and Dr. Prasad will serve as directors of Ivy Holdings;

  •
  Ms. Vigil, our third executive officer in addition to Messrs. Lee and Heather, will continue to serve as our Vice President of Finance;

  •
  Our current directors and executive officers will receive continued indemnification, advancement of expenses and limitation of liability rights as currently in effect, and directors' and officers' liability insurance coverage under the terms of the merger agreement, in each case, applicable to the period prior to the completion of the merger; and

  •
  Several entities that are wholly owned or majority owned by Dr. Prasad will continue to receive payments under the terms of existing agreements with some of our subsidiaries in consideration of primary care and specialty care services provided by such entities to our subsidiaries as described under "Additional Information About Prospect Medical—Transactions With Related Persons" beginning on page 116 of this proxy statement.

  Post-Merger Management Equity Incentive Plan

        Following the merger, it is anticipated that Ivy Holdings will adopt a management equity incentive plan providing for grants of stock options to purchase up to an aggregate of 10.0% of the fully diluted common stock of Ivy Holdings and that approximately 80.0% of such stock options will be granted to the Rollover Investors and other members of Prospect Medical management. There are no agreements or commitments, however, with respect to the grant of such options, and Ivy Holdings has not yet determined who will be awarded stock options pursuant to the management equity incentive plan, the allocation of such options among the Rollover Investors and other members of management or the terms of such options.

  Arrangements with the Rollover Investors

        Each of the Rollover Investors has entered into a contribution and subscription agreement with Ivy Holdings and, at the effective time of the merger, will enter into a stockholders agreement with Ivy Holdings. The contribution and subscription agreement is included as Annex D to this proxy statement. The principal terms of these agreements are as follows:

        Equity Rollover.    Immediately prior to the effective time of the merger, the Rollover Investors will contribute the Rollover Shares to Ivy Holdings in exchange for shares of Ivy Holdings common stock. It is currently expected that Messrs. Lee, Topper and Heather and Dr. Prasad will beneficially own approximately 20.2%, 14.9%, 1.6% and 1.2%, respectively, of the outstanding common stock of Ivy Holdings immediately after the merger (not including any stock options that may be granted to the Rollover Investors pursuant to a management equity incentive plan that we expect Ivy Holdings will adopt following the completion of the merger). Mr. Topper's shares will be owned by the David & Alexa Topper Family Trust, of which he is a trustee. Prior to the effective time of the merger and pursuant to the terms of the contribution and subscription agreement, Messrs. Lee and Topper can, in their discretion, offer other employees of Prospect Medical the ability to purchase up to 529,530 shares of Ivy Holdings common stock on the same terms and conditions as the Rollover Investors. The Additional Employee Investors are among 16 employees who were afforded this ability by Messrs Lee and Topper. Of the 16 employees contacted, the eleven Additional Employee Investors indicated an interest in participating. No other employees are expected to participate. The Additional Employee Investors are expected to contribute to Ivy Holdings, immediately prior to the completion of the merger, approximately 136,765 shares of Prospect Medical common stock in exchange for shares of Ivy Holdings common stock. It is expected that the Additional Employee Investors will beneficially own a total of approximately 0.8% of the outstanding common stock of Ivy Holdings immediately following the completion of the merger (excluding any stock options that may be granted to the Additional Employee Investors pursuant to a management equity incentive plan that we expect Ivy Holdings will adopt following the completion of the merger). It is currently expected that the LGP Funds will own the remainder of the common stock of Ivy Holdings not owned by the Rollover Investors and the Additional Employee Investors, and that the LGP Funds also will own all of the 13.5% Senior Redeemable Exchangeable Cumulative Preferred Stock of Ivy Holdings immediately following the merger. As of the special meeting's record date, Messrs. Lee, Topper and Heather and Dr. Prasad beneficially owned approximately 22.2%, 22.3, 1.4% and 1.8%, respectively, of the shares of Prospect Medical common stock entitled to vote at the special meeting.

        Board Representation.    Subject to the terms and conditions set forth in the contribution and subscription agreement, prior to an initial public offering or a change of control, the Rollover Investors, as a group, will be entitled to designate, (1) so long as they hold at least 50% of Ivy Holdings common stock that they will own immediately following the merger, two directors to the Ivy Holdings five-member board of directors (and to the board of directors of Prospect Medical and of every other subsidiary of Ivy Holdings), and (2) so long as they hold at least 15% but less than 50% of Ivy Holdings common stock that they will own immediately following the merger, one director to the Ivy Holdings five-member board of directors (and to the board of directors of Prospect Medical and of every other subsidiary of Ivy Holdings). They will not have a right to designate any directors if they own less than 15% of the Ivy Holdings common stock that they will own immediately following the merger.

  Summary of Cash Consideration to be Received by Our Directors and Executive Officers

        The following table summarizes the cash consideration that each of our directors and executive officers will receive in connection with the merger. As described under "Special Factors—Interests of Prospect Medical's Directors and Executive Officers in the Merger—Arrangements with the Rollover Investors" beginning on page 76 of this proxy statement, Messrs. Lee and Heather and Dr. Prasad will also contribute a portion of their shares of Prospect Medical common stock to Ivy Holdings in exchange for shares of Ivy Holdings common stock.

Name	Cash Merger Consideration to be Received from Conversion of Prospect Medical Common Stock (Excluding Restricted Stock Payments)	Cash to be Received from Cancellation of Prospect Medical Options	Cash to be Received from Conversion of Prospect Medical Restricted Stock	Cash Bonuses and Special Committee Cash Fees		Total Consideration to be Received(1)
Samuel S. Lee	$14,126,838	$12,806,035	$—	$1,235,000	(2)	$28,167,873
Mike Heather	$40,644	$1,901,350	$283,339	$—		$2,225,353
Donna Vigil	$281,427	$94,000	$—	$—		$375,427
David A. Levinsohn	$1,316,378	$80,700	$—	$21,000	(3)	$1,418,078
Kenneth Schwartz	$865,317	$80,700	$—	$26,000	(3)	$972,017
Jeereddi A. Prasad, M.D.	$1,680,187	$—	$—	$—		$1,680,188
Glenn R. Robson	$629,000	$—	$—	$29,000	(3)	$658,000

(1)
Does not include the value of any stock options that may be granted under the management equity incentive plan expected to be adopted by Ivy Holdings following the merger as described in this proxy statement.

(2)
Represents an annual discretionary cash bonus to Mr. Lee for the fiscal year ended September 30, 2010. This bonus may be paid in the form of restricted or unrestricted stock or stock options in lieu of cash if the merger is not completed.

(3)
Reflects cash compensation earned for services on the special committee through November 5, 2010. Excludes compensation for regular services as directors.

Appraisal Rights of Stockholders

        Under Delaware law, stockholders who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares of common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all applicable requirements of Delaware law, which are summarized in this proxy statement under "Appraisal Rights of Stockholders" beginning on page 104 and are reproduced in their entirety in Annex E to this proxy statement. Your failure to follow exactly the procedures specified in Delaware law will result in the loss of your appraisal rights.

Material United States Federal Income Tax Consequences of the Merger

        The following is a summary of the material United States federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of our common stock are converted into the right to receive cash in the merger. The discussion is based upon the Internal Revenue Code, Treasury regulations, Internal Revenue Service published rulings and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.

        The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. This discussion applies only to stockholders who, on the date on which the merger is completed, hold shares of our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. The following discussion does not address taxpayers who are subject to special treatment under U.S. federal income tax laws, such as insurance companies, financial institutions, dealers in securities or currencies, traders of securities that elect the mark-to-market method of accounting for their securities, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, mutual funds, real estate investment trusts, Subchapter S corporations or other pass-through entities (or investors in a Subchapter S corporation or other pass-through entity) and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to stockholders who acquired their shares of our common stock upon the exercise of employee stock options or otherwise as compensation for services or through a tax-qualified retirement plan or who hold their shares as part of a hedge, straddle, conversion transaction or other integrated transaction. If our common stock is held through a partnership, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. It is recommended that partnerships that are holders of our common stock and partners in such partnerships consult their own tax advisors regarding the tax consequences to them of the merger. The following discussion also does not address potential alternative minimum tax, foreign, state, local and other tax consequences of the merger.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of shares of our common stock, who or that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source;

  •
  a trust if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a domestic trust for U.S. federal income tax purposes; or

  •
  otherwise subject to U.S. federal income taxation on a net income basis.

        Except with respect to the backup withholding discussion below, this discussion is confined to the tax consequences to a stockholder who or that, for U.S. federal income tax purposes, is a U.S. holder.

        For U.S. federal income tax purposes, the disposition of Prospect Medical common stock pursuant to the merger (including the disposition of such common stock upon the exercise of a dissenting stockholder's appraisal rights but excluding the contribution described below by the Rollover Investors of shares of our common stock to Ivy Holdings) generally will be treated as a sale of our common stock for cash by each of our stockholders. Accordingly, in general, the U.S. federal income tax consequences to a stockholder receiving cash as a result of the merger will be as follows:

  •
  The stockholder will recognize a capital gain or loss for U.S. federal income tax purposes upon the disposition of the stockholder's shares of our common stock pursuant to the merger.

  •
  The amount of capital gain or loss recognized by each stockholder will be measured by the difference, if any, between the amount of cash received by the stockholder in the merger (other than, in the case of a dissenting stockholder, amounts, if any, which are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and the stockholder's adjusted tax basis in the shares of our common stock surrendered in the merger. Gain or loss will be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction) surrendered for cash in the merger.

  •
  The capital gain or loss, if any, will be long-term with respect to shares of our common stock that have a holding period for tax purposes in excess of one year at the effective time of the merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses. A dissenting stockholder may be required to recognize any gain or loss in the year the merger closes, irrespective of whether the dissenting stockholder actually receives payment in that year.

        Cash payments made pursuant to the merger will be reported to our stockholders and the Internal Revenue Service to the extent required by the Internal Revenue Code and applicable Treasury regulations. Stockholders may be subject to back-up withholding, currently at a rate of 28%, on any cash payments they receive. Stockholders who are U.S. holders generally will not be subject to backup withholding if they (1) furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the substitute Form W-9 included in the election form/letter of transmittal they are to receive or (2) are otherwise exempt from backup withholding. Stockholders who are not U.S. holders should complete and sign a Form W-8BEN (or other applicable tax form) and return it to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax or otherwise establish an exemption from backup withholding tax.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against the stockholder's U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

        As contemplated by the merger agreement and the contribution and subscription agreement, immediately prior to the completion of the merger the Rollover Investors and the Additional Employee Investors will contribute a portion of their shares of Prospect Medical common stock to Ivy Holdings in exchange for shares of Ivy Holdings common stock. This exchange is intended to qualify as a tax-free exchange with respect to each Rollover Investor and Additional Employee Investor under Section 351 of the Internal Revenue Code.

        With respect to their shares of Prospect Medical common stock (other than the shares that they contribute to Ivy Holdings as described above), each Rollover Investor and Additional Employee Investor will receive cash equal to the per share merger consideration to be received by Prospect Medical's other stockholders in the merger. For U.S. federal income tax purposes, the disposition of these shares of Prospect Medical common stock pursuant to the merger generally is expected to be treated as a sale of Prospect Medical common stock for cash by each Rollover Investor and Additional Employee Investor. Accordingly, the U.S. federal income tax consequences with respect to these shares of Prospect Medical common stock are expected to be the same as those described above for our other U.S. holders who exchange shares for cash in the merger.

        The foregoing is only a general discussion of certain material U.S. federal income tax consequences. Therefore, we recommend that you consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any foreign, state or local income and other tax laws) of the receipt of cash in exchange for shares of our common stock pursuant to the merger.

 Accounting Treatment of the Merger

        The merger will result in a change of ownership of Prospect Medical of less than 80%. For accounting and financial reporting purposes, therefore, all merger-related costs will be expensed as incurred, in accordance with Financial Accounting Standards Board Accounting Standard Codification 8050-10 (SFAS No. 141R (revised 2008) Business Combinations).

Estimated Fees and Expenses Relating to the Merger

        Whether or not the merger is completed, in general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses. If the merger agreement is terminated, Prospect Medical will, in specified circumstances, be required to reimburse Ivy Holdings and

Merger Sub for up to $2,250,000 of their reasonable and documented out-of-pocket fees and expenses. See "The Merger Agreement—Termination Fees and Expenses" on beginning on page 102 of this proxy statement.

        The following estimate of the fees and expenses to be incurred by or on behalf of Prospect Medical in connection with the merger excludes (1) payments that will be made to our directors and officers relating to the merger, which are summarized under "Special Factors—Interests of Prospect Medical's Directors and Executive Officers in the Merger" beginning on page 74 of this proxy statement, (2) any fees and expenses that we may incur if Ivy Holdings elects to replace or refinance our revolving credit agreement, and (3) any fees and expenses that we may incur if holders of our senior secured notes exercise their right after the merger to require us to repurchase all or a portion of their senior secured notes at a cash purchase price equal to 101% of the principal amount of the senior secured notes plus accrued and unpaid interest. Prospect Medical has paid or will be responsible for paying the following fees and expenses. The following fees and expenses will not reduce the merger consideration to be received by our stockholders.

Description of Fees and Expenses	Amount
Financial Advisor Fee	$2,600,000
Legal	$3,100,000
Accounting	$84,000
Printing and Mailing	$50,000
Paying Agent	$9,000
SEC Filing Fees	$14,655
Miscellaneous	$277,345

Total	$6,135,000

Required Regulatory Approvals

        Under the merger agreement, Prospect Medical, Ivy Holdings and Merger Sub have each agreed to use its reasonable best efforts to obtain all governmental approvals, consents, orders, exemptions and authorizations that are required to complete the merger and to cooperate with the other parties to the merger agreement in connection with the foregoing.

        The HSR Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. Prospect Medical and Ivy Holdings filed notification reports with the Department of Justice and the Federal Trade Commission under the HSR Act on September 2, 2010. On September 14, 2010, the Federal Trade Commission granted early termination of the waiting period under the HSR Act.

        Prior to the completion of the merger, Prospect Medical must also obtain, to the extent required, (1) new pharmacy permits from the California State Board of Pharmacy, (2) licenses from the California Department of Public Health, Radiologic Health Branch, and (3) authorizations from the Federal Communication Commission's Universal Licensing System. We are in the process of obtaining all such required permits, licenses and authorizations.

        Except as described in the preceding two paragraphs and except for a certificate of merger that must be filed with the Delaware Secretary of State at or before the effective time of the merger, we are not aware of any governmental approvals, consents, orders, exemptions or authorizations that are required to complete the merger.

Litigation Relating to the Merger

        We are aware of the following two lawsuits related to the merger:

        On August 25, 2010, a putative class action complaint captioned Bruce Lessey v. Prospect Medical Holdings, Inc., et al., C.A. No. 5760-VCN was filed in the Court of Chancery of the State of Delaware against Prospect Medical, each of the Rollover Investors, each of the special committee members, the LGP Funds, Ivy Holdings, Merger Sub and Leonard Green, challenging the proposed merger as unfair to Prospect Medical's unaffiliated stockholders. The complaint also alleges that each of the Rollover Investors and the special committee members breached their fiduciary duties in connection with the proposed merger, and that Prospect Medical, the LGP Funds, Ivy Holdings, Merger Sub and Leonard Green aided and abetted those alleged breaches. The complaint seeks, among other relief, an injunction against the proposed merger, rescission of the merger or rescissory damages to the putative class if the merger is completed and an award of costs, including attorneys' fees and experts' fees.

        On September 1, 2010, a putative class action complaint captioned Thomas McCormack v. Samuel Lee, et al., C.A. No. 5782-VCL was filed in the Court of Chancery of the State of Delaware against Prospect Medical, each of the Rollover Investors, each of the special committee members, Ivy Holdings, Merger Sub and Leonard Green, challenging the proposed merger as an unlawful scheme to acquire Prospect Medical for grossly inadequate consideration in breach of the defendants' fiduciary duties and wrongfully excluding our unaffiliated stockholders from participating in the ownership of Prospect Medical following the merger. The complaint also alleges that Leonard Green, Ivy Holdings and Merger Sub aided and abetted the alleged breaches of fiduciary duties. The complaint seeks, among other relief, an injunction against the proposed merger, an order compelling the directors to comply with their fiduciary duties, and damages and costs, including attorneys' fees and experts' fees.

        On September 28, 2010, the above-named actions were consolidated for all purposes in In re Prospect Medical Holdings, Inc. Shareholders Litigation, Consolidated C.A. No. 5760-VCN. On September 28, 2010, the above-named actions were consolidated for all purposes in In re Prospect Medical Holdings, Inc. Shareholders Litigation, Consolidated C.A. No. 5760-VCN. On October 13, 2010, the plaintiffs in the consolidated action filed and served a Verified Consolidated Amended Class Action Complaint. The Verified Consolidated Amended Class Action Complaint names as defendants Prospect Medical, each of the Rollover Investors, each of the special committee members, Ivy Holdings, Merger Sub and Leonard Green, and challenges the proposed merger as an unlawful scheme to acquire Prospect Medical for grossly inadequate consideration in breach of the individual defendants' fiduciary duties. The Verified Consolidated Amended Class Action Complaint further alleges that the Rollover Investors will receive value in the merger that should have been allocated to the unaffiliated stockholders, that defendants have unfairly "locked up" the vote on the merger, disenfranchising minority stockholders, and that the preliminary proxy materials contain material misstatements and omissions. The Verified Consolidated Amended Class Action Complaint also alleges that Leonard Green, Ivy Holdings and Merger Sub aided and abetted the alleged breaches of fiduciary duties. The complaint seeks, among other relief, an injunction against the proposed merger, an order compelling the directors to comply with their fiduciary duties, and damages and costs, including attorneys' fees and experts' fees.

        On October 15, 2010, the plaintiffs filed motions for expedited proceedings and a preliminary injunction barring any action by the defendants to consummate the merger. The parties have agreed to an expedited schedule, and a hearing on the preliminary injunction motion is scheduled to take place on November 30, 2010.

Provisions for Unaffiliated Stockholders

        No provision has been made to grant unaffiliated stockholders of Prospect Medical access to the corporate files of Prospect Medical, any other party to the merger or any of their respective affiliates or to obtain counsel or appraisal services at the expense of Prospect Medical or any other such party or affiliate. Furthermore, the special committee believes that sufficient procedural safeguards were present, and will be present, to ensure the fairness of the merger to our unaffiliated stockholders without retaining an unaffiliated representative to act solely on behalf of such stockholders for purposes of negotiating a transaction or preparing a report concerning the fairness of the merger.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents that are incorporated by reference into this proxy statement, contain "forward-looking statements" based on our expectations or beliefs concerning future events, including our expectations or beliefs regarding the expected completion and timing of the merger and our future financial condition, results of operations and prospects. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements. In many cases, you can identify forward-looking statements by the use of words such as "believe," "anticipate," "intend," "plan," "estimate," "may," "could," "anticipate," "predict," or "expect" and similar expressions, although the absence of such words does not necessarily mean that a statement is not forward-looking.

        You should be aware that forward-looking statements involve known and unknown risks and uncertainties. We cannot assure you that the actual results or developments reflected in these forward-looking statements will be realized or, even if they are realized, that they will have the expected effects on the merger or on our business or operations. These forward-looking statements speak only as of the date on which the statements were made, and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements included in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as expressly required by law.

        We believe that the following factors, among others, could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay Ivy Holdings a termination fee of $6,200,000, plus all of its documented and reasonable expenses of up to a maximum amount of $2,250,000;

  •
  the inability to complete the merger due to the failure to satisfy one or more conditions to the completion of the merger;

  •
  the failure of the merger to close for any other reason;

  •
  the amount of the fees and expenses related to the merger;

  •
  the effect of the announcement of the merger on our business relationships, operating results and business generally, including our ability to retain key employees;

  •
  diversion of management's attention from our ongoing business operations by reason of the proposed merger and the requirement on the part of management to devote substantial attention to actions required under the merger agreement to complete the merger;

  •
  the possible adverse effect of the proposed merger on our business and operations and business relationships with third parties;

  •
  the merger agreement's contractual restrictions on the conduct of our business prior to the completion of the merger, which may adversely affect our ability to effectively execute our business strategies and attain our financial goals;

  •
  the possible adverse effect on our business and the price of our common stock if the merger is not completed in a timely manner or at all;

  •
  the outcome of any legal proceedings that have been or may be instituted against us and others relating to the merger; and

  •
  other risks described in our filings with the SEC, including under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2009 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, each of which is incorporated by reference into this proxy statement.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held beginning at 10:00 a.m., Pacific Time, on Wednesday, December 15, 2010, at 2999 Overland Avenue, Suite 205A, Los Angeles, California 90064, or at any adjournment or postponement of the special meeting. The purpose of the special meeting is for our stockholders to consider and vote upon proposals to adopt the merger agreement and to approve the adjournment of the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. If our stockholders do not adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A.

        Neither our board of directors nor management intends to present any other items of business at the special meeting, and we are not aware of any matters other than those set forth in this proxy statement that will be presented for action at the special meeting. However, if any other matters incident to the conduct of the special meeting properly come before the special meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Record Date and Quorum

        The holders of record of our common stock as of the close of business on November 8, 2010, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 21,447,761 shares of our common stock outstanding.

        The holders of a majority of the outstanding shares of our common stock at the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Shares of common stock present in person or represented at the special meeting but not voted, including shares of Prospect Medical common stock for which proxies have been received but for which stockholders have abstained from voting, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned to solicit additional proxies.

Required Vote

        Under Delaware law, the merger cannot be completed unless holders of a majority of the outstanding shares of our common stock entitled to vote at the close of business on the record date for the special meeting vote for the adoption of the merger agreement. The failure to vote, broker non-votes and abstentions will have the same effect as votes against the adoption of the merger agreement. Each share of our common stock that was outstanding on the record date is entitled to one vote. Adoption of the merger agreement by a majority of our unaffiliated stockholders is not required either under Delaware law or under the terms of the merger agreement.

        Approval of any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement requires the affirmative vote of holders representing a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting. The failure to vote and broker non-votes will have no effect on this proposal, while abstentions will have the same effect as votes against the proposal.

        As of the record date, the Rollover Investors beneficially owned, in the aggregate, 10,439,396 shares of Prospect Medical common stock, which represents approximately 48.6% of the shares of Prospect Medical common stock entitled to vote at the special meeting. Concurrently with the execution and delivery of the merger agreement, the Rollover Investors entered into a company stockholder voting agreement with Ivy

Holdings pursuant to which they agreed to vote all of their shares of our common stock in favor of the adoption of the merger agreement and in favor of any adjournment of the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement. The company stockholder voting agreement terminates automatically upon a termination of the merger agreement or in the event that our board of directors changes its recommendation to our stockholders to adopt the merger agreement.

        As of the record date, our directors and executive officers (other than Messrs. Lee and Heather and Dr. Prasad, who are Rollover Investors) and the Additional Employee Investors beneficially owned, in the aggregate, 560,482 outstanding shares of our common stock, which represent approximately 2.6% of the shares of Prospect Medical common stock entitled to vote at the special meeting. Although our directors and executive officers (other than Messrs. Lee and Heather and Dr. Prasad, who are Rollover Investors) and the Additional Employee Investors have not entered into a company stockholder voting agreement or other commitment to vote with respect to the adoption of the merger agreement, we anticipate that each such director and executive officer and each Additional Employee Investor will vote his or her shares of Prospect Medical common stock in favor of the adoption of the merger agreement and, if necessary, in favor of the proposal to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        As of the record date, the Rollover Investors, our directors and executive officers (other than Messrs. Lee and Heather and Dr. Prasad, who are Rollover Investors) and the Additional Employee Investors beneficially owned, in the aggregate, approximately 51.2% of the shares of Prospect Medical common stock entitled to vote at the special meeting. If, as anticipated, the Rollover Investors, our other directors and executive officers and the Additional Employee Investors vote all of their shares of our common stock in favor of the adoption of the merger agreement, the merger agreement will be adopted at the special meeting without regard to the vote of our other stockholders.

Proxies; Revocation

        If you are a stockholder of record and submit a proxy by returning a signed proxy card by mail, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your proxy card, your shares of Prospect Medical common stock will be voted in favor of the adoption of the merger agreement and in favor of any adjournment of the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. The persons named as proxies may propose and vote for one or more adjournments of the special meeting to solicit additional proxies.

        If your shares of Prospect Medical common stock are held for you in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee. Brokers, banks and other nominees who hold shares of our common stock in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers, banks and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters that are "non-routine," such as adoption of the merger agreement or the adjournment of the special meeting, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are present in person or represented at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker, bank or other nominee does not have discretionary voting power on such proposal. If your broker, bank or other nominee holds your shares of common stock in street name, that person will vote your shares only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your broker, bank or other nominee with this proxy statement.

        You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must, (1) prior to the vote at the special meeting, advise the Corporate Secretary of Prospect Medical of the revocation by a writing delivered to Prospect Medical Holdings, Inc., 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025, Attention: Corporate Secretary, (2) prior to the vote at the special meeting, submit by mail a new proxy card dated after the date of the proxy you wish to revoke, or (3) attend the special meeting and vote your shares in person. Simply attending the special meeting without voting will not revoke your proxy.

        Please note that if you hold your shares in street name and you have instructed your broker, bank or other nominee to vote your shares, the options for revoking your proxy described in the preceding paragraph do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change your vote.

 Adjournment of the Special Meeting

        We may ask our stockholders to vote on a proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. We currently do not intend to propose adjournment of the special meeting if there are sufficient votes to adopt the merger agreement. If the proposal to adjourn the special meeting to a later date for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of holders representing a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting.

        The board of directors unanimously recommends that you vote "FOR" the adjournment of the special meeting to a later date, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

 Solicitation of Proxies

        Prospect Medical will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Prospect Medical may solicit proxies personally and by telephone, facsimile, e-mail or other means of communication. These persons will not receive additional or special compensation for such solicitation services.

        Prospect Medical will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. We have not retained a proxy solicitation firm to assist us in the solicitation of proxies for the special meeting.

THE MERGER AGREEMENT

        The following summarizes the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety because the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement. It is not intended to provide any other factual information about us. Such factual information can be found elsewhere in this proxy statement and in the public filings we have made, or will make, with the SEC, as described under "Where You Can Find More Information" beginning on page 120 of this proxy statement.

        The description of the merger agreement in this proxy statement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to us, Ivy Holdings and Merger Sub as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract, including qualifications set forth in the company disclosure schedule to the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

 Effective Time of the Merger

        The closing of the merger will take place on a date to be specified by the parties to the merger agreement that is no later than three business days after the satisfaction or waiver of all conditions to completion of the merger. The merger will be effective at the time we file a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by the parties and specified in the certificate of merger, and the certificate of merger is accepted by the Secretary of State. We expect to complete the merger as promptly as practicable after our stockholders adopt the merger agreement.

Structure of the Merger

        At the effective time of the merger, Merger Sub will merge with and into us upon the terms and conditions of the merger agreement. We will survive the merger, as the surviving corporation, and continue to exist after the merger as an indirect, wholly owned subsidiary of Ivy Holdings. All of our and Merger Sub's rights, privileges, immunities, powers and franchises, and all of our and Merger Sub's debts, liabilities, obligations, restrictions, disabilities and duties, will become those of the surviving corporation. Following completion of the merger, our current stockholders, other than the Rollover Investors and Ivy Holdings (including its subsidiaries), will cease to have any ownership interest in us or rights as our stockholders. Following completion of the merger, our certificate of incorporation and bylaws will be amended so as to read in the forms thereof attached as exhibits to the merger agreement.

Treatment of Prospect Medical Securities in the Merger

  Common Stock

        At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be canceled and will cease to exist and will be converted into the right to receive the merger consideration of $8.50 in cash, without interest and less any applicable withholding taxes, other than shares of our common stock:

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  held in our treasury or owned by Ivy Holdings (including the shares of our common stock contributed to Ivy Holdings by the Rollover Investors and the Additional Employee Investors

    immediately prior to the effective time of the merger), Merger Sub or any direct or indirect subsidiary of Prospect Medical or Ivy Holdings immediately prior to the effective time of the merger, which shares will be canceled without conversion or consideration; or

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  held by stockholders who have properly demanded, and have not withdrawn their demand for, appraisal rights with respect to such shares.

        After the effective time of the merger, and except with respect to the shares of our common stock referenced above, each of our outstanding stock certificates or book-entry shares representing shares of common stock converted in the merger will represent only the right to receive the merger consideration, without any interest. The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.

  Stock Options

        All outstanding options to purchase shares of our common stock will be canceled at the effective time of the merger. In consideration of such cancellation, the holder of each canceled option will be entitled to receive an amount in cash, less any applicable withholding taxes, equal to the product of:

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  the number of shares subject to the option that are vested immediately prior to the effective time of the merger after giving effect to the determination by the compensation committee of our board of directors to accelerate the vesting of all unvested shares in connection with the merger, subject to some exceptions, multiplied by

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  the excess of the $8.50 per share merger consideration over the exercise per share of such option.

  Stock Purchase Warrants

        Each outstanding warrant to purchase shares of our common stock will be canceled and converted into the right to receive a cash payment equal to the excess of the $8.50 per share merger consideration over the exercise price of the warrant, multiplied by the number of shares subject to the warrant.

  Restricted Stock

        At the effective time of the merger, restrictions on each share of restricted stock issued by us under any of our equity incentive plans will lapse and all such shares of restricted stock will be treated in the same manner in the merger as other outstanding shares of our common stock, subject to any applicable withholding taxes.

  Senior Secured Notes

        Under the terms of the merger agreement, we are required to comply with our obligations under the indenture relating to our senior secured notes that are triggered as a result of the completion of the merger. Accordingly, within 30 days following the effective time of the merger, we will mail a notice to each holder of such notes advising the holder that it may require us to purchase the senior secured notes held by the holder at a purchase price equal to 101% of the principal amount of the senior secured notes, plus accrued and unpaid interest to the date of purchase. The LGP Funds have agreed, on or prior to the effective time of the merger, to deliver a backstop commitment letter to provide the funds required to purchase any notes tendered by the holders in connection with the foregoing notice.

  Dissenting Shares

        Our shares of common stock that are outstanding immediately prior to the effective time of the merger and that are held by holders who have neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and who have properly demanded in writing appraisal of such shares in accordance with the Delaware General Corporation Law (the "dissenting shares") will not be converted into, or represent the right to receive, $8.50 per share in cash, without interest and less any applicable withholding taxes. The holders of the dissenting shares will instead be entitled to receive after the effective time payment of the fair value of the dissenting shares held by them as determined by the Delaware Court of Chancery, except that all dissenting shares held by holders who have failed to perfect or who have waived, withdrawn or lost their rights to appraisal of such dissenting shares will then cease to be dissenting shares and be deemed to have been converted into, as of the effective time, the right to receive $8.50 per share in cash, without interest and less any applicable withholding taxes.

Exchange and Payment Procedures

        At or prior to the effective time of the merger, Ivy Holdings must deposit with a bank or trust company reasonably acceptable to us (the "paying agent") an amount of cash sufficient to pay the merger consideration to each holder of shares of our common stock (as well as cash sufficient to pay the cash amount associated with the cancellation of our stock options and warrants to purchase shares of our common stock). Promptly after the effective time of the merger, each holder of record of our common stock (each such holder is a stockholder that holds stock in its own name as of the effective time of the merger and is referred as the "stockholder of record") will be sent a letter of transmittal and instructions describing how such holder may exchange its stock certificates or book-entry shares for the merger consideration. If your shares are held in "street name" by your broker, bank or other nominee, you will not receive a letter of transmittal and will automatically receive the merger consideration in exchange for your shares of stock through your broker, bank or other nominee unless you have properly demanded and perfected your statutory appraisal rights in accordance with the Delaware General Corporation Law.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        Stockholders of record will not be entitled to receive the merger consideration until they surrender or transfer their stock certificates or book-entry shares, as applicable, to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as may be required by the letter of transmittal. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of Ivy Holdings that such taxes have been paid or are not applicable.

        No interest will be paid or will accrue on the cash payable upon surrender of the certificates or book-entry shares. Any of Ivy Holdings, any affiliate of Ivy Holdings, the surviving corporation or the paying agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

        At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our common stock. If, on or after the effective time of the merger, any certificates or book-entry shares are presented to the surviving corporation for transfer, they will be canceled and exchanged for the merger consideration as provided above to the extent that the per share merger consideration has not already been paid in respect of the shares of common stock represented by such certificates.

        None of Ivy Holdings, the paying agent or the surviving corporation will be liable to any person for any merger consideration properly paid to a public official pursuant to any abandoned property, escheat or other similar law. Any portion of the merger consideration deposited with the paying agent that remains undistributed to former holders of our common stock for one year after the effective time of the merger will be delivered to the surviving corporation. Stockholders who have not received the merger consideration prior to the delivery of such funds to the surviving corporation may thereafter look to the surviving corporation for the payment of the merger consideration (subject to abandoned property, escheat and other similar laws).

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to comply with the requirements established by the paying agent or Ivy Holdings, including, if necessary, making an affidavit of the loss, theft or destruction of such certificate and the posting of a bond in an amount sufficient to protect against any claim that may be made with respect to that certificate.

Representations and Warranties

        We have made various representations and warranties in the merger agreement to Ivy Holdings and Merger Sub that are subject to important limitations and qualifications set forth in the merger agreement and the merger agreement's disclosure schedules. You also should be aware that it may not be appropriate to judge the accuracy of such representations and warranties as of the date of this proxy statement. Our representations and warranties in the merger agreement relate to, among other things:

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  our and our subsidiaries' organization, good standing and qualification to do business;

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  our and our subsidiaries' certificate of incorporation and bylaws and equivalent organizational documents;

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  our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement (including that each of our board of directors and the special committee has unanimously determined that the merger is fair to, and in the best interests of, us and our stockholders, and has declared advisable the merger agreement and the merger and other transactions contemplated by the merger agreement, and has resolved, subject to the terms of the merger agreement, to recommend adoption of the merger agreement by our stockholders);

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  our capitalization, including the number of shares of our common stock, stock options, shares of restricted stock and warrants, and the absence of other rights, agreements, or commitments to issue, transfer or sell shares of our capital stock;

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  our subsidiaries' capitalization and the absence of any obligations of such subsidiaries to repurchase, redeem, or otherwise acquire any securities of such subsidiaries;

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  our interests and investments in other parties;

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  the absence of violations of or conflicts with our and our subsidiaries' governing documents, applicable law or agreements with third parties (including agreements and other documents relating to our indebtedness) as a result of entering into the merger agreement and performing our obligations under the merger agreement;

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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  our SEC filings since September 30, 2008, including the financial statements contained in the filings;

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  our compliance with the Sarbanes-Oxley Act of 2002 and the applicable rules of the NASDAQ Global Market;

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  legal proceedings, investigations and governmental orders;

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  the absence of a "company material adverse effect" (as defined below), any effect, event, development or change which has had or is reasonably likely to have a company material adverse effect, or certain other changes or events related to us or our subsidiaries since June 30, 2010;

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  taxes and tax returns;

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  real property and personal property;

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  environmental matters;

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  employment and labor matters affecting us or our subsidiaries, including matters relating to our and our subsidiaries' employee benefit plans;

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  the absence of undisclosed broker's fees;

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  the receipt by our special committee of an opinion from its financial advisor;

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  the vote required from our stockholders to adopt the merger agreement;

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  the identification of our material contracts and the absence of any breach, violation or default of the material contracts;

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  our insurance policies;

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  the accuracy and compliance as to form with applicable securities laws of this proxy statement and our related Schedule 13E-3 filing with the SEC;

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  the absence of undisclosed employment or severance payments resulting from our stockholders' adoption of the merger agreement or the completion of the merger or other transactions contemplated by the merger agreement;

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  the absence of undisclosed related party transactions since September 30, 2009;

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  our intellectual property;

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  the absence of any unlawful payments and compliance with the United States Foreign Corrupt Practices Act;

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  the compliance of our internal control over financial reporting with applicable securities laws;

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  the possession of permits, licenses, orders, registrations, accreditations, provider numbers, certificates, approvals, consents and other similar authorizations necessary to operate our business in compliance with applicable legal requirements;

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  absence of violation of health laws, codes, regulations and ordinances;

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  our satisfaction of requirements relating to participation, claims submission, and payments under Medicare, Medicaid and other state or federal health care programs, and the absence of any material recoupment, action for violation of legal requirements, or activities causing the imposition of penalties or exclusions from any such programs;

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  our material compliance with applicable health care laws regarding the selection, deselection and credentialing of contracted health care providers, and our belief that our contracted providers are properly licensed and hold appropriate clinical privileges;

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  the accuracy and timeliness of our filings under Medicare, Medicaid and other state or federal health care programs, the absence of any material claims with respect thereto, and the absence of any undisclosed material validation review or program integrity review conducted by any regulatory authority with respect to any such program; and

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  our and our subsidiaries' compliance with health care privacy and security laws and rules.

        Many of the representations and warranties made in the merger agreement were qualified by, among other things, exceptions relating to the absence of a "company material adverse effect," which means an effect, event, occurrence, development or change, which individually or in the aggregate with all other effects, events, occurrences, developments and changes, has a material adverse effect on our and our subsidiaries' business, assets, results of operations, or condition (financial or otherwise), taken as a whole, or would reasonably be expected to prevent or materially impair or delay consummation of the transactions contemplated by the merger agreement, other than effects, events, occurrences, developments or changes arising out of or resulting from:

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  changes in conditions in the U.S. or global economy or securities, capital or financial markets generally, including changes in interest or exchange rates (except for changes that do not have a materially disproportionate adverse effect on us and our subsidiaries when compared to other businesses operating in our industry);

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  general changes or developments in political or economic conditions within the industry or industries in which we and our subsidiaries operate (except for changes that do not have a materially disproportionate adverse effect on us and our subsidiaries when compared to other businesses operating in our industry);

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  changes in generally accepted accounting principles or the interpretation of such principles after the date of the merger agreement (except for changes that do not have a materially disproportionate adverse effect on us and our subsidiaries when compared to other businesses operating in our industry);

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  the negotiation, execution, announcement or performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement, including the impact thereof on relationships, contractual or otherwise, with customers, lenders, partners or employees;

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  acts of God, acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement (except for changes that do not have a materially disproportionate adverse effect on us and our subsidiaries when compared to other businesses operating in our industry);

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  the implementation, amendment or repeal of the Patient Protection and Affordable Care Act or any related legal challenge or judicial ruling;

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  changes in and of themselves in the credit ratings applicable to us (it being understood and agreed that the facts and circumstances giving rise to such changes in the credit ratings applicable to us may be taken into account when determining whether there has been a company material adverse effect);

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  any decline in the market price or change in trading volume of our common stock or any failure to meet internal or published projections, forecasts or revenue or earnings predictions (it being understood and agreed that the facts and circumstances giving rise to such decline in the market price, change in trading volume of our common stock or any failure to meet internal or published projections, forecasts or revenue or earnings predictions may be taken into account when determining whether there has been a company material adverse effect); or

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  the survey being conducted as of the date of the merger agreement by the California Department of Public Health on behalf of the Centers for Medicare & Medicaid Services with respect to Alta Los Angeles Hospitals, Inc. d/b/a as Norwalk Community Hospital and Los Angeles Community Hospital (it being understood and agreed that the facts and circumstances giving rise to such survey may be taken into account when determining whether there has been a company material adverse effect).

        The merger agreement also contains various representations and warranties made by Ivy Holdings and Merger Sub to us which may be subject to important limitations and qualifications set forth in the merger agreement. You also should be aware that it may not be appropriate to judge the accuracy of such representations and warranties as of the date of this proxy statement. These representations and warranties relate to, among other things:

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  their organization, valid existence and good standing, and the effectiveness of their certificates of incorporation;

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  their corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

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  the vote required from Ivy Holdings as the sole equity holder of Merger Sub and the fact that no vote of the equity holders of Ivy Holdings is required in connection with the merger;

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  the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the transactions contemplated by the merger agreement;

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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  Ivy Holdings' ownership of all of the capital stock of Merger Sub;

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  legal proceedings, investigations and governmental orders;

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  the sufficiency of their capital resources to consummate the merger, including the delivery and effectiveness of a financing commitment regarding the delivery of sufficient funds to consummate the merger;

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  the accuracy of information supplied for inclusion in this proxy statement and in our related Schedule 13E-3 filing with the SEC;

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  the delivery and effectiveness of a guarantee pursuant to which the LGP Funds have guaranteed the performance of Ivy Holdings' and Merger Sub's obligations under the merger agreement;

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  the absence of undisclosed broker's fees;

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  the fact that neither Ivy Holdings nor Merger Sub owned as of the date of the merger agreement any shares of our capital stock; and

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  Merger Sub not having incurred any indebtedness preventing the surviving corporation from complying with the indenture governing our senior secured notes.

        The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

Conduct of Our Business Pending the Merger

        For the period between August 16, 2010 and the effective time of the merger, we and our subsidiaries have agreed:

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  to conduct our business in all material respects in the usual, regular and ordinary course, consistent with past practice; and

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  to use reasonable commercial efforts to preserve intact our business organization and retain the services of our current officers and employees and preserve their relationships and goodwill with governmental entities and significant customers.

        Without limiting the foregoing, under the merger agreement we have agreed, subject to certain exceptions and unless Ivy Holdings gives its prior written consent, until the effective time of the merger, that neither we nor our subsidiaries will, directly or indirectly:

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  split, combine, subdivide or reclassify any shares of our capital stock;

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  declare, set aside or pay any dividend or other distribution in respect of any shares of our capital stock, or make any other distribution in respect of shares of our capital stock, except for dividends or distributions declared, set aside or paid by any of our subsidiaries to us or any of our subsidiaries;

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  authorize for issuance, issue, deliver, sell, redeem or repurchase or agree or commit to issue, deliver, sell, redeem or repurchase (other than our repurchase of shares of restricted stock on termination of employment) any stock of any class or any other securities or equity equivalents, except for the issuance of shares of our common stock (1) upon the exercise of options or warrants outstanding on the date of the merger agreement or (2) in accordance with commitments to issue such shares under any long-term incentive plan awards outstanding on the date of the merger agreement;

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  acquire, sell, pledge, grant a security interest in, license, lease, transfer or dispose of any assets outside the ordinary course of business with a value or purchase price in excess of (1) $500,000 per individual incurrence or (2) $2,000,000 in the aggregate (whether by asset acquisition, stock acquisition or otherwise);

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  other than in the ordinary course of business consistent with past practices or as permitted under the terms of the merger agreement, incur any amount of indebtedness, guarantee any indebtedness of a third party, issue or sell debt securities, make any loans, advances or capital contributions or, except with respect to some permitted liens, mortgage, pledge or otherwise encumber any material assets, or create or suffer any lien thereupon, in excess of (1) $1,000,000 per individual incurrence or (2) $2,500,000 in the aggregate;

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  amend or otherwise modify the terms of certain of our credit facilities, except in a manner favorable to us;

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  commence, settle or compromise any pending or threatened suit, action or claim which (1) is material to our business and the business of our subsidiaries, taken as a whole, or that otherwise involves our payment of an amount in excess of $500,000, in the aggregate, for all such suits, actions or claims, (2) would involve restrictions on our business activities or the business activities of our subsidiaries, or (3) would involve the issuance of securities by us;

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  except pursuant to any mandatory payments under certain of our credit facilities in existence on the date of the merger agreement and in compliance with the terms thereof, pay, discharge or satisfy outside the ordinary course of business any claims, pending or threatened litigations, proceedings, liabilities or obligations in excess of $500,000 in the aggregate with respect to other matters;

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  change any of the accounting principles or practices used by us, except as required by generally accepted accounting principles;

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  increase the compensation or benefits of any of our directors or "named executive officers" or increase the compensation or benefits of any director or officer of any of our subsidiaries, except in the ordinary course of business consistent with past practices;

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  grant to any of our directors or "named executive officers" the right to receive any new severance, change of control or termination pay or termination benefits, or grant any increase in any existing severance, change of control or termination pay or termination benefits to any of our directors or "named executive officers";

  •
  grant to any director or officer of any of our subsidiaries the right to receive any new severance, change of control or termination pay or termination benefits, or grant any increase in any existing severance, change of control or termination pay or termination benefits, except for (1) any grants of new severance or termination pay or termination benefits or (2) any grants of increases in any existing severance or termination pay or termination benefits, in each case, in the ordinary course consistent with past practices;

  •
  except to the extent required to comply with our obligations under the merger agreement or with applicable law, amend our certificate of incorporation or bylaws;

  •
  adopt a plan or agreement of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization of us or any of our subsidiaries, other than the complete or partial liquidation or dissolution of any of our subsidiaries that is not a wholly owned subsidiary;

  •
  make or change any material tax election, forego any material tax refund or change any material tax accounting method, amend any material tax return, or enter into any material tax allocation agreement, material tax sharing agreement, material tax indemnity agreement or closing or settlement agreement relating to any material tax, or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material taxes;

  •
  make any loans, advances or capital contributions to or investments in any person (other than in us or in any of our direct or indirect wholly-owned subsidiaries) in excess of $500,000 in the aggregate;

  •
  forgive any loans to any of our or our subsidiaries' employees, officers or directors, or any of their affiliates;

  •
  make or authorize any capital expenditures in excess of $2,000,000 in the aggregate;

  •
  enter into any new line of business or exit any existing line of business that is material to us and our subsidiaries, taken as a whole;

  •
  convene any regular or special meeting (or adjournment thereof) of our stockholders, other than the special meeting to which this proxy statement relates;

  •
  modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or non-competition agreement to which we are a party;

  •
  enter into any agreement to purchase or sell any interest in real property, grant any security interest in real property, enter into any material lease, sublease, license or other occupancy agreement with respect to any real property or materially alter, amend, modify or terminate any of the terms of any material lease to which we or any of our subsidiaries is a party;

  •
  make any material acquisition, by purchase or other acquisition of stock or other equity interests, by merger, consolidation or other business combination (including by formation of a material joint venture) outside of the ordinary course of business with a value in excess of $3,000,000; or

  •
  authorize, commit or enter into an agreement to take any of the foregoing actions.

Solicitation by Us of Alternative Takeover Proposals

        Under the terms of the merger agreement, we were permitted to initiate, solicit and encourage "takeover proposals" (as defined below) and to provide information and engage in discussions and negotiations with respect to third-party alternative takeover proposals from August 16, 2010 through 12:01 p.m., New York City time, on September 25, 2010 (the "go-shop period termination date"). Prior to the go-shop period termination date, UBS assisted the special committee in connection with soliciting such third-party alternative takeover proposals. The special committee retained full discretion of how to review and respond to any takeover proposals for a competing transaction.

        In the merger agreement, a "takeover proposal" is generally defined as any inquiry, proposal or offer from any party relating to, in a single transaction or series of related transactions, any:

  •
  acquisition of our and our subsidiaries' assets equal to more than 20% of our consolidated assets or to which more than 20% of our revenues or earnings on a consolidated basis are attributable;

  •
  acquisition of more than 20% of our outstanding common stock;

  •
  tender offer or exchange offer that if consummated would result in any party beneficially owning more than 20% of our outstanding common stock;

  •
  merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us; or

  •
  a combination of the foregoing types of transactions, if the sum of the percentage of consolidated assets, consolidated revenues or earnings and our common stock involved is more than 20%.

        On the go-shop period termination date, we and our representatives were required to (1) immediately cease all activities, solicitations, encouragements, discussions or negotiations with any party conducted prior to the execution of the merger agreement with respect to any takeover proposal and (2) request any such party to promptly return or destroy all confidential information concerning us and our subsidiaries. No later than two business days after the go-shop period termination date, we were required to notify Ivy Holdings of the identity of each party (including any "excluded party," as defined below) that submitted a takeover proposal prior to the go-shop period termination date and to promptly provide to Ivy Holdings a written summary of the material terms of any such takeover proposal. No takeover proposals were submitted to us prior to the termination of the go-shop termination date.

        For a period of twenty days after the go-shop period termination date (the "cut-off date"), we were permitted to continue discussions with any "excluded party," which is defined in the merger agreement as any third party from whom we received a takeover proposal prior to the go-shop period termination date that, on or before the go-shop period termination date, our board of directors determined in good faith, after consultation with our independent financial advisors and outside legal counsel, constituted or reasonably could be expected to result in a "superior proposal" (as that term is defined in the following paragraph), if the takeover proposal had not been rejected or withdrawn as of the go-shop period termination date. We were also required to advise Ivy Holdings on the go-shop termination date of each party who had been determined by our board of directors to be an excluded party and to provide Ivy Holdings with a summary of the reasons for such determination. As referenced above, no takeover proposals were submitted to us prior to the termination of the go-shop termination date.

        In the merger agreement, a "superior proposal" is generally defined as a bona fide written takeover proposal that our board of directors has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, after taking into account all of the provisions of the proposal, the party making the proposal, and the likelihood of consummation of the transaction on the terms set in the proposal (as compared to the terms of the merger agreement), and, that if consummated, would result in a transaction more favorable to our stockholders from a financial point of view than the transaction contemplated by the merger agreement (including any changes to the terms of the merger agreement proposed by Ivy Holdings in response to such proposal or otherwise); provided that for purposes of the definition of "superior proposal," the references to "20%" in the definition of "takeover proposal" will be deemed to be references to "50%."

No Solicitation of Transactions

        From the go-shop termination date to the effective time of the merger, we, our subsidiaries and our respective directors, officers, employees, consultants, agents, affiliates and other representatives will not directly or indirectly:

  •
  solicit, initiate, or knowingly facilitate, cooperate with or encourage (including by way of furnishing non-public information or data) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a takeover proposal;

  •
  engage in, continue or otherwise knowingly participate in any discussions or negotiations regarding, or furnish to any other party information or data in connection with or for the purpose of encouraging or facilitating, a takeover proposal;

  •
  enter into any letter of intent, agreement, contract or agreement in principle with respect to a takeover proposal; or

  •
  enter into any agreement, contract or agreement in principle requiring us to abandon, terminate or breach our obligations under the merger agreement or fail to consummate the transactions contemplated by the merger agreement.

        Despite the foregoing restrictions, we were permitted after the go-shop termination date to continue discussions with any excluded party until the cut-off date as described above and, in addition, at any time prior to our stockholders' adoption of the merger agreement, our board of directors or the special committee can furnish information to, and enter into discussions and negotiations with, a third party that has made an unsolicited, written, bona fide takeover proposal, as long as the board of directors has:

  •
  determined in its good faith judgment (after consulting with its financial advisor and outside legal counsel), that the takeover proposal or offer constitutes or would reasonably be expected to lead to a superior proposal;

  •
  determined in its good faith judgment (after consulting with its outside legal counsel), that, in light of the takeover proposal, the failure to furnish such information or enter into discussions or negotiations would reasonably be expected to result in a breach of its fiduciary duties under applicable law;

  •
  promptly provided to Ivy Holdings any nonpublic information that is provided to any third party that was not previously provided to Ivy Holdings; and

  •
  obtained from that third party an executed confidentiality agreement on terms and conditions no less favorable to us than those contained in the confidentiality agreement between us and Leonard Green.

        We must promptly provide to Ivy Holdings (and, in any event, within twenty-four hours) after we receive any takeover proposal from any third party, a copy of the takeover proposal, a written summary of the material terms of the takeover proposal not made in writing, and the identity of the third party making the takeover proposal. We must also keep Ivy Holdings reasonably informed of any material developments, discussions or negotiations regarding any takeover proposal.

        Additionally, our board of directors may not:

  •
  fail to recommend to our stockholders that they approve the adoption of the merger agreement or fail to include our recommendation in this proxy statement;

  •
  change, qualify, withhold or withdraw our recommendation in a manner adverse to Ivy Holdings (or publicly propose to do so);

  •
  take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer, other than a recommendation against such offer or a temporary "stop, look and listen" communication by our board of directors;

  •
  adopt, approve or recommend a takeover proposal (or publicly propose to do so);

  •
  enter into any agreement requiring us to abandon, terminate or breach our obligations under the merger agreement or fail to consummate the merger (any of the foregoing prohibited actions being referred to below as a "company adverse recommendation change");

  •
  authorize, cause or permit us or any of our subsidiaries to enter into any letter of intent or agreement with respect to any takeover proposal, other than (1) a confidentiality agreement containing provisions no less favorable to us than those in the confidentiality agreement between us and Leonard Green or (2) an agreement (meeting certain specified conditions) to reimburse the reasonable out-of-pocket expenses of any party that submits a takeover proposal that the board of directors determines constitutes or would reasonably be expected to lead to a superior proposal or that submits a takeover proposal and thereafter, in response, Ivy Holdings revises any material terms of the merger agreement (provided, that our obligation to reimburse expenses for all such parties cannot exceed $1,000,000 in the aggregate); or

  •
  take any action to terminate the merger agreement due to a superior proposal.

        Notwithstanding the foregoing restrictions, at any time prior to the time that stockholder approval is obtained, but not after, if we are in receipt of a bona fide written takeover proposal that our board of directors determines in good faith (after consultation with independent financial advisors and outside legal counsel) constitutes a superior proposal, after giving effect to all of the adjustments to the terms of the merger agreement which may be offered by Ivy Holdings, and if our board of directors determines in good faith (after consultation with outside legal counsel) that the failure to (1) make any company adverse recommendation change or (2) terminate the merger agreement and enter into an agreement with respect to such superior proposal (subject to compliance with the other applicable provisions of the merger agreement, including payment of the termination fee and the expenses of Ivy Holdings, as discussed below), would reasonably be expected to result in a breach of its fiduciary duties, then our board of directors may take either of such actions provided that we are not in breach of the solicitation covenants contained in the merger agreement and provided further that:

  •
  the superior proposal has been made and has not been withdrawn and continues to be a superior proposal;

  •
  we have given Ivy Holdings at least two business days prior written notice of our intention to take such action (specifying the material terms and conditions of any such superior proposal and the identity of the party making the superior proposal) and a copy of each of the relevant proposed transaction agreements; and

  •
  we have negotiated in good faith with Ivy Holdings during the two business days notice period to enable Ivy Holdings to revise the terms of the merger agreement and/or the LGP Funds' financing commitment such that the superior proposal would no longer constitute a superior proposal and, in the event of any material change to the terms of such superior proposal, we have delivered to Ivy Holdings a new written notice (specifying the changes) and a copy of each of the relevant proposed transaction agreements, and the two business days notice period will recommence and we will be required to again comply with the obligations described above with respect to such new written notice; provided, that we will not be obligated to negotiate with Ivy Holdings as provided in this paragraph if the per share consideration to which our stockholders would be entitled under a superior proposal is equal to or more than 110% of the merger consideration of $8.50 (after giving effect to any adjustments to the merger consideration offered by Ivy Holdings).

        Notwithstanding anything to the contrary in the merger agreement, at any time prior to the time stockholder approval is obtained, but not after, our board of directors may change, qualify, withhold or withdraw its recommendation to our stockholders to adopt the merger agreement (or publicly propose to do so) in response to an "intervening event" (as defined below) if our board of directors has determined in good faith (after consultation with outside legal counsel) that failure to take such action would reasonably be expected to result in a breach of the directors' fiduciary duties under applicable law, provided that prior to taking such action:

  •
  our board of directors has given Ivy Holdings at least two business days prior written notice of our intention to take such action;

  •
  we have negotiated in good faith with Ivy Holdings during such notice period to enable Ivy Holdings to revise the terms of the merger agreement or the LGP Funds' financing commitment in such a manner that would obviate the need for taking such action; and

  •
  following the end of such notice period, our board of directors has considered in good faith any changes to the merger agreement and the LGP Funds' financing commitment proposed in writing by Ivy Holdings, and has determined in good faith (after consultation with its outside legal counsel) that failure to change, qualify, withhold or withdraw its recommendation to our stockholders to adopt the merger agreement would reasonably be expected to result in a breach of the directors' fiduciary duties under applicable law.

        As defined in the merger agreement, an "intervening event" is a material event or circumstance relating to our and our subsidiaries' business, results of operations, assets or financial condition, taken as a whole, that was not known to our board of directors on the date of the merger agreement (or if known, the consequences of which were not known or reasonably foreseeable by our board of directors), which event or circumstance, or any material consequences thereof, become known to our board of directors prior to stockholder adoption of the merger agreement (provided that the receipt, existence or terms of a takeover proposal or any matter or consequence related to a takeover proposal will not constitute an intervening event).

Access to Information

        From the date of the merger agreement until the effective time of the merger, we have agreed to (and to cause our subsidiaries to) (1) use our best efforts to facilitate reasonable access for Ivy Holdings and its representatives to our offices and properties, and (2) furnish to Ivy Holdings such financial and operating data and other non-privileged information as Ivy Holdings may reasonably request.

        Ivy Holdings and Merger Sub have agreed under the terms of the merger agreement to comply with the confidentiality agreement between us and Leonard Green.

Reasonable Best Efforts to Complete the Merger

        Subject to the terms and conditions set forth in the merger agreement, but including the obligation of each party to act in good faith, and subject at all times to our and our board of directors' obligation to act in a manner consistent with applicable fiduciary duties, each of the parties to the merger agreement has agreed to use its best efforts to take all actions and to do all things necessary, proper or advisable to consummate, and to make effective as promptly as possible, the merger and to cooperate with each other in connection with such actions and things.

        In accordance with the terms of the merger agreement, prior to the effective time of the merger, Ivy Holdings must give prompt notice to us, and we must give prompt notice to Ivy Holdings, of:

  •
  the occurrence, or failure to occur, of any event that is reasonably likely to cause any representation or warranty of a party contained in the merger agreement to be untrue or inaccurate in any respect that would reasonably give rise to a failure of a condition to the closing of the merger;

  •
  any material failure by any party to the merger agreement to comply with or satisfy any covenant, condition or agreement that would reasonably give rise to a failure of a condition to closing of the merger;

  •
  any material notice or communication received by a party to the merger agreement from any governmental entity in connection with the transactions contemplated by the merger agreement or from any person alleging that the consent of such person is or may be required in connection with such transactions, if the subject matter of such communication or failure to obtain such consent would be material to any party to the merger agreement; and

  •
  any actions, suits, claims or proceedings commenced or threatened against any party to the merger agreement which relate to the transactions contemplated by the merger agreement.

Revolver Financing

        We have agreed to use our commercially reasonable efforts to provide such assistance as Ivy Holdings may reasonably request in connection with any replacement, refinancing, or amendment of our revolving credit agreement. Our assistance to Ivy Holdings in this regard will be at its cost and expense, and we are not required to provide any assistance that would unreasonably interfere with our business operations. Additionally, any such replacement, refinancing or amendment would be conditioned upon the completion of the merger. At the request of Ivy Holdings, and in lieu of obtaining an amendment to the revolving credit agreement, immediately prior to the consummation of the merger, we are required to voluntarily terminate all outstanding commitments under the revolving credit agreement and, to the extent we have sufficient available cash, repay all amounts outstanding thereunder.

Stockholders' Meeting

        In the merger agreement, we have agreed:

  •
  to duly call, give notice of, convene and hold the special meeting as promptly as practicable for the purpose of seeking stockholder approval of the adoption of the merger agreement; and

  •
  except as permitted by the merger agreement, to include in this proxy statement the recommendation of our board of directors that our stockholders adopt the merger agreement and to take all reasonable lawful action to solicit such adoption.

Employee Benefits Matters

        Among other agreements set forth in the merger agreement, Ivy Holdings has agreed that on and after the effective time of the merger, Ivy Holdings will, and will cause the surviving corporation to, honor in accordance with their terms all employment agreements and all bonus, retention and severance obligations, of ours or any of our subsidiaries (except as otherwise agreed), and to pay at the effective time of the merger to the applicable officers and employees any amounts with respect to such agreements and obligations that are payable by their terms at the effective time of the merger. Also, for a period of one year following the effective time of the merger, Ivy Holdings has agreed to cause the surviving corporation to provide substantially similar employee benefits to our employees and the employees of our subsidiaries who remain employed by the surviving corporation provided under our employee benefit plans for similarly situated employees. Ivy Holdings will, and will cause the surviving corporation to, treat, and cause the applicable benefit plans to treat, the service of our employees and employees of our subsidiaries who remain employed by the surviving corporation, Ivy Holdings or their subsidiaries after the effective time of the merger with us or our subsidiaries attributable to any period before the effective time of the merger as service rendered to Ivy Holdings or the surviving corporation for purposes of eligibility to participate, vesting and for other appropriate benefits, including applicability of minimum waiting periods for participation.

Indemnification and Insurance

        Each of our directors and officers (and the directors and officers of our subsidiaries) is indemnified and held harmless during the six-year period following the effective time of the merger to the full extent permitted by law from any claims arising by virtue of his or her service as a director or officer or in connection with the negotiation, execution and performance of the merger agreement. Each of these indemnified parties is entitled to the advancement of expenses in defense of any claim, provided that the indemnified parties agree to repay such expenses if a court should determine in a final and non-appealable order that indemnification is prohibited by law. Ivy Holdings and the surviving corporation are required to obtain directors and officers liability insurance or a "tail policy" providing coverage for a period of six years following the effective time of the merger, provided the annual premium therefore does not exceed 200% of the last annual premium paid before the date of the merger agreement.

Conditions to the Merger

  Conditions to Each Party's Obligation to Complete the Merger

        The obligations of each of the parties to complete the merger are subject to the satisfaction or waiver (if permissible) of the following conditions:

  •
  our stockholders must have adopted the merger agreement;

  •
  no governmental authority has taken action that seeks to make the merger illegal or otherwise prohibits the consummation of the merger;

  •
  the waiting periods applicable to the consummation of the merger under the HSR Act must have expired or been terminated, which condition was satisfied on September 14, 2010; and

  •
  the material governmental approvals, authorizations and consents required to consummate the merger must have been obtained and remain in effect.

  Conditions to the Obligations of Ivy Holdings and Merger Sub

        The obligations of Ivy Holdings and Merger Sub to complete the merger are subject to the satisfaction or waiver (if permissible) by Ivy Holdings of the following additional conditions:

  •
  our representations and warranties set forth in the merger agreement must be true and correct in all respects (or in all material respects in some cases) as of the date of the merger agreement and the effective date of the merger, in each case, except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

  •
  we must have performed in all material respects all of our obligations under the merger agreement;

  •
  the transactions contemplated by the contribution and subscription agreement, pursuant to which the Rollover Investors will contribute to Ivy Holdings a portion of their shares of our common stock, must have been consummated;

  •
  since the date of the merger agreement, there must not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, constitutes or could reasonably be expected to result in, a company material adverse effect;

  •
  we must certify that we are not, nor have we been, a real property holding company;

  •
  each of our and our subsidiaries' Medicare provider numbers and acute care hospital licenses must remain in effect;

  •
  we must not have received notice of termination under 42 C.F.R. § 489.53(c) by the Centers for Medicare & Medicaid Services or the California Department of Public Health with respect to certain of our hospitals; and

  •
  any and all agreements and consents necessary to cancel our stock options and warrants required by the terms of the merger agreement must have been obtained.

  Conditions to the Obligations of Prospect Medical

        Our obligation to complete the merger is subject to the satisfaction or waiver (if applicable) by us of the following additional conditions:

  •
  the representations and warranties of Ivy Holdings and Merger Sub set forth in the merger agreement must be true and correct in all respects as of the date of the merger agreement and the effective date of the merger, in each case, except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a "parent material adverse effect" (which means an effect, event, occurrence, development or change which materially adversely affects the ability of Ivy Holdings or Merger Sub to perform its obligations under the merger agreement or to consummate the merger and the other transactions contemplated by the merger agreement); and

  •
  Ivy Holdings and Merger Sub must have performed in all material respects all of their respective obligations under the merger agreement.

Termination

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by our stockholders, as follows:

  •
  by the mutual written consent of us, Ivy Holdings and Merger Sub.

  •
  by either us, on the one hand, or Ivy Holdings or Merger Sub, on the other hand, if:

  •
  our stockholders do not adopt the merger agreement at the special meeting (including at any adjournment of the special meeting), provided that we may not terminate the merger agreement if the failure to obtain stockholder approval was primarily due to our material breach of any of our obligations under the merger agreement;

  •
  any governmental entity's order, decree, judgment, injunction or other action that permanently restrains, enjoins or otherwise prohibits or makes illegal the completion of the merger has become final and non-appealable; or

  •
  the merger has not been consummated by February 15, 2011 (the "end date"), provided that a party may not terminate the merger agreement for this reason if the failure to complete the merger by that date was primarily due to the party's material breach of any of its obligations under the merger agreement.

  •
  by Ivy Holdings, if:

  •
  our representations and warranties contained in the merger agreement become untrue or inaccurate or if we breach or fail to perform any of our agreements or covenants contained in the merger agreement, which inaccuracy, breach or failure to perform (1) would give rise to the failure of a condition to closing the merger and (2) cannot be cured by us, or if capable of being cured, has not been fully cured within twenty days following written notice or, if earlier, by the end date, provided that our breach or failure is not the result of a material breach by Ivy

      Holdings or Merger Sub of its representations, warranties or obligations under the merger agreement;

    •
    we breach any of the solicitation covenants in the merger agreement, which breach, if curable by us, has not been fully cured within five days following written notice; or

    •
    (1) our board of directors has failed to recommend that our stockholders adopt the merger agreement in this proxy statement or has taken certain actions adverse to its recommendation in support of the merger contemplated by the merger agreement, (2) our board of directors fails to recommend against any publicly announced takeover proposal and reaffirm its recommendation in support of the adoption of the merger agreement within ten business days following the public announcement of such takeover proposal and, in any event, at least two business days prior to the special meeting, (3) we enter into a letter of intent or agreement with respect to a takeover proposal (other than a confidentiality agreement or an agreement to reimburse the reasonable out-of-pocket expenses of a party up to $1,000,000, inclusive of our reimbursement obligations owed to other such parties) that our board of directors determines constitutes or reasonably could be expected to lead to a superior proposal, or (4) we or our board of directors has publicly announced our intention to do any of the above.

  •
  by us, if:

  •
  the representations and warranties of Ivy Holdings or Merger Sub contained in the merger agreement become untrue or inaccurate or Ivy Holdings or Merger Sub breaches or fails to perform any of its agreements or covenants contained in the merger agreement, which inaccuracy, breach or failure to perform (1) would give rise to the failure of a condition to closing the merger and (2) cannot be cured by Ivy Holdings or Merger Sub, or if capable of being cured, has not been fully cured within twenty days following written notice or, if earlier, by the end date, provided that such breach or failure is not the result of a material breach by us of our representations, warranties or obligations under the merger agreement; or

  •
  prior to the receipt of stockholder approval, in order for us to concurrently enter into an acquisition agreement with respect to a superior proposal (provided that we have complied with the solicitation covenants in the merger agreement and prior to or concurrently with such termination, we pay the termination fee and expenses incurred by Ivy Holdings to the extent such expenses are required to be paid under the merger agreement).

Termination Fees and Expenses

        Each party to the merger agreement will pay its own fees and expenses, except as follows:

  •
  We are required to pay Ivy Holdings a termination fee (as further described below) plus all of Ivy Holdings' reasonable, documented third-party out-of-pocket fees and expenses incurred by it and its affiliates, up to a maximum of $2,250,000, if the merger agreement is terminated:

  •
  by us, in order for us to concurrently enter into an acquisition agreement with respect to a superior proposal; or

  •
  by Ivy Holdings, if (1) our board of directors has failed to recommend that our stockholders adopt the merger agreement in this proxy statement or has taken certain actions adverse to its recommendation in support of the merger contemplated by the merger agreement, (2) our board of directors fails to recommend against any publicly announced takeover proposal and reaffirm its recommendation in support of the adoption of the merger agreement within ten business days following the public announcement of such takeover proposal and, in any event, at least two business days prior to the special meeting, (3) we enter into a letter of intent or agreement with respect to a takeover proposal (other than a confidentiality agreement or an agreement to reimburse the reasonable out-of-pocket expenses of a party up to $1,000,000, inclusive of our reimbursement obligations owed to other such parties) that our board of directors determines constitutes or reasonably could be expected to lead to a superior proposal, or (4) we or our board of directors has publicly announced our intention to do any of the above.

  •
  The "termination fee" payable by us to Ivy Holdings under the terms of the merger agreement will be a cash amount equal to $6,200,000 (which equals approximately 3.0% of the equity value of the transaction); provided, that the termination fee payable by us to Ivy Holdings would instead have been $3,600,000 (approximately 1.75% of the equity value of the transaction) if we had entered into an acquisition agreement with respect to a superior proposal prior to the go-shop termination date or prior to the 20th day following the go-shop termination date we had entered into an acquisition agreement with respect to a superior proposal with an excluded party.

  •
  In the event that a takeover proposal has been made, proposed or communicated to us and not withdrawn, and prior to or within twelve months following the date of termination of the merger agreement, we enter into a definitive agreement with respect to any takeover proposal and such takeover proposal is consummated, then we are required to pay Ivy Holdings a termination fee of $6,200,000 (in addition to any previous payment of expenses incurred by Ivy Holdings and its affiliates, up to a maximum of $2,250,000) if the merger agreement was terminated:

  •
  by us or Ivy Holdings if our stockholders did not adopt the merger agreement;

  •
  by us or Ivy Holdings if the merger has not been consummated on or before February 15, 2011 (the end date);

  •
  by Ivy Holdings if our representations and warranties contained in the merger agreement become untrue or inaccurate or if we breach or fail to perform any of our agreements or covenants contained in the merger agreement, which inaccuracy, breach or failure to perform (1) would give rise to the failure of a condition to closing the merger and (2) cannot be cured by us, or if capable of being cured, has not been fully cured within twenty days following written notice or, if earlier, by the end date, provided that Ivy Holdings or Merger Sub is not then in breach of its representations or warranties; or

  •
  by Ivy Holdings if we breach any of the solicitation covenants in the merger agreement, which breach, if curable by us, has not been fully cured within five days following written notice.

  •
  We are required to reimburse Ivy Holdings for the expenses incurred by it and its affiliates up to $2,250,000 if (1) the merger agreement is terminated by Ivy Holdings or Merger Sub because our representations and warranties contained in the merger agreement become untrue or inaccurate or if we breach or fail to perform any of our agreements or covenants contained in the merger agreement, which inaccuracy, breach or failure to perform (x) would give rise to the failure of a condition to closing the merger and (y) cannot be cured by us, or if capable of being cured, has not been fully cured within twenty days following written notice or, if earlier, by the end date, provided that neither Ivy Holdings nor Merger Sub is then in breach of its representations or warranties, (2) the merger agreement is terminated by Ivy Holdings or Merger Sub because we breach any of the solicitation covenants in the merger agreement, which breach, if curable by us, has not been fully cured within five days following written notice, or (3) the merger agreement is terminated by us or Ivy Holdings after our stockholders do not adopt the merger agreement.

Specific Performance

        The parties to the merger agreement have agreed that each party will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to specifically enforce the terms and provisions thereof. Without limiting the foregoing, we are entitled to an injunction, specific performance and other equitable relief to enforce the LGP Funds' obligations under the guarantee and the equity commitment letter.

Amendment and Waiver

        The merger agreement may be amended by the parties thereto at any time before or after adoption of the merger agreement by our stockholders but, after adoption, no amendment may be made that by law requires further approval by our stockholders without obtaining such approval. Stockholder adoption of the merger agreement at the special meeting will also constitute stockholder approval and adoption of any and all amendments to the merger agreement that may be entered into by us prior to or after the special meeting, other than any such amendments entered into by us after stockholder adoption of the merger agreement at the special meeting that, by law, require further approval of our stockholders.

        Until the effective time of the merger, the parties may, to the extent legally allowed:

  •
  extend the time for the performance of any of the obligations or other acts of the other parties in the merger agreement;

  •
  waive any inaccuracies in the representations and warranties contained in the merger agreement; and

  •
  waive compliance with any of the agreements or conditions contained in the merger agreement.

APPRAISAL RIGHTS OF STOCKHOLDERS

        Under Delaware law, you have the right to demand appraisal of your shares in connection with the merger and to receive payment in cash for the fair value of your shares of Prospect Medical common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law ("Section 262") in order to perfect their rights.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to perfect appraisal rights in connection with the merger.

        This summary is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262, the full text of which appears in Annex E to this proxy statement. Failure to follow exactly any of the statutory procedures set forth in Section 262 may result in a termination or waiver of your appraisal rights. All references in this summary to a "stockholder" are to the record holder of shares of Prospect Medical common stock unless otherwise indicated.

        Section 262 requires that stockholders for whom appraisal rights are available be notified not less than twenty days before the special meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to Prospect Medical's stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex E to this proxy statement because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

  •
  You must not vote in favor of, or consent in writing to, the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement.

  •
  You must continue to hold your shares of Prospect Medical common stock through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of Prospect Medical common stock on the date the written demand for appraisal is made, but who thereafter transfers the shares prior to the effective date of the merger, will lose any right to appraisal with respect to such shares.

        If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of Prospect Medical common stock.

        All demands for appraisal should be addressed to Prospect Medical Holdings, Inc., 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025, Attention: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such stockholder of record, fully and correctly, as the stockholder's name appears in our stock records. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the broker or other nominee.

        Within 10 days after the effective time of the merger, we, as the surviving corporation, must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the adoption of the merger agreement. At any time within 60 days after the effective time of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his, her or its shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from the surviving corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

        Within 120 days after the effective time of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Prospect Medical common stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon Prospect Medical, as the surviving corporation. The surviving corporation has no obligation to file such a petition, even in the event there are stockholders who made written demands for appraisal. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previous written demand for appraisal. There is no present intention on the part of Prospect Medical to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Prospect Medical will file such a petition or that Prospect Medical will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within twenty days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold shares represented by certificates to submit their stock certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings. If any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

        In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

        Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement. You should also be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

        In view of the complexity of Section 262, Prospect Medical stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

 ADDITIONAL INFORMATION ABOUT PROSPECT MEDICAL

Directors, Executive Officers and Certain Stockholders

        Information regarding our directors and executive officers and each of the Rollover Investors (including David R. Topper and Alexa Topper in their capacities as co-trustees of the David & Alexa Topper Family Trust) as of the date of this proxy statement is set forth below. Each of our directors and executive officers, and each Rollover Investor (including David R. Topper and Alexa Topper), is a United States citizen and can be reached c/o Prospect Medical Holdings, Inc., 10780 Santa Monica Boulevard,

Suite 400, Los Angeles, California 90025. Prospect Medical's telephone is (310) 943-4500. Prospect Medical's subsidiary, Alta Hospitals System, LLC ("Alta"), referred to below is also located at 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025, and can be reached at (310) 943-4500.

        Samuel S. Lee, who is one of the Rollover Investors, was appointed Prospect Medical's Chief Executive Officer on March 19, 2008 and as Chairman of Prospect Medical's board of directors on May 14, 2008. Mr. Lee was previously appointed as a member of Prospect Medical's board of directors and as Chief Executive Officer of Alta, on August 8, 2007. Mr. Lee is an officer of each of Prospect Medical's direct and indirect subsidiaries. He served previously as the President of Alta from January 2002 until Prospect Medical acquired Alta on August 8, 2007. In 1998, Mr. Lee co-founded Alta (formerly Alta Healthcare System, Inc.) after acquiring seven Los Angeles area hospitals from Paracelsus Healthcare Corporation. Between its formation in 1998 and its 2007 acquisition by Prospect Medical, Mr. Lee served as a member of Alta's board of directors, and Mr. Lee has subsequently served as its sole manager following its conversion into a limited liability company at the time of the acquisition. Mr. Lee's background involves healthcare and technology related private equity investment management, operational leadership, entrepreneurship, mergers and acquisitions, and leveraged financing for various corporations. Prior to joining Alta, Mr. Lee was a General Partner with Kline Hawkes & Co., a $500 million private equity firm located in Brentwood, California, that focuses on healthcare, technology, and business services. Mr. Lee has been the lead or principal investor and director of several private and public companies. Additionally, Mr. Lee worked in healthcare reimbursement, business office, and operations for SFS, Inc., and in consulting and systems engineering for Andersen Consulting and Verizon.

        David Levinsohn, a member of our special committee, has served as a member of Prospect Medical's board of directors since July 1996. Mr. Levinsohn was the President and Chief Executive Officer of Sherman Oaks Health Systems, Inc. d/b/a Sherman Oaks Hospital and Medical Center, a community hospital located at 4929 Van Nuys Boulevard, Sherman Oaks, California 91403, from March 1995 until December 2007, when he retired. Prior to being named to those positions, Mr. Levinsohn served as the Chief Operating Officer of Sherman Oaks Health Systems since May 1994. From November 1993 to May 1994, Mr. Levinsohn was the Vice President of Encino Tarzana Medical Center. From 1989 until November 1993, Mr. Levinsohn was Executive Director of Sherman Oaks Hospital.

        Jeereddi A. Prasad, M.D., who is one of the Rollover Investors, was appointed as a member of Prospect Medical's board of directors effective June 1, 2007 in connection with Prospect Medical's acquisition of the ProMed group of companies, which include a management services organization (or MSO), its parent company and two independent physician associations (or IPAs) based in Southern California. Dr. Prasad has served as the President of each of the ProMed group entities since 1994 and since 2002 in the case of Upland Medical Group. Since 1991, Dr. Prasad has also served as the President and Medical Director of Chaparral Medical Group, Inc., a fifty-physician multi-specialty group that he founded in Southern California, within which he created an Endocrinology Department that is an ADA Certified Center of Excellence for Diabetic Education. Chaparral Medical Group, Inc. is located at 840 Town Center Drive, Pomona, California 91767. He is board certified in Endocrinology and Internal Medicine and is a Fellow of both the American College of Endocrinologists and American College of Physicians.

        Glenn R. Robson, the Chairman of our special committee, was appointed as a member of Prospect Medical's board of directors on August 8, 2007 in connection with Prospect Medical's acquisition of Alta. Mr. Robson has served as Senior Vice President and Chief Strategy Officer of AECOM Technology Corporation ("AECOM") since December 2006. Mr. Robson joined AECOM in May 2002 as Senior Vice President and Chief Financial Officer. AECOM provides professional technical services, including consulting, planning, architecture, engineering, construction management, project management and environmental services, as well as management support services to government and commercial clients worldwide. AECOM is located at 555 South Flower Street, Suite 3700, Los Angeles, California 90071. Prior to joining AECOM, Mr. Robson worked at Morgan Stanley & Co. for twelve years, where he served most recently as a Managing Director in the investment banking division, and previously as a Principal and

Vice President in the corporate finance department. Earlier in his career, Mr. Robson was a Business Analyst with McKinsey & Company.

        Kenneth Schwartz, a member of our special committee, has served as a member of Prospect Medical's board of directors since June 1998. Mr. Schwartz served as a director of Deloitte & Touche LLP from December 1990 to June 1998, when he retired. Mr. Schwartz previously served as a member of the National Management Committee and Managing Partner of the Los Angeles office of Spicer & Oppenheim, an accounting firm.

        Mike Heather, who is one of the Rollover Investors, was appointed as Chief Financial Officer of Prospect Medical in April 2004. Mr. Heather served as Co-Chief Executive Officer of WebVision, Inc. from March 2001 to June 2002, and served as the Chief Financial Officer of WebVision beginning in June 2000 and continuing through June 2002. Prior to joining WebVision, Mr. Heather was a partner at Deloitte & Touche LLP, which he joined in 1980, and was the founder and Partner-in-Charge of the Healthcare Services Practice of Deloitte & Touche LLP in Orange County.

        Donna Vigil has served as Prospect Medical's Vice President of Finance since April 2004, prior to which time she served as Prospect Medical's Chief Financial Officer commencing July 1998. Ms. Vigil served as Chief Financial Officer of NetSoft, a privately held software development company with five European subsidiaries, from October 1989 to September 1997. Ms. Vigil was Acting Chief Financial Officer/Consultant of Strategic HR Services, the staffing division for a real estate developer in Southern California, from October 1997 to May 1998.

        David R. Topper and his wife, Alexa Topper, a homemaker, are co-trustees of the David & Alexa Topper Family Trust, which is one of the Rollover Investors. Mr. Topper is a non-executive officer of Prospect Medical and has served as President of our Alta subsidiary since 2007. He previously served as Alta's Chief Executive Officer and a member of its board of directors between 1998 and 2007. In 1998, Mr. Topper co-founded Alta (formerly Alta Healthcare System, Inc.) after acquiring seven Los Angeles area hospitals from Paracelsus Healthcare Corporation ("Paracelsus"). Prior to founding Alta, Mr. Topper served as Senior Vice President of Development and Hospital Operations for Paracelsus. Additionally, Mr. Topper has held healthcare executive management positions as a Hospital Administrator with Ramada Medical Corporation and as a Regional Vice President with Community Psychiatric Centers. The David & Alexa Topper Family Trust is a family trust organized in the State of California.

        During the past five years, none of our current directors or executive officers, the Rollover Investors (including David R. Topper and Alexa Topper) or Prospect Medical has been (1) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Market Price of Common Stock

        On September 30, 2009, our common stock commenced trading on the NASDAQ Global Market under the symbol "PZZ." From May 11, 2005 until September 30, 2009, our common stock traded on the NYSE Amex.

        The following table sets forth the high and low sales prices of our common stock during the fiscal quarters indicated below. As a result of our non-timely filing of an Annual Report on Form 10-K for the year ended September 30, 2007, the NYSE Amex suspended trading in our common stock from January 16, 2008 until June 17, 2008. Therefore, trading in our common stock during the second fiscal quarter of 2008 occurred only from January 1, 2008 to January 15, 2008, and trading in our common stock during the third fiscal quarter of 2008 occurred only from June 17, 2008 to June 30, 2008.

	High	Low
2011
First Quarter (through November 5, 2010)	$8.54	$8.40
2010
First Quarter	$4.50	$2.80
Second Quarter	$6.95	$4.16
Third Quarter	$7.64	$4.02
Fourth Quarter	$8.81	$5.81
2009
First Quarter	$3.00	$1.00
Second Quarter	$2.64	$1.45
Third Quarter	$5.00	$1.23
Fourth Quarter	$4.69	$3.54

        On August 13, 2010, which was the final trading day prior to the date on which we announced the execution of the merger agreement, our common stock closed at $6.12 per share. On November 9, 2010, which was the last trading day before this proxy statement was printed, our common stock closed at $8.44 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

        As of the special meeting record date of November 8, 2010, there were 21,447,761 outstanding shares of our common stock held by approximately 300 holders of record.

        We have not paid any cash dividends on our common stock. Under our credit facilities, we are allowed to make dividend payments, provided that the aggregate amount of such payments does not exceed 50% of our consolidated net income (as defined in the credit agreements) and so long as no default has occurred under such credit agreements. We have agreed, however, in the merger agreement that we will not declare or pay any dividend or other distribution in respect of our common stock prior to the effective time of the merger.

Security Ownership of Certain Beneficial Owners and Management

        The following table shows the amounts and percentages of our common stock beneficially owned as of November 8, 2010 by our current directors, our executive officers who are named in our most recent annual proxy statement's summary compensation table, all of our current directors and executive officers as a group, and each person known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with SEC rules. The percentage ownership reflected in the table is based on 21,447,761 shares of our common stock outstanding as of November 8, 2010. Shares of common stock subject to options that are presently exercisable, or that are exercisable within 60 days after November 8, 2010, which are indicated by footnote, are deemed to be outstanding in computing the percentage ownership of the person holding the options, but not in computing the percentage ownership of any other person. Except as otherwise indicated, we believe that the holders listed below have sole voting and investment power with respect to all shares of common stock shown, subject to applicable community property laws. An asterisk (*) denotes beneficial ownership of less than 1.0% of our outstanding common stock.

	Beneficial Ownership
Name	Number of Shares	Percent
Samuel S. Lee(1)(2)	7,152,290	30.3%
Mike Heather(1)(3)	742,833	3.4%
Donna Vigil(4)	49,775	*
David A. Levinsohn(5)	209,079	*
Kenneth Schwartz(6)	125,802	*
Jeereddi A. Prasad, M.D.(1)	395,434	1.8%
Glenn R. Robson(7)	68,000	*
All Directors and Executive Officers as a Group (seven persons)(8)	8,743,213	36.2%
David R. Topper and Alexa Topper, Trustees, David & Alexa Topper Family Trust(1)(9)	4,967,922	22.9%
Nelson Obus(10)	1,411,446	6.6%
Joshua Landes(11)	1,349,174	6.3%
Jacob Y. Terner and Sandra W. Terner, Trustees, Terner Family Trust(12)	1,880,424	8.8%
Ivy Holdings Inc., GEI Capital V, LLC, Green V Holdings LLC, Leonard Green & Partners, L.P., LGP Management, Inc., Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P.(13)	13,258,479	54.5%

(1)
By virtue of their agreement in the company stockholder voting agreement to vote their shares in favor of the adoption of the merger agreement, Messrs. Lee, Topper (through the David & Alexa Topper Family Trust) and Heather and Dr. Prasad may be deemed to be a "group" under Section 13(d) of the Exchange Act, and applicable regulations thereunder, and therefore may be deemed to beneficially own all of the shares of common stock beneficially owned by the members of the "group." Each of Messrs. Lee, Topper (including the David & Alexa Topper Family Trust) and Heather and Dr. Prasad disclaims beneficial ownership of any shares of common stock that are owned of record by other members of the "group."

(2)
The shares shown include 2,176,250 shares subject to options. Mr. Lee's address is c/o General Counsel, Prospect Medical Holdings, Inc., 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025.

(3)
The shares shown include 442,833 shares subject to options and 33,334 shares of unvested restricted stock which will vest in full immediately prior to the effective time of the merger.

(4)
The shares shown include 16,666 shares subject to options.

(5)
The shares shown include 30,000 shares subject to options and 30,211 shares held of record by the Levinsohn Revocable Family Trust, of which Mr. Levinsohn serves as a trustee.

(6)
The shares shown include 30,000 shares subject to options.

(7)
The shares shown include 50,000 shares that are owned of record by the Robson Family Trust, of which Mr. Robson serves as a trustee.

(8)
The shares shown include 2,695,749 shares subject to options.

(9)
Based on a Schedule 13D/A filed on August 20, 2010. The shares shown include 200,000 shares subject to options. The Trust's address is c/o General Counsel, Prospect Medical Holdings, Inc., 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025.

(10)
Based on a Schedule 13G filed on February 12, 2010. Mr. Obus may be deemed to hold an indirect beneficial interest in the shares shown, which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Channel Partnership II, L.P. and Wynnefield Capital, Inc. Profit Sharing Plan, because he is a co-managing member of Wynnefield Capital Management, LLC, a principal executive officer of Wynnefield Capital, Inc. (the investment manager of Wynnefield Small Cap Value Offshore Fund), the general partner of Channel Partnership II, L.P. and the portfolio manager of Wynnefield Capital, Inc. Profit Sharing Plan. Mr. Obus disclaims any beneficial ownership of the shares. Mr. Obus's address is 450 Seventh Avenue, Suite 509, New York, New York 10123.

(11)
Based on a Schedule 13G/A filed on February 16, 2010, Mr. Landes may be deemed to share with Mr. Obus an indirect beneficial interest in the shares shown, which are directly beneficially owned by Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, and Wynnefield Small Cap Value Offshore Fund, because he, along with Mr. Obus, is a co-managing member of Wynnefield Capital Management, LLC and a principal executive officer of Wynnefield Capital, Inc. Mr. Landes disclaims any beneficial ownership of the shares. Mr. Landes's address is 450 Seventh Avenue, Suite 509, New York, New York 10123.

(12)
Based on a Schedule 13G/A filed on May 18, 2009. The Trust's address is 205 Chautauqua Boulevard, Pacific Palisades, California 90272.

(13)
Represents the shares of Prospect Medical common stock beneficially owned in the aggregate by the Rollover Investors. Ivy Holdings, GEI Capital V, LLC, Green V Holdings LLC, Leonard Green & Partners, L.P., LGP Management, Inc. and the LGP Funds may be deemed to have acquired beneficial ownership of these shares by virtue of the company stockholder voting agreement entered into between Ivy Holdings and each of the Rollover Investors. Pursuant to the company stockholder voting agreement, a Schedule 13D was jointly filed with the SEC on August 16, 2010 by Ivy Holdings, GEI Capital V, LLC, Green V Holdings LLC, Leonard Green & Partners, L.P., LGP Management, Inc. and the LGP Funds. Each of Ivy Holdings Inc., GEI Capital V, LLC, Green V Holdings LLC, Leonard Green & Partners, L.P., LGP Management, Inc., Green Equity Investors V, L.P and Green Equity Investors Side V, L.P. expressly disclaims beneficial ownership of such shares. The address for each of these parties is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025. None of the executive officers of GEI Capital V, LLC, Green V Holdings LLC, Leonard Green & Partners, L.P., LGP Management, Inc., Green Equity Investors V, L.P or Green Equity Investors Side V, L.P. directly own any shares of Prospect Medical common stock.

 Prior Purchases and Sales of Prospect Medical Common Stock

        The following table sets forth information regarding purchases of Prospect Medical common stock by Messrs. Lee, Topper and Heather and Dr. Prasad during each fiscal quarter since October 1, 2007 in which any purchases occurred, showing the number of shares of Prospect Medical common stock purchased, the range of prices paid for those shares, and the average price paid per quarter for those shares. Neither Prospect Medical nor any of its subsidiaries purchased any shares of Prospect Medical common stock during this period.

	Number of Shares Purchased		Range of Prices	Average Price Paid
Quarter ended September 30, 2008
Samuel S. Lee	4,182,200	(1)	$5.00	$5.00
David R. Topper	4,182,200	(1)	$5.00	$5.00
Mike Heather	200,000	(2)	—	—
Quarter ended December 31, 2009
Samuel S. Lee	110,000	(3)	—	—
Mike Heather	100,000	(4)	—	—

(1)
On August 13, 2008, each of Mr. Lee and Mr. Topper converted his shares of Series B preferred stock into 4,182,200 shares of Prospect Medical common stock. Each share of Series B preferred stock had a face value of $25.00 per share and was converted by its terms into five shares of common stock at a conversion price of $5.00 per share of common stock. Mr. Lee and Mr. Topper had received the shares of Series B preferred stock in connection with our acquisition of Alta Healthcare System, Inc. on August 8, 2007.

(2)
These shares were received pursuant to a restricted stock award under the Prospect Medical's 2008 Omnibus Equity Incentive Plan. Two-thirds of the shares were vested on the date of grant, and one-third vested on June 14, 2009.

(3)
These shares were received pursuant to a restricted stock award under the Prospect Medical's 2008 Omnibus Equity Incentive Plan. One-third of the shares vested on each of August 20, 2008, March 19, 2009, and March 19, 2010.

(4)
These shares were received pursuant to a restricted stock award under the Prospect Medical's 2008 Omnibus Equity Incentive Plan. One-third of the shares vested on each of June 1, 2009 and June 1, 2010, and the remaining shares are scheduled to vest on June 1, 2011, except that pursuant to the merger agreement their vesting will be accelerated to the effective time of the merger.

        Except as described below, there were no transactions with respect to Prospect Medical common stock during the sixty days preceding the date of this proxy statement effected by any of Prospect Medical, any subsidiary of Prospect Medical, any pension, profit-sharing or similar plan of Prospect Medical or any subsidiary of Prospect Medical, Messrs. Lee, Heather or Topper, Dr. Prasad, or any other executive officer, director or person controlling Prospect Medical, or by Ivy Holdings, Merger Sub, the LGP Funds or any executive officer, director or person controlling such entities.

        The following table sets forth information regarding purchases of Prospect Medical common stock by directors David Levinsohn and Kenneth Schwartz, made pursuant to option exercises under Prospect Medical's equity or stock purchase plans during the past 60 days.

Name	Quantity	Price	Date of Exercise
David Levinsohn	30,000	$4.97	9/1/10
	30,000	$4.86	9/1/10
Kenneth Schwartz	30,000	$4.86	9/3/10
	30,000	$4.97	9/10/10

        During the past 60 days, Prospect Medical issued 35,879 shares of our common stock at prices ranging from $2.25 to $5.20 pursuant to option exercises by employees who are neither executive officers nor directors.

Financial Information

  Financial Statements

        Our audited financial statements as of, and for the years ended, September 30, 2008 and September 30, 2009 are contained in our Annual Report on Form 10-K for the year ended September 30, 2009, which is incorporated by reference into this proxy statement. Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009, March 31, 2010, and June 30, 2010, respectively, are also incorporated by reference into this proxy statement and, among other information, contain our unaudited financial statements for the quarterly periods ended December 31, 2009, March 31, 2010, and June 30, 2010, respectively. See "Where You Can Find More Information" beginning on page 120 of this proxy statement.

  Summary Financial Information

        The following summary consolidated financial information for each of the past two years is derived from Prospect Medical's audited consolidated financial statements. The following summary consolidated financial information for the nine-month periods ended June 30, 2010 and June 30, 2009 is derived from Prospect Medical's unaudited consolidated financial statements. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the operating results for the periods. The results of operations for the nine months ended June 30, 2010 are not necessarily indicative of results achieved for the full fiscal year ended September 30, 2010. You should read the summary financial information presented below along with the consolidated financial statements and unaudited consolidated financial statements and related notes thereto that are in contained our Annual Report on Form 10-K for the year ended September 30,

2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which are incorporated by reference in this proxy statement.

	Fiscal Year Ended September 30,		Nine Months Ended June 30,
	2009	2008	2010	2009
			(unaudited)
	(in thousands, except per-share amounts)
Consolidated Statement of Operations Information:
Total revenues	$402,234	$329,536	$349,665	$283,839
Total operating expenses	364,000	308,448	315,560	257,072
Operating income	40,280	23,651	35,619	28,249
Income (loss) before income taxes	(3,432)	(3,287)	14,411	1,936
Net income (loss)	(2,413)	(1,960)	7,172	(129)
Net income (loss) per share attributable to common stockholders
Basic	(0.12)	(0.20)	0.40	(0.01)
Diluted	(0.12)	(0.20)	0.37	(0.01)

	September 30,		June 30,
	2009	2008	2010	2009
			(unaudited)
	(in thousands)
Consolidated Balance Sheet Information:
Total current assets	$102,491	$72,954	$117,422	$95,830
Property, improvements and equipment, net depreciation and amortization	63,724	45,820	63,638	67,937
Total assets	375,146	297,068	384,877	362,174
Total current liabilities	92,588	60,580	108,827	97,816
Long-term debt, less current portion	172,539	131,921	157,329	160,399
Total liabilities	298,657	224,175	298,694	287,985
Shareholders' equity	76,401	72,812	86,183	74,103

  Ratio of Earnings to Fixed Charges

Ratio of Earnings to Fixed Charges
(dollars in thousands)

	For the Years Ended September 30,		For the Nine Months Ended June 30,
	2008	2009	2009	2010
Earnings available for fixed charges	$16,682	$23,909	$22,019	$34,377
Fixed Charges:
Interest Expense	21,444	26,708	20,023	18,510
Premiums, discounts and capitalized expenses related to indebtedness	801	2,368	1,315	2,713
Portion of rentals deemed to be interest	287	311	226	256

Total Fixed Charges:	$22,532	$29,387	$21,565	$21,480

Ratio of earnings to fixed charges	0.74	0.81	1.02	1.60

Amount by which Earnings are Insufficient to Cover Fixed Charges	$5,850	5,478	NA	NA

(1)
Earnings consist of (a) pre-tax income from continuing operations before adjustment for income or loss from equity investments; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investments; and (e) Prospect Medical's share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less (i) interest capitalized; (ii) preference security dividend requirements of consolidated subsidiaries; and (iii) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

(2)
Fixed charges include: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.

  Book Value Per Share

        The book value per share of our common stock as of June 30, 2010 was $3.61.

Transactions with Related Persons

        Jeereddi A. Prasad, M.D., who is a Rollover Investor and serves as one of our directors, owns directly or indirectly a controlling interest in the following entities (collectively, the "Prasad Entities"): Chaparral Medical Group, Inc.; Internal Medicine Medical Group; CMG Clinical Lab; Ancillary Services, Inc.; and Inland Valley Disease Management Clinic.

        Pomona Valley Medical Group, Inc. and Upland Medical Group, Inc. (the "Promed Affiliates") are wholly owned subsidiaries of Prospect Medical Group, Inc., which is an affiliated physician organization of Prospect Medical Holdings, Inc. The Promed Affiliates have contracts with the Prasad Entities, which provide primary care and specialty care services to patients of the Promed Affiliates.

        Payment arrangements with the Prasad Entities are on both a capitated and a fee-for-service basis. We also pay discretionary bonuses to the Prasad Entities. We paid the Prasad Entities $12,349,801 during the fiscal year ended September 30, 2008, $12,810,816 during the fiscal year ended September 30, 2009, and $10,086,435 during the 9 months ended June 30, 2010.

 ADDITIONAL INFORMATION ABOUT THE LGP RELATED PARTIES

Ivy Holdings

        Ivy Holdings Inc., or Ivy Holdings, is a Delaware corporation controlled by Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P., which we jointly refer to as the LGP Funds. Ivy Holdings was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.

        The principal business address of Ivy Holdings is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025. The telephone number at the principal offices is (310) 954-0444. The names and material occupations, positions, offices or employment during the past five years of each executive officer and director of Ivy Holdings are set forth below:

        John Baumer, President.    John Baumer is a Partner at Leonard Green, a private equity firm, the principal business address of which is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025 and has worked at Leonard Green since 1999. Mr. Baumer is a U.S. citizen.

        Alyse Wagner, Vice President, Secretary & Treasurer.    Alyse Wagner is a Vice President at Leonard Green and has worked at Leonard Green since 2003. Ms. Wagner is a U.S. citizen.

        During the last five years, no person or entity described above has been (1) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Merger Sub

        Ivy Merger Sub Corp., or Merger Sub, is a Delaware corporation and an indirect, wholly owned subsidiary of Ivy Holdings and was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Under the terms of the merger agreement, Merger Sub will merge with and into Prospect Medical, with Prospect Medical continuing as the surviving corporation. Upon consummation of the proposed merger, Merger Sub will cease to exist.

        The principal business address of Merger Sub is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025. The telephone number at the principal offices is (310) 954-0444. The names and material occupations, positions, offices or employment during the past five years of each executive officer and director of Merger Sub are set forth below:

        John Baumer, President.    Refer to "Ivy Holdings" above.

        Alyse Wagner, Vice President, Secretary & Treasurer.    Refer to "Ivy Holdings" above.

        During the last five years, no person or entity described above has been (1) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

 Ivy Intermediate Holding Inc.

        Ivy Intermediate Holding Inc., a Delaware corporation ("Ivy Intermediate"), is a direct, wholly owned subsidiary of Ivy Holdings and was organized solely for the purpose of holding the common stock of Merger Sub.

        The principal business address of Ivy Intermediate is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025. The telephone number at the principal offices is (310) 954-0444. The names and material occupations, positions, offices or employment during the past five years of each executive officer and director of Ivy Intermediate are set forth below:

        John Baumer, President.    Refer to "Ivy Holdings" above.

        Alyse Wagner, Vice President, Secretary & Treasurer.    Refer to "Ivy Holdings" above.

        During the last five years, no person or entity described above has been (1) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

LGP Funds

        The LGP Funds are private equity funds that were formed by Leonard Green for the purposes of making investments in securities of public and private corporations and other entities. Leonard Green, a Delaware limited partnership, is a private equity firm that serves as the management company for the LGP Funds.

        The principal business address of each of Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and Leonard Green is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025. The telephone number at the principal offices is (310) 954-0444.

        The names and material occupations, positions, offices or employment during the past five years of each managing partner of Leonard Green are set forth below. Each is a U.S. citizen.

        John Danhakl, Managing Partner.    John Danhakl is a Managing Partner at Leonard Green, where he has worked since 1995.

        Peter Nolan, Managing Partner.    Peter Nolan is a Managing Partner at Leonard Green, where he has worked since 1997.

        Jonathan Sokoloff, Managing Partner.    Jonathan Sokoloff is a Managing Partner at Leonard Green, where he has worked since 1990.

        During the last five years, no person or entity described above has been (1) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

GEI Capital V, LLC

        GEI Capital V, LLC, a Delaware limited liability company ("Capital"), is, and its principal business is being, the sole general partner of each of the LGP Funds.

        The principal business address of Capital is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025. The telephone number at the principal offices is (310) 954-0444.

        The names and material occupations, positions, offices or employment during the past five years of each manager of Capital are set forth below. Each is a U.S. citizen.

        John Danhakl, Manager.    Refer to "LGP Funds" above.

        Peter Nolan, Manager.    Refer to "LGP Funds" above.

        Jonathan Sokoloff, Manager.    Refer to "LGP Funds" above.

        During the last five years, no person or entity described above has been (1) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

 HOUSEHOLDING OF THIS PROXY STATEMENT

        Some banks, brokers and other nominee record holders of our common stock may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of this proxy statement or of any proxy statement or annual reports that we may prepare in the future, please contact your bank, broker or other nominee or submit your request (1) in writing to our Corporate Secretary at Prospect Medical Holdings, Inc., 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025 or (2) telephonically to our Corporate Secretary at (310) 943-4500. In addition, stockholders sharing an address can request delivery of a single set of these documents in the future if they are currently receiving multiple copies by writing or calling our Corporate Secretary at the address or telephone number set forth in the preceding sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

        If the merger is completed, we will cease to have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed, we expect to hold a 2011 annual meeting of stockholders. Any proposal that a stockholder intends to present for inclusion in our proxy statement and form of proxy for our 2011 annual meeting of stockholders (assuming that the merger is not completed) was required to be received by us on or before October 11, 2010 in order to be included in the proxy statement and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 regarding stockholder proposals. Any proposal that a stockholder intends to present at our annual meeting but does not desire to include in our proxy statement must be received by us on or before December 14, 2010 in order to be presented at the annual meeting. All stockholder proposals described in this paragraph should be sent to our Corporate Secretary at Prospect Medical Holdings, Inc., 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of its public reference room and its copy charges. Our SEC filings are also available at the SEC's website at http://www.sec.gov.

        Because the merger is a "going private transaction," we have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, including any amendments or exhibits filed or incorporated by reference as part of it, is available for inspection as set forth in the preceding paragraph.

        The SEC allows us to incorporate by reference into this proxy statement the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this proxy statement, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. The information relating to us that is contained in this proxy statement does not purport to be comprehensive and should therefore be read together with the information that is incorporated by reference into this proxy statement.

        We incorporate by reference into this proxy statement the following documents that we have filed, or will file, with the SEC (other than any portions of such documents that, in accordance with SEC rules, are deemed to be "furnished" rather than "filed" with the SEC, and provided that, because the merger is a "going private transaction," forward-looking statements made in such documents as they relate to the merger are not entitled to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995):

  •
  Our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 (filed on December 21, 2009);

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009 (filed on February 16, 2010), March 31, 2010 (filed on May 17, 2010), and June 30, 2010 (filed on August 16, 2010), respectively; and

  •
  Our Current Reports on Form 8-K filed on March 10, 2010, August 16, 2010, September 28, 2010 and October 29, 2010, respectively.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement and of our other filings with the SEC, without charge, by submitting a request in writing to our Corporate Secretary at Prospect Medical Holdings, Inc., 10780 Santa Monica Boulevard, Suite 400, Los Angeles, California 90025 or by calling our Corporate Secretary at (310) 943-4500. We will provide a copy of any such requested documents, by first-class mail or other equally prompt means, within one business day after our receipt of such request. We also maintain a website at www.prospectmedicalholdings.com that contains links to some of our filings with the SEC. The information contained on our website is not part of, or incorporated into, this proxy statement.

        We have supplied all information in this proxy statement relating to us and our subsidiaries, and each of the Rollover Investors has supplied all information in this proxy statement relating to his position concerning the transaction and his relationship with Ivy Holdings. Ivy Holdings has supplied all information in this proxy statement relating to the LGP Related Parties and Leonard Green.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction in which it is unlawful to make such proxy solicitation. You should rely only on the information that is contained in this proxy statement, or that is incorporated by reference into this proxy statement, in connection with voting your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement or from what is incorporated by reference into this proxy statement. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

AMONG

IVY HOLDINGS INC.,

IVY MERGER SUB CORP.

AND

PROSPECT MEDICAL HOLDINGS, INC.

Dated as of August 16, 2010

TABLE CONTENTS

EXHIBITS

Exhibit A	Form of Second Amended and Restated Certificate of Incorporation
Exhibit B	Form of Third Amended and Restated Bylaws
Exhibit C	Fund Guarantee

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated August 16, 2010 is by and among IVY HOLDINGS INC., a Delaware corporation ("Parent"), IVY MERGER SUB CORP., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Merger Sub"), and PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation (the "Company").

        WHEREAS, it is proposed that pursuant to this Agreement, and upon the terms and subject to the conditions set forth herein, Merger Sub will be merged with and into the Company with the Company continuing as the Surviving Corporation (the "Merger," and together with the other transactions contemplated by this Agreement, the "Transaction"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), whereby each issued and outstanding share of common stock of the Company, par value $.01 per share (the "Company Common Stock"), not owned directly or indirectly by Parent, Merger Sub or the Company and other than Dissenting Shares, will be converted into the right to receive $8.50 in cash, without interest (the "Per Share Merger Consideration") subject to any withholding of Taxes required by applicable Law;

        WHEREAS, the Board of Directors of the Company (the "Company Board") has formed a special committee of the Company Board (the "Special Committee") for the purpose of, among other things, evaluating and making a recommendation to the Company Board with respect to what action should be taken regarding any business combination, including with respect to this Agreement and the Transaction;

        WHEREAS, the Company Board has, acting upon the unanimous recommendation of the Special Committee, and on the terms and subject to the conditions set forth herein, (i) approved this Agreement and the Transaction, including the Merger, (ii) determined that the Transaction, including the Merger, is fair to and in the best interests of the Company and its stockholders, (iii) approved and declared advisable this Agreement and the Transaction, including the Merger, and (iv) resolved to recommend that the Company's stockholders adopt this Agreement;

        WHEREAS, the Boards of Directors of Parent and Merger Sub have, on the terms and subject to the conditions set forth herein, unanimously approved and declared advisable this Agreement and the Transaction, including the Merger;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and certain stockholders of the Company (the "Contributing Stockholders") are entering into a Contribution and Subscription Agreement dated as of the date of this Agreement (the "Contribution Agreement"), pursuant to which, among other things, the Contributing Stockholders have agreed to contribute, immediately prior to the consummation of the Merger, a portion of their shares of Company Common Stock to Parent (as set forth in the Contribution Agreement) in exchange for shares of common stock of Parent; and

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and the Contributing Stockholders have entered into a Company Stockholder Voting Agreement, dated as of the date of this Agreement (the "Company Stockholder Agreement"), pursuant to which such stockholders have, among other things, agreed (subject to certain exceptions) to vote all of the shares of Company Common Stock that such stockholders own in favor of the adoption of this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

The Merger

        1.1    The Merger.

          (a)   Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger and shall continue to be governed by the DGCL and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger shall have the effects set forth herein and in Section 259 of the DGCL.

          (b)   At the Effective Time, the certificate of incorporation of the Company shall be amended so as to read in the form of Exhibit A hereto and as so amended shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. At the Effective Time, the bylaws of the Company shall be amended so as to read in the form of Exhibit B hereto and as so amended shall, from and after the Effective Time, be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the Certificate of Incorporation of the Surviving Corporation or by applicable Law.

        1.2    Effective Time.     The Company shall cause an appropriate certificate of merger or other appropriate document (the "Certificate of Merger") to be duly executed and filed in accordance with the DGCL on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time such Certificate of Merger shall have been duly filed with, and accepted by, the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the "Effective Time."

        1.3    Closing.     The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on a date to be specified by the parties, such date to be no later than the third Business Day after satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, and subject to the satisfaction or waiver of such conditions) (the "Closing Date"), at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, unless another time, date or place is agreed to in writing by the parties hereto.

        1.4    Directors and Officers of the Surviving Corporation.     The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

        1.5    Subsequent Actions.     If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE II

Merger Consideration; Conversion of Stock

        2.1    Conversion of Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of Company Common Stock:

          (a)    Capital Stock of Merger Sub.    Each share of common stock of Merger Sub, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, par value $.01 per share.

          (b)    Cancellation of Company Common Stock Owned Directly or Indirectly by the Company, Parent or Merger Sub.    Each outstanding or issued share of Company Common Stock that is owned by the Company as treasury stock or by any wholly owned direct or indirect Subsidiary of the Company and any shares of Company Common Stock owned by Parent, Merger Sub, or by any wholly-owned direct or indirect Subsidiary of Parent (collectively, the "Excluded Shares") shall, immediately prior to the Effective Time, automatically be canceled and shall cease to exist, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor.

          (c)    Conversion of Company Common Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall automatically be converted into the right to receive cash in an amount equal to the Per Share Merger Consideration. As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (a "Certificate") or book-entry shares ("Book-Entry Shares") representing any such shares of Company Common Stock shall cease to have any rights with respect to such shares, except, in all cases, the right to receive (other than with respect to Excluded Shares and Dissenting Shares) the Per Share Merger Consideration, without interest, upon surrender of such Certificate or Book-Entry Shares in accordance with Section 2.2. The right of any holder of any share of Company Common Stock to receive the Per Share Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable Tax Law.

          (d)    Treatment of Company Stock Awards.

              (i)  (x) Except as set forth in clause (y) below, at the Effective Time, each Company Stock Option under any Company Equity Incentive Plan, including any and all Company Stock Options under the Prospect Medical Holdings Inc., 2008 Omnibus Equity Incentive Plan, shall be canceled, and (y) the Company shall use commercially reasonable best efforts to obtain all agreements or consents necessary for each Company Stock Option under the 1998 Plan to be canceled at the Effective Time. In consideration of each such cancellation set forth in clauses (x) and (y) of the previous sentence, the holder thereof shall be entitled to receive a cash payment equal to the product of (A) the number of shares of Company Common Stock subject to such

    Company Stock Option that are then vested and exercisable immediately prior to the Effective Time (after giving effect to any determination by the Compensation Committee of the Company Board, in its sole discretion, to accelerate the vesting of all or a portion of the number of shares of Company Common Stock subject to such Company Stock Option) and (B) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such Company Stock Option, less any applicable withholding Taxes. If the exercise price per share of any Company Stock Option is equal to or greater than the Per Share Merger Consideration, then such Company Stock Option shall be canceled at the Effective Time without any cash payment being made in respect thereof, and if any shares of Company Common Stock subject to such a Company Stock Option are unvested and unexercisable immediately prior to the Effective Time, then such Company Stock Option shall be cancelled at the Effective Time to the extent shares of Company Common Stock are unvested and unexercisable without any cash payment being made in respect thereof. The amount payable pursuant to this Section 2.1(d)(i) is referred to herein as the "Option Merger Consideration".

             (ii)  At the Effective Time, restrictions on each outstanding share of restricted stock issued under any Company Equity Incentive Plans (the "Company Restricted Shares"), will lapse as of such Effective Time and such Company Restricted Shares shall be treated in the same manner as other shares of Company Common Stock pursuant to Section 2.1(c).

            (iii)  From and after the Effective Time, the Company Equity Incentive Plans shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Company Common Stock or the capital stock of any Subsidiary shall be cancelled. The Company shall ensure that, after the Effective Time, no Person shall have any right to acquire any capital stock of the Company or the Surviving Corporation or any other Equity Interest therein (including "phantom" stock or stock appreciation rights), except as set forth herein. The Company Board (or if appropriate, any committee thereof administering the Company Equity Incentive Plans) shall adopt such resolutions or take such other actions as may be required, to effect the foregoing.

          (e)    Treatment of Company Warrants.    The Company shall use commercially reasonable best efforts to obtain all amendments and modifications necessary for each Company Warrant that is outstanding immediately prior to the Effective Time to cease to represent a right to acquire shares of Company Common Stock at the Effective Time and for each Company Warrant to automatically convert at the Effective Time into the right to receive cash, without interest, equal to the product of (x) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Warrant, multiplied by (y) the number of shares of Company Common Stock issuable upon exercise of such Company Warrant; provided that if the exercise price per share of any such Company Warrant is equal to or greater than the Per Share Merger Consideration, such Company Warrant shall be canceled at the Effective Time without any cash payment being made in respect thereof. The amount payable pursuant to this Section 2.1(e) is referred to herein as the "Warrant Merger Consideration."

        2.2    Disposition of Certificates and Book-Entry Shares.

          (a)    Paying Agent.    Prior to the mailing of the Proxy Statement, the Parent shall appoint, subject to the Company's prior approval (such approval not to be unreasonably withheld or delayed), a bank or trust company to act as Paying Agent (the "Paying Agent") for the payment of the Per Share Merger Consideration, the Option Merger Consideration and the Warrant Merger Consideration (collectively, the "Merger Consideration"). Parent will enter into a paying agent agreement with the Paying Agent (the "Paying Agent Agreement") on customary terms, which terms shall be in form and substance reasonably acceptable to the Company, prior to the Effective Time. At the Effective Time, Parent shall deposit, or cause to be deposited (including by causing the Company and the Company

  Subsidiaries to deposit) with the Paying Agent, for the benefit of the holders of shares of Company Common Stock (including shares of Company Common Stock issuable upon exercise of Company Stock Options and the Company Warrants at or prior to the Effective Time), holders of Company Stock Options and holders of Company Warrants, for payment in accordance with Section 2.1, the aggregate Merger Consideration (such total deposited cash being hereinafter referred to as the "Payment Fund"). The Paying Agent shall make payments of the Merger Consideration out of the Payment Fund in accordance with this Agreement and the Paying Agent Agreement. The Payment Fund shall not be used for any other purpose. Any and all interest earned on the Payment Fund shall be paid to Parent.

          (b)    Stock Transfer Books.    At the Effective Time, the common stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock outstanding immediately prior to the Effective Time on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares representing ownership of the Company Common Stock outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Company Common Stock, except as otherwise provided for herein. On or after the Effective Time, any Certificates or Book-Entry Shares presented to the Paying Agent or Parent for any reason (other than Certificates or Book-Entry Shares representing Excluded Shares or Dissenting Shares) shall be converted into the right to receive the Per Share Merger Consideration. On and after the Effective Time, a holder of a Company Stock Option outstanding immediately prior to the Effective Time shall have only the right to receive the Option Merger Consideration. On or after the Effective Time, a holder of a Company Warrant outstanding immediately prior to the Effective Time shall only have the right to receive the Warrant Merger Consideration.

          (c)    Payment Procedures.

              (i)  As soon as possible after the Effective Time (but in any event within five (5) Business Days), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Book-Entry Shares that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Excluded Shares) (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss shall pass to the Paying Agent, only upon proper delivery of the Certificates or Book-Entry Shares to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify) and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Per Share Merger Consideration. Upon the proper surrender of a Certificate or Book-Entry Shares for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the amount of cash payable in respect of the shares of Company Common Stock previously represented by such Certificate or Book-Entry Shares pursuant to the provisions of this Article II, and the Certificate or Book-Entry Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

          (d)    Termination of Payment Fund.    Any portion of the Payment Fund which remains undistributed for one (1) year after the Effective Time shall be delivered to the Surviving Corporation (including any interest received with respect thereto), and any holders of shares of Company Common Stock, Company Restricted Shares, Company Warrants or Company Stock Options prior to the Effective Time who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company and only as general creditors thereof for payment of the Per Share Merger Consideration, the Option Merger Consideration or the Warrant Merger Consideration, as applicable.

          (e)    No Liability.    None of Parent, Merger Sub, the Surviving Corporation, the Company or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of any Merger Consideration properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (f)    Investment of Payment Fund.    The Paying Agent shall invest the Payment Fund as directed by Parent or the Surviving Corporation; provided, however, that the Payment Fund shall not be invested in any manner that would preclude, limit or delay the Paying Agent from timely making all payments contemplated by this Article II; and provided, further, that, if invested, such investments shall be in short-term obligations of, or short-term obligations guaranteed by, the United States of America. Any net profit resulting from, or interest or income produced by, such investments shall be payable to Parent. To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required for the Paying Agent to make prompt payments of the Merger Consideration as contemplated hereby, Parent or the Surviving Corporation shall promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

          (g)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Paying Agent or Parent as indemnity against any claim that may be made against Paying Agent or Parent with regard to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Merger Consideration payable in respect thereof, pursuant to this Agreement.

        2.3    Withholding Rights.     Each of Parent, any Affiliate of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, as applicable, from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, or any provision of state, local or other Tax Law. To the extent that amounts are so withheld by Parent, any Affiliate of Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, any Affiliate of Parent, the Surviving Corporation or the Paying Agent.

        2.4    Appraisal Rights.     Notwithstanding anything in this Agreement to the contrary, all shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands appraisal of such shares ("Dissenting Shares") pursuant to, and who complies in all respects with, Section 262 of the DGCL (the "Appraisal Rights") shall not be converted into, or represent the right to receive the Per Share Merger Consideration. Such holders of Dissenting Shares shall instead be entitled to payment of the fair value of such Dissenting Shares in accordance with the Appraisal Rights; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the Appraisal Rights, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Per Share Merger Consideration, without interest. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to Company stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal by Company stockholders under the DGCL; provided that Parent shall not be permitted to take any action in connection therewith that would require the Company to incur material costs or to pay any amount prior to the Closing or to take or refrain from taking any action that would reasonably be expected to be adverse to the Company if the Closing does not occur. The Company shall not, prior to the Effective Time, except with the prior written consent of Parent, voluntarily (x) make any payment with respect to any demands for appraisal or any offer to settle or (y) settle any such demands.

        2.5    Adjustments to Prevent Dilution.     In the event that, between the date of this Agreement and the Effective Time, the Company changes the number of shares of Company Common Stock issued and outstanding as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization or other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such change and to provide the holders of Company Common Stock, Company Stock Options, Company Restricted Shares and Company Warrants, in the aggregate, the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted shall, from and after the date of such event, be the Merger Consideration.

ARTICLE III

Representations and Warranties of the Company

        The Company represents and warrants to Parent and Merger Sub that, except as disclosed (i) in the disclosure schedule dated as of the date of this Agreement and delivered by the Company to the Parent and Merger Sub prior to the execution hereof (the "Company Disclosure Schedule") or (ii) other than with respect to the representations and warranties in Section 3.2 or Section 3.3, in the Company SEC Reports filed with the SEC on or after September 30, 2008 and on or prior to the date hereof ("Filed SEC Documents"), the following statements are true and correct (it being understood and agreed that any disclosure in the Filed SEC Documents shall be deemed disclosed with respect to any Section of this Article III only to the extent that such disclosure is in sufficient detail to put a reasonable person on notice of the relevance of the facts or circumstances so disclosed). The term "Filed SEC Documents" shall not be deemed to include (x) the exhibits and schedules thereto or any documents incorporated by reference therein or (y) disclosures in such Filed SEC Documents referred to in the "Risk Factors" and "Forward Looking Statements" sections thereof or any other disclosures in the Filed SEC Documents which are forward-looking in nature.

        3.1    Existence; Good Standing; Authority; Compliance with Law.

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b)   The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   Each of the entities listed in Section 3.1(c) of the Company Disclosure Schedule (the "Company Subsidiaries") is a corporation, professional medical corporation, joint venture, limited partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification or licensing, except for jurisdictions in which such failure to be so qualified, licensed or to be in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Subsidiary has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The Company has no Subsidiaries other than the Company Subsidiaries.

          (d)   Since September 30, 2009, neither the Company nor any of the Company Subsidiaries has been in violation of any Law or any order of any court, governmental authority or arbitration board or tribunal, or has received any written notice that the Company or any of the Company Subsidiaries is in violation of any Law to which the Company or any Company Subsidiary or any of their respective properties or assets is subject, except where such violation, alone or together with all other violations, has not had or would be reasonably expected not to have a Company Material Adverse Effect.

          (e)   The Company has previously provided or made available to Parent true and complete copies of the certificate of incorporation and bylaws and the other charter documents, articles of incorporation, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto) of the Company and each of the Company Subsidiaries (other than inactive Company Subsidiaries) as in effect on the date of this Agreement.

        3.2    Authorization, Takeover Laws, Validity and Effect of Agreements.

          (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Company, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of the Agreement and the consummation by it of the Transaction, other than with respect to completion of the Merger, which requires obtaining the Company Stockholder Approval. In connection with the foregoing, the Company Board has taken such actions and votes as are necessary to render the provisions of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar federal or state statute ("Takeover Laws") inapplicable to the execution, delivery or performance of this Agreement or the Transaction, including the Contribution Agreement. This Agreement, assuming due and valid authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to or affecting creditors' rights and general principles of equity.

          (b)   As of the date hereof, each of the Special Committee and the Company Board has unanimously (i) determined the Merger is fair to, and in the best interests of, the Company and its stockholders and (ii) declared advisable this Agreement and the Merger and the Transaction. As of the date hereof, the Company Board has unanimously approved this Agreement, the Merger and the Transaction and resolved, subject to Section 6.4, to recommend adoption of this Agreement to the holders of Company Common Stock. The Company Board has directed that this Agreement be submitted to the holders of Company Common Stock for their adoption, subject to Section 6.4.

        3.3    Capitalization.

          (a)   The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 5,000,000 shares of Preferred Stock, par value $0.01 per share ("Company Preferred Stock"). As of the date of this Agreement, (i) 21,189,413 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 4,510,554 shares of Company Common Stock (subject to adjustment on the terms set forth in the Company Equity Incentive Plans) were authorized and reserved for issuance upon exercise of Company Stock Options under the Company Equity Incentive Plans, 3,507,216 shares of which were vested, (iv) 33,334 unvested shares of Company Restricted Shares were issued and outstanding under the Company Equity Incentive Plans, (v) 453,081 shares of the Company Common Stock are subject to issuance pursuant to the Company Warrants and (vi) 805,250 additional shares of Company Common Stock were authorized and reserved for issuance pursuant to the Company Equity Incentive Plans. As of the date of this Agreement, the Company had no shares of Company Common Stock issued or reserved for issuance other than as described above. Since September 30, 2009, the Company has not issued any shares of Company Common Stock or other Equity Interests other than pursuant to the exercise of Company Stock Options under a Company Equity Incentive Plan. All such issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the date hereof, neither the Company nor any Company Subsidiary is a party to any stockholder rights agreement, "poison pill" or similar anti takeover arrangement or plan.

          (b)   Neither the Company nor any Company Subsidiary has issued any "phantom" stock or stock appreciation rights.

          (c)   Except for the Company Stock Options (all of which have been issued under the Company Equity Incentive Plans) and the Company Warrants, as of the date of this Agreement, there are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any Company Subsidiary to issue, transfer or sell any shares of capital stock of the Company. To the extent required by applicable Law, each of the Company Equity Incentive Plans (including all amendments requiring such approval) have been duly approved by the Company's stockholders. With respect to the Company Stock Options, (i) each grant of a Company Stock Option was duly authorized no later than the date on which the grant of such Company Stock Option was by its terms to be effective (the "Grant Date") by all necessary corporate action, including, as applicable, approval by the Company Board, or a committee thereof, or a duly authorized delegate thereof, and any required approval by the stockholders of the Company by the necessary number of votes or written consents, and the award agreement governing such grant, if any, was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the applicable Company Equity Incentive Plan, the Exchange Act and all other applicable Laws, including the rules of Nasdaq, (iii) the per share exercise price of each Company Stock Option was not less than the fair market value of a share of Company Common Stock on the applicable Grant Date, (iv) each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Reports in accordance with the Exchange Act and all other applicable Laws, and (v) no modifications have been made to any such grants after the Grant Date except as permitted by applicable Laws.

          (d)   The Company has no outstanding bonds, debentures or notes the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

          (e)   Section 3.3(e) of the Company Disclosure Schedule sets forth a true, complete and correct list of Company Stock Options, including the name of the Person to whom such Company Stock Options have been granted, the number of shares subject to each Company Stock Option, the per share exercise price for each Company Stock Option and the portion of each Company Stock Option that is currently exercisable.

          (f)    Section 3.3(f) of the Company Disclosure Schedule sets forth a true, complete and correct list of the Company Warrants, including the name of the Person to whom such Company Warrant has been granted, the number of shares subject to each such Company Warrant, the per share exercise price for each Company Warrant and the portion of each Company Warrant that is currently exercisable.

          (g)   Section 3.3(g) of the Company Disclosure Schedule sets forth a true, complete and correct list of the unvested Company Restricted Shares outstanding under the Company Equity Incentive Plans, including the name of the Person to whom such Company Restricted Shares have been granted, the Company Equity Incentive Plan under which such Company Restricted Shares were issued, the issue date, the applicable vesting and acceleration provisions, any performance targets or market conditions related to vesting, the number of Company Restricted Shares granted and the repurchase price relating to each grant of Company Restricted Shares.

          (h)   Except for the Company Stockholder Agreement, there are no agreements or understandings to which the Company or any Company Subsidiary is a party (i) with respect to the voting rights of, (ii) requiring the registration for sale of, (iii) granting any preemptive or anti dilution rights with respect to or (iv) which restrict the transfer of any shares of capital stock of the Company (other than agreements restricting the transfer of unvested shares of restricted Company Common Stock issued and outstanding under the Company Equity Incentive Plans), and, to the Company's Knowledge there are no third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares.

          (i)    There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company (other than in satisfaction of withholding tax obligations pursuant to certain awards outstanding under the Company Equity Incentive Plans in the event the grantees fail to satisfy withholding tax obligations).

          (j)    Except as set forth in the Filed SEC Documents, the Company has no material Indebtedness outstanding. As of the date hereof, there are no unconsolidated Company Subsidiaries or any off-balance sheet arrangements of any type (including any off-balance sheet arrangements required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been described in the Filed SEC Documents nor any obligations to enter into any such arrangements.

        3.4    Subsidiaries.

          (a)   Section 3.1(c) of the Company Disclosure Schedule sets forth the name and jurisdiction of incorporation or organization of each Company Subsidiary. All issued and outstanding shares or other Equity Interests of each corporate Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.4(a) of the Company Disclosure Schedule, all issued and outstanding shares or other Equity Interests of each Company Subsidiary are owned directly or indirectly by the Company free and clear of all liens, pledges, security interests, claims, or other encumbrances on title ("Encumbrances").

          (b)   There are no outstanding obligations of any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of any Company Subsidiary.

        3.5    Other Interests.     Section 3.5 of the Company Disclosure Schedule sets forth all interests and investments (whether equity or debt) in any Person owned directly or indirectly by the Company other than investments in short-term investment securities, Equity Interests in Company Subsidiaries and intercompany receivables owing by and to wholly owned Company Subsidiaries or by wholly owned Company Subsidiaries to the Company.

        3.6    Consents and Approvals; No Violations.

          (a)   Assuming the Company Stockholder Approval has been obtained, and except for (a) filings, permits, authorizations, consents and approvals required under (i) the Exchange Act, the Securities Act and state securities or state "blue sky" laws and (ii) the HSR Act and (b) the filing of the Certificate of Merger, and as set forth in Section 3.6 of the Company Disclosure Schedule, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transaction or compliance by the Company with any of the provisions herein do or will (i) violate, conflict with or result in any breach of any provision of the organizational documents of the Company or any Company Subsidiary, (ii) require any filing by the Company with, notice to, or permit, authorization, consent or approval of, any state or federal government or governmental authority or by any United States or state court of competent jurisdiction or of any other country, territory or governmental body (a "Governmental Entity"), (iii) conflict with or result in a violation or breach by the Company of, or constitute (with or without due notice or lapse of time or both) a default (or result in the termination or cancellation of or the loss of material benefit under or accelerate the performance required by, or give rise to any right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any Material Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties or assets may be bound, or (iv) violate or conflict with any applicable Laws, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches, defaults, terminations, cancellations, losses and accelerations which have not and would not reasonably be expected to, individually or in the aggregate, (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by the Company of its obligations under this Agreement or (C) have a material adverse effect on the ability of the Company and the Company Subsidiaries taken as a whole to conduct their businesses in the ordinary course consistent with past practice.

          (b)   None of the execution, delivery or performance of this Agreement by the Company, or the consummation by the Company of the Transaction, do or will violate, conflict with or result in any material breach of any provision of any Indebtedness of the Company or any Company Subsidiary. No "Default" (as defined in the Note Indenture) or "Event of Default" (as defined in the Note Indenture) has occurred and is existing under the Note Indenture. None of the execution, delivery or performance of this Agreement by the Company, or the consummation by the Company of the Transaction, do or will violate, conflict with or result in a violation or breach by the Company of, or constitute a "Default" (as defined in the Note Indenture) or an "Event of Default" (as defined in the Note Indenture) under, the Note Indenture. Without limiting the foregoing sentence, on the Closing Date and assuming the accuracy of the representations and warranties contained in Section 4.4 and Section 4.12, the Transaction will satisfy all requirements of Section 4.1 of the Note Indenture, including the requirements with respect to "Indebtedness" (as defined in the Note Indenture) and the "Consolidated Coverage Ratio" (as defined in the Note Indenture) in Section 4.1 of the Note Indenture.

        3.7    SEC Reports; Undisclosed Liabilities; Sarbanes-Oxley

          (a)   Except as set forth in Section 3.7(a) of the Company Disclosure Schedule, the Company has timely filed or otherwise furnished, all forms, registration statements, prospectuses, certifications, reports, schedules and documents required to be filed or furnished by it with or to the SEC under the Exchange Act, the Securities Act and the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (the "Securities Laws") since September 30, 2008 (such documents and any other documents filed by the Company or any Company Subsidiary with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the "Company SEC Reports"), all of which were prepared in all material respects in accordance with the applicable requirements of the Securities Laws. As of their respective dates, the Company SEC Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company's Knowledge, as of the date hereof, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC comment. None of the Company Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.

          (b)   Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company and the Company Subsidiaries for the periods set forth therein, in each case, consistent with the books and records of the Company and the Company Subsidiaries and in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Sections 13 or 15(d) of the Exchange Act and for normal year-end audit adjustments which would not be material in amount or effect. The consolidated unaudited balance sheet of the Company as of June 30, 2010 included in the financial statements set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 is referred to herein as the "Company Balance Sheet."

          (c)   The Company has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, required to be disclosed or reflected on a balance sheet prepared in accordance with GAAP, other than liabilities (a) adequately reserved or reflected on the Company Balance Sheet, (b) set forth in Sections 3.7(c) or 3.8 of the Company Disclosure Schedule or (c) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice.

          (d)   The Company is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq. Each required form, report and document (including any amendment thereof and supplement thereto) containing financial statements that has been filed with or submitted to the SEC since September 30, 2007 was accompanied by the certifications required to be filed or submitted by the Company's principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and Rule 13a-14 or 15d-14 promulgated under the Exchange Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act and Rule 13a-14 or 15d-14 promulgated under the Exchange Act. Neither the Company nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. To the Company's Knowledge, there are no facts or circumstances that would prevent its principal executive officer and principal financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

          (e)   Neither the Company nor any of the Company Subsidiaries has outstanding "extensions of credit" to directors or executive officers of the Company within the meaning of Section 402 of the Sarbanes-Oxley Act.

        3.8    Litigation.     Except as set forth in Section 3.8 of the Company Disclosure Schedule, as of the date hereof, there is no suit, claim, action, proceeding, arbitration, mediation or investigation ("Action") pending or, to the Company's Knowledge, threatened against the Company or any of the Company Subsidiaries or any properties or assets of the Company or any Company Subsidiaries that (i) involves an amount in controversy that would reasonably be expected to exceed $250,000, (ii) would reasonably be expected to result in material injunctive relief, or (iii) seeks to impose any material legal restraint on or prohibition against or limit the Surviving Corporation's ability to operate the business of the Company and the Company Subsidiaries substantially as it was operated immediately prior to the date of this Agreement. There is no Action pending or, to the Company's Knowledge, threatened against the Company or any of the Company Subsidiaries or any properties or assets of the Company or any Company Subsidiaries that would be reasonably likely to, individually or in the aggregate (a) prevent or materially delay the consummation of the Merger, (b) otherwise prevent or materially delay performance by the Company of any of its material obligations under this Agreement or (c) have a Company Material Adverse Effect. Except as set forth in Section 3.8 of the Company Disclosure Schedule, as of the date hereof, to the Company's Knowledge, no executive officer or director of the Company or any Company Subsidiary is a defendant in any Action in connection with his or her status as an officer or director of the Company or any of its Subsidiaries.

        3.9    Absence of Certain Changes.

          (a)   Since June 30, 2010, the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course of business (except for the process leading to the execution of the Agreement and as otherwise expressly provided in this Agreement (including Section 5.1)) and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company; (ii) a Company Material Adverse Effect and there has not been any effect, event, development or change which has had or is reasonably likely to have a Company Material Adverse Effect, (iii) a material change in the Company's relations with its employees or (iv) any material change in the Company's accounting principles, practices or methods except insofar as may have been required by a change in GAAP.

          (b)   Since June 30, 2010, neither the Company nor any Company Subsidiary has taken any action that, if taken after the date of this Agreement without the prior written consent of Parent, would constitute a breach of Section 5.1.

        3.10    Taxes.

          (a)   Each of the Company and the Company Subsidiaries (i) has timely filed (or had filed on their behalf) all material Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Entity) and (ii) has paid (or had paid on their behalf) all Taxes shown on such Tax Returns as required to be paid by it. The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements in accordance with GAAP, whether or not shown as being due on any Tax Returns.

          (b)   True, correct and complete (in all material respects) copies of all material income Tax Returns and all other material Tax Returns for the Company and each Company Subsidiary with respect to the Company's 2007, 2008 and 2009 fiscal years have been delivered or made available to representatives of Parent.

          (c)   No deficiencies for any material amount of Taxes have been asserted or assessed in writing against the Company or any of the Company Subsidiaries as of the date of this Agreement and no requests for waivers of the time to assess any Taxes are pending, and neither the Company nor any of the Company Subsidiaries has received written notice from a Taxing authority in a jurisdiction in which it does not file a Tax Return that it is or may be liable for Taxes that would be the subject of such Tax Return.

          (d)   Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee, successor, by contract or otherwise.

          (e)   None of the Company, any Company Subsidiary, any of their Affiliates nor any of their predecessors by merger or consolidation has within the past two (2) years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code.

          (f)    Neither the Company nor any of the Company Subsidiaries has engaged in, or is required to make any disclosure to the Internal Revenue Service with respect to, a "listed transaction" pursuant to Treasury Regulations Section 1.6011-4(b)(2).

          (g)   None of the Company Subsidiaries (i) is or was a "surrogate foreign corporation" within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code or (ii) was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to United States Treasury Regulation Section 301.7701-5(a).

          (h)   The Company has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period in Section 897(c)(1)(a)(ii) of the Code.

        3.11    Properties.

          (a)   Section 3.11(a) of the Company Disclosure Schedule sets forth a complete list of the real estate ("Owned Real Properties") owned by the Company or any Company Subsidiary. The Company or a Company Subsidiary has good and valid fee simple title to each of the Owned Real Properties free and clear of any liens or encumbrances other than the Permitted Liens.

          (b)   Section 3.11(b) of the Company Disclosure Schedule sets forth a correct and complete list of each material lease pursuant to which the Company or any Company Subsidiary is a lessee (collectively, the "Leases"). The Company has made available to Parent true, correct and complete copies of all Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof (except for discrepancies or omissions that would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the premises covered by the Leases is subject to any sublease, license or other agreement granting to any person or entity (other than the Company) any right to the use, occupancy or enjoyment of the premises or any portion thereof. Each of the Leases is in full force and effect and is valid, binding and enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles. Neither the Company nor any Company Subsidiary, on the one hand, nor, to the Company's Knowledge, any other party, on the other hand, is in default under any Lease, except for defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   The buildings, facilities and other improvements and fixtures owned or leased by the Company and any Company Subsidiary or otherwise used by the Company or any Company Subsidiary in connection with the operation of their businesses are (i) to the Company's Knowledge (as to physical plant and structure), structurally sound, in good operating condition and repair, ordinary wear and tear excepted, and (ii) adequate for the uses to which they are being put, in each case with such exceptions as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   Neither the Company nor a Company Subsidiary has received written notice of any pending condemnation, expropriation, eminent domain or similar Action affecting all or any portion of the Owned Real Property or the premises covered by the Leases, and, to the Company's Knowledge, no such Action is threatened.

          (e)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Permits necessary in connection with the construction upon, and present use and operation of, the Owned Real Property and the premises covered by the Leases and the lawful occupancy thereof in the business of the Company and the Company Subsidiaries have been issued by the appropriate Governmental Entities. The current use of the Owned Real Property and the premises covered by the Leases is, in all material respects, in accordance with the certificates of occupancy relating thereto and the terms of any such Permits. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received a written notice from any Governmental Entity having jurisdiction over the Owned Real Property or the premises covered by the Leases that the Owned Real Property or the premises covered by the Leases is in violation of any Law relating to Owned Real Property or the premises covered by the Leases, including setback requirements and zoning restrictions and ordinances, except to the extent that a requirement may be satisfied by virtue of being "grandfathered" or otherwise permitted to continue in its current status.

          (f)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each parcel of Owned Real Property and premises covered by the Leases is supplied with utilities and other services necessary for the operation of such Owned Real Property and premises as the same is currently operated, all of which utilities and other services are provided via public roads or via permanent, irrevocable appurtenant easements benefiting such Owned Real Property and premises. Each parcel of Owned Real Property premises covered by the Leases abuts on, and has direct vehicular access to, a public road, or has access to a public road via a permanent, irrevocable appurtenant easement benefiting the parcel of Owned Real Property and premises, in each case, to the extent necessary for the conduct of the business of the Company and the Company Subsidiaries as it is currently being conducted.

        3.12    Environmental Matters.

          (a)   Except as set forth in any environmental reports listed on Section 3.12(a) of the Company Disclosure Schedule and made available to Parent prior to the date hereof, neither the Company nor any Company Subsidiary has received any written notice (i) of any administrative or judicial enforcement proceeding that is pending, or to the Company's Knowledge threatened, against the

  Company or any Company Subsidiary under any Environmental Law or (ii) that it is potentially responsible under any Environmental Law for costs of response or for damages to natural resources (as "response" and "natural resources" are defined under Environmental Laws) including any investigation related thereto, at any location.

          (b)   Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, no Hazardous Materials have been used, stored, treated or released by the Company at, on, under or in the real property leased by the Company or any Company Subsidiary that has resulted or would be reasonably expected to result in a requirement under any Environmental Laws to perform a response action (including any investigation related thereto) or result in liability under any Environmental Laws.

          (c)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has been a party to or otherwise bound by any agreement, contract, obligation or instrument under which the Company or Company Subsidiary is obligated to indemnify or otherwise assume responsibility for any liability of any other Person arising under Environmental Laws.

          (d)   The Company has made available to Parent and Merger Sub all material environmental audits, studies, reports, analyses and results of investigations that are, to the Company's Knowledge, in the possession, custody or control of the Company or any Company Subsidiary since May 1, 2008 with respect to the real property presently or formerly leased by the Company or any Company Subsidiary or the operations conducted thereon.

        3.13    Employee Benefit Plans.

          (a)   Section 3.13(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of each material pension, profit-sharing, savings, retirement, employment, collective bargaining, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life, Code Section 125 "cafeteria" or "flexible" benefit, employee benefit, or material fringe benefit plan, program, policy, practice, agreement or arrangement, whether written or oral, formal or informal, legally binding or not (including every "employee benefit plan", within the meaning of ERISA Section 3(3)) (i) currently maintained, sponsored or contributed to (or with respect to which any obligation to maintain, sponsor or contribute has been undertaken) by the Company, any Company Subsidiary or any ERISA Affiliate, (ii) under which any current or former employee, director, consultant or independent contractor of the Company or any Company Subsidiary has any present or future right to benefits, and (iii) with respect to which the Company or any Company Subsidiary has any direct or indirect liability, whether contingent or otherwise (collectively, the "Employee Programs"). No Employee Program is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States.

          (b)   Except with respect to the VCP Filing and the 5330 Filing, each Employee Program that is intended to qualify under Section 401(a) of the Code is so qualified and has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder and, to the Company's Knowledge, no event has occurred and no condition exists that is reasonably expected to result in the revocation of any such determination or the imposition of any liability, penalty or tax under ERISA, the Code or any other applicable Laws. With respect to each Employee Program all reports, returns, notices and other documentation that are required to have been filed with or furnished to the IRS, the DOL, the PBGC, the SEC or any other governmental authority, or to the participants or beneficiaries of such Employee Program, have been filed or furnished on a timely basis, including all documents relating to any IRS Voluntary Correction Program submission or similar filing made with respect to any Employee Program, including that certain Voluntary Correction Program submission made with respect to the Brotman Medical Center 401(k) Retirement Plan, originally filed on March 30, 2010 (the "VCP Filing") and that certain 5330 submission made with respect to Brotman Medical Center 401(k) Retirement Plan, originally filed on March 29, 2010 (the "5330 Filing").

          (c)   With respect to each Employee Program, the Company has made available to Parent (if applicable to such Employee Program): (i) all material documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including plan documents, trust agreements and amendments thereto); (ii) the most recent IRS determination letter with respect to such Employee Program under Code Section 401(a); (iii) IRS Forms 5500 filed with the IRS for the three (3) most recent plan years, together with audited financial statements and actuarial reports; (iv) the summary plan description for such Employee Program and all modifications thereto; (v) any insurance policy related to such Employee Program; and (vi) for the last three (3) years, all material correspondence with the IRS, the United States Department of Labor (the "DOL"), the Pension Benefit Guaranty Corporation (the "PBGC"), the SEC or any other governmental authority regarding the operation or the administration of any Employee Program, including all correspondence and all filings made in connection with the VCP Filing and the 5330 Filing.

          (d)   Each Employee Program has been established, operated and administered in accordance with the requirements of applicable Law, including ERISA and the Code, and is being administered and operated in all material respects in accordance with its terms. No Employee Program is subject to Title IV of ERISA or is a multiemployer plan, within the meaning of ERISA Section 3(37) and none of the Company, any Company Subsidiary or any ERISA Affiliate has within the past six (6) years sponsored, maintained, contributed to or had any liability in respect of any employee benefit plan subject to Title IV of ERISA or any multiemployer plan.

          (e)   Except as set forth in Section 3.13(e) of the Company Disclosure Schedule, full payment has been made, or otherwise properly accrued on the books and records of the Company and any ERISA Affiliate, of all amounts that the Company and any ERISA Affiliate are required under the terms of the Employee Programs to have paid as contributions to such Employee Programs on or prior to the date hereof (excluding any amounts not yet due) and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of the Company through the Closing Date. Full payment has been made, or otherwise properly accrued, of all amounts that the Company, any Company Subsidiary or any Employee Program is reasonably expected to pay or contribute (including any compliance fees) as a result of the failures giving rise to the VCP Filing and the 5330 Filing, and the Company, each Company Subsidiary and Employee Program will timely pay or contribute any additional amounts and timely perform any actions required by the IRS in order to obtain a compliance statement from the IRS. To the Company's Knowledge, none of the Company, any Company Subsidiary or any Employee Program has any additional liability with respect to compliance failures related to the Brotman Medical Center 401(k) Retirement Plan, whether pursuant to the VCP Filing, the 5330 Filing or otherwise.

          (f)    Neither the Company, an ERISA Affiliate or any Person appointed or otherwise designated to act on behalf of the Company, or an ERISA Affiliate, has engaged in any transactions in connection with any Employee Program that is reasonably expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA or a material Tax pursuant to Section 4975(a) of the Code.

          (g)   No material liability, claim, complaint, action, lien or litigation has been made, commenced or, to the Company's Knowledge, threatened with respect to any Employee Program (other than routine claims for benefits payable in the ordinary course of business) and to the Company's Knowledge no facts or circumstances exist that are reasonably likely to give rise to any such liability, claim, complaint, action lien or litigation. No administrative investigation, audit or other administrative proceeding by the DOL, the PBGC, the IRS or any other governmental agency is pending, threatened or in progress (including any routine requests for information from the PBGC) and there are no audits or proceedings initiated pursuant to the Voluntary Fiduciary Correction Program, the Employee Plans Compliance Resolution System or similar proceedings pending with the IRS or DOL with respect to any Employee Program.

          (h)   No Employee Program provides for health or welfare benefits (other than as required pursuant to Section 4980B of the Code or pursuant to state health continuation laws) to any current or future retiree or former employee.

          (i)    Except as contemplated in Section 2.1 of this Agreement and as set forth in Section 3.13(i) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, obtaining the Company Stockholder Approval nor the consummation of the Transaction will (either alone or in combination with a termination of employment prior to the second anniversary of the Effective Time) result in (A) any increase in severance pay upon any termination of employment after the date of this Agreement; (B) the acceleration of the time of payment or vesting or result in any funding of compensation or benefits; (C) result in any payment, compensation or benefit becoming due, or increase in the amount of any payment, compensation or benefit due, to any current or former employee of the Company or any Company Subsidiary; (D) any new obligation pursuant to any Employee Program; or (E) any limitation or restriction on the right of the Company to merge, amend or terminate any Employee Program.

          (j)    Except as set forth in Section 3.13(j) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement, obtaining the Company Stockholder Approval or the consummation of the Transaction could (either alone or in combination with another event) (A) require a "gross-up" or other payment to any "disqualified individual" within the meaning of Section 280G(c) of the Code due to the imposition of the excise tax under Section 4999 of the Code on any payment to such disqualified individual or due to the failure of any payment to such disqualified individual to be deductible under of Section 280G of the Code or (B) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment" as defined in Section 280G(b)(1) of the Code.

          (k)   Each Employee Program that is a "nonqualified deferred compensation plan" (as such term is defined in Section 409A(d)(1) of the Code) has at all times been administered in compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder, and neither the Company nor any Company Subsidiary has any obligation to make any tax gross-up payments as a result of the interest and penalty provisions of Section 409A of the Code to any individual.

          (l)    No amount has been paid by the Company or any Company Subsidiary, and no amount is expected to be paid by the Company or any Company Subsidiary, which would be subject to the provisions of Section 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

        3.14    Labor and Employment Matters.

          (a)   Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, nor are there any negotiations or discussions currently pending or occurring between the Company, or any of the Company Subsidiaries, and any union or employee association regarding any collective bargaining agreement or any other work rules or polices. There is no material unfair labor practice charge or complaint or labor arbitration proceeding pending or, to the Company's Knowledge, threatened against the Company or any of the Company Subsidiaries. To the Company's Knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries. There is no labor strike, material labor dispute, or concerted work stoppage pending as of the date of this Agreement or, to the Company's Knowledge, threatened, and neither the Company nor any Company Subsidiary has experienced any labor strike or concerted labor dispute.

          (b)   The Company and each of the Company Subsidiaries are in material compliance with all applicable federal, state, local and foreign Laws concerning the employer-employee relationship and with all agreements relating to the employment of employees of the Company and each of the Company Subsidiaries, including applicable wage and hour Laws, labor relations, employment discrimination, employment conditions, employment practices, fair employment Laws, safety Laws, workers' compensation statutes, unemployment Laws and social security Laws. There are no proceedings pending or, to the Company's Knowledge, threatened against the Company or any of the Company Subsidiaries in any forum by or on behalf of any present or former employee of the Company or any of the Company Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any Law governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Company of any of the Company Subsidiaries in connection with the employment relationship. Neither the Company nor any of the Company Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder (the "WARN Act") or any similar state or local Law that remains unsatisfied and, to the extent that, after the Effective Time, Parent operates the business of the Company and the Company Subsidiaries in the same manner as the Company and the Company Subsidiaries have been operated in the six (6) month period prior to the Effective Time, Parent will not incur any material liability under the WARN Act or any other applicable Law.

          (c)   No individual who has performed services for the Company or any of the Company Subsidiaries has been improperly excluded from participation in any Employee Program, and neither the Company nor any of the Company Subsidiaries has any material direct or indirect liability, whether absolute or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, with respect to the classification of any employee as exempt versus non-exempt, or with respect to any employee leased from another employer.

        3.15    No Brokers.     Other than with respect to UBS Securities LLC (the "Financial Advisor"), which the Special Committee has retained as its financial advisor in connection with the Merger, or as set forth in Section 3.15 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or Parent or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Merger.

        3.16    Opinion of Financial Advisor.     The Special Committee has received an opinion of the Financial Advisor to the effect that, as of the date of such opinion, the Per Share Merger Consideration to be received by the holders of shares of Company Common Stock is fair, from a financial point of view, to such holders (other than such holders as are referenced in the opinion). The Company shall forward to Parent, solely for informational purposes, a copy of the written version of such opinion promptly following the Company's receipt thereof.

        3.17    Vote Required.     The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding and entitled to vote on the adoption of this Agreement shall be required for the stockholders of the Company to adopt this Agreement (the "Company Stockholder Approval"). No other vote of the holders of any class or series of capital stock of the Company or any Company Subsidiary is necessary to adopt this Agreement.

        3.18    Material Contracts.

          (a)   Section 3.18(a) of the Company Disclosure Schedule sets forth a true and complete list of all Material Contracts. Each of the Company and the Company Subsidiaries, and to the Company's Knowledge, any other party thereto, is not in violation of or in default under any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect, nor will the consummation of the Merger result in any third party having any right to terminate, amend, accelerate, cancel or deprive the Company of a material benefit under any Material Contract, except for such rights that, if exercised, would not reasonably be expected to, individually or in the aggregate, result in a material liability of the Company or the Company Subsidiaries.

          (b)   Each Material Contract is valid and binding on the Company and each Company Subsidiary party thereto and, to the Company's Knowledge, each other party thereto, and is in full force and effect, except to the extent such Material Contract has previously expired in accordance with its terms or does not, and would not reasonably be expected to, result in termination of such Material Contract or result in a material liability. To the Company's Knowledge, (i) there are no events or conditions which constitute, or after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract, (ii) the Company has not received any notice from any counterparty that such counterparty intends to terminate, or not renew, any Material Contract, or is seeking the renegotiation thereof in any material respect or substitute performance thereunder in any material respect and (iii) the completion of the transactions contemplated by this Agreement will not cause the expiration, termination or material breach of any Material Contract or the acceleration of payment obligation or the alteration of any material terms of any Material Contract. Complete and correct copies of each Material Contract are filed as exhibits to the Filed SEC Documents or otherwise have been delivered or made available to Parent prior to the date hereof.

        3.19    Insurance.     The Company and each Company Subsidiary maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance), except to the extent the failure to maintain such insurance has not had, and would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect. There is no claim by the Company or any Company Subsidiary pending under any such policies which (a) has been denied or disputed by the insurer or (b) if not paid would have, individually or in the aggregate, a Company Material Adverse Effect. All such insurance policies are in full force and effect, reasonably adequate for the businesses engaged in by the Company and the Company Subsidiaries, all premiums due and payable thereon have been paid, and no written notice of cancellation or termination has been received by the Company with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

        3.20    Proxy Statement and Schedule 13E-3.     The information relating to the Company and the Company Subsidiaries to be contained in the Proxy Statement and the Schedule 13E-3 will, in the case of Schedule 13E-3, as of the date thereof, the date of any amendments thereto and as of the time of the Company Stockholders' Meeting, and, in the case of the Proxy Statement, as of the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders and as of the date of the Company Stockholders' Meeting, not contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, no representation is made by the Company with respect to the information supplied by Parent or Merger Sub for inclusion therein.

        3.21    No Payments to Employees, Officers, Directors or Consultants.     Except as contemplated by Section 2.1 of this Agreement or as set forth on Section 3.21 of the Company Disclosure Schedule, there is no employment or severance payment payable or other benefit due on a change of control or otherwise as a result of obtaining the Company Stockholder Approval or the consummation of the Merger or any of the other transactions contemplated hereby, with respect to any employee, officer, director or consultant of the Company or any Company Subsidiary.

        3.22    Intellectual Property.

          (a)   Section 3.22(a) of the Company Disclosure Schedule sets forth a list of all material patents, patent applications, registered copyrights, registered marks (including trademarks and service marks, to the extent registered) and applications to register marks, in each case that are owned by the Company or the Company Subsidiaries (collectively, the "Registered Intellectual Property"). Except as would not have a Company Material Adverse Effect, no Action is pending, or to the Company's Knowledge, is threatened, challenging the validity, enforceability, registration, ownership or use of any material Registered Intellectual Property. The Company or a Company Subsidiary is the sole and exclusive owner of the Registered Intellectual Property. To the Company's Knowledge, no item of material Registered Intellectual Property is being misappropriated, infringed, diluted or otherwise violated by any third party.

          (b)   (i) The Company and the Company Subsidiaries own or have a valid and enforceable right to use all intellectual property used in and material to the conduct of the business of the Company and the Company Subsidiaries as currently conducted, (ii) no claims are pending or, to the Company's Knowledge, threatened, alleging that the Company or any of the Company Subsidiaries is misappropriating, infringing, diluting or otherwise violating the rights of any Person with regard to any intellectual property and neither the Company nor any Company Subsidiary has received any notices during the preceding twelve (12) months regarding the foregoing, and (iii) to the Company's Knowledge, the operation of the business of the Company and the Company Subsidiaries as currently conducted does not misappropriate, infringe, dilute or otherwise violate the intellectual property of any other Person.

          (c)   The Company and the Company Subsidiaries have taken commercially reasonable steps to (i) maintain, police and protect their intellectual property, (ii) protect the security of their information technology assets and systems (including all data contained therein) against any unauthorized use or access and (iii) protect all confidential and personally-identifiable information of their customers and clients against any unauthorized disclosure or use. The Company and the Company Subsidiaries have implemented commercially reasonable data backup, data storage and data recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with industry practices.

        3.23    Affiliate Transactions.     Since September 30, 2009, there have been no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act that have not been so disclosed in the Filed SEC Documents.

        3.24    Questionable Payments.     Neither the Company nor any Company Subsidiary (nor, to the Company's Knowledge, any of their respective directors, executives, or to the Company's Knowledge, representatives, agents or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

        3.25    Internal Controls.     Since the first reporting period covered by the Company SEC Reports, except as set forth in Section 3.25 of the Company Disclosure Schedule, the Company has designed and maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed to the Company's auditors and the audit committee of the Company Board (and made summaries of such disclosures available to Parent) (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. Since the first reporting period covered by the Company SEC Reports, except as set forth in Section 3.25 of the Company Disclosure Schedule, neither the Company nor, to the Company's Knowledge, the Company's independent registered public accounting firm, has identified or been made aware of "significant deficiencies" or "material weaknesses" (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company's internal controls and procedures which could reasonably adversely affect the Company's ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. To the Company's Knowledge, there is no fraud, whether or not material, that involves the Company's management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and the Company Subsidiaries.

        3.26    Regulatory Matters.

          (a)   Except as set forth in Section 3.26(a) of the Company Disclosure Schedule, to the Company's Knowledge, neither the Company nor any of the Company Subsidiaries is in violation of, or has violated, any applicable provisions of any Laws, including health codes, regulations and ordinances, state corporate practice of medicine laws and regulations (including common law), state professional fee-splitting laws and regulations (including common law), the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. §§ 1395nn), any applicable state fraud and abuse prohibitions, including those that apply to all payors (governmental, commercial insurance and self-payors), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalty laws (42 U.S.C. § 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information, Technology for Economic and Clinical Health Act of 2009 (collectively, "HIPAA"), the exclusion laws (42 U.S.C. 1320a-7), and any comparable state or local Laws, and the regulations promulgated pursuant to such Laws, each as amended from time to time, and any other state or federal law, regulation, guidance document, manual provision, program memorandum, opinion letter, or other public issuance which regulates kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care services (each, a "Health Care Law"), other than violations which have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice.

          (b)   Each of the Company and the Company Subsidiaries possess all their respective Permits except where the failure to obtain such Permits has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice. Each of the Company and the Company Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits (including timely filing of any necessary applications for permit renewals) and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where such non-fulfillment, nonperformance, revocation, termination or material impairment has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice and, to the Company's Knowledge, none of the Company or the Company Subsidiaries has received any notice of any proceeding relating to revocation, suspension, modification or limitation of any such Permit, except where such revocation, suspension, modification or limitation has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice. All Permits are in full force and effect and the Company and the Company Subsidiaries are in material compliance with each such Permit held by or issued to it, except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice, and except as set forth in Section 3.26(c) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries, as applicable, to the Company's Knowledge, meet all requirements of participation, claims submission and payment of the Programs and other third party payment programs and are a party to valid participation agreements for payment by such Programs and other third party payment programs. None of the Company and the Company Subsidiaries, or their respective officers, directors, employees, agents and contractors has been or is currently excluded from participation in any such Program. "Programs" shall mean the Medicare and Medicaid programs and any other state or federal health care program, as defined in 42 U.S.C. § 1320a-7b(f).

          (d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice and except as set forth in Section 3.26(d) of the Company Disclosure Schedule, there are no material Program recoupments or material recoupments of any third-party payor being sought, requested or claimed, or to the Company's Knowledge, threatened against the Company or any of the Company Subsidiaries.

  Except as set forth in Section 3.26(d) of the Company Disclosure Schedule, to the Company's Knowledge (i) there is no Action pending, received or threatened against the Company or the Company Subsidiaries which relates in any way to a violation of any legal requirement pertaining to the Programs or which could result in the imposition of material penalties or the exclusion by the Company or the Company Subsidiaries from participation in any Programs, and (ii) none of the Company, the Company Subsidiaries or any of their respective officers, directors, employees or agents have engaged in any activities which are cause for civil penalties or mandatory or permissive exclusion from any Program. Except as set forth in Section 3.26(d) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements imposed by any Governmental Entity.

          (e)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice, each of the Company and the Company Subsidiaries is in material compliance with all applicable Health Care Laws regarding the selection, deselection, and credentialing of contracted providers, including, but not limited to, verification of licensing status and eligibility for reimbursement under the Programs. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice and to the Company's Knowledge, all of Company's and the Company Subsidiaries' contracted providers are properly licensed and hold appropriate clinical privileges, as applicable, for the services which they provide, and, with respect to providers that perform services eligible for reimbursement under any Program, are not debarred or excluded from any such Program.

          (f)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice, to the Company's Knowledge, all reports, data, and information required to be filed by the Company and the Company Subsidiaries in connection with any Program have been timely filed and were true and complete at the time filed (or were corrected in or supplemented by a subsequent filing). There are no claims, actions or appeals pending (and the Company and the Company Subsidiaries have not made any filing or submission that would result in any claims, actions or appeals) before any court, regulatory body, administrative agency, governmental body, arbitrator or other authority (including governmental fiscal agents) with respect to any Program reports or claims filed by the Company or any of the Company Subsidiaries on or before the date hereof, or with respect to any disallowances by any regulatory body, administrative agency, governmental body or other authority (including governmental fiscal agents) in connection with any audit or any claims that, if adversely determined, which have had and would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice. Except as set forth in Section 3.26(f) of the Company Disclosure Schedule, no validation review or program integrity review related to the Company or any of the Company Subsidiaries has been conducted by any regulatory body, administrative agency, governmental body or other authority (including governmental fiscal agents) in connection with any Program within the past three (3) years which, if determined adversely to the Company or any such Company Subsidiary, has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice, and to the Company's Knowledge, no such reviews are scheduled, pending, threatened against or affecting the Company or any of the Company Subsidiaries.

          (g)   The Company and certain of the Company Subsidiaries are considered to be "Covered Entities," as that term is defined in 45 C.F.R. § 160.103, and are covered by the HIPAA Administrative Requirements codified at 45 C.F.R. Parts 160 and 162 (the "Transactions Rule") and/or the HIPAA Security and Privacy Requirements codified at 45 C.F.R. Parts 160 and 164 (the "Privacy and Security Rules"). The Company, on its behalf and on behalf of any of the Company Subsidiaries subject to HIPAA, represents and warrants that it or they (i) are currently compliant in all material respects with any and all of the applicable requirements of HIPAA, including all requirements of the Transactions Rule and the Privacy and Security Rules, and (ii) are not subject to, and are not aware of any facts or circumstances that could reasonably be expected to give rise to, any civil or criminal penalty or any investigation, claim or process by the Office of Civil Rights of the United States Department of Health and Human Services or any other governmental agency enforcing HIPAA, except in the case of (i) and (ii) above as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice.

          (h)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company and the Company Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice, all forms of contracts with providers and other third parties which are currently in use by the Company and the Company Subsidiaries conform in all material respects to the requirements of all applicable Laws and have been properly approved, or deemed approved, by the appropriate Governmental Entities where such approval is required.

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

        Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

        4.1    Corporate Organization.

          (a)   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by Parent to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not have or would not reasonably be likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   The certificate of incorporation of each of Parent and Merger Sub is in effect, and no dissolution, revocation or forfeiture proceedings regarding Parent or Merger Sub have been commenced.

          (c)   Parent has made available to the Company correct and complete copies of the certificate of incorporation and bylaws of Parent and the certificate of incorporation and bylaws of Merger Sub, in each case as currently in effect.

        4.2    Authority Relative to this Agreement.

          (a)   The Boards of Directors of each of Parent and Merger Sub have duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Transaction and taken all corporate actions required to be taken by the Boards of Directors of each Parent and Merger Sub for the consummation of the Transaction.

          (b)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. Other than the adoption of this Agreement (following its execution) by Parent as the sole stockholder of Merger Sub, no further corporate proceedings on the part of Parent or Merger Sub, or any of their respective subsidiaries, are necessary to authorize this Agreement or to consummate the Transaction. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles. No vote of the holders of capital stock of Parent is necessary to approve this Agreement and the Transaction.

        4.3    Consents and Approvals; No Violations.     Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, (a) the Exchange Act and (b) the HSR Act, none of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transaction or compliance by Parent or Merger Sub with any of the provisions herein do or will (i) violate, conflict with or result in any breach of any provision of the organizational documents of Parent or Merger Sub, (ii) require any filing by Parent or Merger Sub with, notice to, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a material violation or breach by Parent or Merger Sub of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any loan note, bond, mortgage, credit agreement, reciprocal easement agreement, permit, concession, franchise, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub or any of their respective subsidiaries is a party or by which the respective properties or assets of any of the foregoing may be bound, or (iv) violate any Law, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by Parent or Merger Sub of its material obligations under this Agreement or (C) have a Parent Material Adverse Effect.

        4.4    Ownership and Operations of Parent and Merger Sub.     Parent indirectly owns beneficially all of the outstanding capital stock of Merger Sub. Each of Parent and Merger Sub was formed solely for the purpose of engaging in the Transaction, the financing therefor and related transactions, and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

        4.5    Litigation.     There is no claim, action, suit, hearing, arbitration, alternative dispute resolution action or any other judicial or administrative proceeding pending against (or, to Parent's Knowledge, threatened against or naming as a party thereto) Parent or any of its Subsidiaries, nor, to Parent's Knowledge, is there any investigation of a Governmental Entity pending or threatened against Parent or any of its Subsidiaries, and none of Parent or any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree, in each case, which would, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

        4.6    Sufficient Funds.     Parent has delivered to the Company true, complete and correct copies of an executed equity commitment letter (the "Financing Commitment"), pursuant to which funds have been committed, subject to the terms and conditions thereof, to invest the amount set forth therein (the "Financing"). The Financing Commitment is in full force and effect as of the date of this Agreement and is the legal, valid and binding obligation of Parent. As of the date of this Agreement, the Financing Commitment has not been amended or modified, and no such amendment or modification is contemplated or will be undertaken except as permitted pursuant to this Agreement. The Financing Commitment has not been withdrawn or rescinded in any respect as of the date hereof. There are no conditions precedent to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in or contemplated by the Financing Commitment. The obligations of Parent and Merger Sub under this Agreement are not contingent in any respect upon the funding of the amounts contemplated to be funded pursuant to the Financing Commitment. At the Effective Time, after giving effect to the amounts expected to be funded under the Financing Commitment and assuming the satisfaction of the Closing condition set forth in Section 7.2(a) and compliance by the Company with its obligations under Section 6.8, Parent will have the funds necessary to pay the Merger Consideration and all fees and expenses incurred by Parent and Merger Sub in connection with this Agreement and the Transaction.

        4.7    Information in the Proxy Statement and Schedule 13E-3.     None of the information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, in the case of the Schedule 13E-3, as of the date thereof, the date of any amendment thereto and as of the time of the Company Stockholders' Meeting, and, in the case of the Proxy Statement, as of the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders and as of the time of the Company Stockholders' Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub make any representation or warranty with respect to any statement made or incorporated by reference in the Proxy Statement or Schedule 13E-3 based on information supplied by the Company for inclusion or incorporation by reference therein.

        4.8    Fund Guarantee.     Concurrently with the execution of this Agreement, Parent has delivered to the Company a duly executed Fund Guarantee in the form attached as Exhibit C hereto. The Fund Guarantee is in full force and effect and is the valid, binding and enforceable obligation of the Guarantors, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantors under such Fund Guarantee.

        4.9    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finders' or other fee or commission payable by the Company in connection with the Merger based upon arrangements made by and on behalf of Parent or Merger Sub or any of their subsidiaries.

        4.10    Investigation and Agreement by Parent and Merger Sub; No Other Representations or Warranties.

          (a)   Parent and Merger Sub acknowledge and agree that they have made their own inquiry and investigation into, and, based thereon, have formed an independent judgment concerning the Company and the Company Subsidiaries and their businesses and operations. Parent and Merger Sub acknowledge and agree that, except as expressly set forth in this Agreement, neither the Company or any of the Company Subsidiaries, nor any of their respective Representatives, will have or be subject to any liability or indemnification obligation to Parent, Merger Sub, any of their respective Representatives, or any other person resulting from the delivery, dissemination or any other distribution to Parent, Merger Sub, or any other person, or the use by Parent, Merger Sub, or any other person, of any such information provided or made available to them by or on behalf of the Company, its Subsidiaries, or their respective Representatives, including any information, documents, projections, forecasts, estimates, or other forward-looking information, business plans, or other material provided for or made available to Parent, Merger Sub or any of their Representatives in any physical or on-line data rooms, confidential information memoranda or in-person presentations or teleconferences in connection with the transactions contemplated by this Agreement.

          (b)   Each of Parent and Merger Sub acknowledges and agrees that, except for the representations and warranties made by the Company that are expressly set forth in this Agreement, the Company does not make, and has not made, and neither Parent nor Merger Sub has relied upon, any representation, warranty or statements by any person on behalf of the Company or any of the Company Subsidiaries in connection with the Merger and the transactions contemplated hereby. Except as expressly set forth herein, no person has been authorized by the Company to make any representation or warranty relating to the Company or any of its Subsidiaries or their respective businesses, or otherwise in connection with the Merger and the transactions contemplated hereby, and, if made, such representation or warranty may not be relied upon as having been authorized by the Company. Without limiting the generality of the foregoing, Parent and Merger Sub acknowledge and agree that, except as provided in this Agreement, neither the Company or any of its Subsidiaries, nor any of their respective Representatives nor any holder of Company Common Stock, makes or has made any representation or warranty to Parent and Merger Sub or any of their Representatives or affiliates with respect to:

              (i)  any forward-looking information such as projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of the Company Subsidiaries or the future business, operations or affairs of the Company or any of the Company Subsidiaries heretofore or hereafter delivered to or made available to Parent and Merger Sub or their respective Representatives or Affiliates, except to the extent of and as expressly covered by a representation and warranty made by the Company and contained in this Agreement; or

             (ii)  any other information, statement or documents heretofore or hereafter delivered to or made available to Parent and Merger Sub or their respective Representatives or Affiliates, including the information in the on-line data room maintained by the Company through Deal Interactive, with respect to the Company or any of the Company Subsidiaries or the business, operations or affairs of the Company or any of the Company Subsidiaries, except to the extent and as expressly covered by a representation and warranty made by the Company and contained in this Agreement.

        4.11    Ownership of Company Common Stock.     As of the date of this Agreement, neither Parent nor Merger Sub owns any shares of Company Common Stock.

        4.12    Financial Condition of Merger Sub.     As of the Closing Date, Merger Sub shall not have incurred any Indebtedness that would prevent the Surviving Corporation from complying with the terms of Section 4.1 ("Merger and Consolidation") of the Note Indenture.

ARTICLE V

Conduct of Business Pending the Merger

        5.1    Conduct of Business by the Company.     During the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Schedule or with the prior consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice, and, to the extent substantially consistent therewith, use their commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships and goodwill with Governmental Entities and significant customers. Without limiting the generality of the foregoing, neither the Company nor any of the Company Subsidiaries will, directly or indirectly (except as expressly permitted by this Agreement, as set forth in Section 5.1 of the Company Disclosure Schedule or to the extent that Parent shall otherwise consent in writing (it being understood that Parent shall respond within five (5) Business Days to the Company's communications soliciting such consent from Parent)):

          (a)   (i) split, combine, subdivide or reclassify any shares of capital stock of the Company or (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any shares of capital stock of the Company, or make any other distribution in respect of shares of capital stock, except for dividends or distributions declared, set aside or paid by any Company Subsidiary to the Company or to any Company Subsidiary that is, directly or indirectly, wholly owned by the Company;

          (b)   authorize for issuance, issue, deliver, sell, redeem or repurchase or agree or commit to issue, deliver, sell, redeem or repurchase (whether through the issuance or granting of, or accelerating the exercisability of, options, warrants, commitments, subscriptions, rights to purchase or otherwise), other than the repurchase of Company Restricted Shares on termination of employment, any stock of any class or any other securities or equity equivalents (including stock appreciation rights) other than the issuance of shares of Company Common Stock (i) upon the exercise of Company Stock Options and Company Warrants outstanding on the date of this Agreement in accordance with their present terms and the provisions hereof and (ii) in accordance with commitments to issue such shares under any long-term incentive plan awards outstanding on the date of this Agreement in accordance with their present terms and the provisions hereof;

          (c)   except as set forth on Schedule 5.1(c), acquire, sell, pledge, grant a security interest in, license, lease, transfer or dispose of any assets outside the ordinary course of business with a value or purchase price in excess of (i) $500,000 per individual incurrence or (ii) $2,000,000 in the aggregate (whether by asset acquisition, stock acquisition or otherwise);

          (d)   other than in the ordinary course of business consistent with past practices, incur any amount of Indebtedness for borrowed money, guarantee any Indebtedness of a third party, issue or sell debt securities, make any loans, advances or capital contributions (except as permitted by paragraph (m) below), or, except for Permitted Liens, mortgage, pledge or otherwise encumber any material assets, or create or suffer any lien thereupon, in excess of (i) $1,000,000 per individual incurrence or (ii) $2,500,000 in the aggregate;

          (e)   amend or otherwise modify the terms of the Credit Facilities, except in a manner favorable to the Company;

          (f)    commence, settle or compromise any pending or threatened suit, action or claim which (i) is material to the business of the Company and the Company Subsidiaries, taken as a whole, or that otherwise involves the payment by the Company of an amount in excess of $500,000, in the aggregate, for all such suits, actions or claims, (ii) would involve restrictions on the business activities of the Company or any Company Subsidiary or (iii) would involve the issuance of Company securities;

          (g)   except pursuant to any mandatory payments (including each sweep arrangement) under any Credit Facilities in existence on the date hereof entered into in compliance with the terms hereof, pay, discharge or satisfy outside the ordinary course of business any claims, pending or threatened litigations, proceedings, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $500,000 in the aggregate with respect to other matters;

          (h)   change any of the accounting principles or practices used by it except as required by GAAP;

          (i)    increase the compensation or benefits of any director or "named executive officer" of the Company or increase the compensation or benefits of any director or officer of any of the Company Subsidiaries, except in the ordinary course of business consistent with past practices;

          (j)    grant to any director or "named executive officer" of the Company the right to receive any new severance, change of control or termination pay or termination benefits, or grant any increase in any existing severance, change of control or termination pay or termination benefits to any director or "named executive officer" of the Company;

          (k)   grant to any director or officer of any of the Company Subsidiaries the right to receive any new severance, change of control or termination pay or termination benefits, or grant any increase in any existing severance, change of control or termination pay or termination benefits, except for (x) any grants of new severance or termination pay or termination benefits, or (y) any grants of increases in any existing severance or termination pay or termination benefits, in each case, in the ordinary course consistent with past practices;

          (l)    except to the extent required to comply with its obligations hereunder or with applicable Law, amend the certificate of incorporation or bylaws of the Company;

          (m)  adopt a plan or agreement of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization of the Company or any Company Subsidiary other than the complete or partial liquidation or dissolution of any Company Subsidiary that is not a wholly owned subsidiary;

          (n)   make or change any material Tax election, forego any material Tax refund or change any material Tax accounting method, amend any material Tax Return, or enter into any material Tax allocation agreement, material Tax sharing agreement, material Tax indemnity agreement or closing or settlement agreement relating to any material Tax, or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material Taxes;

          (o)   make any loans, advances or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly-owned Subsidiary of the Company) in excess of $500,000 in the aggregate;

          (p)   forgive any loans to employees, officers, directors or any of their Affiliates;

          (q)   make or authorize any capital expenditures in excess of $2,000,000 in the aggregate;

          (r)   enter into any new line of business or exit any existing line of business that is material to the Company and the Company Subsidiaries, taken as a whole;

          (s)   convene any regular or special meeting (or adjournment thereof) of the stockholders of the Company other than the Company Stockholders' Meeting;

          (t)    modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or non-competition agreement to which the Company is a party;

          (u)   enter into any agreement to purchase or sell any interest in real property, grant any security interest in real property, enter into any material lease, sublease, license or other occupancy agreement with respect to any real property or materially alter, amend, modify or terminate any of the terms of any Leases;

          (v)   (i) make any material acquisition, by purchase or other acquisition of stock or other equity interests, by merger, consolidation or other business combination (including by formation of a material joint venture) outside of the ordinary course of business with a value in excess of $3,000,000; or

          (w)  authorize, commit or enter into an agreement to take any of the foregoing actions.

Notwithstanding the foregoing, none of the restrictions contained in this Section 5.1 shall be deemed to limit the ability of the Company or any Company Subsidiary to undertake or otherwise conduct any activity if any such restriction would violate Section 7.09(a) of the Revolving Credit Agreement.

 ARTICLE VI

Covenants

        6.1    Proxy Statement and Schedule 13E-3; Stockholders Meeting.

          (a)   As soon as practicable (and in any event within twenty (20) Business Days) following the date of this Agreement, the Company shall prepare and file with the SEC, subject to the prior review and comment by Parent, a proxy statement in preliminary form relating to the Company Stockholders' Meeting (the "Proxy Statement") and a Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with any amendments thereof or supplements thereto, the "Schedule 13E-3"), and the Company shall use its reasonable best efforts to respond (with the assistance of Parent) as promptly as practicable to any comments of the SEC with respect thereto. Parent and Merger Sub shall cooperate with the Company in connection with the preparation of the Proxy Statement and Schedule 13E-3, including, but not limited to, furnishing to the Company any and all information regarding Parent and Merger Sub and their respective Affiliates as may be required to be disclosed therein as promptly as possible after the date hereof. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement and the Schedule 13E-3 or for additional information and shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement, the Merger or Schedule 13E-3.

          (b)   If, at any time prior to the Company Stockholder Approval, any event occurs with respect to the Company, any Company Subsidiary, Parent or Merger Sub, or any change occurs with respect to other information to be included in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company or Parent, as the case may be, shall promptly notify the other party of such event and the Company shall promptly file, with Parent's cooperation, any necessary amendment or supplement to the Proxy Statement.

          (c)   The Company shall, as soon as practicable following the date of this Agreement, but subject to the penultimate sentence of this Section 6.1(c), duly call, give notice of, convene and hold a meeting of the holders of the Company Common Stock (the "Company Stockholders' Meeting") for the purpose of seeking the Company Stockholder Approval; provided, however, for the avoidance of doubt, the Company may postpone or adjourn the Company Stockholders' Meeting with the consent of Parent, (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company's stockholders within a reasonable period of time in advance of the Company Stockholders' Meeting or (ii) if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to such holders as promptly as practicable after the date of this Agreement; provided that the Company shall not be required to mail the Proxy Statement prior to the No-Shop Period Start Date or, in the event the Company is continuing to engage in activities described in Section 6.4(a)(ii) with respect to a Takeover Proposal submitted by an Excluded Party prior to the No-Shop Period Start Date, the Cut-off Date. Subject to Section 6.4, the Proxy Statement shall include the Company Recommendation and the Company Board shall take all reasonable lawful action to solicit the Company Stockholder Approval.

        6.2    Other Filings.

          (a)   Subject to the terms and conditions of this Agreement, as soon as practicable following the date of this Agreement, the Company, Parent and Merger Sub each shall properly prepare and file any other filings required under the Exchange Act or any other federal, state or other Law relating to the Merger (collectively, the "Other Filings"). Each of the Company, Parent and Merger Sub shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the Company, Parent and Merger Sub shall supply the other with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. The Company, Parent and Merger Sub each shall promptly obtain and furnish the other (a) the information which may be reasonably required in order to make such Other Filings and (b) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate.

          (b)   Without limitation of Section 6.2(a), Parent and the Company shall (i) not later than fifteen (15) Business Days after the date hereof, make the filings required of such party under the HSR Act with respect to the Transaction, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or the Transaction and (iii) cooperate with the other in connection with making any filing under the HSR Act or any other Law in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Entity under the HSR Act or any other Law with respect to the Transaction. Each of Parent and the Company shall, and Parent shall cause Merger Sub and the Company shall cause each Company Subsidiary to, use its reasonable best efforts to obtain the termination of all waiting periods under the HSR Act and not to extend any waiting period under the HSR Act. Prior to the termination of this Agreement, each party hereto shall prosecute, cooperate in and defend against any litigation instituted by the Federal Trade Commission or the Department of Justice or any other Governmental Entity that seeks to restrain or prohibit the consummation of the Transaction.

        6.3    Reasonable Best Efforts.     Subject to the terms and conditions herein provided, but subject to the obligation to act in good faith, and subject at all times to the Company's and its directors' right and duty to act in a manner consistent with their fiduciary duties, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and to cooperate with each other in connection with the foregoing, including the taking of such actions as are reasonably necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any Governmental Entities and any private third party listed in Section 6.3 of the Company Disclosure Schedule, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Merger, to effect all necessary registrations and Other Filings and submissions of information requested by a Governmental Entity, and to use its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger.

        6.4    Solicitation; Change in Recommendation.

          (a)   Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 12:01 p.m. (New York City time) on the fortieth (40th) day following the date of this Agreement (the "No-Shop Period Start Date"), the Company and the Company Subsidiaries and their respective officers, directors, employees, consultants, agents, advisors, Affiliates and other representatives (collectively, "Representatives") shall have the right to: (i) initiate, solicit and encourage Takeover Proposals (or inquiries, proposals or offers or other efforts or attempts that are reasonably expected to lead to a Takeover Proposal), including by way of providing access to non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided that the Company shall promptly (and, in any event within twenty-four (24) hours) provide to Parent any material non-public information concerning the Company or the Company Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives; and (ii) enter into, engage in, and maintain discussions or negotiations with respect to Takeover Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

          (b)   Except as permitted by this Section 6.4, the Company shall and shall cause each of the Company Subsidiaries and their respective Representatives to, on the No-Shop Period Start Date, (i) immediately cease and cause to be terminated any and all activities, solicitations, encouragement, discussions or negotiations with any Persons conducted prior to the execution of this Agreement by the Company, the Company Subsidiaries or any of their Representatives with respect to any Takeover Proposal, and (ii) request any such Person to promptly return or destroy all confidential information concerning the Company and the Company's Subsidiaries. Except as permitted by this Section 6.4, from the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, the Company shall not, and shall cause each of the Company Subsidiaries and their respective Representatives not to, directly or indirectly, (A) solicit, initiate, or knowingly facilitate, cooperate with or encourage (including by way of furnishing non-public information or data) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (B) engage in, continue or otherwise knowingly participate in any discussions or negotiations regarding, or furnish to any other party information or data in connection with or for the purpose of encouraging or facilitating, a Takeover Proposal, (C) enter into any letter of intent, agreement, contract or agreement in principle with respect to a Takeover Proposal or (D) enter into any agreement, contract or agreement in principle requiring the Company to abandon, terminate or breach its obligations hereunder or fail to consummate the Transaction. No later than two (2) Business Days after the No-Shop Period Start Date, the Company shall notify Parent in writing of the identity of each party (including any Excluded Party) that submitted a Takeover Proposal prior to the No-Shop Period Start Date and shall promptly provide to Parent a written summary of the material terms of any such Takeover Proposal (including the identity of the Person making the Takeover Proposal). The parties agree that, notwithstanding the commencement of the obligations of the Company under this Section 6.4(b) on the No-Shop Period Start Date, the Company may continue to engage in the activities described in Section 6.4(a)(ii) with respect to a Takeover Proposal submitted by an Excluded Party prior to the No-Shop Period Start Date until 12:01 p.m. (New York City time) on the 20th day following the No-Shop Period Start Date (the "Cut-off Date") including with respect to any amended or revised proposal submitted by such Excluded Party on or before the Cut-off Date.

          (c)   Notwithstanding anything to the contrary contained in Section 6.4(a) or 6.4(b), if at any time on or after the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, (i) the Company or any of its Representatives is in receipt of a bona fide written Takeover Proposal from any Person, which Takeover Proposal is made or renewed on or after the No-Shop Period Start Date and has not been subsequently withdrawn, (ii) the Company has not breached this Section 6.4, (iii) the Company Board determines in good faith, (a) after consultation with independent financial advisors and outside legal counsel, that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, and (b) after consultation with outside legal counsel, that failure to take the action set forth in clauses (x) or (y) below would reasonably be expected to result in a breach of the directors' fiduciary duties under applicable Law, then the Company and its Representatives may (x) furnish, pursuant to an Acceptable Confidentiality Agreement, information

  (including non-public information) with respect to the Company and the Company Subsidiaries to the Person or group of Persons that has made such Takeover Proposal; provided that the Company shall promptly provide to Parent (and in any event within twenty-four (24) hours) any nonpublic information concerning the Company or the Company Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives; and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Takeover Proposal; provided, further that the Company shall promptly provide to Parent (and in any event within twenty-four (24) hours) (i) a copy of any Takeover Proposal made in writing provided to the Company or any Company Subsidiary, and the identity of the Person making the Takeover Proposal and (ii) a written summary of the material terms of any such Takeover Proposal not made in writing. From and after the date hereof, the Company shall not grant any amendment, release or waiver under any standstill agreement without the prior written consent of Parent.

          (d)   Following the No-Shop Period Start Date, the Company shall keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Takeover Proposal (whether made before or after the No-Shop Period Start Date) on a current basis (and in any event within twenty-four (24) hours) and shall notify Parent of the status of such Takeover Proposal. The Company agrees that neither it nor any of the Company Subsidiaries will enter into any agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to Parent in accordance with this Section 6.4.

          (e)   Except as expressly permitted by this Section 6.4(e) or Section 6.4(f), the Company Board shall not (i)(A) fail to recommend to its stockholders that the Company Stockholder Approval be given (the "Company Recommendation") or fail to include the Company Recommendation in the Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Recommendation, (C) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary "stop, look and listen" communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act, (D) adopt, approve or recommend, or publicly propose to approve or recommend to the stockholders of the Company a Takeover Proposal or (E) enter into any contract or agreement in principle requiring the Company to abandon, terminate or breach its obligations hereunder or fail to consummate the Transaction (actions described in this clause (i) being referred to as a "Company Adverse Recommendation Change"), (ii) authorize, cause or permit the Company or any of the Company Subsidiaries to enter into any letter of intent, agreement or agreement in principle with respect to any Takeover Proposal (other than (x) an Acceptable Confidentiality Agreement or (y) an agreement to reimburse the reasonable out of pocket expenses of any Person (not to exceed $1,000,000, in the aggregate for all such Persons) that submits a Takeover Proposal that the Company Board determines pursuant to this Section 6.4 constitutes or would reasonably be expected to lead to a Superior Proposal or that submits a Takeover Proposal and thereafter, in response to such Takeover Proposal, Parent revises any of the material terms of this Agreement, provided that such expense reimbursement is only payable to such Person in the event the Company does not enter into a Company Acquisition Agreement with respect to such Superior Proposal due to the fact that the Company Board determines that pursuant to this Section 6.4 the Takeover Proposal submitted by such Person no longer constitutes a Superior Proposal or Parent revised the terms of this Agreement and/or the Financing Commitment such that it caused such Superior Proposal to no longer constitute a Superior Proposal (each, a "Company Acquisition Agreement") or (iii) take any action pursuant to Section 8.1(e). Notwithstanding anything to the contrary herein, prior to the time the Company Stockholder Approval is obtained, but not after, if the Company is in receipt of a bona fide written Takeover Proposal that the Company Board determines in good faith, after consultation with independent financial advisors and outside legal counsel, constitutes a Superior Proposal, after (in each case) giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent (including pursuant to clause (iii) below) and after consultation with outside legal counsel, the Company Board determines in good faith, that the failure to take the action set forth in clauses (x) or (y) below would reasonably be expected to result in a breach of its fiduciary duties under applicable Law, then the Company Board may (x) make a Company Adverse Recommendation Change or (y) terminate this Agreement and enter into a Company Acquisition Agreement with respect to such Superior Proposal, provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays the Termination Fee and the Parent's Expenses and otherwise complies with the provisions of Section 8.1(e) and Section 8.3; and provided further that the Company Board may not withdraw, modify or amend the Company Recommendation in a manner adverse to Parent pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless (A) the Company shall not have breached this Section 6.4 and (B):

              (i)  such Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal;

             (ii)  the Company has given Parent at least two (2) Business Days' prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal)) and has contemporaneously provided a copy of each of the relevant proposed transaction agreements to be entered into by the Company with the party making such Superior Proposal;

            (iii)  prior to effecting such Company Adverse Recommendation Change or terminating this Agreement to enter into a Company Acquisition Agreement with respect to such Superior Proposal, the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period to the extent Parent wishes to negotiate, to enable Parent to revise the terms of this Agreement and/or the Financing Commitment such that it would cause such Superior Proposal to no longer constitute a Superior Proposal; and

            (iv)  in the event of any material change to the terms of such Superior Proposal, the Company shall, in each case, be required to deliver to Parent a new written notice (which notice shall specify the change in the material terms and conditions of any such Superior Proposal) and contemporaneously provide a copy of each of the relevant proposed transaction agreements to be entered into by the Company with the party making such Superior Proposal, the notice period shall have recommenced and the Company shall be required to comply with its obligations under this Section 6.4 with respect to such new written notice;

  provided, however, that if (A) the Company receives any Takeover Proposal pursuant to which the stockholders of the Company would be entitled to receive 110% or more of the Per Share Merger Consideration, and (B) the Board determines that such Takeover Proposal constitutes a Superior Proposal, then the rights and obligations of the parties pursuant to the immediately preceding Section 6.4(e)(y)(B)(iii) and Section 6.4(e)(y)(B)(iv) shall not apply; provided, further, however, for purposes of determining whether or not a Takeover Proposal shall have satisfied the provisions of clause (A) above, the Board must either compare (1) the initial Takeover Proposal to the Per Share Merger Consideration reflected in this Agreement, or (2) the then current Takeover Proposal to the then current Per Share Merger Consideration proposed by the Parent, as applicable. For the avoidance of doubt, nothing in this Section 6.4(e) shall prevent or preclude Parent from proposing to revise the terms of this Agreement or taking any actions relating thereto.

          (f)    Notwithstanding anything to the contrary herein, prior to the time the Company Stockholder Approval is obtained, but not after, the Company may change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to Parent, the Company Recommendation ("Change of Recommendation") in response to an Intervening Event if the Company Board has determined in good faith, after consultation with outside legal counsel, that failure to take such action would reasonably be expected to result in a breach of the directors' fiduciary duties under applicable Law; provided, however, that prior to taking such action, (x) the Company Board has given Parent at least two (2) Business Days' prior written notice of its intention to take such action, (y) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such notice period to the extent Parent wishes to negotiate, to enable Parent to revise the terms of this Agreement or the Financing Commitment in such a manner that would obviate the need for taking such action and (z) following the end of such notice period, the Company Board shall have considered in good faith any changes to this Agreement and the Financing Commitment proposed in writing by Parent, and shall have determined in good faith, after consultation with outside legal counsel, that failure to effect a Change of Recommendation would reasonably be expected to result in a breach of the directors' fiduciary duties under applicable Law.

          (g)   Nothing in this Section 6.4 shall prohibit the Company Board from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, if failure to do so would violate applicable Law; provided that the Company Board shall not recommend that the Company stockholders tender their shares of Company Common Stock in connection with a tender or exchange offer (or otherwise approve or recommend any Takeover Proposal) unless such tender or exchange offer constitutes a Superior Proposal and the applicable requirements of this Section 6.4 shall have been satisfied.

          (h)   As used in this Agreement, "Takeover Proposal" shall mean any inquiry, proposal or offer from any Person (other than Parent and its Subsidiaries) or "group", within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) acquisition of assets of the Company and its Subsidiaries equal to more than 20% of the Company's consolidated assets or to which more than 20% of the Company's revenues or earnings on a consolidated basis are attributable, (B) acquisition of more than 20% of the outstanding Company Common Stock, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning more than 20% of the outstanding Company Common Stock, (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or (E) combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and Company Common Stock involved is more than 20%; in each case, other than the Transaction.

          (i)    As used in this Agreement, "Superior Proposal" shall mean any bona fide written Takeover Proposal that the Company Board has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, after taking into account all legal, regulatory, timing, breakup fee and expense reimbursement provisions of the proposal, the Person making the proposal and the likelihood of consummation of such transaction on the terms set forth therein (as compared to the terms herein), and that if consummated, would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such proposal or otherwise), provided that for purposes of the definition of "Superior Proposal", the references to "20%" in the definition of Takeover Proposal shall be deemed to be references to "50%."

          (j)    As used in this Agreement, "Excluded Party" shall mean any Person (other than Parent and its Subsidiaries) or "group", within the meaning of Section 13(d) of the Exchange Act (so long as such Person and the other members of such group, if any, who were members of such group immediately prior to the No-Shop Period Start Date constitute at least 50% of the equity financing of such group at all times following the No-Shop Period Start Date and prior to the termination of this Agreement), from whom the Company has received a Takeover Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date that, on or before the No-Shop Period Start Date, the Company Board determines in good faith, after consultation with independent financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal, and which Takeover Proposal has not been rejected or withdrawn as of the No-Shop Period Start Date. Further, on the No-Shop Period Start Date, in addition to the information required to be provided pursuant to this Section 6.4, the Company shall identify for Parent which Persons submitting Takeover Proposals have been determined by the Company Board to be an Excluded Party and a summary of the reasons for such determination. Notwithstanding anything contained in this Section 6.4 to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement upon the earlier of (x) twenty (20) days after the No-Shop Period Start Date and (y) immediately at such time as such Takeover Proposal made by such party is withdrawn, terminated, expires or no longer constitutes or would reasonably be expected to result in a Superior Proposal; provided, however, that a material change in or adjustment of a Takeover Proposal shall not be considered a withdrawal or termination for the purposes of this Section 6.4.

          (k)   For purposes of this Section 6.4, to the extent permitted by applicable Law, the Company Board may act through the Special Committee, if the Special Committee is still in existence.

        6.5    Officers' and Directors' Indemnification.

          (a)   In the event of any threatened or actual claim, action, suit, demand proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of the Company Subsidiaries (each, together with such Person's heirs, executors and administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement, any agreement or document contemplated hereby or delivered in connection herewith, or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising at or before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless and, from and after the Effective Time, the Surviving Corporation and Parent, jointly and severally, shall indemnify and hold harmless, as and to the fullest extent permitted by applicable Law, each Indemnified Party against any and all losses, claims, damages, liabilities, costs, reasonable and documented expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding, inquiry or investigation, and, in the event of any such threatened or actual claim, action, suit, proceeding, inquiry or investigation (whether asserted or arising at or before or after the Effective Time), (A) the Company and, after the Effective Time, the Surviving Corporation and Parent shall promptly pay the reasonable and documented expenses in advance of the final disposition of any such threatened or actual claim, action, suit, demand, proceeding, inquiry or investigation to each Indemnified Party upon receipt of an undertaking by or on behalf of such Indemnified Party if required by Law to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified therefor, (B) the Indemnified Parties may retain one counsel satisfactory to them, and the Company and, after the Effective Time, the Surviving Corporation and Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties within twenty (20) days after statements therefor are received, and (C) the Company and, after the Effective Time, the Surviving Corporation and Parent will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided, however, that none of the Company, the Surviving Corporation or Parent shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that the Company, the Surviving Corporation and Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification by such entities of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Any Indemnified Party wishing to claim indemnification under this Section 6.5, upon learning of any such threatened or actual claim, action, suit, demand, proceeding or investigation, shall promptly notify the Company and, after the Effective Time, the Surviving Corporation and Parent thereof; provided that the failure to so notify shall not affect the obligations of the Company and the Surviving Corporation and Parent except to the extent, if any, such failure to promptly notify materially prejudices such party.

          (b)   Parent and Merger Sub each agree that all rights to indemnification and advancement of expenses existing in favor of, and all limitations on the personal liability of, each Indemnified Party provided for in Section 6.5(a) above or in the respective certificates of incorporation or bylaws (or other applicable organizational documents) of the Company and the Company Subsidiaries or otherwise in effect as of the date hereof (including through any agreement or arrangement between the Company or any Company Subsidiary, on the one hand, and any director, officer, employee or agent of the Company or any Company Subsidiary, on the other hand) shall survive the Merger and continue in full force and effect for a period of six (6) years from the Effective Time and, at the Effective Time, shall become the joint and several obligations of the Surviving Corporation and any applicable Company Subsidiary; provided, however, that all rights to indemnification, advancement of expenses and limitations on personal liability in respect of any claims (each, a "Claim") asserted or made within such period shall continue until the final disposition of such Claim. From and after the Effective Time, the Surviving Corporation and each Company Subsidiary also agree to jointly and severally indemnify and hold harmless the present and former officers and directors of the Company and the Company Subsidiaries in respect of acts or omissions occurring prior to the Effective Time to the extent provided in any written indemnification agreements between the Company and/or one or more Company Subsidiaries and such officers and directors as listed in Section 6.5(b) of the Company Disclosure Schedule.

          (c)   For a period of six (6) years after the Effective Time, the Parent and Surviving Corporation shall, at no cost to the beneficiaries thereunder, cause to be maintained in effect the current policies of directors' and officers' and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "Base Premium"); provided, further, if such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Base Premium, the Surviving Corporation shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium not in excess of the Base Premium; provided, further, if either the Company or the Surviving Corporation, in each case, in its sole discretion elects, by giving written notice to the other party at least ten (10) days prior to the Effective Time, then, in lieu of the foregoing insurance, effective as of the Effective Time, the Company or the Surviving Corporation, as applicable, shall purchase a directors' and officers' and fiduciary liability insurance "tail" or "runoff" insurance program for a period of six (6) years after the Effective Time with respect to wrongful acts and/or omissions committed or allegedly committed at or prior to the Effective Time (such coverage shall have an aggregate coverage limit over the term of such policy in an amount not to exceed the annual aggregate coverage limit under the Company's existing directors and officers liability policy, and in all other respects shall be comparable to such existing coverage), provided that the premium for such "tail" or "runoff" coverage shall not exceed an amount equal to the Base Premium; provided that if the current policies of directors' and officers' liability insurance maintained by the Company cannot be maintained for the Base Premium and such "tail" or "runoff" coverage can only be obtained at an annual premium in excess of the Base Premium, the Surviving Corporation shall maintain the most advantageous "tail" or "runoff" coverage obtainable for an annual premium not in excess of the Base Premium.

          (d)   Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 6.5 shall not be terminated or modified in such a manner as to adversely affect any indemnified party to whom this Section 6.5 applies without the consent of each such affected indemnified party. This Section 6.5 is intended for the irrevocable benefit of, and to grant third party beneficiary rights to, the Indemnified Parties and their respective heirs and shall be binding on all successors of the Surviving Corporation. Each of the Indemnified Parties and their respective heirs shall be entitled to enforce the provisions of this Section 6.5.

          (e)   In the event that, following the Effective Time, the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all of its properties and assets to any Person or (iii) commences a dissolution, liquidation, assignment for the benefit of creditors or similar action, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, assume the obligations set forth in this Section 6.5.

        6.6    Access to Information; Confidentiality.

          (a)   Between the date hereof and the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, (i) furnish Parent with such financial and operating data and other non-privileged information with respect to the business, properties and personnel of the Company and the Company Subsidiaries as Parent may from time to time reasonably request and (ii) use its reasonable best efforts to facilitate reasonable access for Parent and its authorized representatives (including counsel, financial advisors and auditors) during normal business hours, and upon reasonable advance notice, to the Company's offices and properties; provided that all such access shall be coordinated through the Financial Advisor, in accordance with such reasonable procedures as the Special Committee may establish.

          (b)   Prior to the Effective Time, Parent and Merger Sub shall hold in confidence all such information on the terms and subject to the conditions contained in that certain confidentiality agreement between Leonard Green & Partners and the Company dated as of the date of this Agreement (the "Confidentiality Agreement"). Notwithstanding anything to the contrary contained herein, the Company, Parent and Merger Sub hereby agree that in the event of a conflict between the Confidentiality Agreement and this Agreement, the terms and provisions of this Agreement shall control.

        6.7    Public Announcements.     The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. In this regard, the parties shall make a joint public announcement of this Agreement and the Transaction contemplated hereby no later than the opening of trading on Nasdaq on the Business Day following the date on which this Agreement is signed.

        6.8    Revolver Financing.     The Company agrees to use its commercially reasonable efforts to provide such assistance as Parent may reasonably request in connection with any replacement, refinancing or amendment of the Revolving Credit Agreement (such replacement or refinancing, the "Replacement Revolver Financing"), including by (i) participating in customary rating agency presentations, (ii) delivering to Parent and financing sources identified by Parent relevant information with respect to the Company and its Subsidiaries (the "Company Information") and (iii) participating in the negotiation of revolving loan agreements, security agreements and other customary agreements in connection with the Replacement Revolver Financing. In each case, such cooperation shall be undertaken at Parent's cost and expense, and the Company shall be not be required to provide any such assistance which would unreasonably interfere with its business operations. Further, any such replacement, refinancing or amendment would be conditional upon consummation of the Merger. In addition, at the request of Parent, in lieu of obtaining an amendment to the Revolving Credit Agreement, immediately prior to consummation of the Merger (and conditional upon consummation of the Merger), the Company shall voluntarily terminate all outstanding commitments under the Revolving Credit Agreement and, to the extent the Company has sufficient available cash, repay all amounts outstanding thereunder.

        6.9    Adoption by Parent.     Prior to the Effective Time, Parent shall take all requisite action to adopt this Agreement in its capacity as the sole stockholder of Merger Sub.

        6.10    Notification of Certain Matters.     Prior to the Effective Time, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur that, to Parent's Knowledge or the Company's Knowledge, as applicable, is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any respect that would reasonably give rise to a failure of a condition to Closing in Section 7.2(a) or Section 7.3(a), as applicable, in each case at any time from and after the date of this Agreement until the Effective Time, (b) any material failure of Parent and Merger Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement that would reasonably give rise to a failure of a condition to Closing in Section 7.2(b) or Section 7.3(b), as applicable, (c) any material notice or other communication received by such party from any Governmental Entity in connection with the Transaction or from any Person alleging that the consent of such Person is or may be required in connection with the Transaction, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent and (d) any actions, suits, claims, or proceedings commenced or, to the Company's Knowledge or Parent's Knowledge, as applicable, threatened against, such party or its Affiliates which relate to the Transaction. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.10 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

        6.11    Change in Control Offer.     Following the Merger, Parent shall cause the Company to comply with Section 3.10 ("Change of Control") of the Note Indenture and Section 4.1 ("Merger and Consolidation") of the Note Indenture.

        6.12    Backstop Commitment Letter.     On or prior to the Effective Time, the Guarantors shall provide a backstop commitment letter to provide the funds required to comply with Section 3.10 ("Change of Control") of the Note Indenture.

        6.13    Stock Option Agreements.     Prior to the Effective Time, the Company shall use its commercially reasonable best efforts to obtain all agreements or consents necessary for each Company Stock Option to be canceled at the Effective Time pursuant to, and as provided in, Section 2.1(d)(i).

        6.14    Warrant Amendments.     Prior to the Effective Time, the Company shall use its commercially reasonable best efforts to obtain all amendments or modifications necessary for each Company Warrant to be canceled at the Effective Time pursuant to, and as provided in, Section 2.1(e).

        6.15    Note Indenture.     The Company shall take, and shall cause each "Subsidiary Guarantor" (as defined in the Note Indenture) to take, all necessary action prior to Closing to consummate the Transaction in compliance with Section 4.1 ("Merger and Consolidation") of the Note Indenture, including, by delivering, at the Closing, all necessary officers certificates, legal opinions and supplemental indentures referenced in Section 4.1 ("Merger and Consolidation") of the Note Indenture.

        6.16    Employee Benefits Matters.

          (a)   On and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all employment agreements and all bonus, retention and severance obligations, of the Company or any Subsidiary, all of which are listed in Sections 3.18 or 3.21 of the Company Disclosure Schedule, except as may otherwise be agreed to by the parties thereto, and the Company or Parent shall pay at the Effective Time to the applicable officers and employees listed in Section 3.21 of the Company Disclosure Schedule, any amounts with respect to such agreements and obligations that are payable by their terms at the Effective Time or upon consummation of the Merger.

          (b)   During the period commencing at the Effective Time and ending one (1) year following the Effective Time, Parent shall cause the Surviving Corporation to provide the employees of the Company and the Company Subsidiaries who remain employed by the Surviving Corporation, Parent or their subsidiaries after the Effective Time with at least the types and levels of employee benefits (including contribution levels but excluding any equity or equity-based compensation arrangements) which are substantially similar in value to those maintained by them from time to time for similarly-situated employees. Parent shall, and shall cause the Surviving Corporation to, treat, and cause the applicable benefit plans to treat, the service of such employees with the Company or the Company Subsidiaries attributable to any period before the Effective Time as service rendered to Parent or the Surviving Corporation or their subsidiaries for purposes of eligibility to participate, vesting and for other appropriate benefits, including applicability of minimum waiting periods for participation. Without limiting the foregoing, Parent shall not, and shall cause the Surviving Corporation to not, treat any such employees as a "new" employee for purposes of any exclusions under any health or similar plan of Parent or the Surviving Corporation for a pre-existing medical condition (except to the extent so treated under the Company's corresponding plans), and any deductibles and co-pays paid under any of the Company's or any of the Company Subsidiaries' health plans for the year of the Effective Time shall be credited towards deductibles and co-pays for the year of the Effective Time under the health plans of Parent or the Surviving Corporation. Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to make appropriate arrangements with its insurance carrier(s) to ensure such results.

          (c)   After the Effective Time, Parent shall cause the Surviving Corporation to honor all obligations which accrued prior to the Effective Time under the Programs in accordance with the terms thereof.

          (d)   Notwithstanding anything in this Agreement to the contrary, nothing contained herein shall (i) be treated as an amendment of any particular Program, (ii) give any third party, including any employee of the Company, any right to enforce the provisions of this Agreement (including this Section 6.15), (iii) obligate the Surviving Corporation, Parent or any of their subsidiaries to (A) maintain any particular benefit plan, program, policy or arrangement or (B) retain the employment of any particular employee or (iv) limit the Surviving Corporation's, Parent's or any of their subsidiaries' ability to amend any particular benefit plan, program, policy or arrangement of the Surviving Corporation or terminate an employee.

        6.17    Rule 16b-3.     Prior to the Effective Time, the Company shall take such steps as may be required to cause dispositions of Company Common Stock, Company Stock Options and Company Restricted Shares pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt from Section 16(b) of the Exchange Act by reason of Rule 16b-3 under the Exchange Act.

ARTICLE VII

Conditions to the Merger

        7.1    Conditions to the Obligations of Each Party to Effect the Merger.     The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver (to the extent permitted by Law), at or prior to the Effective Time, of each of the following conditions:

          (a)    Stockholder Approval.    The Company shall have obtained the Company Stockholder Approval.

          (b)    Other Regulatory Approvals.    All material approvals, authorizations and consents of any Governmental Entity required to consummate the Merger shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated. Any waiting period under the HSR Act applicable to the Merger or the Transaction shall have expired or early termination thereof shall have been granted.

          (c)    No Injunctions, Orders or Restraints; Illegality.    No preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger; provided, however, that prior to a party asserting this condition such party shall have used its commercially reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

        7.2    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction of the following conditions, any one or more of which may be waived by Parent at or prior to the Effective Time:

          (a)    Representations and Warranties.    Each of the representations and warranties of the Company contained in this Agreement shall be true and correct (determined without regard to any materiality, Company Material Adverse Effect or similar qualification contained in any representation or warranty) on and as of the Closing Date, as if made on and as of such date (except to the extent a representation or warranty is made as of a date other than the Closing Date, in which case such representation or warranty shall be true and correct at and as of such date), except where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, except with respect to (i) the representations and warranties in Sections 3.1(a), 3.2, 3.3, 3.7(b) and 3.15, which shall be true and correct in all material respects (determined without regard to any materiality or similar qualification contained in any such representation or warranty) and (ii) the representations and warranties in (x) Section 3.6(b) and (y) Section 3.9(a)(ii) relating to the absence of a Company Material Adverse Effect, each of which shall be true and correct in all respects. Parent shall have received a certificate signed on behalf of the Company, dated as of the Closing Date, to the foregoing effect.

          (b)    Performance and Obligations of the Company.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate signed on behalf of the Company, dated as of the Closing Date, to the foregoing effect.

          (c)    Contribution Agreement.    The transactions contemplated by the Contribution Agreement shall have been consummated.

          (d)    Company Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, constitutes or could reasonably be expected to result in, a Company Material Adverse Effect.

          (e)    Certificate.    At the Effective Time, the Company shall furnish to Parent and Merger Sub an affidavit stating, under penalty of perjury, that the Company is not and has not been a United States real property holding corporation at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (f)    Provider Numbers and Licenses.    Each of the Medicare provider numbers and acute care hospital licenses of the Company and the Company Subsidiaries shall remain in effect.

          (g)    No Notice of Termination.    No notice of termination under 42 C.F.R. § 489.53(c) has been given by the Centers for Medicare & Medicaid Services or the California Department of Public Health with respect to Alta Los Angeles Hospitals, Inc. db/a as Norwalk Community Hospital and Los Angeles Community Hospital.

          (h)    Stock Option Agreements.    The Company shall have obtained the Stock Option Agreements.

          (i)    Warrant Amendments.    The Company shall have obtained the Warrant Amendments.

        7.3    Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger is further subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company at or prior to the Effective Time:

          (a)    Representations and Warranties.    Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the Closing Date, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Closing Date, in which case such representation or warranty shall be true and correct at and as of such time), with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and Merger Sub, dated the Closing Date, to the foregoing effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub, dated as of the Closing Date, to the foregoing effect.

 ARTICLE VIII

Termination, Amendment and Waiver

        8.1    Termination.     This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the receipt of Company Stockholder Approval (except as otherwise expressly noted):

          (a)   by the mutual written consent of Parent, Merger Sub and the Company;

          (b)   by either of the Company, on the one hand, or Parent or Merger Sub, on the other hand, by written notice to the other, if:

              (i)  upon a vote taken thereon at a duly held meeting of holders of the Company Common Stock (or at any adjournment or postponement thereof), held to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to the Company if the failure to obtain the Company Stockholder Approval was primarily due to the breach or failure of the Company to perform in a material respect any of its obligations under this Agreement;

             (ii)  any Governmental Entity of competent jurisdiction shall have issued an order, decree, judgment, injunction or taken any other action which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Transaction, and such order, decree, judgment, injunction or other action shall have become final and non-appealable; or

            (iii)  the consummation of the Merger shall not have occurred on or before February 15, 2011 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to a party if the failure of the Merger to be consummated before the End Date was primarily due to the breach or failure of such party to perform in a material respect any of its obligations under this Agreement;

          (c)   by written notice from Parent to the Company, if (A) at any time the representations and warranties of the Company contained in this Agreement become untrue or inaccurate or the Company breaches or fails to perform any of its agreements or covenants contained in this Agreement, and which such inaccuracy, breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2 and (ii) cannot be cured by the Company, or if capable of being cured, shall not have been fully cured within twenty (20) days following receipt by the Company of written notice of such inaccuracy, breach or failure to perform from Parent (or, if earlier, the End Date); provided that such occurrence or circumstance shall not have resulted from or been caused by either (x) the material breach or failure to perform of Parent or Merger Sub, in any material respect, of any of their respective agreements or covenants contained in this Agreement, or (y) the failure of any representation or warranty of Parent or Merger Sub contained in this Agreement to be true and correct, in any material respect (without giving effect to any other limitation therein as to materiality, Company Material Adverse Effect or similar qualification contained in any representation and warranty); or (B) the Company breaches or fails to perform any of its obligations under Section 6.4, which breach or failure to perform, if curable by the Company, shall not have been fully cured by the Company within five (5) days following receipt by the Company of written notice of such breach or failure to perform from Parent;

          (d)   by written notice from the Company to Parent if at any time the representations and warranties of Parent or Merger Sub contained in this Agreement become untrue, inaccurate or Parent or Merger Sub breaches or fails to perform any of their agreements or covenants contained in this Agreement, and which such inaccuracy, breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3 and (ii) cannot be cured by Parent or Merger Sub, or if capable of being cured, shall not have been fully cured within twenty (20) days following receipt by Parent or Merger Sub of written notice of such inaccuracy, breach or failure to perform from the Company (or, if earlier, the End Date); provided that such occurrence or circumstance shall not have resulted from or been caused by either (x) the material breach or failure to perform of the Company, in any material respect, of any of its agreements or covenants contained in this Agreement, or (y) the failure of any representation or warranty of the Company contained in this Agreement to be true and correct, in any material respect (without giving effect to any other limitation therein as to materiality, Company Material Adverse Effect or similar qualification contained in any representation and warranty);

          (e)   by written notice from the Company to Parent, prior to the receipt of the Company Stockholder Approval, in order to concurrently enter into a Company Acquisition Agreement with respect to a Superior Proposal if (i) the Company has complied in all respects with the requirements of Section 6.4 and (ii) prior to or concurrently with such termination, the Company pays the Termination Fee and Parent's Expenses under Section 8.3; or

          (f)    by written notice from Parent or Merger Sub to the Company, if (A) the Company Board shall have failed to include the Company Recommendation in the Proxy Statement or shall have effected a Company Adverse Recommendation Change; (B) the Company Board shall have effected a Change of Recommendation; (C) the Company Board shall have failed to recommend against any publicly announced Takeover Proposal and reaffirm the Company Recommendation, in each case, within ten (10) Business Days following the public announcement of such Takeover Proposal and in any event at least two (2) Business Days prior to the Company Stockholders' Meeting; (D) the Company enters into a Company Acquisition Agreement; or (E) the Company or the Company Board shall have publicly announced its intention to do any of the foregoing.

For purposes of this Section 8.1, to the extent permitted by applicable Law, the Company Board may act through the Special Committee, if the Special Committee is still in existence.

        8.2    Effect of Termination.     In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Parent, Merger Sub or the Company and their respective directors, officers, employees, partners, members or stockholders and all rights and obligations of any party hereto shall cease, provided that (i) the agreements contained in Sections 6.6(b), 6.7, 8.2, 8.3 and Article IX of this Agreement, the Financing Commitment (in accordance with its terms) and the Fund Guarantee (in accordance with its terms), shall survive any termination of this Agreement and (ii) that nothing contained herein shall relieve any party from liabilities or damages suffered by the other parties hereto arising out of any willful breach arising prior to termination or fraud by such breaching party.

        8.3    Fees and Expenses.

          (a)   In the event that:

              (i)  (A) a Takeover Proposal shall have been made, proposed or communicated after the date hereof and not withdrawn prior to the Company Stockholders' Meeting or prior to the termination of this Agreement if there has been no Company Stockholders' Meeting, and (B) following the occurrence of an event described in the preceding clause (A), this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or by Parent pursuant to Section 8.1(c) and (C) within twelve (12) months of the date this Agreement is terminated, the Company enters into a definitive agreement with respect to any Takeover Proposal and such Takeover Proposal is consummated (in each case whether or not the Takeover Proposal was the same Takeover Proposal referred to in clause (A)); provided that for purposes of clause (C) of this Section 8.3(a)(i), the references to "20%" in the definition of Takeover Proposal shall be deemed to be references to "50%"; or

             (ii)  this Agreement is terminated by the Company pursuant to Section 8.1(e); or

            (iii)  this Agreement is terminated by Parent pursuant to Section 8.1(f);

  then, in any such event under clause (i), (ii) or (iii) of this Section 8.3(a), the Company shall pay to Parent all Parent's Expenses and the Termination Fee, in each case, by wire transfer (instructions for which have been provided to the Company on the date hereof) of same day funds (x) in the case of Section 8.3(a)(iii), within two (2) Business Days after such termination, (y) in the case of Section 8.3(a)(ii), prior to or concurrently with such termination or (z) in the case of Section 8.3(a)(i), two (2) Business Days after the consummation of a Takeover Proposal; it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. As used herein, "Termination Fee" shall mean a cash amount equal to $6,200,000 (the "No-Shop Termination Fee"); except in the event that this Agreement is terminated by the Company pursuant to Section 8.1(e) in order to enter into (I) prior to the No-Shop Period Start Date, a definitive agreement with respect to a Takeover Proposal or (II) prior to the Cut-off Date, a definitive agreement with respect to a Takeover Proposal with an Excluded Party, which in either case, the Termination Fee shall mean a cash amount equal to $3,600,000 (the "Go-Shop Termination Fee"). In the event that this Agreement is terminated pursuant to Section 8.1(b)(i) or Section 8.1(c) all of the Parent's Expenses shall be paid by the Company to Parent by wire transfer of same day funds within two (2) Business Days after such termination; provided, that, the payment of the expense reimbursement pursuant to this sentence shall not be deemed to relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to this Section 8.3. The Company shall not be required to pay more than an aggregate of $2,250,000 in Parent's Expenses pursuant to this Section 8.3(a).

          (b)   Each of the parties hereto acknowledge that the agreements contained in this Section 8.3 are an integral part of the Transaction, and that without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 8.3, and, in order to obtain the payment, Parent or Merger Sub commences an Action which results in a judgment against the Company for the payments set forth in this Section 8.3, the Company shall pay Parent its reasonable and documented costs and expenses (including reasonable and documented attorneys' fees) in connection with such suit, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received. For the avoidance of doubt, any payments required to be made by the Company to Parent pursuant to this Section 8.3(b) shall not be subject to the cap on Parent's Expenses set forth in Section 8.3(a) above.

        8.4    Amendment.     This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after the adoption of this Agreement by holders of the Company Common Stock; provided, however, that after any such adoption, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such approval.

        8.5    Extension; Waiver.     At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

ARTICLE IX

General Provisions

        9.1    Notices.     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date and time delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission) or sent by prepaid overnight carrier (providing proof of delivery) to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

    (a)
    if to Parent or Merger Sub:

      c/o Leonard Green & Partners, L.P.
      11111 Santa Monica Blvd., #2000
      Los Angeles, CA 90025
      Attention: John Baumer
      Facsimile: (310) 954-0404

      with a copy to (which shall not constitute notice):

      Latham & Watkins LLP
      885 Third Avenue
      New York, New York 10022
      Attention: Howard Sobel
                        John Giouroukakis
      Facsimile: (212) 751-4864

    (b)
    if to the Company:

      Prospect Medical Holdings, Inc
      10780 Santa Monica Blvd., Suite 400
      Los Angeles, CA 90025
      Attention: General Counsel
      Facsimile: (310) 943-4501

      with copies to (which shall not constitute notice):

      Troy & Gould, P.C.
      1801 Century Park East, Suite 1600
      Los Angeles, CA 90067
      Attention: William Gould
                        Dale E. Short
      Facsimile: (310) 789-1459

      Locke Lord Bissell & Liddell, LLP
      300 South Grand Avenue, Suite 2600
      Los Angeles, CA 90071
      Attention: Neal H. Brockmeyer
      Facsimile: (213) 341-6774

        9.2    Certain Definitions.     For purposes of this Agreement, the term:

        "1998 Plan" means the Prospect Medical Holdings, Inc. 1998 Stock Option Plan.

        "Acceptable Confidentiality Agreement" means any confidentiality and standstill agreement that contains provisions that are no less favorable to the Company than those contained in the Confidentiality

Agreement, it being understood that such confidentiality agreements need not prohibit the submission of Takeover Proposals or amendments thereto to the Company.

        "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

        "Business Day" means the twenty four (24) hour period of any day other than (a) a Saturday or Sunday or (b) a day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

        "Company's Knowledge" means the actual (and not the constructive or imputed) knowledge of those individuals identified in Section 9.2 of the Company Disclosure Schedule.

        "Company Equity Incentive Plans" means all employee equity incentive plans or arrangements of the Company.

        "Company Material Adverse Effect" means, with respect to the Company, an effect, event, occurrence, development or change, individually or in the aggregate with all other effects, events, occurrences, developments and changes, which has a material adverse effect on the business, assets, results of operations, or condition (financial or otherwise) of the Company and the Company Subsidiaries taken as a whole, or would reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement, other than effects, events, occurrences, developments or changes arising out of or resulting from (a) changes in conditions in the U.S. or global economy or securities, capital or financial markets generally, including changes in interest or exchange rates, (b) general changes or developments in political or economic conditions within the industry or industries in which the Company and the Company Subsidiaries operate, (c) changes in GAAP or the interpretation thereof after the date hereof, (d) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, lenders, partners or employees, (e) acts of God, acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (f) the implementation, amendment or repeal of the Patient Protection and Affordable Care Act or any legal challenge or judicial ruling related thereto, (g) changes in and of themselves in the credit ratings applicable to the Company (it being understood and agreed that the facts and circumstances giving rise to such changes in the credit ratings applicable to the Company may be taken into account when determining whether there has been a Company Material Adverse Effect), (h) any decline in the market price, or change in trading volume of the Company Common Stock or any failure to meet internal or published projections, forecasts or revenue or earnings predictions (it being understood and agreed that the facts and circumstances giving rise to such decline in the market price, change in trading volume of the Company Common Stock or any failure to meet internal or published projections, forecasts or revenue or earnings predictions may be taken into account when determining whether there has been a Company Material Adverse Effect) or (i) the survey being conducted as of the date of this Agreement by the California Department of Public Health on behalf of the Centers for Medicare & Medicaid Services with respect to Alta Los Angeles Hospitals, Inc. db/a as Norwalk Community Hospital and Los Angeles Community Hospital (it being understood and agreed that the facts and circumstances giving rise to such survey may be taken into account when determining whether there has been a Company Material Adverse Effect), except, in the case of clauses (a), (b), (c) and (e) for any effect, event, development or change that in a materially disproportionate way adversely affects the Company and the Company Subsidiaries when compared to other Persons operating in the industry or industries in which the Company and the Company Subsidiaries operate. Without limitation of clause (d) of the preceding sentence, for purposes of determining whether a Company Material Adverse Effect has arisen from or been contributed to by the termination, non-renewal or adverse modification of contracts, formations, renewals and favorable modifications of contracts shall also be taken into account.

        "Company Party" means, with respect to the Company and any Company Subsidiary, any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing.

        "Company Stock Options" means all outstanding options to purchase shares of Company Common Stock under any Company Equity Incentive Plan.

        "Company Warrants" means all warrants to acquire shares of Company Common Stock.

        "Credit Facilities" means the (i) Note Indenture, (ii) Credit Agreement, dated April 14, 2009, between Brotman Medical Center, Inc. and Gemino Healthcare Finance, LLC, (iii) Loan Agreement, dated July 9, 2008, between Brotman Medical Center, Inc., as borrower, and JHA West 16, LLC, as lender, as amended, and (iv) Loan Agreement, dated July 9, 2008, between Brotman Medical Center, Inc., as borrower, and JHA East 7, LLC, as lender, as amended.

        "Environment" means soil, sediment, surface or subsurface strata, surface water, ground water, ambient air and any biota living in or on such media.

        "Environmental Laws" means any federal, state or local Law relating to the pollution, protection, or restoration of the Environment, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of, or exposure to, Hazardous Materials.

        "Equity Interest" means any share, capital stock, partnership, limited liability company, membership, member or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible into or exchangeable or exercisable therefor.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means an Affiliate of the Company if it is considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Fund Guarantee" means that certain Guarantee executed by the Guarantors, dated as of the date hereof, and attached as Exhibit C hereto.

        "GAAP" means generally accepted accounting principles as applied in the United States.

        "Guarantors" means Green Equity Investors V, L.P., a Delaware limited partnership and Green Equity Investors Side V, L.P., a Delaware limited partnership.

        "Hazardous Materials" means any material, substance or waste that is listed, classified, regulated, characterized or otherwise defined as "hazardous," "toxic," "radioactive," a "pollutant," or a "contaminant" (or words of similar intent or meaning) under applicable Environmental Law, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, urea formaldehyde insulation, toxic mold, polychlorinated biphenyls, flammable or explosive substances, or pesticides.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Indebtedness" means, with respect to any Person, without duplication, (A) all indebtedness of such Person for borrowed money, whether secured or unsecured, (B) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (C) all capitalized lease obligations of such Person, (D) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such Person of any such Indebtedness of any other Person.

        "Intervening Event" means a material event or circumstance relating to the business, results of operations, assets or financial condition of the Company and the Company Subsidiaries taken as a whole that was not known to the Company Board on the date of this Agreement (or if known, the consequences of which were not known to or reasonably foreseeable by the Company Board as of the date hereof), which event or circumstance, or any material consequences thereof, becomes known to the Company Board prior to the time at which the Company receives the Company Stockholder Approval; provided, however, that in no event shall the receipt, existence or terms of a Takeover Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

        "IRS" means the United States Internal Revenue Service.

        "Law" or "Laws" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of any United States federal, state or local or foreign governmental or regulatory agency, commission, court, body, entity or authority.

        "Material Contract" means any contact, agreement, commitment, arrangements, leases, and other instruments to which the Company or any Company Subsidiary is a party or by which the Company, any Company Subsidiary or any of their respective properties or assets is bound that:

            (A)  was filed or required to be filed by the Company as a "material contract" since September 30, 2009, as part of the Filed SEC Documents pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K and that are to be performed in whole or in part at or after the date of this Agreement;

            (B)  except for ordinary course service contracts consistent with past practices, contains covenants of the Company or any Company Subsidiaries that limit in any material respect the ability of the Company or any of its Subsidiaries (or which, following the consummation of the Merger, could restrict the ability of the Surviving Corporation or any of its Affiliates outside of the ordinary course of business) to compete in any line of business, any type of product or service, in any channel of distribution or field of commercial endeavor, in any geographic area, or to sell, supply or distribute any service or product;

            (C)  is a joint venture, partnership, limited liability or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole;

            (D)  individually or in the aggregate with other contracts, that would accelerate payment obligations, performance deadlines, or modify or accelerate any other material obligation due to the Merger or the Transaction in excess of $250,000 in the aggregate;

            (E)  is a collective bargaining agreement or similar agreement;

            (F)  pursuant to which the Company or any Company Subsidiary has Indebtedness outstanding (or commitments in respect of Indebtedness) in an amount in excess of $2,500,000 outstanding (other than intercompany indebtedness);

            (G)  involves contract licensing or otherwise specifically concerning intellectual property (except for non-exclusive, commercially available, off-the-shelf software programs for which the Company and the Company Subsidiaries, taken as a whole, pay an annual fee of less than $250,000) that is material to the business of the Company and the Company Subsidiaries, taken as a whole;

            (H)  accounted for aggregate revenue to the Company or any Company Subsidiary of more than $5,000,000 during the Company's 2009 fiscal year;

            (I)   was entered into after September 30, 2009 or is not yet consummated involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests of another person (other than acquisitions or dispositions of supplies and inventory in the ordinary course of business consistent with past practice) for aggregate consideration under such contract in excess of $500,000 excluding indemnification, "earn-out" or other contingent obligations;

            (J)   with respect to any acquisition, divesture, merger or similar transaction that contains "earn-out" or other contingent purchase price obligations that are expected to result in payments in excess of $500,000;

            (K)  that involves any agency or department of the United States federal government for the purchase of goods and/or services from the Company or any Company Subsidiary which would reasonably be expected to result in payments to the Company or any Company Subsidiary; or

            (L)  that prohibit the payment of dividends or distributions in respect of the common stock of the Company or any Company Subsidiary, prohibit the pledging of the common stock of the Company or any Company Subsidiary or prohibit the issuance of guarantees by any wholly owned Company Subsidiary.

        "Nasdaq" means the Nasdaq Global Market or the Nasdaq Stock Market LLC, as appropriate.

        "Note Indenture" shall mean that certain Indenture, dated as of July 29, 2009, among the Company, certain Company Subsidiaries and U.S. Bank National Association, and the 12 3/4% Senior Secured Notes due 2014 issued thereunder.

        "Parent Material Adverse Effect" means, with respect to Parent or Merger Sub, an effect, event, occurrence, development or change which materially adversely affects the ability of Parent or Merger Sub to perform their obligations hereunder or to consummate the Merger and the other transactions contemplated hereby.

        "Parent Party" means, collectively, with respect to Parent and Merger Sub, their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing.

        "Parent's Expenses" means all reasonable documented third-party out-of-pocket fees and expenses incurred by Parent and its Affiliates at any time after March 1, 2010 and prior to the termination of this Agreement in connection with the Transaction and the preparation and negotiation of this Agreement, including all reasonable fees and expenses of counsel, investment banking firms, financial advisors, accountants, experts and consultants to Parent and its Affiliates.

        "Parent's Knowledge" shall mean the actual (and not the constructive or imputed) knowledge of John Baumer and Alyse Wagner.

        "Permits" means all licenses, permits, registrations, accreditations, provider numbers, certificates, consents, orders, approvals and other authorizations from, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate each of Company and the Company Subsidiaries respective properties and to carry on each of Company and the Company Subsidiaries respective businesses.

        "Permitted Liens" means: (A) zoning or other restrictions, easements, rights-of-way, title exceptions, defects, liens, imperfections of title, restrictive covenants and other matters of record affecting the Owned

Real Property (provided that they were incurred prior to the date hereof and do not, individually or in the aggregate, materially interfere with the use of such Owned Real Property or the Company's or the Company Subsidiaries' operation of their respective businesses as currently operated); (B) pledges or deposits by the Company or any of the Company Subsidiaries under workmen's compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business consistent with past practice; (C) liens imposed by Law, including carriers', warehousemen's, landlords' and mechanics' liens, in each case incurred in the ordinary course of business consistent with past practice for sums not yet due or being contested in good faith by appropriate proceedings; (D) statutory liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings; (E) with respect to real property subject to Leases, statutory liens of lessors and liens provided in leases so long as the payment of rent or the performance of obligations under such Leases is not delinquent; (F) liens that have been placed by third parties on the fee title of real property under Leases or on easements affecting Owned Real Property (provided that they were incurred prior to the date hereof and do not, individually or in the aggregate, materially interfere with the use of such real property or the Company's or the Company Subsidiaries' operation of their respective businesses as currently operated) and (G) liens, pledges and security interests granted under the Credit Facilities and Revolving Credit Agreement.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

        "Revolving Credit Agreement" means that certain Credit Agreement, dated as of July 29, 2009 among the Company, as borrower, the Royal Bank of Canada, as administrative agent, and the other financial institutions and lenders a party thereto, as amended.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Stock Option Agreements" means the agreement or consent of at least eighty percent (80%) of all of the holders of Company Stock Options under the 1998 Plan who hold, in the aggregate, not less than ninety percent (90%) of the total number of Company Stock Options under the 1998 Plan, to cancel, at the Effective Time pursuant to, and as provided in, Section 2.1(d)(i), all of such holders' Company Stock Options under the 1998 Plan.

        "Subsidiary" means (i) any corporation, partnership, limited liability company, joint venture or other business entity of which a majority of the securities or other interests having ordinary voting power (or in the case of a partnership, more than a majority of the general partnership interests) is beneficially owned directly, or indirectly through one or more intermediaries, or both, by Parent or the Company, as the case may be, and (ii) in the case of the Company, any corporation, partnership, limited liability company, joint venture or other business entity of which the management is otherwise controlled or the right to designate the individual or individuals who own a majority of the securities or other interests is controlled, directly, or indirectly through one or more intermediaries, or both, by the Company.

        "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a Taxing authority or any other Person in connection with Taxes, including all attachments thereto and amendments thereof.

        "Taxes" means (i) any and all taxes, levies, imposts, fees, duties, assessments and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, net worth, excise, withholding, ad valorem, stamp, transfer, value added or gains taxes and similar charges and (ii) any liability for amounts described in clause (i) under Treasury Regulation Section 1.1502-6, as a result of transferee liability, as a result of being a member of an affiliated, combined, consolidated or unitary group or as a result of any agreement, implied or express, to indemnify any Person for amounts described in clause (i).

        "Warrant Amendments" means all amendments or modifications necessary for each Company Warrant listed in Item 1 of Section 3.3(f) of the Company Disclosure Schedule to be canceled at the Effective Time pursuant to, and as provided in, Section 2.1(e).

        9.3    Terms Defined Elsewhere.     The following terms are defined elsewhere in this Agreement, as indicated below:

"5330 Filing"	Section 3.13(b)
"Action"	Section 3.8
"Agreement"	Preamble
"Appraisal Rights"	Section 2.4
"Base Premium"	Section 6.5(c)
"Book-Entry Shares"	Section 2.1(c)
"Certificate"	Section 2.1(c)
"Certificate of Merger"	Section 1.2
"Change of Recommendation"	Section 6.4(f)
"Claim"	Section 6.5(b)
"Closing"	Section 1.3
"Closing Date"	Section 1.3
"Code"	Section 2.3
"Company"	Preamble
"Company Acquisition Agreement"	Section 6.4(e)
"Company Adverse Recommendation Change"	Section 6.4(e)
"Company Balance Sheet"	Section 3.7(b)
"Company Board"	Recitals
"Company Common Stock"	Recitals
"Company Disclosure Schedule"	Article III
"Company Equity Incentive Plans"	Section 2.1(d)(i)
"Company Information"	Section 6.8
"Company Preferred Stock"	Section 3.3(a)
"Company Recommendation"	Section 6.4(e)
"Company Restricted Shares"	Section 2.1(d)(ii)
"Company SEC Reports"	Section 3.7(a)
"Company Stockholder Agreement"	Recitals
"Company Stockholder Approval"	Section 3.17
"Company Stockholders' Meeting"	Section 6.1(c)
"Company Stock Options"	Section 2.1(d)(i)
"Company Subsidiaries"	Section 3.1(c)
"Confidentiality Agreement"	Section 6.6(b)
"Contribution Agreement"	Recitals
"Contributing Stockholders"	Recitals
"Cut-off Date"	Section 6.4(b)

"DGCL"	Recitals
"DOL"	Section 3.13(c)
"Dissenting Shares"	Section 2.4
"Effective Time"	Section 1.2
"Employee Programs"	Section 3.13(a)
"Encumbrances"	Section 3.4
"End Date"	Section 8.1(b)(iii)
"Excluded Party"	Section 6.4(j)
"Excluded Shares"	Section 2.1(b)
"Filed SEC Documents"	Article III
"Financial Advisor"	Section 3.15
"Financing"	Section 4.6
"Financing Commitment"	Section 4.6
"Governmental Entity"	Section 3.6
"Go-Shop Termination Fee"	Section 8.3(a)
"Grant Date"	Section 3.3(c)
"Indemnified Parties"	Section 6.5(a)
"Indemnified Party"	Section 6.5(a)
"Health Care Law"	Section 3.26(a)
"HIPAA"	Section 3.26(a)
"Leases"	Section 3.11(b)
"Merger"	Recitals
"Merger Consideration"	Section 2.2(a)
"Merger Sub"	Preamble
"No-Shop Period Start Date"	Section 6.4(a)
"No-Shop Termination Fee"	Section 8.3(a)
"Option Merger Consideration"	Section 2.1(d)(i)
"Other Filings"	Section 6.2
"Owned Real Properties"	Section 3.11(a)
"Parent"	Preamble
"Paying Agent"	Section 2.2(a)
"Paying Agent Agreement"	Section 2.2(a)
"Payment Fund"	Section 2.2(a)
"PBGC"	Section 3.13(c)
"Per Share Merger Consideration"	Recitals
"Programs"	Section 3.26(c)
"Proxy Statement"	Section 6.1(a)
"Privacy and Security Rules"	Section 3.26(g)
"Registered Intellectual Property"	Section 3.22(a)
"Replacement Revolver Financing"	Section 6.8
"Representatives"	Section 6.4(a)
"Sarbanes-Oxley Act"	Section 3.7(d)
"Schedule 13E-3"	Section 6.1(a)
"Securities Laws"	Section 3.7(a)
"Special Committee"	Recitals
"Superior Proposal"	Section 6.4(i)
"Surviving Corporation"	Section 1.1(a)
"Takeover Laws"	Section 3.2(a)
"Takeover Proposal"	Section 6.4(h)
"Termination Fee"	Section 8.3(a)
"Transaction"	Recitals

"Transactions Rule"	Section 3.26(g)
"VCP Filing"	Section 3.13(b)
"WARN Act"	Section 3.14(b)
"Warrant Merger Consideration"	Section 2.1(e)

        9.4    Interpretation.     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

        9.5    Non-Survival of Representations, Warranties, Covenants and Agreements.     Except for Articles I, II and Article IX, Section 6.5 and any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, (a) none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and (b) thereafter no party shall have any rights against another party with respect thereto.

        9.6    Entire Agreement; Specific Performance.

          (a)   This Agreement (i) constitutes, together with the Confidentiality Agreement, the Fund Guarantee, the Financing Commitment and the Company Disclosure Letter, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (b)   The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with the terms hereof, and that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Without limitation of the foregoing, the Company shall be entitled to an injunction, specific performance and other equitable relief to enforce the Guarantors' obligations under the Fund Guarantee and the Financing Commitment. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

        9.7    Assignment; Benefit.     Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended, or shall be deemed, to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this

Agreement, except for (i) the rights of the Indemnified Parties under the provisions of Section 6.5 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons) and (ii) after the Effective Time, the rights of holders of Company Common Stock to receive the Per Share Merger Consideration and the rights of holders of Company Stock Options, Company Restricted Shares and Company Warrants to receive the amounts specified in Section 2.1(d) and (e).

        9.8    Severability.     If any provision of this Agreement, or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

        9.9    Choice of Law; Consent to Jurisdiction.

          (a)   This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

          (b)   Each of the Company, Parent and Merger Sub hereby irrevocably and unconditionally (i) consents to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware, for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby, (ii) agrees not to commence any litigation relating thereto except in such courts, (iii) waives any objection to the laying of venue of any such litigation in such courts and (iv) agrees not to plead or claim in such courts that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (x) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (y) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (x) or (y) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each of Parent and Merger Sub does hereby appoint The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19081 as such agent.

        9.10    Expenses.     Except as set forth in Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement or the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses.

        9.11    Counterparts.     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile or other electronic transmission by signing a duplicate original document.

        9.12    No Personal Liability of Directors, Officers, Owners, Etc.

          (a)   Without limiting the rights of the Parent or Merger Sub under this Agreement, Parent and Merger Sub acknowledge and agree that each of them has no right of recovery against, and no personal liability shall attach to, in each case with respect to damages of the Parent or its Affiliates, any of the Company Parties (other than the Company to the extent provided in this Agreement), through the Company or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Company against any Company Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise.

          (b)   Except as expressly provided in the Fund Guarantee and the Financing Commitment and without limiting the rights of the Company under this Agreement, the Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, in each case with respect to damages of the Company, any of the Parent Parties (other than Parent and Merger Sub to the extent provided in this Agreement), through either Parent or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of either Parent or any other Parent Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise.

        9.13    Company Disclosure Schedule.     Any fact or combination of facts that has been disclosed in any Section of the Company Disclosure Schedule shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent that such disclosure is applicable to such other Section. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted or is reasonably expected to result in a Company Material Adverse Effect or is outside the ordinary course of business or that it would otherwise be appropriate to include any such information.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

IVY HOLDINGS INC.
By:	/s/ JOHN BAUMER
Name: John Baumer
Title: President
IVY MERGER SUB CORP.
By:	/s/ JOHN BAUMER
Name: John Baumer
Title: President
PROSPECT MEDICAL HOLDINGS, INC.
By:	/s/ SAMUEL S. LEE
Name: Samuel S. Lee
Title: Chief Executive Officer

ANNEX B

LETTERHEAD OF UBS SECURITIES LLC

August 14, 2010

The Special Committee of the Board of Directors
Prospect Medical Holdings, Inc.
10780 Santa Monica Blvd., Suite 400
Los Angeles, California 90025

Dear Members of the Special Committee:

        We understand that Prospect Medical Holdings, Inc., a Delaware corporation ("Prospect Medical"), is considering a transaction whereby Ivy Merger Sub Corp. ("Merger Sub"), a Delaware corporation and indirect wholly owned subsidiary of Ivy Holdings Inc. ("Ivy Holdings"), a Delaware corporation newly formed on behalf of Leonard Green & Partners, L.P. ("Leonard Green"), will merge with and into Prospect Medical (the "Transaction"). Pursuant to the terms of an Agreement and Plan of Merger, an execution version of which was made available to us on August 13, 2010 (the "Agreement"), among Prospect Medical, Ivy Holdings and Merger Sub, each outstanding share of the common stock, par value $0.01 per share, of Prospect Medical ("Prospect Medical Common Stock") will be converted into the right to receive $8.50 in cash (the "Consideration"). We further understand that, concurrently with the execution of the Agreement, certain stockholders of Prospect Medical will execute a contribution and subscription agreement and a voting agreement with Ivy Holdings (such stockholders of Prospect Medical, the "Contributing Holders" and, together with affiliates of the Contributing Holders to the extent shares of Prospect Medical Common Stock held by such affiliates are or are deemed to be beneficially owned by a Contributing Holder, and Leonard Green and its affiliates to the extent they are holders of Prospect Medical Common Stock, collectively, the "Excluded Holders"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of Prospect Medical Common Stock (other than the Excluded Holders) of the Consideration to be received by such holders in the Transaction.

        UBS Securities LLC ("UBS") has acted as financial advisor to the Special Committee of the Board of Directors of Prospect Medical in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. UBS and certain of its affiliates expect to participate in the financing of a pending acquisition unrelated to the Transaction to be undertaken by certain affiliates of Leonard Green (which may include affiliates of Leonard Green involved in the Transaction) and, in such event, UBS and such affiliates would receive compensation in connection therewith. In addition, one or more affiliates of UBS currently are participants in various credit facilities for portfolio companies of Leonard Green, for which such affiliates of UBS received and continue to receive fees and interest payments. In the ordinary course of business, UBS and its affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of Prospect Medical and certain companies in which affiliates of Leonard Green have investments and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of UBS.

        Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to Prospect Medical or Prospect Medical's underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or the form of the Transaction. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be

B-1

received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration. In rendering this opinion, we have assumed, with your consent, that (i) the final executed Agreement will not differ in any material respect from the execution version that we have reviewed, (ii) the parties to the Agreement will comply with all material terms of the Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on Prospect Medical or the Transaction. We have not been authorized to solicit and have not solicited indications of interest in a transaction with Prospect Medical from any party; however, the Agreement permits Prospect Medical and its representatives to solicit and enter into negotiations with respect to other proposals for a specified period following execution of the Agreement.

        In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to Prospect Medical; (ii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of Prospect Medical that were not publicly available, including financial forecasts and estimates prepared by the management of Prospect Medical that you have directed us to utilize for purposes of our analysis; (iii) conducted discussions with members of the senior management of Prospect Medical concerning the businesses and financial prospects of Prospect Medical; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vi) reviewed current and historical market prices of Prospect Medical Common Stock; (vii) reviewed the Agreement; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

        In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Prospect Medical, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Prospect Medical as to the future financial performance of Prospect Medical. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Prospect Medical Common Stock (other than the Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.

        This opinion is provided for the benefit of the Special Committee of the Board of Directors (in its capacity as such) in connection with, and for the purpose of, its evaluation of the Consideration in the Transaction.

                      Very truly yours,

                      /s/ UBS Securities LLC

                      UBS SECURITIES LLC

B-2

ANNEX C

Execution Version

COMPANY STOCKHOLDER VOTING AGREEMENT

        THIS STOCKHOLDER VOTING AGREEMENT (hereinafter referred to as this "Agreement") is made and entered into as of August 16, 2010 by and between Ivy Holdings Inc., a Delaware corporation ("Parent"), and the undersigned stockholders (each a "Stockholder" and collectively, the "Stockholders") of Prospect Medical Holdings, Inc., a Delaware corporation (the "Company").

        WHEREAS, Parent, the Company and Ivy Merger Sub Corp., a Delaware corporation and indirect, wholly-owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement, with the Company surviving as a wholly-owned subsidiary of Parent (the "Merger");

        WHEREAS, each Stockholder (a) is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of such number of shares of the outstanding common stock of the Company, par value $.01 per share ("Company Common Stock"), and (b) holds the stock options and other rights, if any, to acquire additional shares of Company Common Stock, in each case as is indicated opposite such Stockholder's name on Schedule I attached hereto; and

        WHEREAS, in consideration of the execution and delivery of the Merger Agreement by Parent and Merger Sub, each of the Stockholders (in their capacity as such) is willing to agree to vote the Shares (as defined herein) over which such Stockholder has voting power so as to facilitate the consummation of the Transaction, on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        SECTION 1.    Certain Definitions.     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a)   "Constructive Sale" shall mean, with respect to any Shares, a short sale with respect to such Shares, entering into or acquiring an offsetting derivative contract with respect to such Shares, entering into or acquiring a future or forward contract to deliver such Shares, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Shares.

          (b)   "Expiration Date" shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof or otherwise, (iii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, (iv) the occurrence of a Company Adverse Recommendation Change in response to a Superior Proposal or (v) the occurrence of a Change of Recommendation in response to an Intervening Event.

          (c)   "Shares" shall mean: (i) all shares of Company Common Stock beneficially owned by the Stockholders as of the date hereof, and (ii) all additional shares of Company Common Stock (including those acquired through the exercise of any stock options, warrants or any other securities or rights exercisable or exchangeable for or convertible into Shares) of which the Stockholders become the beneficial owner (the "Additional Shares") during the period commencing on the date hereof and expiring on the Expiration Date.

          (d)   "Transfer" shall mean, with respect to any Shares, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such Shares (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Shares (other than pursuant to the Contribution Agreement), and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

        SECTION 2.    Transfer of Shares.

          (a)    Transfer of Shares.    Each Stockholder hereby agrees as to such Stockholder only that, except as set forth in, and pursuant to, the Contribution Agreement, at all times during the period commencing on the date hereof until the Expiration Date, such Stockholder shall not cause or permit any Transfer of any of such Stockholder's Shares or discuss, negotiate or make an offer or enter into an agreement, commitment or other arrangement regarding any Transfer of any of the Shares; provided, however, that each Stockholder may Transfer Shares to a Family Member or trust for the benefit of such Stockholder or his Family Members (and in the case of a Stockholder that is a trust, the Shares held in such trust may be transferred to any beneficiary thereof, any Family Member of any such beneficiary, or to any trust for the benefit of any such beneficiary or any such Family Member) for estate or tax planning purposes; provided, that, as a condition to any such Transfer, the transferee agrees in writing to be bound by the terms of this Agreement applicable to such Stockholder and to hold such Shares subject to all the terms and provisions of this Agreement to the same extent as such terms and provisions bound the Stockholder from whom the Shares were Transferred. For purposes of this Agreement, a "Family Member" of an individual shall include any member of the class consisting of that individual's spouse, descendants (whether by blood, marriage or adoption, and their respective descendants by blood, marriage or adoption), parents (including adoptive parents or in-laws), siblings (whether by blood, marriage or adoption), or the spouse of any such descendent, parent or sibling.

          (b)    Transfer of Voting Rights.    Except as otherwise permitted by this Agreement or pursuant to the Contribution Agreement, each Stockholder hereby agrees as to such Stockholder only that, at all times commencing on the date hereof until the Expiration Date, such Stockholder shall not deposit, or permit the deposit of, any of such Stockholder's Shares in a voting trust, grant any proxy or power of attorney in respect of such Stockholder's Shares, or enter into any voting agreement or similar arrangement, commitment or understanding with respect to such Stockholder's Shares in violation of this Agreement.

        SECTION 3.    Agreement to Vote Shares; Proxy.

          (a)    Voting Agreement.    Notwithstanding Section 3(b) below, until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, each Stockholder agrees (solely as to itself and solely in its capacity as a stockholder of the Company) that it shall, or shall cause its nominee holder of record on any applicable record date to, vote the Shares that such Stockholder is eligible to vote, and deliver a written consent in respect of such Stockholder's Shares, at any applicable general or special meeting of the stockholders of the Company:

    (i)
    in favor of (x) adoption of the Merger Agreement and approval of the Merger, (y) each of the actions contemplated by the Merger Agreement in respect of which approval of the Company's stockholders is requested, and (z) any proposal or action in respect of which approval of the Company's stockholders is requested that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement; and

    (ii)
    against any proposal or action that would constitute, or could reasonably be expected to result in, a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Stockholder under this Agreement or otherwise reasonably would be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement;

  provided, that the foregoing voting covenants shall apply solely to actions taken by such Stockholder in its capacity as a stockholder of the Company, and solely with respect to such matters to the extent the approval of the Company's stockholders is required or requested of the Company's stockholders by the Company, and no Stockholder shall have any obligations or restrictions with respect to such matters in any other capacity or in any other context.

        Prior to the Expiration Date, each Stockholder covenants as to such Stockholder only not to enter into any understanding or agreement with any person to vote or give instructions with respect to such Stockholder's Shares in any manner inconsistent with Section 3(a), Section 3(b) or Section 3(c) .

        Until the Expiration Date, in the event that any meeting of the stockholders of the Company is held with respect to any of the matters specified in Section 3(a)(i) or (ii) above (and at every adjournment or postponement thereof), each Stockholder covenants that it shall, or shall cause the holder of record of such Stockholder's Shares on each record date relevant to such a stockholder vote with respect to such specified matters to, appear at such meeting or otherwise cause such Stockholder's Shares that are eligible to be voted at such stockholder meeting to be counted as present thereat for purposes of establishing a quorum.

          (b)   Grant of Proxy.

    (i)
    Each Stockholder as to itself only (i) represents that it has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to such Stockholder's Shares and (ii) until the Expiration Date, hereby irrevocably appoints Parent as proxy for such Stockholder to vote such Stockholder's Shares for such Stockholder and in such Stockholder's name, place and stead, at any annual, special or other meeting or action of the stockholders of the Company, as applicable, or at any adjournment thereof or pursuant to any consent of the stockholders of the Company, in lieu of a meeting or otherwise, for the adoption of the Merger Agreement and approval of the Merger, to the extent such Stockholder does not cause its Shares to be voted pursuant to Section 3(a). Parent hereby acknowledges and agrees that the proxies granted hereby shall not be effective for any other purpose and each such proxy automatically shall terminate and be of no further force or effect upon and after the Expiration Date. The parties acknowledge and agree that neither Parent, nor Parent's successors, assigns, subsidiaries, divisions, employees, officers, directors, stockholders, agents or affiliates shall owe any duty to, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney's fees) and compensation of any kind or nature whatsoever to any Stockholder in connection with or as a result of any voting by Parent of the Shares subject to the irrevocable proxies hereby granted to Parent at any annual, special or other meeting or action or the execution of any consent of the stockholders of the Company for the purpose set forth herein, so long as Parent is not otherwise in breach of this Agreement.

    (ii)
    No irrevocable proxy granted by any Stockholder shall be terminated by any act of any Stockholder or by operation of law, whether by the death or incapacity of any Stockholder or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which such Stockholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership); provided, that in all cases all such proxies automatically shall terminate upon the Expiration Date. If between the execution hereof and the Expiration Date, any Stockholder should die or become incapacitated, or if any trust or estate holding any Shares should be terminated, or if any corporation or partnership holding any Shares should be dissolved or liquidated, or if any other such similar event or events shall occur before the Expiration Date, any actions taken by Parent with respect to such Shares that are taken by Parent pursuant to the terms of this Agreement shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not Parent has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

    (iii)
    If for any reason the proxies granted by a Stockholder herein are not irrevocable, such Stockholder agrees to vote such Stockholder's Shares in accordance with Section 3(a) hereof.

        SECTION 4.    No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the respective Stockholders, and this Agreement shall not confer any right, power or authority upon Parent or any other Person (a) to direct any Stockholder in the voting of any of the Shares, except as otherwise specifically provided herein, or (b) in the performance of any of the Stockholders' duties or responsibilities as stockholders or officers or directors, as the case may be, of the Company.

        SECTION 5.    Solicitation.     Each Stockholder hereby represents and warrants that such Stockholder has read Section 6.4 of the Merger Agreement. In addition, each Stockholder, solely as to itself only and solely in such Stockholder's capacity as a stockholder of the Company, agrees not to, directly or indirectly, take any action, or permit any of its Affiliates to take any action, that would violate Section 6.4 of the Merger Agreement if such Stockholder and its Affiliates were deemed a "Representative" of the Company for purposes of such Section 6.4 of the Merger Agreement, provided, the foregoing shall not serve to limit or restrict any actions taken by any Stockholder in any capacity other than as Stockholder, to the extent such actions are permitted or required under such Section 6.4 of the Merger Agreement.

        SECTION 6.    Representations, Warranties and Other Agreements of Stockholder.     Each Stockholder hereby represents and warrants to Parent as to itself only that, as of the date hereof:

          (a)   such Stockholder is (and, except to the extent a Transfer is made pursuant to the proviso in Section 2(a), will be until the Expiration Date) the beneficial owner of the Shares and the options to acquire Additional Shares, set forth opposite such Stockholder's name on Schedule I attached hereto, with full power to vote or direct the voting of such Shares, or grant a consent or other written approval in respect of such Shares, in each case for and on behalf of all beneficial owners of those Shares set forth opposite such Stockholder's name that are eligible to be voted at any general or special meeting of the stockholders of the Company;

          (b)   the Shares and the options to acquire Additional Shares, set forth opposite such Stockholder's name on Schedule I attached hereto are free and clear of any Encumbrances, options, rights of first refusal, co-sale rights or other encumbrances of any kind or nature (other than restrictions on transfer imposed by applicable securities Laws and other than the obligations set forth herein or in the Contribution Agreement);

          (c)   such Stockholder does not beneficially own any securities of the Company other than the Shares and options to acquire shares of Company Common Stock, set forth on Schedule I attached hereto;

          (d)   such Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement applicable to such Stockholder;

          (e)   such Stockholder agrees not to bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which alleges that (i) the execution and delivery of this Agreement by such Stockholder and the granting of any proxies to be delivered in connection with the execution of the Merger Agreement, or (ii) the approval of the Merger Agreement by the Company Board, breaches any fiduciary duty of the Company Board or any member thereof;

          (f)    the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any applicable Law or any contract to which such Stockholder is a party or which is binding on such Stockholder or such Stockholder's Shares, and will not result in the creation of any Encumbrance on any of such Stockholder's Shares;

          (g)   this Agreement has been duly executed by such Stockholder and constitutes the valid and legally binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity;

          (h)   the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by such Stockholder, (i) except for any applicable requirements, if any, of the Exchange Act, and (ii) except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of such Stockholder's obligations under this Agreement in any material respect; and

          (i)    such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

        SECTION 7.    Consent.     Each Stockholder on behalf of itself only consents to and authorizes the Company, Parent and their respective Affiliates (and Parent authorizes the Company and its Affiliates) to (a) publish and disclose in the Proxy Statement, the Schedule 13E-3, any current report of the Company on Form 8-K and any other documents required to be filed with the SEC or any regulatory authority in connection with the Merger Agreement, such Stockholder's identity and ownership of Shares and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to the extent required to be filed with the SEC or any regulatory authority relating to the Merger.

        SECTION 8.    Stockholder Capacity.     To the extent that any of the Stockholders are officers or directors of the Company or any of its Subsidiaries, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions taken or not taken by any such Stockholders in their respective capacities as officers or directors of the Company or any of its Subsidiaries or from fulfilling the duties and obligations of such office (including the performance of obligations required by the fiduciary duties of any of the Stockholders acting in their capacity as an officer or director), and none of such actions (or determinations not to take any action) in such other capacities shall be deemed to constitute a breach of this Agreement.

        SECTION 9.    Legending of Shares.     Until the Expiration Date, each Stockholder hereby authorizes Parent and the Company to cause each certificate evidencing the Shares to bear the following legend on the face thereof (which legend shall be removed promptly upon the Expiration Date to the extent the Merger is not consummated):

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING, TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THAT CERTAIN STOCKHOLDER VOTING AGREEMENT, DATED AS OF AUGUST 16, 2010, AMONG THE HOLDER OF THE CERTIFICATE, IVY HOLDINGS INC. AND THE OTHER STOCKHOLDERS PARTY THERETO, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH STOCKHOLDER VOTING AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF PROSPECT MEDICAL HOLDINGS, INC."

        SECTION 10.    Termination.     Notwithstanding anything to the contrary provided herein, this Agreement and any undertaking, power of attorney, proxy or waiver granted by any Stockholder hereunder (including those proxies granted herein that are irrevocable) automatically shall terminate and be of no further force or effect as of the Expiration Date; provided, that upon termination of this Agreement, Parent shall take such actions as are reasonably requested by any Stockholder to remove any legend placed upon any Shares pursuant to Section 9 (and to cause the return of any certificates evidencing Shares to the extent provided by the beneficial owner thereof to Parent or any of its Affiliates); provided, further, however, (a) Section 13 shall survive any termination or expiration of this Agreement, (b) any such termination shall not relieve any party from liability for any willful breach of its obligations hereunder prior to such termination, and (c) each party will be entitled to any remedies at law or in equity to recover its losses arising from any such pre-termination breach.

        SECTION 11.    Appraisal Rights.     Each Stockholder (i) irrevocably waives and agrees not to exercise any rights (including, without limitation, under Section 262 of the DGCL) to demand appraisal of any of the Shares or rights to dissent from the Merger that such Stockholder may have and (ii) agrees not to commence or participate in, and will take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of any Stockholder for any breach of this Agreement or the Contribution Agreement by Parent or its Affiliates.

        SECTION 12.    Further Assurances.

          (a)   Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as any other party reasonably may deem necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.

          (b)   Each Stockholder agrees as to such Stockholder only, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Additional Shares acquired by such Stockholder.

          (c)   Each Stockholder's spouse shall be required to execute the form of spousal consent set forth in Exhibit A to evidence his or her agreement and consent to be bound by the terms and conditions of this Agreement as to his or her interest, whether as community property or otherwise, if any, in (i) the Shares, and the options and other rights to acquire Additional Shares, set forth opposite such Stockholder's name on Schedule I attached hereto, and (ii) any Additional Shares acquired by such Stockholder.

        SECTION 13.    Miscellaneous.

          (a)    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, that the parties acknowledge that the legal fees and expenses of the Stockholders shall be paid by the Company.

          (b)    Waiver.    Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of any other party's obligations to comply with its representations, warranties, covenants and agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder (or any delay in asserting any such breach) shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder or in any other context.

          (c)    Severability.    If any provision of this Agreement, or the application thereof to any Person or circumstance is to be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

          (d)    Assignment; Benefit.    Except as expressly permitted by the terms hereof, no party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party hereto, and any attempted assignment without such prior written approval shall be void; provided, that the foregoing prohibition on assignment shall not apply to transferee in any Transfer effected pursuant to, and in accordance with, the proviso in Section 2(a). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to, and shall not be deemed to, confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, or to create any agreement of employment with any person or otherwise create any third party beneficiary hereto.

          (e)    Amendments.    This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (f)    Specific Performance; Injunctive Relief.    The parties agree that irreparable damage would occur to Parent in the event that any provision of this Agreement were not performed by each Stockholder in accordance with the specific terms hereof, and that Parent shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity. Each of the Stockholders agrees as to itself that it will not oppose the granting of an injunction, specific performance and other equitable relief to enforce the covenants and obligations contained herein on the basis that Parent has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and Parent shall not be required to post a bond or other security in connection with any such order or injunction.

          (g)    Governing Law.    This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflicts of law.

          (h)    Jurisdiction and Venue.    Each of the Stockholders and Parent hereby irrevocably and unconditionally (i) consents to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware, for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby, (ii) agrees not to commence any litigation relating thereto except in such courts, (iii) waives any objection to the laying of venue of any such litigation in such courts and (iv) agrees not to plead or claim in such courts that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (A) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (B) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (A) or (B) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, Parent does hereby appoint The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19081 as such agent

          (i)    No Agreement Until Transaction Documents Executed.    Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute, or be deemed to evidence, a contract, agreement, arrangement or understanding between the parties hereto unless (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

          (j)    No Third Party Beneficiaries.    This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

          (k)    Notices.    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission) or sent by prepaid overnight carrier (providing proof of delivery) to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as from time to time may be specified by the parties by like notice):

    if to Parent, to:

    c/o Leonard Green & Partners, L.P.
    11111 Santa Monica Blvd., #2000
    Los Angeles, CA 90025
    Attention: John Baumer
    Facsimile: (310) 954-0404

    with a copy (which shall not constitute notice) to:

    Latham & Watkins LLP
    885 Third Avenue
    New York, New York 10022
    Attention: Howard Sobel
    John Giouroukakis
    Facsimile: (212) 751-4864

        If to a Stockholder: to such Stockholder's address for notice set forth on Schedule I attached hereto:

    with a copy (which shall not constitute notice) to:

    Bingham McCutchen LLP
    355 So Grand Avenue, Suite 4400
    Los Angeles, California 90071
    Attention: John L. Filippone
    Facsimile: (213) 830-8626

    and:

                     Richard J. Welch
    Facsimile: (213) 830-8610

          (l)    Counterparts.    This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as the delivery of an original. At the request of any party, the parties will confirm signatures executed by facsimile or other electronic transmission by signing a duplicate original document.

          (m)    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained or incorporated by reference into this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented in accordance with its terms, including (in the case of agreements or instruments) by valid waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

IVY HOLDINGS INC.
By:	/s/ JOHN BAUMER
Name: John Baumer
Title: President

[Signature Page to Voting Agreement]

STOCKHOLDER
/s/ SAMUEL S. LEE Samuel S. Lee

[Signature Page to Voting Agreement]

STOCKHOLDER
THE DAVID & ALEXA TOPPER FAMILY TRUST
By:	/s/ DAVID TOPPER David Topper,
Trustee
By:	/s/ ALEXA TOPPER Alexa Topper,
Trustee

[Signature Page to Voting Agreement]

STOCKHOLDER
/s/ MIKE HEATHER Mike Heather

[Signature Page to Voting Agreement]

STOCKHOLDER
/s/ DR. JEEREDDI A. PRASAD Dr. Jeereddi A. Prasad

[Signature Page to Voting Agreement]

Schedule I

Name	Shares	Shares Issuable Upon Exercise of Stock Options	Address
Samuel Lee	4,976,040	2,176,250	c/o Prospect Medical Holdings, Inc. 10780 Santa Monica Blvd., Suite 400 Los Angeles, CA 90025
Mike Heather	300,000	509,500	240 South Feldner Road Orange, CA 92868
The David & Alexa Topper Family Trust	4,767,922	200,000	c/o Prospect Medical Holdings, Inc. 10780 Santa Monica Blvd., Suite 400 Los Angeles, CA 90025
Dr. Jeereddi A. Prasad	395,434	None	766 Brigham Young Drive Claremont, CA 91711

TOTAL	10,439,396	2,885,750

ANNEX D

EXECUTION VERSION

CONTRIBUTION AND SUBSCRIPTION AGREEMENT

        This CONTRIBUTION AND SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of August 16, 2010, by and among Ivy Holdings Inc., a Delaware corporation ("Parent"), and the investors listed on Schedule I hereto, as amended from time to time (each an "Investor", and collectively together with any additional Investor that becomes a party hereto in accordance with this Agreement, the "Investors"), and shall be effective as of the Effective Time (as defined below). Parent and the Investors are sometimes individually referred to herein as a "Party" and collectively as the "Parties".

RECITALS

        WHEREAS, concurrently with the execution of this Agreement, the Company, Ivy Merger Sub Corp., an indirect, wholly-owned subsidiary of the Parent (the "Buyer"), and Prospect Medical Holdings, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, pursuant to which Buyer will merge with and into the Company and the Company will survive such merger as a wholly owned subsidiary of Parent on the terms and conditions set forth in the Merger Agreement (the "Transaction");

        WHEREAS, concurrently with the execution of this Agreement, each of the Investors has entered into a Company Stockholder Voting Agreement (the "Voting Agreement"), pursuant to which the Investors have agreed to vote their Shares (as defined therein) in favor of the Transaction on the terms and conditions set forth in the Voting Agreement;

        WHEREAS, each of the Investors desires to (i) contribute such number of shares of common stock of the Company, par value $.01 per share (the "Contributed Shares"), owned by such Investor and/or (ii) contribute such amount of cash (the "Contributed Amount" and together with the Contributed Shares, the "Rollover Common Value"), in a tax free exchange pursuant to Section 351 of the Internal Revenue Code for shares of Parent Common Stock (as defined hereafter), each as set forth in Schedule I hereto;

        WHEREAS, each of the Investors shall be issued in exchange for its Rollover Common Value that number of shares in Parent, par value $0.01 (the "Parent Common Stock"), as is set forth on Schedule I hereto (the "Exchange Equity"), pursuant to the terms and subject to the conditions of this Agreement;

        WHEREAS, Green Equity Investors V, L.P., a Delaware limited partnership and Green Equity Investors Side V, L.P., a Delaware limited partnership (collectively, "LGP") concurrently with and as an express condition to the contributions by the Investors contemplated hereby shall make an equity contribution to Parent in exchange for shares of Parent Common Stock and shares of Cumulative Preferred Stock, par value $0.01, of Parent (the "Preferred Stock"), which Preferred Stock shall have the terms substantially, in all material respects, as set forth on Exhibit A attached hereto; and

        WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement and the Merger Agreement, Parent, each Investor and certain other persons will enter into a stockholders agreement substantially in the form of Exhibit B attached hereto (the "Stockholders Agreement").

AGREEMENT

        NOW, THEREFORE, as a material inducement of the Parent to consummate (and to cause Merger Sub to consummate) the Transaction in accordance with the terms and conditions of the Merger Agreement and in consideration of the mutual agreements contained herein and in reliance on the representations and warranties herein and for other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

I.    ROLLOVER.

        1.1    Definitions.     Capitalized terms used but not herein defined shall have the meanings ascribed to them in the Merger Agreement.

        1.2    Effective Time.     The consummation of the transactions contemplated by this Agreement, shall be deemed to occur immediately prior to the Effective Time. Each of the Parties hereby irrevocably agrees to consummate the exchange of the Rollover Common Value for the Exchange Equity pursuant to Section 1.3 immediately prior to the Effective Time and concurrently with LGP's contribution of equity to Parent in exchange for Parent Common Stock and Preferred Stock.

        1.3    Contribution; Exchange of Securities.     Subject to the terms and conditions of this Agreement, immediately prior to the Effective Time, each Investor shall contribute to Parent, free and clear of all liens and encumbrances (other than any liens or encumbrances created or expressly permitted by Parent), the Contributed Shares and/or the Contributed Amount, as applicable, and shall deliver to Parent any documents and instruments as reasonably may be necessary or appropriate to vest in Parent good and marketable title in and to such Contributed Shares. In exchange for (and conditioned upon) (i) such Investor's contribution of its Contributed Shares and/or Contributed Amount to Parent, as applicable, and (ii) the execution and delivery by such Investor of a counterpart to the Stockholders Agreement, Parent shall issue to such Investor, free and clear of all liens and encumbrances (other than liens or encumbrances created by such Investor or pursuant to an agreement between such Investor and Parent (including, without limitation, the Stockholders Agreement)), that number of shares of Parent Common Stock as set forth in Schedule I hereto. For purposes hereof, the foregoing contribution and exchange transactions are collectively referred to herein as the "Rollover."

        1.4    Legends, etc.     All certificates (if any) representing Exchange Equity issued pursuant to any Person in connection with the Transaction and the Parent Common Stock and Preferred Stock issued by Parent to LGP at the Effective Time shall be endorsed with the following legend:

  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

  THESE SHARES SHALL NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THAT CERTAIN STOCKHOLDERS AGREEMENT AMONG THE CORPORATION AND ITS STOCKHOLDERS.

        1.5    Termination.     This Agreement shall be void and of no force and effect and all rights and obligations of the Parties hereunder shall terminate without any further liability on the part of any Party in respect thereof upon the earliest to occur of (i) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof or otherwise, (ii) upon the mutual written agreement of each of the Parties hereto to terminate this Agreement, (iii) upon the occurrence of a Company Adverse Recommendation Change in response to a Superior Proposal or (iv) upon the occurrence of a Change of Recommendation in response to an Intervening Event; provided, that nothing herein will relieve any Party from liability for any willful breach hereof prior to the time of termination, and each Party will be entitled to any remedies at law or in equity to recover Losses arising from such breach.

II.    PARENT REPRESENTATIONS, WARRANTIES AND AGREEMENTS

        2.1    Representations and Warranties.     In connection with Parent's issuance of the Exchange Equity in connection with the Rollover pursuant to the terms and conditions of Section 1.3 above, Parent represents and warrants to each Investor as of the Effective Time as follows:

          (a)    Organization; Good Standing.    Parent (i) has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its incorporation; (ii) has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted (or otherwise contemplated); and (iii) is duly qualified to transact business and is in good standing as a foreign corporation in all jurisdictions where it is required to be so qualified, except where the lack of such qualification, individually or in the aggregate, would not be material.

          (b)    Authorization, etc.    Parent has the full power and authority to execute, deliver and perform this Agreement and to issue the Exchange Equity hereunder, and the issuance of the Exchange Equity and Parent's execution, delivery and performance of this Agreement has been authorized by all necessary action on its behalf, and this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with this Agreement's terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity.

          (c)    Authorization of Shares.    The Exchange Equity, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, other than as applicable to the Exchange Equity or the holders thereof under the Stockholders Agreement.

          (d)    Consideration per Share.    The Investors will acquire shares of Parent Common Stock pursuant to this Agreement for the same price per share as the funds advised by or affiliated with LGP are acquiring their shares of Parent Common Stock in connection with the Transaction.

III.    INVESTORS' REPRESENTATIONS, WARRANTIES, AGREEMENTS, ACKNOWLEDGEMENTS AND COVENANTS

        3.1    Representations and Warranties.     In connection with the contribution by each Investor of its Rollover Common Value, the receipt by such Investor of Exchange Equity in accordance with the terms and conditions of this Agreement, and the other transactions related to the Rollover contemplated hereby, each Investor severally as to itself only represents and warrants to Parent as of the Effective Time as follows:

          (a)    Investment Intention; Securities Laws.    Such Investor agrees that it will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Exchange Equity, except in compliance with the terms of the legend set forth in Section 1.4 herein and the Stockholders Agreement. Such Investor (a) understands and has taken cognizance of all the risk factors related to the investment in Parent, (b) has been granted the opportunity to ask questions of, and receive satisfactory answers from, representatives of Parent concerning the terms and conditions of the investment in Parent and has had the opportunity to obtain and has obtained any additional information that it deems necessary regarding the investment in Parent, and (c) has relied solely upon

  (i) the representations set forth in this Agreement and (ii) its own independent investigations or investigations conducted by its own independent advisers in connection with the accuracy or sufficiency of such information or its investment decision. Such Investor acknowledges that the investment in Parent is intended to be exempt from registration by virtue of Section 4(2) of the Securities Act. Such Investor has the financial ability to bear the economic risk of this investment. Such Investor is acquiring the Exchange Equity solely for its own account, for investment and not with a view toward resale or other distribution in violation of the Act, and such Investor understands that such Exchange Equity may not be disposed of by such Investor in contravention of Parent's Certificate of Incorporation, Bylaws, the Stockholders Agreement, the Securities Act, or any applicable state securities laws.

          (b)    Accredited Investor.    Such Investor represents and warrants that it is an "accredited investor," as that term is defined in Regulation D under the Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Exchange Equity.

          (c)    Authorization of Acquisition, etc.    Such Investor represents and warrants that it has the full power and authority to execute, deliver and perform this Agreement and to acquire the Exchange Equity issued to it hereunder. Such Investor further represents and warrants that the acquisition of the Exchange Equity and such Investor's execution, delivery and performance of this Agreement have been authorized by all necessary action on such Investor's behalf, and this Agreement is such Investor's legal, valid and binding obligation, enforceable against it in accordance with this Agreement's terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity.

          (d)    Compliance with Laws and Other Instruments.    Such Investor represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of each obligation of such Investor hereunder will not conflict with, or result in any violation of or default under, any provision of any governing instrument applicable to such Investor, or any agreement or other instrument to which such Investor is a party or by which such Investor or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to such Investor or its business.

          (e)    Contributed Shares.    Such Investor represents and warrants that (i) it is the sole record and beneficial owner of the Contributed Shares held by such Investor, free and clear of any encumbrances and (ii) it is not a party to, or bound by, any agreement, arrangement, contract, instrument or order (other than the Voting Agreement and this Agreement) relating to (w) the grant of pre-emptive rights to purchase or obtain any equity interests in the Company, (x) the sale, repurchase, assignment or other transfer of any capital stock or equity securities of the Company, (y) the receipt of dividends, proxy rights or voting rights of any capital stock or other equity securities of the Company or (z) rights to registration under the Securities Act or the Securities Exchange Act of 1934, as amended, or any capital stock or equity securities of the Company. Upon the consummation of the contribution transactions contemplated by this Agreement and subject to the consummation of the Transaction, Parent will acquire such Investor's Contributed Shares free and clear of any restrictions on transfer (other than such restrictions under the Stockholders Agreement, under applicable federal and state securities laws and state community property laws), taxes, liens, encumbrances, claims or demands, other than liens or encumbrances created or expressly permitted by Parent.

          (f)    Litigation.    As of the date hereof, there is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or, to such Investor's knowledge, threatened against or affecting the Investor or any of its properties or rights that reasonably could prevent such Investor from performing its obligations under this Agreement or under the Voting

  Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against or affecting the Investor or any of its respective properties or rights that reasonably could prevent such Investor from performing its obligations under this Agreement or under the Voting Agreement.

        3.2    Acknowledgements and Covenants.     In connection with the contribution by each respective Investor to Parent of the Rollover Common Value, the receipt by such Investor of Exchange Equity in accordance with the terms and conditions of this Agreement, and the other transactions related to the Rollover contemplated hereby, each Investor severally acknowledges, covenants and agrees as to itself only as follows:

          (a)   None of this Agreement (or any term or provision hereof), the issuance of the Exchange Equity, or any other transaction comprising the Rollover creates any employee/employer relationship or other similar relationship between Parent, the Company or any of their respective Subsidiaries or any of Parent's or Parent's Affiliates, on the one hand, and such Investor, on the other hand.

          (b)   The rights and obligations of such Investor with respect to its Exchange Equity received pursuant to this Agreement, including in respect of voting and transfer rights, shall be as provided under applicable law and as set forth in Parent's Certificate of Incorporation (which is attached hereto as Exhibit C), Parent's Bylaws (which are attached hereto as Exhibit D) and the Stockholders Agreement, as each such document may be amended from time to time in accordance with its terms. It is hereby acknowledged and agreed that Parent's Certificate of Incorporation shall be amended on or prior to the Effective Time to add a certificate of designation for the Preferred Stock substantially, in all material respects, as attached hereto as Exhibit A.

          (c)   Other than as contemplated by the Rollover, such Investor agrees not to sell or otherwise transfer any of its Contributed Shares or sell any other equity interests, options, warrants, calls, subscriptions or other rights in any of its Contributed Shares from the time the Investor executes this Agreement until the earlier of (i) the Effective Time or (ii) the date this Agreement terminates in accordance with its terms; provided, however, that each such Investor may transfer Contributed Shares to a Family Member or trust for the benefit of such Investor or his Family Members (and in the case of a Investor that is a trust, the Contributed Shares held in such trust may be transferred to any beneficiary thereof, any Family Member of any such beneficiary, or to any trust for the benefit of any such beneficiary or any such Family Member) for estate or tax planning purposes; provided, that, as a condition to any such transfer, the transferee agrees in writing to be bound by the terms of this Agreement applicable to such Investor and to hold such Contributed Shares subject to all the terms and provisions of this Agreement to the same extent as such terms and provisions bound the Investor from whom the Contributed Shares were transferred. For purposes of this Agreement a "Family Member" of an individual shall include any member of the class consisting of that individual's spouse, descendants (whether by blood, marriage or adoption, and their respective descendants by blood, marriage or adoption), parents (including adoptive parents or in-laws), siblings (whether by blood, marriage or adoption), or the spouse of any such descendant, parent or sibling.

          (d)   Such Investor understands and agrees that all Company Stock Options (as defined in the Merger Agreement) held by such Investor shall be treated in the Transaction as set forth in Section 2.1(d) of the Merger Agreement, and such Investor consents to such treatment.

        3.3    Spousal Consent.     Each respective Investor's spouse shall be required to execute the form of spousal consent set forth in Exhibit E to evidence such spouse's agreement and consent to be bound by the terms and conditions of this Agreement and the Stockholders Agreement as to such spouse's interest, whether as community property or otherwise, if any, in such Investor's Contributed Shares, the Contributed Amount, if any, and the Exchange Equity issued to such Investor.

IV.    EFFORTS

        4.1   Each Party hereby agrees to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Party in doing all things necessary, proper or advisable under applicable Laws, to consummate and make effective, the Rollover and the other transactions contemplated hereunder (including, without limitation, Section 3.2(d)).

V.    MISCELLANEOUS

        5.1    Notices.     All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile, overnight courier, or certified mail, return receipt requested, postage prepaid, to the Parties to this Agreement at the following addresses or to such other address as either Party to this Agreement shall specify by notice to the other:

If to Parent:	Ivy Holdings Inc.
c/o Leonard Green & Partners, L.P. 11111 Santa Monica Blvd., #2000 Los Angeles, CA 90025
	Attention:	John Baumer
	Facsimile:	(310) 954-0404
with a copy to:	Latham & Watkins LLP 885 Third Avenue New York, New York 10022
	Attention:	Howard Sobel John Giouroukakis
	Facsimile:	(212) 751-4864
If to an Investor:	At the addresses set forth on the attached signature pages

All such notices and communications shall be deemed to have been received on the earlier of (i) the date of delivery and (ii) the third business day after the mailing thereof.

        5.2    Binding Effect; Benefits.     This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Parties to this Agreement or their respective spouses, successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

        5.3    Waiver.     Each Party hereto may by written notice to any another Party (a) extend the time for the performance of any of the obligations or other actions of the other Party under this Agreement; (b) waive compliance with any of the representations, warranties, acknowledgements or covenants of the other Party contained in this Agreement; and (c) waive or modify performance of any of the obligations of the other Party under this Agreement; provided that any such extensions, waivers or modifications shall only be effective against the Party giving the same. For the avoidance of doubt, representations and warranties herein are made as of the Effective Time unless otherwise stated herein. Except as provided in the first sentence of this Section 5.3, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. Except as provided in the first sentence of this Section 5.3, the waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver by such waiving Party of any preceding or succeeding breach and no failure by any Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party's rights or privileges hereunder or shall be deemed a waiver of such Party's rights to exercise the same rights at any subsequent time or times in any other context.

        5.4    Amendment.     This Agreement may be amended, modified or supplemented only by a written instrument executed by each of the Investors and Parent.

        5.5    Assignability.     Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Investor except (a) by will or by the laws of descent or distribution or (b) with the prior written consent of Parent; provided, however, that, in addition to the amounts of Exchange Equity committed to be acquired by the Investors pursuant to this Agreement as of the date hereof, the Parties agree that Samuel Lee and David Topper may in their discretion, prior to the Effective Time, offer to other employees of the Company or its subsidiaries selected by Messrs. Lee and Topper and reasonably acceptable to Parent and LGP the opportunity to subscribe for additional Exchange Equity in an aggregate amount of up to $4,501,000; provided, that as a condition to such subscription each such employee must execute a counterpart signature page to this Agreement in the form attached as Exhibit F hereto and agree to be bound by the terms hereof for all purposes hereunder; provided, further, if Messrs. Lee and Topper elect in their discretion not to extend such other Exchange Equity subscription opportunities, or if any such employees are offered such an opportunity but do not elect to (or qualify to) subscribe for some or all of the available amount of Exchange Equity, the obligations and Exchange Equity subscription obligations of the other Investors signatory hereto shall be unaffected. The Company shall update Schedule I from time to time prior to the Effective Time to accurately reflect any subscription elections from time to time extended to and accepted from such other employees.

        5.6    Applicable Law; Consent to Jurisdiction.     This Agreement and all disputes, claims or controversies arising out of or relating to this agreement, or the negotiation, validity or performance of this agreement, or the transactions contemplated by this agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Parties hereto hereby irrevocably and unconditionally (i) consents to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware, for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby, (ii) agrees not to commence any litigation relating thereto except in such courts, (iii) waives any objection to the laying of venue of any such litigation in such courts and (iv) agrees not to plead or claim in such courts that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (x) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (y) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (x) or (y) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, Parent does hereby appoint The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19081 as such agent.

        5.7    Severability.     If any provision of this Agreement, or the application thereof to any Party or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Parties or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

        5.8    Entire Agreement.     This Agreement and the schedules and exhibits and other documents delivered by the Parties in connection herewith, the Merger Agreement, the Voting Agreement and the Stockholders Agreement, (i) contain the complete agreement between the Parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the Parties hereto with respect thereto and (ii) shall be binding upon and inure to the benefit of the Parties hereto and their respective successor and permitted assigns.

        5.9    Section and Other Headings.     The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        5.10    Counterparts.     This Agreement may be executed by facsimile or PDF signature and in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        5.11    No Other Representations or Warranties.     Except for the representations and warranties contained in this Agreement, none of the Parties is making or have made any representations or warranties of any sort to or for the benefit of any other Party with respect to the Rollover, whether oral or written, express or implied, and the Parties expressly disclaim any other representations and warranties.

[Remainder of Page Intentionally Blank]

        IN WITNESS WHEREOF, Parent and the Investors have executed this Agreement as of the day and year first above written.

IVY HOLDINGS INC.
By:	/s/ JOHN BAUMER
	Name:	John Baumer
	Title:	President

[Signature Page to Contribution and Subscription Agreement]

 INVESTORS:

Address:
	By:	/s/ SAMUEL LEE SAMUEL LEE
Address:	THE DAVID & ALEXA TOPPER FAMILY TRUST
	By:	/s/ DAVID TOPPER DAVID TOPPER, Trustee
	By:	/s/ ALEXA TOPPER ALEXA TOPPER, Trustee
Address:
	By:	/s/ MIKE HEATHER MIKE HEATHER
Address:
	By:	/s/ DR. JEEREDDI A. PRASAD DR. JEEREDDI A. PRASAD

[Signature Page to Contribution and Subscription Agreement]

Schedule I

Investor	Contributed Shares	Contributed Amount	Number of Shares of Parent Common Stock to be Received	Total Amount
Samuel Lee*	3,241,412	$—	275,520	$27,552,000
The David & Alexa Topper Family Trust	2,454,118	$—	208,600	$20,860,000
Mike Heather	261,882	$—	22,260	$2,226,000
Dr. Jeereddi A. Prasad	197,765	$—	16,810	$1,681,000

*
Mr. Lee's Rollover Common Value shall be increased by a cash amount equal to fifty percent (50%) of any bonus granted to Mr. Lee by the Company pursuant to Section 5.1(j) of the Company Disclosure Schedule (the "Bonus Contribution"). Such increase in Rollover Common Value shall be in the form of an increase in the number of the Contributed Shares equal to the Bonus Contribution divided by the Per Share Merger Consideration

ANNEX E

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROSPECT MEDICAL HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Samuel S. Lee and David Levinsohn, and each of them, as the proxies and agents of the undersigned, with full power of substitution to each, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Prospect Medical Holdings, Inc. held of record by the undersigned on November 8, 2010, at the Special Meeting of Stockholders to be held at 2999 Overland Avenue, Suite 205A, Los Angeles, California 90064, beginning at 10:00 a.m., Pacific Time, on Wednesday, December 15, 2010, and at any adjournment or postponement of the Special Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this Proxy will be voted for the approval of the two proposals that are listed on the reverse side of this Proxy.  In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.  The undersigned hereby revokes any and all proxies previously given by the undersigned to vote at the Special Meeting.

(continued and to be signed on the reverse side)

SPECIAL MEETING OF THE STOCKHOLDERS OF

PROSPECT MEDICAL HOLDINGS, INC.

December 15, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=08419

Please sign, date and mail this Proxy in the

envelope provided as soon as possible.

  Please detach along the perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.     Proposal to adopt the Agreement and Plan of Merger dated as of August 16, 2010, as it may be amended from time to time, among Prospect Medical Holdings, Inc., Ivy Holdings Inc., and Ivy Merger Sub Corp.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Proposal to adjourn the special meeting to a later date if there are insufficient votes at the time of the special meeting to approve proposal number 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the space to the right.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Check this box if you plan to attend the Special Meeting.		☐

Signature of Stockholder				Date

Signature of Stockholder				Date

Note:         Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such.  If the signer is a corporation, please sign in full corporate name by a duly authorized officer, giving your full title as such.  If the signer is a partnership, please sign in partnership name by an authorized person.